Exhibit 10.2

EXECUTION VERSION

OMNIBUS AMENDMENT TO TRANSACTION DOCUMENTS, FIRST AMENDMENT TO LOAN AND SERVICING AGREEMENT and FIRST AMENDMENT TO SECURITIES ACCOUNT CONTROL AGREEMENT (this “Amendment”), dated as of July 3, 2025 (the “Amendment Date”), among OSCF Lending II SPV, LLC, a Delaware limited liability company, as the borrower (the “Borrower”), Oaktree Strategic Credit Fund, a Delaware statutory trust, as the servicer (the “Servicer”), Morgan Stanley Bank, N.A., as lender (the “Lender”), Morgan Stanley Asset Funding, Inc., as resigning administrative agent (in such capacity, together, the “Resigning Administrative Agent”), Morgan Stanley Senior Funding, Inc., as successor administrative agent (in such capacity, together with its successors and permitted assigns in such capacity, the “ Successor Administrative Agent”) and Citibank, N.A., as the collateral agent (in such capacity, the “Collateral Agent”) and as the securities intermediary (in such capacity, the “Securities Intermediary”).

WHEREAS, the Borrower, the Servicer, the Lender and the Resigning Administrative Agent are party to that certain Loan and Servicing Agreement, dated as of February 23, 2024 (as the same may be amended, modified or supplemented prior to the Amendment Date in accordance with the terms thereof, the “Loan and Servicing Agreement”), by and among the Borrower, the Servicer, Oaktree Strategic Credit Fund, as the transferor, the Lender, each of the other lenders from time to time party thereto, the Resigning Administrative Agent, the Collateral Agent, Citibank, N.A., as the account and as collateral custodian, and Virtus Group, LP, as the collateral administrator, providing, among other things, for the making and the administration of the Advances by the lenders to the Borrower;

WHEREAS, the Borrower, as pledgor, the Collateral Agent and the Securities Intermediary are party to that certain Securities Account Control Agreement, dated as of February 23, 2024 (as the same may be amended, modified or supplemented prior to the Amendment Date in accordance with the terms thereof, the “SACA”);

WHEREAS, (i) the Resigning Administrative Agent is resigning and terminating its obligations as the Administrative Agent under the Loan and Servicing Agreement, (ii) the Borrower and the Lenders consent to and waive the five (5) days prior written notice requirement for such resignations and (iii) the Successor Administrative Agent is appointed as the Administrative Agent under the Loan and Servicing Agreement, in each case in accordance with Section 9.01(h) of the Loan and Servicing Agreement; and

WHEREAS, (i) the Borrower, the Servicer, the Lender and the Resigning Administrative Agent desire to amend certain provisions of the Loan and Servicing Agreement, in accordance with Section 12.01 thereof and (ii) the Borrower, the Collateral Agent and the Securities Intermediary desire to amend certain provisions of the SACA, in accordance with Section 10(b) thereof and, in each case, subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan and Servicing Agreement.

ARTICLE II

Amendments to Transaction Documents

SECTION 2.1. Amendments to Loan and Servicing Agreement. As of the Amendment Date, the Loan and Servicing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan and Servicing Agreement attached as Appendix A hereto.

SECTION 2.2. Amendments to SACA. As of the Amendment Date, the SACA is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the SACA attached as Appendix B hereto.

ARTICLE III

Omnibus Amendment

SECTION 3.1. Pursuant to Section 9.01(h) of the Loan and Servicing Agreement, Morgan Stanley Asset Funding, Inc. hereby resigns as Administrative Agent. Upon such resignation, the Required Lenders shall appoint Morgan Stanley Senior Funding, Inc. as the Successor Administrative Agent, and such appointment shall be deemed to be approved by the Borrower by its execution of this Amendment.

SECTION 3.2. As of the Amendment Date, all Transaction Documents are hereby amended, to the extent applicable and with respect to its role as Administrative Agent, to delete all references to “Morgan Stanley Asset Funding, Inc.” and insert “Morgan Stanley Senior Funding, Inc.” in lieu thereof.

SECTION 3.3. As of the Amendment Date, and in connection with each Transaction Document being executed in connection with this Amendment, Morgan Stanley Senior Funding, Inc. is deemed authorized to execute each such Transaction Document in its capacity as Successor Administrative Agent.

ARTICLE IV

Representations and Warranties

SECTION 4.1. The Borrower and the Servicer hereby represent and warrant to the Administrative Agent, the Collateral Agent and the Lender that, as of the Amendment Date, (i) no Unmatured Event of Default, Event of Default or Servicer Default has occurred and is continuing and (ii) the representations and warranties of the Borrower and the Servicer contained in the Loan and Servicing Agreement are true and correct in all material respects on and as of such day.

ARTICLE V

Conditions Precedent

SECTION 5.1. This Amendment shall become effective as of the date first written above upon the satisfaction of the following conditions:

(a) its execution and delivery by each party hereto;

(b) a legal opinion of counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent covering such matters as the Administrative Agent may reasonably request;

(c) a good standing certificate for the Borrower issued by the applicable office body of its jurisdiction of organization and a certified copy of the resolutions of the Borrower, approving this Amendment and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer; and

(d) the payment by the Borrower in immediately available funds of any fees (including reasonable and documented fees, disbursements and other charges of outside counsel to the Administrative Agent) to be received on the Amendment Date.

ARTICLE VI

Miscellaneous

SECTION 6.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 6.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 6.3. Ratification. Except as expressly amended hereby, the Loan and Servicing Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Loan and Servicing Agreement for all purposes.

SECTION 6.4. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 6.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 6.6. Direction to Collateral Agent. The parties hereto hereby direct the Collateral Agent to execute this Amendment and acknowledge and agree that the Collateral Agent will be fully protected in relying upon the foregoing direction. In entering into this Amendment and the performance of duties hereunder, the Collateral Agent shall be entitled to all of their rights, benefits, protections, immunities set forth in the Transaction Documents.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Amendment Date.

BORROWER:

OSCF LENDING II SPV, LLC

By: Oaktree Strategic Credit Fund, its sole member

By:	/s/ Mary Gallegly
Name: Mary Gallegly
Title: General Counsel and Secretary

SERVICER:

OAKTREE STRATEGIC CREDIT FUND

By:	/s/ Mary Gallegly
Name: Mary Gallegly
Title: General Counsel and Secretary

RESIGNING ADMINISTRATIVE AGENT:

MORGAN STANLEY ASSET FUNDING, INC.

By:	/s/ Tyler Stypinski
Name: Tyler Stypinski
Title: Authorized Signatory

SUCCESSOR ADMINISTRATIVE AGENT:

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ Aditya Bhatia
Name: Aditya Bhatia
Title: Authorized Signatory

LENDER:

MORGAN STANLEY BANK, N.A.

By:	/s/ Keenan McBride
Name: Keenan McBride
Title: Authorized Signatory

COLLATERAL AGENT:

CITIBANK, N.A.

By:	/s/ Azeneth Olvera-Bravo
Name: Azeneth Olvera-Bravo
Title: Senior Trust Officer

SECURITIES INTERMEDIARY:

CITIBANK, N.A.

By:	/s/ Azeneth Olvera-Bravo
Name: Azeneth Olvera-Bravo
Title: Senior Trust Officer

APPENDIX A

Loan and Servicing Agreement Amendments

[see attached]

EXECUTION VERSION

Conformed through First Amendment dated July 3, 2025

Up to U.S. $~~200,000,000~~400,000,000

LOAN AND SERVICING AGREEMENT

Dated as of February 23, 2024

among

OSCF LENDING II SPV, LLC,

as the Borrower

OAKTREE STRATEGIC CREDIT FUND,

as the Transferor

OAKTREE STRATEGIC CREDIT FUND,

as the Servicer

MORGAN STANLEY ~~ASSET~~SENIOR FUNDING, INC.,

as the Administrative Agent

EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO,

as the Lenders

CITIBANK, N.A.,

as the Collateral Agent, Account Bank and Collateral Custodian

and

VIRTUS GROUP, LP,

as the Collateral Administrator

Page

ARTICLE I

DEFINITIONS

Section 1.01	Certain Defined Terms	2
Section 1.02	Other Terms	~~59~~81
Section 1.03	Computation of Time Periods	~~60~~81
Section 1.04	Interpretation	~~60~~81
Section 1.05	Rates	~~62~~83
Section 1.06	Currency Conversion	84

ARTICLE II

THE FACILITY

Section 2.01	Advances; I/O Notional Loan	~~62~~84
Section 2.02	Procedure for Advances	~~63~~85
Section 2.03	Determination of Yield	~~65~~87
Section 2.04	Remittance Procedures	~~65~~87
Section 2.05	Instructions to the Collateral Agent and the Account Bank	~~69~~92
Section 2.06	Borrowing Base Deficiency Payments	~~70~~92
Section 2.07	Sale of Loan Assets; Affiliate Transactions	~~71~~93
Section 2.08	Payments and Computations, Etc.	~~75~~97
Section 2.09	~~Unused Fee~~[Reserved]	~~75~~98
Section 2.10	Increased Costs; Capital Adequacy; Compensation for Losses	~~76~~99
Section 2.11	Taxes	~~78~~100
Section 2.12	Grant of a Security Interest; Collateral Assignment of Agreements	~~82~~104
Section 2.13	Evidence of Debt	~~83~~106
Section 2.14	Release of Loan Assets	~~83~~106
Section 2.15	Treatment of Amounts Received by the Borrower	~~84~~107
Section 2.16	Prepayment; Termination; Reduction	~~84~~107
Section 2.17	Collections and Allocations	~~85~~108
Section 2.18	Reinvestment of Principal Collections	~~86~~110
Section 2.19	Defaulting Lenders	~~87~~110
Section 2.20	Benchmark Replacement Setting	~~90~~113
Section 2.21	Inability to Determine Rates	~~90~~115
Section 2.22	Eligible Currency	116
Section 2.23	Incremental Facilities	117
Section ~~2.22~~2.24	Mitigation Obligations	~~91~~119

- i -

(continued)

Page

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01	Conditions Precedent to Effectiveness	~~91~~119
Section 3.02	Conditions Precedent to All Advances	~~93~~120
Section 3.03	Advances Do Not Constitute a Waiver	~~95~~124
Section 3.04	Conditions to Acquisition of Loan Assets	~~95~~124

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01	Representations and Warranties of the Borrower	~~96~~125
Section 4.02	Representations and Warranties of the Borrower Relating to this Agreement and the Collateral	~~105~~134
Section 4.03	Representations and Warranties of the Servicer	~~106~~135
Section 4.04	Representations and Warranties of the Collateral Agent	~~110~~139
Section 4.05	Representations and Warranties of the Collateral Custodian	~~111~~140
Section 4.06	Representations and Warranties of the Collateral Administrator	~~112~~140

ARTICLE V

GENERAL COVENANTS

Section 5.01	Affirmative Covenants of the Borrower	~~112~~141
Section 5.02	Negative Covenants of the Borrower	~~119~~148
Section 5.03	Affirmative Covenants of the Servicer	~~122~~151
Section 5.04	Negative Covenants of the Servicer	~~126~~155
Section 5.05	Affirmative Covenants of the Collateral Agent	~~127~~156
Section 5.06	Negative Covenants of the Collateral Agent	~~127~~157
Section 5.07	Affirmative Covenants of the Collateral Custodian	~~128~~157
Section 5.08	Negative Covenants of the Collateral Custodian	~~128~~157
Section 5.09	Affirmative Covenants of the Collateral Administrator	~~128~~158
Section 5.10	Negative Covenants of the Collateral Administrator	~~129~~158

ARTICLE VI

ADMINISTRATION AND SERVICING OF CONTRACTS

Section 6.01	Appointment and Designation of the Servicer	~~129~~158
Section 6.02	Duties of the Servicer	~~131~~160
Section 6.03	Authorization of the Servicer	~~133~~162
Section 6.04	Collection of Payments; Accounts	~~133~~163

- ii -

(continued)

Page

Section 6.05	Realization Upon Loan Assets	~~135~~165
Section 6.06	Servicer Compensation	~~136~~165
Section 6.07	Payment of Certain Expenses by Servicer	~~136~~165
Section 6.08	Reports to the Administrative Agent; Account Statements; Servicer Information	~~136~~165
Section 6.09	Annual Statement as to Compliance	~~138~~167
Section 6.10	Annual Independent Public Accountant’s Servicing Reports	~~138~~168
Section 6.11	Procedural Review of Loan Assets; Access to Servicer and Servicer’s Records	~~139~~168
Section 6.12	The Servicer Not to Resign	~~140~~169

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01	Events of Default	~~140~~169
Section 7.02	Additional Remedies of the Administrative Agent	~~144~~173
Section 7.03	Option to Purchase Collateral	~~147~~176

ARTICLE VIII

INDEMNIFICATION

Section 8.01	Indemnities by the Borrower	~~148~~177
Section 8.02	Indemnities by Servicer	~~149~~178
Section 8.03	Waiver of Certain Claims	~~150~~179
Section 8.04	Legal Proceedings	~~150~~179
Section 8.05	After-Tax Basis	~~151~~180

ARTICLE IX

THE ADMINISTRATIVE AGENT

Section 9.01	The Administrative Agent	~~151~~180

ARTICLE X

COLLATERAL AGENT

Section 10.01	Designation of Collateral Agent	~~155~~184
Section 10.02	Duties of Collateral Agent	~~155~~184
Section 10.03	Merger or Consolidation	~~157~~186
Section 10.04	Collateral Agent Compensation	~~157~~186
Section 10.05	Collateral Agent Removal	~~157~~187

- iii -

(continued)

Page

Section 10.06	Limitation on Liability	~~158~~187
Section 10.07	Collateral Agent Resignation	~~160~~189
Section 10.08	Reallocation of Advances	~~160~~189

ARTICLE XI

COLLATERAL CUSTODIAN

Section 11.01	Designation of Collateral Custodian	~~160~~190
Section 11.02	Duties of Collateral Custodian	~~161~~190
Section 11.03	Merger or Consolidation	~~165~~193
Section 11.04	Collateral Custodian Compensation	~~165~~194
Section 11.05	Collateral Custodian Removal	~~165~~194
Section 11.06	Limitation on Liability	~~165~~194
Section 11.07	Collateral Custodian Resignation	~~167~~195
Section 11.08	Release of Documents	~~167~~196
Section 11.09	Return of Required Loan Documents	~~168~~197
Section 11.10	Access to Certain Documentation and Information Regarding the Collateral	~~168~~197
Section 11.11	Bailment	~~168~~197

ARTICLE XII

MISCELLANEOUS

Section 12.01	Amendments and Waivers	~~169~~197
Section 12.02	Notices, Etc.	~~169~~198
Section 12.03	No Waiver; Remedies	~~172~~201
Section 12.04	Binding Effect; Assignability; Multiple Lenders	~~172~~201
Section 12.05	Term of This Agreement	~~174~~203
Section 12.06	GOVERNING LAW; JURY WAIVER	~~174~~203
Section 12.07	Costs, Expenses and Taxes	~~175~~204
Section 12.08	Further Assurances	~~176~~205
Section 12.09	Recourse Against Certain Parties	~~177~~205
Section 12.10	Execution in Counterparts; Severability; Integration	~~177~~206
Section 12.11	Characterization of Conveyances Pursuant to the Purchase and Sale ~~and Contribution~~ Agreement	~~178~~207
Section 12.12	Confidentiality	~~179~~208
Section 12.13	Waiver of Set Off	~~180~~209
Section 12.14	Headings and Exhibits	~~180~~209
Section 12.15	Ratable Payments	~~181~~209
Section 12.16	Failure of Borrower or Servicer to Perform Certain Obligations	~~181~~210
Section 12.17	Power of Attorney	~~181~~210
Section 12.18	Delivery of Termination Statements, Releases, etc.	~~181~~210

- iv -

(continued)

Page

Section 12.19	Non-Petition	~~181~~210
Section 12.20	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	~~182~~211
Section 12.21	Return of Certain Payments	~~183~~211

ARTICLE XIII

THE COLLATERAL ADMINISTRATOR

Section 13.01	Designation of Collateral Administrator	~~184~~213
Section 13.02	Certain Duties and Powers	~~184~~213
Section 13.03	Certain Rights of Collateral Administrator.	~~189~~217
Section 13.04	Compensation and Reimbursement of Collateral Administrator	~~191~~219
Section 13.05	Custody of Electronic Documents	~~191~~220
Section 13.06	Resignation and Removal; Appointment of Successor	~~191~~220
Section 13.07	Acceptance and Appointment by Successor	~~192~~221
Section 13.08	Merger, Conversion, Consolidation or Succession to Business of Collateral Administrator	~~193~~221
Section 13.09	Certain Duties of Collateral Administrator Related to Delayed Payment of Proceeds	~~193~~221

- v -

LIST OF SCHEDULES, EXHIBITS AND ANNEXES

SCHEDULES

SCHEDULE I	-	Conditions Precedent Documents
SCHEDULE II	-	Eligibility Criteria
SCHEDULE III	-	Agreed-Upon Procedures for Independent Public Accountants
SCHEDULE IV	-	Loan Asset Schedule
SCHEDULE V		Diversity Score Calculation
SCHEDULE VI		Industry Classification
SCHEDULE VII		Reference Rate Terms (JPY)

ANNEXES

ANNEX A	-	Commitments

EXHIBITS

EXHIBIT A	-	Form of Approval Notice
EXHIBIT B	-	Form of Borrowing Base Certificate
EXHIBIT C	-	Form of Disbursement Request
EXHIBIT D	-	Form of Notice of Borrowing
EXHIBIT E	-	Form of Notice of Reduction (Reduction of Advances Outstanding)
EXHIBIT F	-	Form of Notice of Termination/Permanent Reduction
EXHIBIT G	-	Form of Certificate of Closing Attorneys
EXHIBIT H	-	Form of Servicing Report
EXHIBIT I	-	Form of Servicer’s Certificate (Servicing Report)
EXHIBIT J	-	Form of Release of Required Loan Documents
EXHIBIT K	-	Form of Assignment and Acceptance
EXHIBIT L	-	Forms of U.S. Tax Compliance Certificates
EXHIBIT M	-	Form of Joinder Supplement
EXHIBIT N	-	Form Of Power Of Attorney For Servicer
EXHIBIT O	-	Form of Power of Attorney for Borrower

- vi -

This LOAN AND SERVICING AGREEMENT is made as of February 23, 2024, among:

(1) OSCF LENDING II SPV, LLC, a Delaware limited liability company, as the Borrower (as defined below);

(2) OAKTREE STRATEGIC CREDIT FUND, a Delaware statutory trust, as the Servicer (as defined below);

(3) OAKTREE STRATEGIC CREDIT FUND, a Delaware statutory trust, as the Transferor (as defined below);

(4) EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO, as a Lender (as defined below);

(5) MORGAN STANLEY ~~ASSET~~SENIOR FUNDING, INC., as the Administrative Agent (as defined below); and

(6) CITIBANK, N.A., as the Collateral Agent (as defined below), the Account Bank (as defined below) and the Collateral Custodian (as defined below); and

(7) VIRTUS GROUP, LP, as the Collateral Administrator (as defined below).

RECITALS

WHEREAS, the Borrower has requested that the Lenders make available to the Borrower a revolving loan facility in the maximum principal amount of up to the Facility Amount (as defined below), the proceeds of which shall be used by the Borrower to fund the purchase of certain Eligible Loan Assets (as defined below);

WHEREAS, the Borrower is willing to grant to the Collateral Agent, for the benefit of the Secured Parties (as defined below), a lien on and security interest in the Collateral (as defined below) to secure the payment in full of the Obligations (as defined below);

WHEREAS, the Lenders are willing to extend financing to the Borrower on the terms and conditions set forth herein;

WHEREAS, the Borrower also desires to retain the Servicer to perform certain servicing functions related to the Collateral on the terms and conditions set forth herein; and

WHEREAS, the Servicer desires to perform certain servicing functions related to the Collateral on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Certain Defined Terms.

(a) Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.01.

(b) As used in this Agreement and the exhibits and schedules hereto (each of which is hereby incorporated herein and made a part hereof), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“1940 Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Account Bank” means Citibank, in its capacity as the “Account Bank” pursuant to the Control Agreement.

“Action” has the meaning assigned to that term in Section 8.04.

“Additional Amount” has the meaning assigned to that term in Section 2.11(a).

“Adjusted Borrowing Value” means, on any date of determination, for any Eligible Loan Asset, an amount equal to the lower of (a) the Outstanding Balance of such Eligible Loan Asset at such time and (b) the Assigned Value of such Eligible Loan Asset at such time, multiplied by the Outstanding Balance of such Eligible Loan Asset at such time. Notwithstanding the foregoing, (i) the Adjusted Borrowing Value of any Loan Asset that is no longer an Eligible Loan Asset at such time shall be zero and (ii) the Adjusted Borrowing Value of any portion of any Eligible Loan Asset that constitutes Excess Concentration Amount shall be zero.

“Adjusted Term CORRA” means, for purposes of any calculation, the rate per annum equal to (a) Term CORRA for such calculation plus (b) the Term CORRA Adjustment.

“Administrative Agent” means Morgan Stanley ~~Asset~~Senior Funding, Inc., in its capacity as administrative agent for the Lenders, together with its successors and assigns, including any successor appointed pursuant to Article IX.

“Administrative Agent Fee Letter” means that certain fee letter agreement that shall be entered into between the Borrower and the Administrative Agent in connection with the transactions contemplated by this Agreement, as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

“Administrative Expense Cap” means, for any Payment Date, a per annum amount equal to $250,000.

“Administrative Expenses” means the following reasonable and documented fees and expenses due or accrued with respect to any Payment Date, payable first, on a pro rata basis to: (a) the Collateral Agent, for payment of accrued Collateral Agent Fees and Collateral Agent Expenses, (b) the Collateral Custodian, for payment of accrued Collateral Custodian Fees and Collateral Custodian Expenses, (c) the Collateral Administrator, for payment of accrued Collateral Administrator Fees and Collateral Administrator Expenses and (d) the Account Bank, for any fees or other amounts owing to it under the Transaction Documents; and second, to any other service providers (including, without limitation, legal, accounting, tax, audit and other service providers) of the Borrower or the Servicer for any fees or expenses in connection with services performed for the Borrower or the Servicer.

“Advance” means each loan advanced in each applicable Eligible Currency by the Lenders to the Borrower on an Advance Date pursuant to Article II.

“Advance Date” means, with respect to any Advance, the date on which funds are made available to the Borrower in accordance with Section 2.02.

“Advance Rate” means, (i) with respect to an Eligible Loan Asset that is not a Specified Loan Asset, as determined on the applicable Cut-Off Date of such Eligible Loan Asset, the percentage determined by the Administrative Agent in its sole discretion, subject to a maximum advance rate as set forth in the Advance Rate Matrix based on the applicable loan type of such Eligible Loan Asset, as set forth in the Approval Notice for an Eligible Loan Asset and (ii) with respect to any Specified Loan Asset, the corresponding percentage for the type of Loan Asset (such type to be determined as of the Cut-Off Date for such Loan Asset) set forth below:

Loan Type	Applicable Advance Rate

Senior Leverage Ratio most recently reported as of the Cut-Off Date of less than ~~4.75~~5.00:1.00	70.0%

Senior Leverage Ratio most recently reported as of the Cut-Off Date of greater than or equal to ~~4.75~~5.00:1.00 and less than 6.00:1.00	65.0%

“Advance Rate Matrix” means (i) with respect to any Liquid Credit Loan Asset, the Advance Rate Matrix (Liquid Credit) and (ii) with respect to any Private Credit Loan Asset, the Advance Rate Matrix (Private Credit).

“Advance Rate Matrix (Liquid Credit)” means the following matrix:

Loan Type	Maximum Advance Rate

Broadly Syndicated Loans (with an issuer credit rating by S&P of “B-” or above and a	75.0%

corporate family rating by Moody’s of “B3” or above)

Broadly Syndicated Loans (with an issuer credit rating by S&P of “CCC+” or below or a corporate family rating by Moody’s of “Caal” or below)	45.0%

“Advance Rate Matrix (Private Credit)” means the following matrix:

Loan Type	Maximum Advance Rate

First Lien Loans	70.0%

Recurring Revenue Loans	65.0%

Unitranche Loans (Senior Leverage Ratio most recently reported as of the Cut-Off Date of greater than or equal to ~~4.75~~5.00:1.00 and less than 5.50:1.00)	65.0%

Unitranche Loans (Senior Leverage Ratio most recently reported as of the Cut-Off Date of greater than or equal to 5.50:1.00 and less than 6.50:1.00)	~~60.0~~62.5%

Unitranche Loans (Senior Leverage Ratio most recently reported as of the Cut-Off Date of greater than or equal to 6.50:1.00)	~~55.0~~60.0%

FLLO Loans	55.0%

Second Lien Loans	35.0%

“Advances Outstanding” means, on any date of determination, the sum of the aggregate principal amount in Dollars or the Dollar Equivalent, as determined by the Administrative Agent using the Spot Rate, of all Advances outstanding on such date, after giving effect to all repayments of Advances and the making of new Advances on such date; provided that the principal amounts of Advances Outstanding shall not be reduced by any Available Collections or other amounts if at any time such Available Collections or other amounts are rescinded or must be returned for any reason~~.~~; provided, further, that for purposes of the determination of Yield and in connection with any reduction pursuant to Section 2.16 or any payments made in accordance with Section 2.04, “Advances Outstanding” shall refer only to Advances Outstanding in the applicable Eligible Currency.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Party” has the meaning assigned to that term in Section 2.10(a).

“Affiliate” means, when used with respect to a Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to vote more than 50% of the voting securities of such Person or to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that (x) the term “Affiliate” shall not include any Person that would be classified as an Affiliate of any other Person due to common control by a financial sponsor and (y) no funds or investment vehicles managed by Brookfield Asset Management, Inc. or its related investment advisors shall be deemed an Affiliate of the Borrower, the Transferor or the Servicer.

“Aggregate Adjusted Borrowing Value” means, as of any date of determination, an amount equal to the sum of the Adjusted Borrowing Values of all Eligible Loan Assets included as part of the Collateral on such date, after giving effect to all Eligible Loan Assets added to and removed from the Collateral on such date.

“Aggregate Unfunded Exposure Amount” means, as of any date of determination, the sum of the Unfunded Exposure Amounts of all Delayed Draw Loan Assets or Revolving Loans, as applicable, included in the Collateral on such date.

“Agreement” means this Loan and Servicing Agreement, as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms hereof.

“Amortization Period” means the period commencing on the Commitment Termination Date and ending on the Collection Date.

“Anti-Corruption Laws” means, collectively, (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the UK Bribery Act 2010, and (c) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption.

“Anti-Money Laundering Laws” means laws, regulations and sanctions, state and federal, criminal and civil that: (a) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (b) require identification and documentation of the parties with whom a financial institution conducts business; or (c) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by the Patriot Act, and the Money Laundering Control Act of 1986. including the laws relating to prevention and detection of money laundering under 18 USC Section 1956 and 1957.

“Applicable Law” means for any Person, all existing and future laws, rules, regulations, to the extent applicable to such Person or its property or assets, all statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin” means solely with respect to the calculation set forth in clause (a)(ii) of the definition of “Yield,” the Minimum Utilization Fee, and (b) otherwise, the percentage determined in accordance with the following formula, as of the Determination Date for the related Remittance Period:

Applicable Margin = (AML x PercentageL) + (AMP x PercentageP) where:

AML = 1.60%;

AMP = 1.85%;

PercentageL = COAL/COAAAG;

PercentageP = 100% - PercentageL; and

COAL = the aggregate Outstanding Balance of all Liquid Credit Loan Assets;

COAAAG = the aggregate Outstanding Balance of all Eligible Loan Assets;

~~“~~provided that, in no event shall the Applicable Margin~~” means (a) during the Revolving Period, 2.35% per annum, and, (b) during~~ as calculated in above be less than 1.80%; provided, further, that, during the Amortization Period, ~~2.85~~the Applicable Margin shall be increased by an additional 0.50% per annum; provided, further, that (i) at any time during the existence of a Specified Event of Default, (ii) upon written notice (including by email) from the Administrative Agent (at the direction of the Required Lenders) to the Borrower and Servicer during the existence of any other Event of Default or (iii) after the automatic occurrence or declaration of the Facility Maturity Date, in each case the Applicable Margin shall be increased by an additional 2.00% per annum, which shall be reflected in the notice provided pursuant to Section 2.03.

“Approval Notice” means, with respect to any Eligible Loan Asset (other than a Specified Loan Asset), the written notice, which may be distributed via email, in the form attached hereto, or otherwise containing the same representations and information, as Exhibit A (provided that the Administrative Agent may, in its reasonable discretion, omit information from, or include additional information in, such Approval Notice), evidencing (i) the approval by the Administrative Agent, in its sole and absolute discretion, of the acquisition or origination, as applicable, of such Eligible Loan Asset by the Borrower, and (ii) the determination of the Advance Rate in respect of such Eligible Loan Asset, by the Administrative Agent, in its sole and absolute discretion.

“Approved Broker/Dealer” means any of Bank of America/Merrill Lynch; Barclays Bank plc; Citibank, N.A.; Deutsche Bank AG; Goldman Sachs & Co.; JPMorgan Chase Bank, N.A.; Morgan Stanley & Co. LLC; Royal Bank of Canada; UBS AG; and Wells Fargo Bank, National Association; and any additional broker/dealer approved as an “Approved Broker/Dealer” in writing by the Servicer and the Administrative Agent, each in its sole discretion.

“Approved Valuation Firm” means each of (a) Lincoln Partners Advisors LLC, (b) Alvarez & Marsal, (c) Kroll Inc., (d) Houlihan Lokey Financial Advisors, Inc. and (e) any other nationally recognized accounting firm or valuation firm, in each case, approved by the Borrower and the Administrative Agent.

“Assigned Documents” has the meaning assigned to that term in Section 2.12(b).

“Assigned Value” means (i) with respect to any Liquid Credit Loan Asset, its Assigned Value (Liquid Credit) and (ii) with respect to any Private Credit Loan Asset, its Assigned Value (Private Credit).

“Assigned Value (Liquid Credit)” means, with respect to each Liquid Credit Loan Asset, as of any date of determination and expressed as a percentage of the Outstanding Balance of such Liquid Credit Loan Asset, the lowest of (a) the Purchase Price of such Liquid Credit Loan Asset or (b) the par amount of such Liquid Credit Loan Asset, in each case, as of the related Cut-Off Date and subject to the following terms:

(i) Upon the occurrence of any Value Adjustment Event of the type described in clause (b), clause (c), clause (d), clause (f) (solely with respect to a Material Modification described in clause (a), clause (b), clause (c)(i), clause (c)(ii)(x), clause (c)(iii) or clause (d) of the definition thereof), clause (g), clause (h), clause (i), clause (l), or clause (m) of the definition thereof with respect to such Liquid Credit Loan Asset and the Administrative Agent has observed, in the two (2) consecutive Business Days prior to such occurrence, same day bid side pricing from Loan Pricing Corp. or IHS Markit Ltd. (or such other pricing service approved by the Administrative Agent in its sole discretion) with a minimum quote depth of three (3) with respect to such Liquid Credit Loan Asset, the Assigned Value (Liquid Credit) of such Liquid Credit Loan Asset will be the Market Value.

(ii) Upon the occurrence of any Value Adjustment Event of the type described in clause (b), clause (c), clause (d), clause (f) (solely with respect to a Material Modification described in clause (a), clause (b), clause (c)(i), clause (c)(ii)(x), clause (c)(iii) or clause (d) of the definition thereof), clause (g), clause (h), clause (l), or clause (m) of the definition thereof with respect to such Liquid Credit Loan Asset and the Administrative Agent has observed, in the two (2) consecutive Business Days prior to such occurrence, same day bid side pricing from Loan Pricing Corp. or IHS Markit Ltd. (or such other pricing service approved by the Administrative Agent in its sole discretion) with a quote depth of less than three (3) with respect to such Liquid Credit Loan Asset, the then-current Assigned Value (Liquid Credit) of such Liquid Credit Loan Asset will, automatically and without further action by the Administrative Agent, be reduced to 40%.

(iii) Upon the occurrence of any Value Adjustment Event of the type described in clause (i), clause (j) or clause (k) (so long as no other Value Adjustment Event has occurred), and the Administrative Agent has observed, in the two (2) consecutive Business Days prior to such occurrence, same day bid side pricing from Loan Pricing Corp. or IHS Markit Ltd. (or such other pricing service approved by the Administrative Agent in its sole discretion) with a quote depth of less than three (3) with respect to such Liquid Credit Loan Asset, the Assigned Value (Liquid Credit) of such Liquid Credit Loan Asset may be amended by the Administrative Agent pursuant to clause (ii) of the definition of Market Value.

(iv) The Assigned Value (Liquid Credit) of any Liquid Credit Loan Asset that no longer satisfies the Eligibility Criteria (after giving effect to the first proviso set forth in the lead-in paragraph to Schedule II) shall be zero.

The Administrative Agent shall notify the Servicer (who shall forward a copy to the Collateral Administrator) of any change effected by the Administrative Agent of the Assigned Value (Liquid Credit) of any Loan Asset.

“Assigned Value (Private Credit)” means as of any date of determination and expressed as a percentage of the Outstanding Balance of such ~~Eligible~~Private Credit Loan Asset, (a) with respect to each ~~Eligible~~Private Credit Loan Asset originated by the Transferor or an Affiliate of the Transferor within sixty (60) days of its sale or contribution to the Borrower (or was originated by the Borrower), the Assigned Value (Private Credit) shall be (i) if the origination price was greater than or equal to 97% of par, the par amount thereof and (ii) otherwise, the origination price (not to exceed par), (b) for any other ~~Eligible~~Private Credit Loan Asset, the Assigned Value (Private Credit) shall be the lowest of (i) the Purchase Price of such ~~Eligible~~Private Credit Loan Asset, (ii) the fair market value assigned on the Borrower’s books and records on the Cut-Off Date or (iii) the par amount of such ~~Eligible~~Private Credit Loan Asset and (c) following a Value Adjustment Event, the Assigned Value (Private Credit) shall be the value resulting from the application of the following terms:

(i) If a Value Adjustment Event of the type described in clause (b), clause (c), clause (d), clause (f) (solely with respect to a Material Modification described in clause (a), clause (b), clause (c)(i), clause (c)(ii)(x), clause (c)(iii) or clause (d) of the definition thereof) or clause (~~i~~l) of the definition thereof with respect to such Loan Asset occurs, the Assigned Value (Private Credit) of such Loan Asset will be the lesser of (a) the Assigned Value (Private Credit) determined by the Administrative Agent in its sole discretion at any time (and from time to time) and (b) until the Administrative Agent has made such determination and provided notice thereof to the Borrower, will automatically and without further action by the Administrative Agent be 40% of the par amount of such Loan Asset;

(ii) If a Value Adjustment Event of the type described in clause (e) of the definition thereof with respect to such Loan Asset occurs, the Assigned Value (Private Credit) of such Loan Asset will, automatically and without further action by the Administrative Agent, be lowered to: (x) for the thirty (30) day period following the occurrence of such Value Adjustment Event, 95%, (y) for the thirty (30) day period succeeding the thirty (30) day period in clause (x), 75% and (z) thereafter, 40%; provided that, in each case, such Assigned Value (Private Credit) shall not be greater than the then-current Assigned Value~~;~~ (Private Credit) ; provided, further, that if the applicable financial statements are subsequently delivered and no other Value Adjustment Event has occurred with respect to such Loan Asset, the Assigned Value of such Loan Asset shall revert to the Assigned Value of such Loan Asset in effect immediately preceding the occurrence of the Value Adjustment Event of the type described in clause (e);

(iii) Upon the occurrence of a Value Adjustment Event (other than a Value Adjustment Event set forth in sub-clause (i) or sub-clause (ii) above) in respect of any Eligible Loan Asset, the then-current Assigned Value (Private Credit) thereof will, automatically and without further action by the Administrative Agent, be 95% of the then-current Assigned Value (Private Credit) (unless the Administrative Agent in its sole discretion determines a higher value) until a copy of a valuation report (based on the most recently reported financial information of the related Obligor) prepared by an Approved Valuation Firm on such Eligible Loan Asset shall have been delivered to the Administrative Agent; provided that if such valuation report is not received within ten (10) Business Days of the occurrence of such Value Adjustment Event, the Assigned Value (Private Credit) may then be amended by the Administrative Agent in its sole discretion at any time (and from time to time) until the date on which such valuation report is delivered to the Administrative Agent. Upon the receipt of any valuation report in connection with this sub-clause (iii), the Assigned Value (Private Credit) shall be the lowest of (x) the value assigned in accordance with clauses (a) and (b) of this definition set forth above, (y) the Purchase Price and (z) the value set forth in such valuation report (and, if the value set forth in such valuation point is a range, the value shall be deemed to be the mid-point of such range); provided that if the fair market value assigned on the Borrower’s books and records after the date of the occurrence of a Value Adjustment Event is lower than the lowest point of the range provided for in this clause (z), then the value shall be such fair market value. For so long as the Value Adjustment Event remains in existence, the Borrower shall deliver updated valuation reports no less frequently than on a quarterly basis; provided that if any updated valuation report is not received by the Administrative Agent within seven (7) calendar days of the applicable quarter close, the Assigned Value (Private Credit) may then be amended by the Administrative Agent in its sole discretion at any time (and from time to time) until the date on which such valuation report is delivered to the Administrative Agent, at which point the Assigned Value (Private Credit) shall be determined in accordance with the immediately preceding sentence;

(iv) If the Administrative Agent elects to dispute the adjusted Assigned Value (Private Credit) obtained pursuant to sub-clause (iii) above, then the Administrative Agent may at its own expense obtain a valuation from an alternative Approved Valuation Firm, upon which the Assigned Value (Private Credit) shall be the lowest of (x) the value assigned in accordance with clauses (a) and (b) of this definition set forth above, (y) the Purchase Price and (z) the value set forth in such valuation report (and, if the value set forth in such valuation point is a range, the value shall be deemed to be the mid-point of such range); provided that if the fair market value assigned on the Borrower’s books and records after the date of the occurrence of a Value Adjustment Event is lower than the lowest point of the range provided for in this clause (z), then the value shall be such fair market value; and

(v) The Assigned Value (Private Credit) of any Loan Asset that no longer satisfies the Eligibility Criteria (after giving effect to the first proviso set forth in the lead-in paragraph to Schedule II) shall be zero;

provided that, the Borrower may request that the Assigned Value (Private Credit) be re-evaluated by the Administrative Agent for any Eligible Loan Asset whose Assigned Value (Private Credit)

was decreased due to the occurrence of a Value Adjustment Event described in clause (a) of the definition thereof once the Cash Interest Coverage Ratio, Total Leverage Ratio or Debt-to-Recurring-Revenue Ratio, as applicable, that gave rise to the decrease in the Assigned Value (Private Credit) has improved to a level that would not trigger a Value Adjustment Event; provided that such Assigned Value (Private Credit) may not increase above 100% of the Purchase Price of such Loan Asset.

The Administrative Agent shall notify the Servicer (who shall forward a copy to the Collateral Administrator) of any change effected by the Administrative Agent of the Assigned Value (Private Credit) of any Loan Asset.

“Assignment and Acceptance” has the meaning assigned to that term in Section 12.04(a).

“AUD” means the lawful currency for the time being of Australia.

“AUD Accounts” means, collectively, the AUD Collection Account and the AUD Unfunded Exposure Account.

“AUD Advance” means an Advance denominated in AUD.

“AUD Collection Account” means, collectively, the AUD Interest Collection Subaccount and the AUD Principal Collection Subaccount.

“AUD Interest Collection Subaccount” the AUD-denominated account entitled “AUD Interest Collection Subaccount”; provided that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the AUD Interest Collection Subaccount.

“AUD Principal Collection Subaccount” the AUD-denominated account entitled “AUD Principal Collection Subaccount”; provided that the funds deposited therein (including any Principal and earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the AUD Principal Collection Subaccount.

“AUD Unfunded Exposure Account” the AUD-denominated account entitled “AUD Unfunded Exposure Account”; provided that the funds deposited therein (including any Principal and earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the AUD Unfunded Exposure Account.

~~“~~Availability” means, as of any date of determination, an amount equal to the excess, if any, of (a) the Borrowing Base over (b) the Advances Outstanding on such day; provided that at all times on and after the earlier to occur of the Commitment Termination Date or the Facility Maturity Date, the Availability shall be zero.

“Available Collections” means the sum of all Interest Collections and all Principal Collections received with respect to the Collateral; provided that, for the avoidance of doubt,

“Available Collections” shall not include amounts on deposit in the Unfunded Exposure Account that do not represent proceeds of Permitted Investments.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Eligible Currency, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of a Remittance Period pursuant to this Agreement as of such date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11, United States Code, 11 U.S.C. §§ 101 et seq., as amended from time to time.

“Bankruptcy Event” means an event that shall be deemed to have occurred with respect to a Person if either:

(i) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(ii) such Person shall commence a voluntary case or other proceeding under any Bankruptcy Laws now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or all or substantially all of its assets, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors or members shall vote to implement any of the foregoing.

“Bankruptcy Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency,

reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Bankruptcy Proceeding” means any case, action or proceeding before any court or other Governmental Authority relating to any Bankruptcy Event.

“Basel III” means, with respect to any Affected Party, any rule, regulation or guideline applicable to such Affected Party and arising directly or indirectly from (a) any of the following documents prepared by the Basel Committee on Banking Supervision of the Bank for International Settlements: (i) Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring (December 2010), (ii) Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems (June 2011), (iii) Basel III: The Liquidity Coverage Ratio and Liquidity Risk Monitoring Tools (January 2013), or (iv) any document supplementing, clarifying or otherwise relating to any of the foregoing, or (b) any accord, treaty, statute, law, rule, regulation, guideline or pronouncement (whether or not having the force of law) of any Governmental Authority implementing, furthering or complementing any of the principles set forth in the foregoing documents of strengthening capital and liquidity, in each case as from time to time amended, restated, supplemented or otherwise modified. Without limiting the generality of the foregoing, “Basel III” shall include Part 6 of the European Union regulation 575/2013 on prudential requirements for credit institutions and investment firms (the “CRR”) and any law, regulation, standard, guideline, directive or other publication supplementing or otherwise modifying the CRR.

“BBSY Rate” means, for any date of determination, with respect to any AUD Advance (or portion thereof) the rate per annum (carried out to the fifth (5th) decimal place) equal to the rate determined by the Administrative Agent to be the offered rate that appears on the Thomson Reuters BBSY Page (or any applicable successor or substitute page providing rate quotations comparable to those currently provided on such page of such service) at approximately 11:00 a.m. (Sydney time) two (2) Business Days prior to the beginning of such Remittance Period for deposits in AUD with a term equivalent to three (3) months; provided that if such rate is not available at any such time for any reason, then “BBSY Rate” with respect to any AUD Advance shall be the rate at which AUD deposits of AUD5,000,000 and for a three (3)-month maturity are offered by the principal Sydney office of any bank (which may be the Administrative Agent) reasonably selected by the Administrative Agent in immediately available funds at approximately 11:00 a.m. (Sydney time) on the applicable day (or, if such day is not a Business Day, on the immediately preceding Business Day); provided, further that, in the event that the rate as so determined above shall be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement and the other Transaction Documents. The BBSY Rate shall always be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

“BDC Asset Coverage” means the “asset coverage” ratio for the Transferor, as determined in accordance with Section 18 of the 1940 Act.

“Benchmark” means, with respect to (a) AUD Advances, BBSY Rate, (b) CAD Advances, the Canadian Benchmark, (c) Dollar Advances, Benchmark (Dollar), (d) EUR Advances, EURIBOR, (e) GBP Advances, Daily Simple SONIA, (f) JPY Advances, the reference rates terms pursuant to Schedule VII, (g) NOK Advances, NIBOR and (h) SEK Advances, STIBOR.

“Benchmark (Dollar)” means, initially, Term SOFR; provided that if a Benchmark Transition Event and the Benchmark Replacement Date has occurred with respect to Term SOFR or the then-current Benchmark (Dollar), then “Benchmark (Dollar)” means the applicable Benchmark Replacement (Dollar) to the extent that such Benchmark Replacement (Dollar) has replaced such prior benchmark rate pursuant to Section 2.20(a); provided, further, that, in the event that the rate resulting from the sum of any Benchmark (Dollar) plus, if applicable, the Benchmark Replacement Adjustment shall be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement.

“Benchmark Replacement (Dollar)” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent on the applicable Benchmark Replacement Date:

(1) the sum of: (a) Daily Simple SOFR and (b) the applicable Benchmark Replacement Adjustment; or

(2) the sum of: (a) the alternate rate of interest that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark(Dollar) for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any industry-accepted rate of interest as a replacement for the then-current Benchmark (Dollar) for U.S. dollar denominated secured financings or securitizations relating to the relevant asset class, as applicable at such time, and (b) the Benchmark Replacement Adjustment.

If at any time the Benchmark Replacement (Dollar) as determined pursuant to clause (1) or (2) of this definition would be less than the Floor, the Benchmark Replacement (Dollar) will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark (Dollar) with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark (Dollar) with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark (Dollar) with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated secured financing or securitization transactions relating to the relevant asset class, as applicable at such time.

“Benchmark Replacement Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement (Dollar), any technical, administrative or operational changes (including but not limited to changes to the definition of “Business Day,” the definition of “Remittance Period,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides, in consultation with the Borrower, may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents); provided that, notwithstanding anything herein to the contrary, no “Benchmark Replacement Conforming Changes” shall result in any material effect on the timing or amount of payments or borrowings without the prior written consent of the Borrower.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (Dollar):

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (Dollar) (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (Dollar) (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark (Dollar) upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (Dollar) (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (Dollar):

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (Dollar) (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (Dollar) (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (Dollar) (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (Dollar) (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (Dollar)

(or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (Dollar) (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (Dollar) (or such component), which states that the administrator of such Benchmark (Dollar) (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (Dollar) (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (Dollar) (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (Dollar) (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (Dollar) (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark (Dollar) if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (Dollar)(or the published component used in the calculation thereof).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230.

“Benefit Plan Investor” means a “benefit plan investor” as defined in Department of Labor regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, and includes an employee benefit plan that is subject to the fiduciary responsibility provisions of Title I of ERISA, a plan that is subject to Section 4975 of the Code, and an entity the underlying assets of which are deemed to include plan assets.

“Borrower” means OSCF Lending II SPV, LLC, a Delaware limited liability company, together with its permitted successors and assigns in such capacity.

“Borrower Certificate of Formation” means the Certificate of Formation of the Borrower, dated November 30, 2022, as amended, modified, supplemented, restated or replaced from time to time.

“Borrower Consent” means the action by written consent of the managing member of the Borrower, dated February 23, 2024, in each case, as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

“Borrower LLC Agreement” means the amended and restated limited liability company agreement of the Borrower, dated February 23, 2024, as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

“Borrowing Base” means, collectively, the Borrowing Base (Aggregate), the Borrowing Base (Dollars), the Borrowing Base (AUD), the Borrowing Base (CAD), the Borrowing Base

(EUR), the Borrowing Base (GBP), the Borrowing Base (JPY), the Borrowing Base (NOK) and the Borrowing Base (SEK).

“Borrowing Base (Aggregate)” means, as of any date of determination, an amount calculated in Dollars (and converted to Dollars, if necessary, by the Servicer using the Spot Rate) equal to the lowest of:

(i) the sum of (a) the product of (x) the lower of (1) the Weighted Average Advance Rate for all Eligible Loan Assets as of such date and (2) the Maximum Portfolio Advance Rate as of such date, multiplied by (y) the Aggregate Adjusted Borrowing Value as of such date, plus (b) the amount on deposit in the Principal Collection Subaccount as of such date, plus (c) the amount on deposit in the Unfunded Exposure Account as of such date minus (d) the Unfunded Exposure Equity Amount as of such date;

(ii) the sum of (a) the Aggregate Adjusted Borrowing Value as of such date, minus (b) the Minimum Equity Amount, plus (c) the amount on deposit in the Principal Collection Subaccount as of such date, plus (d) the amount on deposit in the Unfunded Exposure Account as of such date minus (e) the Unfunded Exposure Equity Amount as of such date; or

(iii) the sum of (a) the Facility Amount, plus (b) the amount on deposit in the Unfunded Exposure Account as of such date minus (c) the aggregate Unfunded Exposure Amount as of such date.

“Borrowing Base (AUD)” means, on any date of determination, an amount calculated in AUD equal to the sum of (i)(a) the product of (x) the lower of (1) the Weighted Average Advance Rate for all Eligible Loan Assets denominated in AUD as of such date and (2) the Maximum Portfolio Advance Rate as of such date, multiplied by (y) the Aggregate Adjusted Borrowing Value of all Eligible Loan Assets denominated in AUD (including any such Eligible Loan Assets to be funded or acquired by the Borrower on such date of determination), plus (ii) the Principal Collections and Permitted Investments made with Principal Collections denominated in AUD on deposit in the Collection Account.

“Borrowing Base (CAD)” means, on any date of determination, an amount calculated in CAD equal to the sum of (i)(a) the product of (x) the lower of (1) the Weighted Average Advance Rate for all Eligible Loan Assets denominated in CAD as of such date and (2) the Maximum Portfolio Advance Rate as of such date, multiplied by (y) the Aggregate Adjusted Borrowing Value of all Eligible Loan Assets denominated in CAD (including any such Eligible Loan Assets to be funded or acquired by the Borrower on such date of determination), plus (ii) the Principal Collections and Permitted Investments made with Principal Collections denominated in CAD on deposit in the Collection Account.

“Borrowing Base (Dollars)” means, on any date of determination, an amount calculated in Dollars equal to the sum of (a) the product of (i) the lower of (x) the Weighted Average Advance Rate for all Eligible Loan Assets denominated in Dollars as of such date and (y) the Maximum Portfolio Advance Rate as of such date, multiplied by (ii) the Aggregate Adjusted Borrowing Value of all Eligible Loan Assets denominated in Dollars (including any such Eligible Loan Assets to be funded or acquired by the Borrower on such date of determination), plus (b) the Principal Collections and Permitted Investments made with Principal Collections denominated in Dollars on deposit in the Collection Account.

“Borrowing Base (EUR)” means, on any date of determination, an amount calculated in EUR equal to the sum of (i)(a) the product of (x) the lower of (1) the Weighted Average Advance Rate for all Eligible Loan Assets denominated in EUR as of such date and (2) the Maximum Portfolio Advance Rate as of such date, multiplied by (y) the Aggregate Adjusted Borrowing Value of all Eligible Loan Assets denominated in EUR (including any such Eligible Loan Assets to be funded or acquired by the Borrower on such date of determination), plus (ii) the Principal Collections and Permitted Investments made with Principal Collections denominated in EUR on deposit in the Collection Account.

“Borrowing Base (GBP)” means, on any date of determination, an amount calculated in GBP equal to the sum of (i)(a) the product of (x) the lower of (1) the Weighted Average Advance Rate for all Eligible Loan Assets denominated in GBP as of such date and (2) the Maximum Portfolio Advance Rate as of such date, multiplied by (y) the Aggregate Adjusted Borrowing Value of all Eligible Loan Assets denominated in GBP (including any such Eligible Loan Assets to be funded or acquired by the Borrower on such date of determination), plus (ii) the Principal Collections and Permitted Investments made with Principal Collections denominated in GBP on deposit in the Collection Account.

“Borrowing Base (JPY)” means, on any date of determination, an amount calculated in JPY equal to the sum of (i)(a) the product of (x) the lower of (1) the Weighted Average Advance Rate for all Eligible Loan Assets denominated in JPY as of such date and (2) the Maximum Portfolio Advance Rate as of such date, multiplied by (y) the Aggregate Adjusted Borrowing Value of all Eligible Loan Assets denominated in JPY (including any such Eligible Loan Assets to be funded or acquired by the Borrower on such date of determination), plus (ii) the Principal Collections and Permitted Investments made with Principal Collections denominated in JPY on deposit in the Collection Account.

“Borrowing Base (NOK)” means, on any date of determination, an amount calculated in NOK equal to the sum of (i)(a) the product of (x) the lower of (1) the Weighted Average Advance Rate for all Eligible Loan Assets denominated in NOK as of such date and (2) the Maximum Portfolio Advance Rate as of such date, multiplied by (y) the Aggregate Adjusted Borrowing Value of all Eligible Loan Assets denominated in NOK (including any such Eligible Loan Assets to be funded or acquired by the Borrower on such date of determination), plus (ii) the Principal Collections and Permitted Investments made with Principal Collections denominated in NOK on deposit in the Collection Account.

“Borrowing Base (SEK)” means, on any date of determination, an amount calculated in SEK equal to the sum of (i)(a) the product of (x) the lower of (1) the Weighted Average Advance Rate for all Eligible Loan Assets denominated in SEK as of such date and (2) the Maximum Portfolio Advance Rate as of such date, multiplied by (y) the Aggregate Adjusted Borrowing Value of all Eligible Loan Assets denominated in SEK (including any such Eligible Loan Assets to be funded or acquired by the Borrower on such date of determination), plus (ii) the Principal

Collections and Permitted Investments made with Principal Collections denominated in SEK on deposit in the Collection Account.

“Borrowing Base Certificate” means a certificate prepared by the Servicer setting forth the calculation of the Borrowing Base as of the applicable date of determination, substantially in the form of Exhibit B hereto.

“Borrowing Base Deficiency” means a condition occurring on any day on which the Borrowing Base Test (Aggregate) is failing.

“Borrowing Base Test” means a test that will be satisfied at any time if (i) Advances Outstanding (converting all amounts not denominated in Dollars to Dollars at the Spot Rate) are less than or equal to the Borrowing Base (Aggregate) at such time, (ii) if Advances Outstanding which are denominated in AUD are less than or equal to the Borrowing Base (AUD) at such time, (iii) if Advances Outstanding which are denominated in CAD are less than or equal to the Borrowing Base (CAD) at such time, (iv) if Advances Outstanding which are denominated in Dollars are less than or equal to the Borrowing Base (Dollar) at such time, (v) if Advances Outstanding which are denominated in EUR are less than or equal to the Borrowing Base (EUR) at such time, (vi) if Advances Outstanding which are denominated in GBP are less than or equal to the Borrowing Base (GBP) at such time, (vii) if Advances Outstanding which are denominated in JPY are less than or equal to the Borrowing Base (JPY) at such time, (viii) at such time if Advances Outstanding which are denominated in NOK are less than or equal to the Borrowing Base (NOK) at such time or (ix) if Advances Outstanding which are denominated in SEK are less than or equal to the Borrowing Base (SEK).

“Borrowing Base ~~Deficiency” means, as of any date of determination, an amount equal to the positive difference, if any, of (a) the~~Test (Aggregate)” means a test that will be satisfied at any time if Advances Outstanding ~~on such date over (b) the lesser of (i) the Facility Amount and (ii)~~(converting all amounts not denominated in Dollars to Dollars at the Spot Rate) are less than or equal to the Borrowing Base (Aggregate) at such time.

“Breakage Fee” means, for Advances Outstanding which are repaid (in whole or in part) on any date other than a Payment Date, the breakage costs, if any, related to such repayment, based upon the assumption that the applicable Lender funded its loan commitment in the London or other applicable ~~London~~offshore interbank ~~offered rate or the euro interbank offered rate~~ market (or, to the extent a different Benchmark applies, the market for such Benchmark) and using any reasonable attribution or averaging methods which the Lender deems appropriate and practical, it hereby being understood that the amount of any loss, costs or expense payable by the Borrower to any Lender as Breakage Fee shall be determined in the respective Lender’s reasonable discretion and shall be conclusive absent manifest or demonstrable error.

“Bridge Loan” means any loan that (a) is unsecured and incurred in connection with a merger, acquisition, consolidation or sale of all or substantially all of the assets of a Person or similar transaction and (b) by its terms, is required to be repaid within one (1) year of the incurrence thereof with proceeds from additional borrowings or other refinancings.

~~“~~“ Broadly Syndicated Loan~~”~~” means any Loan Asset as of the related Cut-Off Date that is a syndicated commercial loan with (a) an original tranche size of $250,000,000 or greater (without consideration of any reductions thereof from scheduled or unscheduled amortization payments), (b) EBITDA of $75,000,000 or greater and (c) an issuer credit rating by S&P or a corporate family rating by Moody’s and (d) an observable quote with a bid depth of at least ~~three~~two (~~3~~2) from LoanX Mark-It Partners or Loan Pricing Corporation or as otherwise designated by the Administrative Agent on a name-by-name basis.

“Business Day” means a day of the year other than (a) Saturday or a Sunday or (b) any other day (x) on which commercial banks in New York, New York are authorized or required by applicable law, regulation or executive order to close~~.~~, (y)(i) with respect to any provision relating to AUD Advances or any provisions relating to the transfer, calculation or conversion of amounts denominated in AUD, on which banks are not open for dealings in AUD deposits in Sydney, Australian, (ii) with respect to any provision relating to CAD Advances or any provisions relating to the transfer, calculation or conversion of amounts denominated in CAD, on which banks are not open for dealings in CAD deposits in Toronto, Canada, (iii) with respect to any provision relating to EUR Advances, NOK Advances and SEK Advances or any provisions relating to the transfer, calculation or conversion of amounts denominated in EUR, NOK or SEK, on which banks are not open for dealings in EUR, NOK or SEK in the Euro zone interbank market, (iv) with respect to any provision relating to GBP Advances or any provisions relating to the transfer, calculation or conversion of amounts denominated in GBP, on which banks are not open for dealings in GBP deposits in the London interbank market, (v) with respect to any provision relating to JPY Advances or any provisions relating to the transfer, calculation or conversion of amounts denominated in JPY, on which banks are not open for dealings in Tokyo, Japan or (z) with respect to the calculation of Daily Simple SONIA, a day on which banks are closed for general business in London, United Kingdom.

“CAD” means, on any date of determination, the lawful currency of Canada on such date.

“CAD Accounts” means, collectively, the CAD Collection Account and the CAD Unfunded Exposure Account.

“CAD Advance” means an Advance denominated in CAD.

“CAD Collection Account” means, collectively, the CAD Interest Collection subaccount and the CAD Principal Collection Subaccount.

“CAD Interest Collection Subaccount” the CAD-denominated account entitled “CAD Interest Collection Subaccount”; provided that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the CAD Interest Collection Subaccount.

“CAD Principal Collection Subaccount” the CAD-denominated account entitled “CAD Principal Collection Subaccount”; provided that the funds deposited therein (including any Principal and earnings thereon) from time to time shall constitute the property and assets of the

Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the CAD Principal Collection Subaccount.

“CAD Unfunded Exposure Account” the CAD-denominated account entitled “CAD Unfunded Exposure Account”; provided that the funds deposited therein (including any Principal and earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the CAD Unfunded Exposure Account.

Canadian Available Tenor” means, as of any date of determination and with respect to the then-current Canadian Benchmark, as applicable, (a) if the then-current Canadian Benchmark is a term rate, any tenor for such Canadian Benchmark that is or may be used for determining the length of a Remittance Period, or (b) otherwise, any payment period for Yield calculated with reference to such Canadian Benchmark, as applicable, pursuant to this Agreement as of such date.

“Canadian Benchmark” means, initially, Adjusted Term CORRA; provided that if a Canadian Benchmark Transition Event has occurred with respect to the Term CORRA Reference Rate or the then-current Canadian Benchmark, then “Canadian Benchmark” means the applicable Canadian Benchmark Replacement to the extent that such Canadian Benchmark Replacement has replaced such prior Canadian Benchmark pursuant to Section 2.20(e).

“Canadian Benchmark Conforming Changes” means, with respect to either the use or administration of Adjusted Term CORRA or the use, administration, adoption or implementation of any Canadian Benchmark Replacement, any technical, administrative or operational changes (including but not limited to changes to the definition of “Business Day,” the definition of “Remittance Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Canadian Benchmark Replacement” means, with respect to any Canadian Benchmark Transition Event,

(a) where a Canadian Benchmark Transition Event has occurred with respect to the Term CORRA Reference Rate, Daily Compounded CORRA; and

(b) where a Canadian Benchmark Transition Event has occurred with respect to a Canadian Benchmark other than the Term CORRA Reference Rate, the sum of (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Canadian Benchmark for CAD-denominated syndicated credit facilities and (ii) the related Canadian Benchmark Replacement Adjustment.

If the Canadian Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Canadian Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Canadian Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Canadian Benchmark with a Canadian Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method of calculating or determining such spread adjustment, for the replacement of such Canadian Benchmark with the applicable Canadian Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Canadian Benchmark with the applicable Canadian Unadjusted Benchmark Replacement for CAD-denominated syndicated credit facilities at such time.

“Canadian Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Canadian Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Canadian Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Canadian Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Canadian Available Tenors of such Canadian Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Canadian Benchmark Transition Event,” the first date on which such Canadian Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Canadian Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in clause (c) and even if any Canadian Available Tenor of such Canadian Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Canadian Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Canadian Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Canadian Available Tenors of such Canadian Benchmark (or the published component used in the calculation thereof).

“Canadian Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Canadian Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Canadian Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Canadian Available Tenors of such Canadian Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Canadian Available Tenor of such Canadian Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Canadian Benchmark (or the published component used in the calculation thereof), the Bank of Canada, an insolvency official with jurisdiction over the administrator for such Canadian Benchmark (or such component thereof), a resolution authority with jurisdiction over the administrator for such Canadian Benchmark (or such component thereof) or a court or an entity with similar insolvency or resolution authority over the administrator for such Canadian Benchmark (or such component thereof), which states that the administrator of such Canadian Benchmark (or such component thereof) has ceased or will cease to provide all Canadian Available Tenors of such Canadian Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Canadian Available Tenor of such Canadian Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Canadian Benchmark (or the published component used in the calculation thereof) announcing that all Canadian Available Tenors of such Canadian Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Canadian Benchmark Transition Event” will be deemed to have occurred with respect to any Canadian Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Canadian Available Tenor of such Canadian Benchmark (or the published component used in the calculation thereof).

“Canadian Unadjusted Benchmark Replacement” means the applicable Canadian Benchmark Replacement excluding the related Canadian Benchmark Replacement Adjustment.

“Capital Lease Obligations” means, with respect to any entity, the obligations of such entity to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such entity under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Interest Coverage Ratio” means, with respect to any Loan Asset (other than a Recurring Revenue Loan) for any period, the meaning of “Interest Coverage Ratio” or any comparable definition in the Underlying Instruments for such Loan Asset, and in the case that “Interest Coverage Ratio” or such comparable definition is not defined in such Underlying Instruments, the ratio of (a) EBITDA for the applicable test period, to (b) cash interest for the applicable test period, as calculated by the Servicer in accordance with the Servicing Standard using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Underlying Instruments.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority or (d) any change in any generally accepted accounting principles or regulatory accounting principles and affecting the application of any law, rule, regulation or treaty referred to in clause (a) or (b) above; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives promulgated thereunder or issued in connection therewith and (y) all law, requests, rules, regulations, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means an event that shall be deemed to have occurred if any of the following occur:

(a) with respect to the Borrower, Transferor at any time for any reason ceases to own, directly, 100% of the issued and outstanding membership interests of the Borrower (as the same may be adjusted for any combination, recapitalization or reclassification into a greater or smaller number of shares or units), free and clear of all Liens (other than pursuant to the Pledge Agreement), rights, options, warrants or other similar agreements or understandings; and

(b) with respect to the Transferor and the Servicer, Oaktree Fund Advisors, LLC or a Qualified Oaktree Affiliate at any time for any reason ceases to be the investment adviser of the Transferor; and

(c) the dissolution, termination or liquidation, in whole or in part, transfer or other disposition, in each case, of all or substantially all of the assets of the Borrower, the Transferor or the Servicer, as applicable.

“Citibank” means Citibank, N.A.

“Closing Date” means February 23, 2024.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Collateral” means all right, title, and interest (whether now owned or hereafter acquired or arising, and wherever located) of the Borrower in, to and under all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, contract rights, general intangibles, instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, software, supporting obligations, accessions, or other property of the Borrower, including, all right, title and interest of the Borrower in the following (in each case excluding the Retained Interest and the Excluded Amounts):

(i) the Loan Assets, and all monies due or to become due in payment under such Loan Assets on and after the related Cut-Off Date, including, but not limited to, all Available Collections;

(ii) the Related Asset with respect to the Loan Assets referred to in clause (i) above;

(iii) the Controlled Accounts and all Permitted Investments purchased with funds on deposit in the Controlled Accounts;

(iv) the Assigned Documents;

(v) the Purchase and Sale ~~and Contribution~~ Agreement; and

(vi) all income and Proceeds of the foregoing.

For the avoidance of doubt, the term “Collateral” shall, for all purposes of this Agreement, be deemed to include any Loan Asset acquired directly by the Borrower from a third party in a transaction underwritten by the Transferor or any transaction in which the Borrower is the designee of the Transferor under the instruments of conveyance relating to the applicable Loan Asset.

“Collateral Administration and Agency Fee Letter” means the fee letter, dated as of January 10, 2024, among the Collateral Administrator, the Collateral Agent, the Collateral Custodian, the Account Bank, the Borrower and the Administrative Agent, as such letter may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

“Collateral Administrator” means Virtus Group, LP, not in its individual capacity, but solely as collateral administrator pursuant to the terms of this Agreement, together with its successor and assigns in such capacity.

“Collateral Administrator Expenses” means the expenses set forth in the Collateral Administration and Agency Fee Letter and any other accrued and unpaid expenses (including attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower to the Collateral Administrator under the Transaction Documents.

“Collateral Administrator Fees” means the fees due to the Collateral Administrator pursuant to the Collateral Administration and Agency Fee Letter.

“Collateral Agent” means Citibank, not in its individual capacity, but solely as collateral agent pursuant to the terms of this Agreement, together with its successor and assigns in such capacity.

“Collateral Agent Expenses” means the expenses set forth in the Collateral Administration and Agency Fee Letter and any other accrued and unpaid expenses (including attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower to the Collateral Agent under the Transaction Documents.

“Collateral Agent Fees” means the fees due to the Collateral Agent pursuant to the Collateral Administration and Agency Fee Letter.

“Collateral Agent Termination Notice” has the meaning assigned to that term in Section 10.05.

“Collateral Custodian” means Citibank, not in its individual capacity, but solely as collateral custodian pursuant to the terms of this Agreement, together with its successors and assigns in such capacity.

“Collateral Custodian Expenses” means the expenses set forth in the Collateral Administration and Agency Fee Letter and any other accrued and unpaid expenses (including attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower to the Collateral Custodian under the Transaction Documents.

“Collateral Custodian Fees” means the fees due to the Collateral Custodian pursuant to the Collateral Administration and Agency Fee Letter.

“Collateral Custodian Termination Notice” has the meaning assigned to that term in Section 11.05.

“Collateral Database” has the meaning assigned to that term in Section 13.02(a)(i).

“Collateral Quality Tests” means (a) the Weighted Average Spread Test, (b) the Weighted Average Life Test and (c) the Diversity Test.

“Collection Account” means, collectively, the USD Pass-Through Collection Subaccount, the Interest Collection Subaccount and the Principal Collection Subaccount; provided that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the Collection Account.

“Collection Date” means the date on which the aggregate outstanding principal amount of the Advances Outstanding have been repaid in full and all Yield and Fees and all other Obligations (other than unmatured contingent obligations for which no claim has been made) have been paid in full, and the Borrower shall have no further right to request any additional Advances.

“Commitment” means with respect to each Lender, (i) during the Revolving Period, the amount set forth opposite such Lender’s name on Annex A hereto (as such amount may be revised from time to time) or the amount set forth as such Lender’s “Commitment” on the Assignment and Acceptance relating to such Lender, as applicable, and (ii) during the Amortization Period, such Lender’s Pro Rata Share of the aggregate Advances Outstanding, in each case, as such amount may be increased or reduced pursuant to Section 2.16.

“Commitment Termination Date” means the earliest to occur of (a) the date that is three (3) years~~)~~ following the First Amendment Closing Date, (b) the occurrence of the Facility Maturity Date pursuant to clause (c) of the definition thereof, and (c) the Business Day designated by the Borrower to the Lender pursuant to Section 2.16(b) to terminate this Agreement.

“Concentration Denominator” means, on any date of determination (a) during the Ramp-Up Period only, the greater of (i) the Target Portfolio Amount and (ii) the sum of the Outstanding Balances of all Eligible Loan Assets included as part of the Collateral on such date, plus amounts on deposit in the Principal Collection Subaccount, plus amounts on deposit in the Unfunded Exposure Account, and (b) thereafter, the sum of the Outstanding Balances of all Eligible Loan Assets included as part of the Collateral on such date, plus amounts on deposit in the Principal Collection Subaccount, plus amounts on deposit in the Unfunded Exposure Account .

“Concentration Limitations” means, for the purposes of determining the Excess Concentration Amount:

(a) not more than 5.0% of the Concentration Denominator may consist of Eligible Loan Assets that are issued by a single Obligor and its Affiliates; provided that up to 7.0% of the Concentration Denominator may consist of Eligible Loan Assets issued by each of the three (3) largest Obligors and their respective Affiliates (provided that such Eligible Loan Assets are First Lien Loans or Unitranche Loans and do not belong to any Specified Industry):

(b) not more than 15.0% of the Concentration Denominator may consist of Eligible Loan Assets that are issued by Obligors that belong to any single Industry Classification, except that:

(i) Eligible Loan Assets issued by Obligors that belong to the largest Industry Classification may constitute up to 20.0% of the Concentration Denominator; provided that, if the largest Industry Classification is “Software” or “Health Care Providers & Services”, up to 25.0% of the Concentration Denominator may consist of Eligible Loan Assets issued by Obligors that belong to such Industry Classification; and

(ii) not more than 17.5% of the Concentration Denominator may consist of Eligible Loan Assets issued by Obligors that belong to the second largest Industry Classification; provided that, notwithstanding anything to the contrary in these clauses (i) and (ii):

(1) not more than 5.0% of the Concentration Denominator may consist of Eligible Loan Assets issued by Obligors that belong to any single Specified Industry; and

(2) not more than 15.0% of the Concentration Denominator may consist of Eligible Loan Assets issued by Obligors that belong to Specified Industries in the aggregate;

(c) not more than 10.0% of the Concentration Denominator may consist of Eligible Loan Assets that are Unfunded Exposure Amounts related to Delayed Draw Loan Assets and funded commitments or Unfunded Exposure Amounts related to Revolving Loans in the aggregate;

(d) not more than 15.0% of the Concentration Denominator may consist of Eligible Loan Assets that are Second Lien Loans and FLLO Loans in the aggregate; provided that not more than 10.0% of the Concentration Denominator may consist of Eligible Loan Assets that are Second Lien Loans;

(e) not more than 10.0% of the Concentration Denominator may consist of Eligible Loan Assets that are fixed rate Loan Assets;

(f) not more than 15.0% of the Concentration Denominator may consist of Eligible Loan Assets that are Cov-Lite Loan Assets issued by any Obligor that has trailing twelve (12)-month EBITDA of less than $75,000,000 as of the related Cut-Off Date;

(g) not more than 15.0% of the Concentration Denominator may consist of Eligible Loan Assets with a Total Leverage Ratio of greater than 6.50:1.00 as of the related Cut-Off Date;

(h) not more than 30.0% of the Concentration Denominator may consist of Eligible Loan Assets that are denominated in an Eligible Currency other than Dollars;

(i) not more than 30.0% of the Concentration Denominator may consist of Eligible Loan Assets that are domiciled in an Eligible Country other than the United States;

(j) ~~(h)~~ not more than ~~5.0~~20.0% of the Concentration Denominator may consist of Eligible Loan Assets that are PIK Loan Assets (other than any PIK Loan Asset that has a ~~minimum cash spread~~Minimum Cash Spread of at least ~~5.0~~2.25% and such spread is payable at least quarterly); ~~and~~

(k) not more than 10.0% of the Concentration Denominator may consist of Eligible Loan Assets that are PIKing Loan Assets; and

(l)  ~~(i)~~ not more than 5.0% of the Concentration Denominator may consist of Eligible Loan Assets that are Recurring Revenue Loans.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Constituent Documents” means in respect of any Person, the certificate or articles of formation, incorporation or organization, the limited liability company agreement, operating agreement, partnership agreement, joint venture agreement or other applicable agreement of formation or organization (or equivalent or comparable constituent documents), articles of association and other organizational documents and by-laws and any certificate of incorporation, certificate of formation, certificate of limited partnership and other agreement, similar instrument filed or made in connection with its formation or organization, in each case, as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof. For the avoidance of doubt, the “Constituent Documents” of the Borrower include, the Borrower Consent, the Borrower Certificate of Formation and the Borrower LLC Agreement.

“Control Agreement” means that certain Control Agreement, dated as of the Closing Date, among the Borrower, the Servicer, the Account Bank, the Administrative Agent and the Collateral Agent, which agreement relates to the Controlled Accounts, as such agreement may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

“Controlled Accounts” means the Collection Account, the Custodial Account and the Unfunded Exposure Account.

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Cov-Lite Loan Asset” means a Loan Asset that is not subject to any Maintenance Covenants; provided that a Loan Asset shall not constitute a Cov-Lite Loan Asset if the Underlying Instruments contain a cross-default or cross-acceleration provision to, or such Loan Asset is pari passu with, another loan of the Obligor that requires the Obligor to comply with one or more Maintenance Covenants (including, for the avoidance of doubt, financial covenants in a revolving loan that are applicable only after the occurrence of specified events).

“Credit Risk Loan” means a Loan Asset that is not a Defaulted Loan but which has, in the Borrower’s or the Servicer’s reasonable judgment (exercised in accordance with the Servicing Standard), a significant risk of declining in credit quality and, with lapse of time, becoming a Defaulted Loan.

~~“Custodial Account” means the segregated trust account entitled “Custodial Account”; provided that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the Custodial Account.~~

“Currency Disruption Event” means the occurrence of any of the following with respect to any Eligible Currency: (a) any Lender shall have notified the Administrative Agent, the Collateral Agent and the Borrower of a determination by such Lender that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain such Eligible Currency in the applicable market to fund any Advance, (b) any Lender shall have notified the Administrative Agent, the Collateral Agent and the Borrower of a determination by such Lender that the rate at which such Eligible Currency is being offered to such Lender in the applicable market does not accurately reflect the cost to such Lender of making, funding or maintaining any Advance or (c) any Lender shall have notified the Administrative Agent, the Collateral Agent and the Borrower of the inability of such Lender, as applicable, to obtain such Eligible Currency or such other rate in the applicable market to make, fund or maintain any Advance.

“Custodial Account” means, collectively, the USD Custodial Account and the Non-USD Custodial Account.

“Cut-Off Date” means, with respect to each Loan Asset (or any portion thereof), the date such Loan Asset (or any portion thereof) is committed to be acquired by the Borrower and, in the case of any Delayed Draw Loan Asset or Revolving Loan, irrespective of the dates or numbers of draws thereunder subsequent to the date such Loan Asset is committed to be acquired by the Borrower.

“Daily Compounded CORRA” means for any day, CORRA with interest accruing on a compounded daily basis, with the methodology and conventions for this rate (which will include compounding in arrears with a lookback) being established by the Administrative Agent in accordance with the methodology and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded CORRA for business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion; provided, further, that if the administrator has not provided or published CORRA and a Canadian Benchmark Replacement Date with respect to CORRA has not occurred, then, in respect of any day for which CORRA is required, references to CORRA will be deemed to be references to the last provided or published CORRA; provided, further, that if Daily Compounded CORRA as so determined shall be less than the Floor, then Daily Compounded CORRA shall be deemed to be the Floor.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans at such times; provided that, if the Administrative Agent decides that any such convention is not administratively feasible, then the Administrative Agent may establish another convention in its reasonable discretion which shall be consistent with the then-prevailing market conventions.

“Daily Simple ~~SOFR~~SONIA” means, for any day~~, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans at such times; provided that, if the Administrative Agent decides that any such convention is not administratively feasible, then the Administrative Agent may establish another convention in its reasonable discretion which shall be consistent with the then-prevailing market conventions.~~ (a “SONIA Rate Day”), a rate per annum equal to, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, GBP, the sum of (a) SONIA for the day (such day, a “SONIA Determination Day”) that is five (5) Business Days prior to (i) if such SONIA Rate Day is a Business Day, such SONIA Rate Day, or (ii) if such SONIA Rate Day is not a Business Day, the Business Day immediately preceding such SONIA Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website by 12:00 p.m. (London, United Kingdom time) and (b) 0.1193%. If by 5:00 p.m. (London, United Kingdom time) on the second (2nd) Business Day immediately following the SONIA Determination Day, SONIA in respect of such SONIA Determination Day has not been published on the SONIA

Administrator’s Website and a SONIA Replacement Date with respect to Daily Simple SONIA has not occurred, then the SONIA for such SONIA Determination Day will be the SONIA as published in respect of the first (1st) preceding Business Day for which such SONIA was published on the SONIA Administrator’s Website; provided that any SONIA determined pursuant to this sentence shall be utilized for purposes of calculating Daily Simple SONIA for no more than three (3) consecutive SONIA Rate Days; provided, further, that any calculation of Daily Simple SONIA shall be rounded to four (4) decimal places and if that rate is less than the Floor, the Daily Simple SONIA shall be deemed to be the Floor. Any change in Daily Simple SONIA due to a change in the SONIA shall be effective from and including the effective date of such change in the SONIA without notice to the Borrower.

“Debt-to-Recurring-Revenue Ratio” means, with respect to any Loan Asset that is a Recurring Revenue Loan for any period, the meaning of “Debt-to-Recurring Revenue Ratio” or any comparable definition in the Underlying Instruments for each Loan Asset, and in any case that “Debt-to-Recurring Revenue Ratio” or such comparable definition is not defined in such Underlying Instruments, the ratio of (a) Indebtedness of the related Obligor less Unrestricted Cash, to (b) Recurring Revenue, as calculated by the Servicer in accordance with the Servicing Standard using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Underlying Instruments; provided that, in the event of a lack of any such information necessary to calculate the Debt-to-Recurring Revenue Ratio, the Debt-to-Recurring Revenue Ratio shall be a ratio calculated by the Servicer in accordance with the Servicing Standard.

“Defaulted Loan” means any Loan Asset as to which any one of the following events has occurred (unless waived in writing by the Administrative Agent in its sole discretion):

(a) (i) an Obligor payment default with respect to principal or interest occurs under such Loan Asset that continues and has not been cured after giving effect to any grace period applicable thereto, but in no event more than five (5) Business Days, after the applicable due date under the related Underlying Instruments, or (ii) a default has occurred under the Underlying Instruments and any applicable grace period has expired and the holders of such Loan Asset have accelerated the repayment of the Loan Asset (but only until such acceleration has been rescinded) in the manner provided in the Underlying Instruments;

(b) a Bankruptcy Event with respect to the related Obligor;

(c) any payment default in respect of principal or interest occurs under any other senior or pari passu obligation for borrowed money of the related Obligor that continues and has not been cured after giving effect to any grace period applicable thereto, but in no event more than five (5) Business Days, after the applicable due date under the related Underlying Instruments (including in respect of the acceleration of the debt under the applicable agreement);

(d) such Loan Asset has (x) a rating by S&P of “CC” or below or “SD” or (y) a Moody’s probability of default rating (as published by Moody’s) of “D” or “LD” or, in each case, had such ratings before they were withdrawn by S&P or Moody’s, as applicable;

(e) a Responsible Officer of the Servicer or the Borrower has actual knowledge that such Loan Asset is pari passu or junior in right of payment as to the payment of principal and/or interest to another debt obligation of the same Obligor which has (i) a rating by S&P of “CC” or below or “SD” or (ii) a Moody’s probability of default rating (as published by Moody’s) of “D” or “LD,” and in each case such other debt obligation remains outstanding (provided that both the Loan Asset and such other debt obligation are full recourse obligations of the applicable Obligor);

(f) a Responsible Officer of the Servicer or the Borrower has received written notice or has actual knowledge that a default (other than with respect to a breach of any financial covenants unless such financial covenants are required to meet the Eligibility Criteria) has occurred under the Underlying Instruments and any applicable grace period has expired (but only until such default is cured or waived) in the manner provided in the Underlying Instruments and for which the Borrower (or the agent or required lenders pursuant to such Underlying Instruments, as applicable) has elected to exercise any of its rights and remedies thereunder (including acceleration but, for the avoidance of doubt, not including the imposition of a default rate of interest);

(g) the Servicer determines that such Loan Asset is a “Defaulted Loan” accordance with the policies and procedures of the Servicer and the Servicing Standard; or

(h) a Value Adjustment Event of the type described in clause (f) (solely with respect to a Material Modification described in clause (a), clause (b), clause (c) or clause (d) of the definition thereof).

“Defaulting Lender” means any Lender that: (i) has failed to fund any of its obligations to make Advances within two (2) Business Days following the applicable Advance Date, (ii) has notified the Administrative Agent or the Borrower that it does not intend to comply with such funding obligations or has made a public statement to that effect with respect to such funding obligations hereunder or under other agreements in which it commits to extend credit, (iii) has, for two (2) or more Business Days, failed, in good faith, to confirm in writing to the Administrative Agent, in response to a written request of the Administrative Agent, that it will comply with its funding obligations hereunder, (iv) has, or has a direct or indirect parent company that has, become subject to a Bankruptcy Event or (v) has become the subject of a Bail-In Action. Any determination that a Lender is a Defaulting Lender under clauses (i) through (iv) above will be made by the Administrative Agent in its reasonable discretion.

“Delayed Draw Loan Asset” means a Loan Asset that is fully committed on the initial funding date of such Loan Asset and is required to be fully funded in one or more installments on draw dates, but which does not permit the re-borrowing of any amounts previously repaid by the Obligor; provided that any such Loan Asset will no longer be a Delayed Draw Loan Asset once all commitments by the Borrower to make advances to the related Obligor expire or are terminated or reduced to zero.

“Determination Date” means, with respect to each Payment Date and each Reporting Date, the last Business Day of the calendar month immediately preceding each such Payment Date and each such Reporting Date.

“DIP Loan” means any Loan Asset (a) with respect to which the related Obligor is a debtor-in-possession as defined under the Bankruptcy Code, (b) which has the priority allowed pursuant to Section 364 of the Bankruptcy Code and (c) the terms of which have been approved by a court of competent jurisdiction.

“Disbursement Request” means a disbursement request from the Borrower to the Administrative Agent and the Collateral Agent (with a copy to the Collateral Administrator) in the form attached hereto as Exhibit C in connection with a disbursement request from the Unfunded Exposure Account in accordance with Section 2.04(d) or a disbursement request from the Principal Collection Subaccount in accordance with Section 2.18, as applicable.

“Discretionary Sale” has the meaning assigned to that term in Section 2.07(a).

“Disqualified Institution” means any financial institution, fund or Person that, in each case is primarily engaged in the business of originating middle market loans, but excluding any related business unit that is a bank or an insurance company.

“Diversity Score” means, as of any day, a single number that indicates collateral concentration in terms of both issuer and industry concentration, calculated as set forth in Schedule V hereto, as such Schedule V may be updated by mutual agreement of the Borrower and the Administrative Agent to reflect any revisions to criteria published by Moody’s.

“Diversity Test” means a test that will be satisfied on any date of determination after the Ramp-Up Period if the Diversity Score is greater than or equal to 10.0.

“Dollar Advance” means an Advance denominated in Dollars.

“Dollar Equivalent” means, (a) for any amount denominated in Dollars, such amount and (b) for any amount denominated in any other currency, (i) with respect to any amount relating to an Advance, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the current Spot Rate determined by the Administrative Agent in a commercially reasonable manner using the current Spot Rate and (ii) with respect to any amount relating to any Loan Asset, the equivalent amount thereof in Dollars determined by the Servicer using the Spot Rate.

“Dollars” means, and the conventional “$” signifies, the lawful currency of the United States of America.

“EBITDA” means, with respect to any period and any Loan Asset other than a Recurring Revenue Loan, (x) the meaning of “EBITDA,” “Adjusted EBITDA” or any comparable definition in the Underlying Instruments for such Loan Asset (or, in the case of a Loan Asset for which the Underlying Instruments have not been executed, as set forth in the relevant marketing materials or financial model in respect of such Loan Asset, until the first testing period after the Underlying Instruments have been executed, or as otherwise determined in good faith by the Servicer in accordance with the Servicing Standard), or (y) in any case that “EBITDA,” “Adjusted EBITDA” or such comparable definition is not defined in such Underlying Instruments or such marketing material or financial model, an amount, for the principal Obligor on such Loan Asset and any of its parents or Subsidiaries that are obligated pursuant to the Underlying Instruments for such Loan

Asset (determined by the Servicer in accordance with the Servicing Standard on a consolidated basis without duplication in accordance with GAAP) equal to net income from continuing operations for such period plus (a) cash interest expense, (b) income taxes, (c) depreciation and amortization for such period (to the extent deducted in determining earnings from continuing operations for such period), (d) amortization of intangibles (including, but not limited to, goodwill, financing fees and other capitalized costs), to the extent not otherwise included in clause (c) above, other non-cash charges and organization costs, (e) extraordinary losses in accordance with GAAP, and (f) any other item the Borrower and the Administrative Agent mutually deem to be appropriate.

“EBITDA Adjustments” means, with respect to any Loan Asset, as identified in the related Underlying Instrument and calculated as of the date on which such Underlying Instrument was executed or, if the meaning of “runrate,” “cost savings,” “synergies,” “expected revenue” or any comparable definitions in the Underlying Instrument for such Loan Asset were amended or modified, calculated as of the date on which such underlying amendment was executed, the sum of:

(a) unrealized “runrate” earnings or cost savings (excluding adjustments to owner’s or management compensation); and

(b) expected revenue or unrealized cost synergies (excluding adjustments to owner’s or management compensation).

“EBITDA Adjustments Percentage” means, with respect to any Loan Asset as of any date of determination, a fraction, expressed as a percentage, equal to (x) EBITDA Adjustments included in the calculation of clause (y) hereof, divided by (y) EBITDA (as defined in or calculated pursuant to the related Underlying Instrument) as of the related Cut-Off Date. For uncapped EBITDA Adjustments, the EBITDA Adjustments Percentage shall be deemed to be greater than 30%.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Spread” means, as of any date of determination, with respect to any (i) floating rate Eligible Loan Asset, the current per annum rate at which it pays interest minus the Benchmark applicable during the Remittance Period in which such date of determination occurs and (ii) fixed rate Eligible Loan Asset, the interest rate for such Eligible Loan Asset minus the Benchmark applicable during the Remittance Period in which such date of determination occurs; provided, that, in each case, (a) with respect to any unfunded commitment of any Delayed Draw Loan Asset or Revolving Loan, as applicable, the Effective Spread means the commitment fee payable with respect to such unfunded commitment and (b) with respect to the funded portion of any commitment under any Delayed Draw Loan Asset or Revolving Loan, as applicable, the Effective Spread means the current per annum rate at which it pays interest minus the Benchmark applicable during the Remittance Period in which such date of determination occurs.

“Eligibility Criteria” means the criteria set forth in Schedule II hereto.

“Eligible Country” means the criteria set forth in Schedule II hereto.

“Eligible Currency” means AUDs, CADs, EURs, GBPs, JPYs, NOKs, SEKs, and Dollars.

“Eligible Currency Accounts” means, collectively, the AUD Accounts, the CAD Accounts, the EUR Accounts, the GBP Accounts, the JPY Accounts, the NOK Accounts, the SEK Accounts and the Non-USD Custodial Account.

“Eligible Loan Asset” means, as of any date of determination, a Loan Asset in respect of which each of the representations and warranties contained in Section 4.02 and Schedule II hereto is true and correct as of such date.

“Environmental Laws” means any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally binding requirements (including, without limitation, principles of common law) of any Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning pollution, the preservation or protection of the environment, natural resources or human health (including employee health and safety), or the generation, manufacture, use, labeling, treatment, storage, handling, transportation or release of, or exposure to, Materials of Environmental Concern, as has been, is now, or may at any time hereafter be, in effect.

“Equity Cure Notice” has the meaning assigned to such term in Section 2.06(c).

“Equity Cushion” means, with respect to any Obligor and as calculated by the Servicer, the pro forma ratio of (a) the equity of such Obligor to (b) the total capitalization of such Obligor, determined as of the related Cut-Off Date.

“Equity Interests” means, with respect to any Person, its equity ownership interests, its common stock and any other capital stock or other equity ownership units of such Person authorized from time to time, and any other shares, options, interests, participations or other equivalents (however designated) of or in such Person, whether voting or nonvoting, including common stock, options, warrants, preferred stock, phantom stock, membership units (common or preferred), stock appreciation rights, membership unit appreciation rights, convertible notes or debentures, stock purchase rights, membership unit purchase rights and all securities convertible, exercisable or exchangeable, in whole or in part, into any one or more of the foregoing.

“Equity Security” means (a) any equity security or any other security that is not eligible for purchase by the Borrower as an Eligible Loan Asset and (b) any security purchased as part of a “unit” with an Eligible Loan Asset and that itself is not eligible for purchase by the Borrower as an Eligible Loan Asset.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the relevant Person, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with that Person, or (c) solely for purposes of Section 302 of ERISA and Section 412 of the Code, a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as, or that otherwise is aggregated under Section 414(o) of the Code with, that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above.

“ERISA Event” means (a) with respect to a Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived; (b) a withdrawal by the Borrower or any of its ERISA Affiliates from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as a termination under Section 4062(e) of ERISA; (c) the failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, with respect to a Pension Plan; (d) the failure to make any required contribution to a Multiemployer Plan; (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to a complete or partial withdrawal by the Borrower or any of its ERISA Affiliates from a Multiemployer Plan, written notification of the Borrower or any of its ERISA Affiliates concerning the imposition of any withdrawal liability, as such term is defined in Part I of Subtitle E of Title IV of ERISA, as a result of a complete or partial withdrawal from a Multiemployer Plan or written notification that a Multiemployer Plan is insolvent or is in reorganization within the meaning of Title IV of ERISA or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the filing under Section 4041(c) of ERISA of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or Section 4041A of ERISA, or the receipt by the Borrower or any of its ERISA Affiliates from the PBGC of any notice relating to the intention to terminate a Pension Plan or Multiemployer Plan; (h) the imposition of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or Multiemployer Plan, other than for the payment of plan contributions or PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any of its ERISA Affiliates; or (i) the occurrence of a non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) which could result in liability to the Borrower.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EUR” means the single currency of the Participating Member States.

“EUR Accounts” means, collectively, the EUR Collection Account and the EUR Unfunded Exposure Account.

“EUR Advance” means an Advance denominated in EUR.

“EUR Collection Account” means, collectively, the EUR Interest Collection subaccount and the EUR Principal Collection Subaccount.

“EUR Interest Collection Subaccount” the EUR-denominated account entitled “EUR Interest Collection Subaccount”; provided that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the EUR Interest Collection Subaccount.

“EUR Principal Collection Subaccount” the EUR-denominated account entitled “EUR Principal Collection Subaccount”; provided that the funds deposited therein (including any Principal and earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the EUR Principal Collection Subaccount.

“EUR Unfunded Exposure Account” the EUR-denominated account entitled “EUR Unfunded Exposure Account”; provided that the funds deposited therein (including any Principal and earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the EUR Unfunded Exposure Account.

EURIBOR” means, for any day during the Remittance Period, with respect to any EUR Advance (or portion thereof), the rate per annum (carried out to the fifth (5th) decimal place) equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Reuters Screen (or any applicable successor page) at approximately 11:00 a.m., London time, on such day that displays the average European Money Markets Institute Settlement Rate (such page currently being EURIBOR01) for deposits in EUR with a term equivalent to three (3) months; provided that if such rate is not available at any such time for any reason, then “EURIBOR” with respect to any Advance shall be the rate at which Euro deposits of €5,000,000 and for a three (3) month maturity are offered by the principal London office of the Administrative Agent or the principal London office of any bank reasonably selected by the Administrative Agent in immediately available funds in the Euro-zone interbank market at approximately 11:00 a.m., London time, on the applicable day (or, if such day is not a Business Day, on the immediately preceding Business Day); provided, further, that, in the event that the rate as so determined above shall be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement. EURIBOR shall always be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

“Event of Default” has the meaning assigned to that term in Section 7.01.

“Excepted Persons” has the meaning assigned to that term in Section 12.12(a).

“Excess Concentration Amount” means, as of any date of determination, with respect to any Eligible Loan Asset included in the Collateral, the amount by which the Adjusted Borrowing Value (without giving effect to clause (ii) of the definition thereof) of such Eligible Loan Asset exceeds any applicable Concentration Limitations, to be calculated by the Servicer without duplication, after giving effect to any sales, purchases or substitutions of Loan Assets as of such date; provided that with respect to any Eligible Loan Asset or portion thereof, if more than one Concentration Limitation would be exceeded, the Concentration Limitation that would result in the highest Excess Concentration Amount shall be used to determine the Excess Concentration Amount.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Amounts” means (a) any amount received in the Collection Account with respect to any Loan Asset included as part of the Collateral, which amount is attributable to the payment of any Tax, fee or other charge imposed by any Governmental Authority on such Loan Asset or on any Related Collateral and (b) any amount received in the Collection Account or other Controlled Account representing (i) a reimbursement of insurance premiums, (ii) any escrows relating to Taxes, insurance and other amounts in connection with Loan Assets which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under the Underlying Instruments, (iii) amounts received in the Collection Account with respect to any Loan Asset retransferred or substituted for upon the occurrence of a Warranty Breach Event or that is otherwise replaced by a Substitute Eligible Loan Asset, or that is otherwise sold or transferred by the Borrower pursuant to Section 2.07, to the extent such amount is attributable to a time after the effective date of such replacement or sale, (iv) any interest accruing on a Loan Asset prior to the related Cut-Off Date that was not purchased by the Borrower and is for the account of the Person from whom the Borrower purchased such Loan Asset, and (v) amounts deposited into the Collection Account in error.

“Excluded Taxes” means (a) Taxes imposed on or measured by the Recipient’s net income (however denominated), franchise Taxes imposed on the Recipient, and branch profits Taxes imposed on the Recipient, in each case, (i) by the jurisdiction (or any political subdivision thereof) under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) in the case of any Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender pursuant to a law in effect on the date on which (i) such Lender becomes a party hereto (other than pursuant to an assignment request by the Borrower under Section  ~~2.22~~2.24 ) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.11, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.11(g), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Exercise Notice” has the meaning assigned to that term in Section 7.03.

“Exercise Notice Purchase Price” has the meaning assigned to that term in Section 7.03.

“Facility Amount” means the aggregate Commitments as then in effect, which on the First Amendment Closing Date shall be $~~200,000,000~~400,000,000 , as such amount may be reduced pursuant to Section 2.17(b); provided that, at all times during the Amortization Period, the Facility Amount shall mean the aggregate Advances Outstanding at such time.

“Facility Maturity Date” means the earliest of (a) the Business Day designated by the Borrower to the Lender pursuant to Section 2.16(b) to terminate this Agreement, (b) the Stated Maturity or (c) the date on which the Facility Maturity Date is declared (or is deemed to have occurred automatically) pursuant to Section 7.01.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code or any U.S. or non-U.S. fiscal or regulatory law, regulation, rule, promulgation, guidance notes, practices or official agreement implementing an intergovernmental agreement entered into in connection with the implementation of such sections of the Code or analogous provisions of non-U.S. law.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Fees” means (a) the Unused Fee, (b) the fees payable to the Administrative Agent pursuant to the terms of the Administrative Agent Fee Letter and (c) the fees payable to each Lender pursuant to the terms of any Lender Fee Letter.

“Financial Asset” has the meaning specified in Section 8-102(a)(9) of the UCC.

“Financial Covenant Test”: means a test that will be satisfied on any date of determination if:

(a) the Transferor maintains (i) Unrestricted Cash, plus (ii) Unpledged Capital Commitments, plus (iii) undrawn commitments under credit facilities, in an aggregate amount in excess of 5% of the total Indebtedness of the Transferor; and

~~(b) the Net Asset Value of the Transferor plus the Unpledged Capital Commitments is at least equal to 50% of the Total Committed Capital as of such date of determination; and~~

(~~c~~b) the BDC Asset Coverage is greater than 1.50:1.00.

“First Amendment Closing Date” means July 3, 2025.

“First Lien Loan” means any Loan Asset (a) that is secured by a valid and perfected first priority Lien on substantially all of the Obligor’s assets constituting Related Collateral, subject to any Permitted Working Capital Liens and any expressly permitted Liens under the Underlying Instrument for such Loan Asset or such comparable definition if “permitted liens” is not defined therein and carveouts for traditional bank revolving asset based loan facilities, in each case that are customary for similar loans, (b) that provides that the payment obligation of the Obligor on such Loan Asset is either senior to, or pari passu with, and is not (and cannot by its terms become)

subordinate in right of payment to all other Indebtedness of such Obligor (excluding Permitted Working Capital Liens), (c) for which Liens on the Related Collateral securing any other outstanding Indebtedness of the Obligor (excluding Permitted Working Capital Liens and expressly permitted Liens described in clause (a) above but including Liens securing Second Lien Loans) are expressly subject to and contractually or structurally subordinate to the priority Liens securing such First Lien Loan, (d) that the value of the Related Collateral securing the Loan Asset (or the enterprise value and ability to generate cash flow) on or about the Cut-Off Date equals or exceeds the Outstanding Balance of the Loan Asset plus the aggregate outstanding balances of all other Indebtedness of equal seniority secured by the same Related Collateral, (e) for which the Senior Leverage Ratio as of the Cut-Off Date is less than 4.75:1.00, and (f) that is not a Second Lien Loan, Unitranche Loan, FLLO Loan or Recurring Revenue Loan.

“FLLO Loan” means any Loan Asset that satisfies all of the requirements set forth in either the definition of “First Lien Loan” (without regard to clauses (e) and (f) of the definition thereof) or “Unitranche Loan” except that, at any time prior to and/or after an event of default under the Underlying Instrument, such Loan Asset will be paid after one or more tranches of First Lien Loans and Unitranche Loans, as applicable, issued by the Obligor have been paid in full in accordance with a specified waterfall or other priority of payments as specified in the Underlying Instrument, an agreement among lenders or other applicable agreement; provided that any Loan Asset that would otherwise be a FLLO Loan, but for which the ratio of (x) “first out” committed amount of the Obligor to (y) EBITDA of the Obligor is less than 1.00:1.00 as of the Cut-Off Date, shall be deemed to be a First Lien Loan or a Unitranche Loan, as applicable, for all purposes hereunder.

“Floor” means, for any transaction under this Agreement, the benchmark rate floor (which shall not be less than zero), if any, provided for in this Agreement with respect to any Benchmark as determined for such transaction.

“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to or by, or entered into with, the Borrower with respect to employees outside the United States.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

“GBP” means the lawful currency of the United Kingdom.

“GBP Accounts” means, collectively, the GBP Collection Account and the GBP Unfunded Exposure Account.

“GBP Advance” means an Advance denominated in GBP.

“GBP Collection Account” means, collectively, the GBP Interest Collection Subaccount and the GBP Principal Collection Subaccount.

“GBP Interest Collection Subaccount” means the GBP-denominated account entitled “GBP Interest Collection Subaccount”; provided that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the GBP Interest Collection Subaccount.

“GBP Principal Collection Subaccount” means the GBP-denominated account entitled “GBP Principal Collection Subaccount”; provided that the funds deposited therein (including any Principal and earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the GBP Principal Collection Subaccount.

“GBP Unfunded Exposure Account” means the GBP-denominated account entitled “GBP Unfunded Exposure Account”; provided that the funds deposited therein (including any Principal and earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the GBP Unfunded Exposure Account.

“Governmental Authority” means, with respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

“Grant” or “Granted” means to grant, bargain, sell, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of setoff against, deposit, set over and confirm. A Grant of the Collateral, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including, the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Collateral, and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Hague Convention” has the meaning assigned to that term in Section 6.04(e).

“Increased Amount Date” has the meaning assigned to that term in Section 2.23(a).

“Increased Costs” means any amounts required to be paid by the Borrower to an Affected Party pursuant to Section 2.10.

“Increasing Lender” has the meaning assigned to that term in Section 2.23(a).

“Indebtedness” means:

(a) with respect to any Obligor under any Loan Asset, the meaning of “Indebtedness”, “Debt” or any comparable definition in the Underlying Instrument for each such Loan Asset, and in any case that “Indebtedness” or such comparable definition is not defined in such Underlying Instrument, without duplication, (i) all obligations of such entity for borrowed money or with respect to deposits or advances of any kind, (ii) all obligations of such entity evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such entity under conditional sale or other title retention agreements relating to property acquired by such entity, (iv) all obligations of such entity in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (v) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such entity, whether or not the indebtedness secured thereby has been assumed, (vi) all guarantees by such entity of indebtedness of others, (vii) all Capital Lease Obligations of such entity, (viii) all obligations, contingent or otherwise, of such entity as an account party in respect of letters of credit and letters of guaranty and (ix) all obligations, contingent or otherwise, of such entity in respect of bankers’ acceptances, but in each case expressly excluding (but, in the case of clauses (A) through (G), only in the case of the underlying Related Assets), (A) letters of credit, to the extent undrawn or otherwise cash collateralized, bankers’ acceptances and surety bonds, whether or not matured (unless such indebtedness constitutes drawn and unreimbursed amounts), (B) earn-outs and similar deferred purchase price, but only so long as such earn-outs and similar deferred purchase price remain contingent in nature or, if no longer contingent in nature, does not remain past due for more than ten (10) Business Days following the due date therefor, (C) working capital and similar purchase price adjustments in connection with acquisitions not prohibited hereunder, (D) royalty payments made in the ordinary course of business in respect of licenses (to the extent such licenses are otherwise permitted), (E) accruals for payroll and other non-interest bearing liabilities incurred in the ordinary course of business, (F) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), and (G) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured; and

(b) for all other purposes, with respect to any Person at any date, (i) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (iv) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (v) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the indebtedness secured thereby has been assumed, (vi) all guarantees by such Person of indebtedness of others, (vii) all Capital Lease Obligations of such Person, (viii) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (ix) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, but expressly excluding any obligation of such Person to fund any Loan Asset constituting a Delayed Draw Loan Asset or a Revolving Loan, as applicable.

“Indemnified Amounts” has the meaning assigned to that term in Section 8.01.

“Indemnified Party” has the meaning assigned to that term in Section 8.01.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnifying Party” has the meaning assigned to that term in Section 8.04.

“Independent Manager” means a natural person who, (a) for the five (5)-year period prior to his or her appointment as Independent Manager, has not been, and during the continuation of his or her service as Independent Manager is not: (i) an employee, director, stockholder, member, manager, partner or officer of the Borrower or any of its respective Affiliates (other than his or her service as an Independent Manager of the Borrower or other Affiliates of the Borrower or the Transferor that are structured to be “bankruptcy remote”); (ii) a customer or supplier of the Borrower or any of its Affiliates (other than his or her service as an Independent Manager of the Borrower or other Affiliates of the Borrower or the Transferor that are structured to be “bankruptcy remote”); or (iii) any member of the immediate family of a person described in sub-clause (i) or sub-clause (ii) of this clause (a), and (b) has (i) prior experience as an Independent Manager for a corporation or limited liability company whose charter documents required the unanimous consent of all Independent Managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least five (5) years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of secured or securitized structured finance instruments, agreements or securities. Any employee of a Pre-Approved Independent Manager Provider that meets the requirements of clauses (a) and (b) of the preceding sentence shall constitute an Independent Manager.

“Indorsement” has the meaning specified in Section 8-102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Industry Classification” means any of the industry categories set forth in Schedule VI hereto, including any modifications that may be made thereto or additional categories that may be subsequently established by reference to the Global Industry Classification Standard codes; provided that the Administrative Agent and the Servicer have each provided its respective prior written consent to any such modification or additional category.

“Instrument” has the meaning specified in Section 9-102(a)(47) of the UCC.

“Insurance Policy” means, with respect to any Loan Asset, an insurance policy covering liability and physical damage to, or loss of, the Related Collateral.

“Interest Collection Subaccount” means ~~the segregated trust account entitled “~~, collectively, the AUD Interest Collection Subaccount~~”; provided that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the~~, the CAD Interest Collection Subaccount~~.~~, the EUR Interest Collection Subaccount, the GBP Interest Collection Subaccount, the JPY Interest Collection Subaccount, the NOK Interest

Collection Subaccount, the SEK Interest Collection Subaccount and the USD Interest Collection Subaccount.

“Interest Collections” means, with respect to any date of determination, without duplication, the sum of:

(a) all payments of interest and delayed compensation (representing compensation for delayed settlement) received in cash by the Borrower during the related Remittance Period on the Loan Assets, including the accrued interest received in connection with a sale thereof during the related Remittance Period;

(b) all principal and interest payments received by the Borrower during the related Remittance Period on Permitted Investments purchased with Interest Collections;

(c) all upfront fees, anniversary fees, redemption fees, collateral monitoring fees, success fees, termination fees, amendment and waiver fees, late payment fees, ticking fees and all other fees received by the Borrower during the related Remittance Period, except for those fees in connection with the reduction of the Outstanding Balance of the related Loan Asset, as determined by the Servicer with notice to the Administrative Agent and the Collateral Administrator; and

(d) commitment fees and other similar fees received by the Borrower during such Remittance Period in respect of Delayed Draw Loan Assets and Revolving Loans;

provided that any amounts received in respect of any Defaulted Loan will constitute Principal Collections (and not Interest Collections) until the aggregate of all collections in respect of such Defaulted Loan since it became a Defaulted Loan equals the Outstanding Balance of such Loan Asset at the time it became a Defaulted Loan.

“Investment Criteria” means with respect to each Loan Asset acquired by the Borrower, compliance with each of the requirements set forth below:

(a) no Event of Default or Unmatured Event of Default is continuing (other than an Unmatured Event of Default resulting from a Borrowing Base Deficiency, which shall be subject to clause (c) below);

(b) such Loan Asset is an Eligible Loan Asset;

(c) no Borrowing Base Deficiency shall be continuing upon giving effect to such acquisition and to all other sales, acquisitions and/or substitutions of Loan Assets consummated during the cure period for such Borrowing Base Deficiency pursuant to Section 2.06;

(d) solely during the Amortization Period, the amounts on deposit in the Unfunded Exposure Account as of such date equal or exceed the Aggregate Unfunded Exposure Amount as of such date; and

(e) the Collateral Quality Tests are satisfied or, if not satisfied, would be maintained or improved.

“I/O Notional Loan” means the interest-only loan made available under this Agreement as described in Section 2.01(c), which is comprised of a notional amount equal to the I/O Notional Loan Amount. For the avoidance of doubt, no holder of any of the I/O Notional Loan shall be deemed to be a ~~“~~“Lender~~”~~” for the purposes of any voting rights as specified herein.

“I/O Notional Loan Amount” means with respect to any Lender, the amount set forth as such opposite such Lender’s name on Annex A hereto or that may be assigned to it pursuant to Section 12.04, as such amount may be reduced pursuant to Section 2.17.

“I/O Notional Loan Lender Percentage” means, with respect to any Lender, the amount of any percentage set forth as such opposite such Lender’s name on Annex A hereto or that may be assigned to it pursuant to Section 12.04, in each case as set forth more specifically on a schedule that shall be maintained by the Administrative Agent, updated by the Administrative Agent from time to time, and available upon Borrower’s request.

“I/O Rate” has the meaning set forth in the Administrative Agent Fee Letter.

“Joinder Supplement” means an agreement among the Borrower, a Lender and the Administrative Agent in the form of Exhibit M (appropriately completed) delivered in connection with a Person becoming a Lender hereunder after the Closing Date.

“JPY” means the lawful currency of Japan.

“JPY Accounts” means, collectively, the JPY Collection Account and the JPY Unfunded Exposure Account.

“JPY Advance” means an Advance denominated in JPY.

“JPY Collection Account” means, collectively, the JPY Interest Collection Subaccount and the JPY Principal Collection Subaccount.

“JPY Interest Collection Subaccount” the JPY-denominated account entitled “JPY Interest Collection Subaccount”; provided that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the JPY Interest Collection Subaccount.

“JPY Principal Collection Subaccount” the JPY-denominated account entitled “JPY Principal Collection Subaccount”; provided that the funds deposited therein (including any Principal and earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the JPY Principal Collection Subaccount.

“JPY Unfunded Exposure Account” the JPY-denominated account entitled “JPY Unfunded Exposure Account”; provided that the funds deposited therein (including any Principal and earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the JPY Unfunded Exposure Account.

“Lender” means (a) Morgan Stanley (so long as Morgan Stanley holds Commitments and/or Advances hereunder) and (b) any Lender, and/or any other Person to whom a Lender assigns any part of its rights and obligations under this Agreement and the other Transaction Documents in accordance with the terms of Section 12.04.

“Lender Fee Letter” means each fee letter agreement that shall be entered into by and among the Borrower, the Servicer, the applicable Lender and/or the Administrative Agent in connection with the transactions contemplated by this Agreement, as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

“Lender Side Letter” means a letter agreement dated as of the First Amendment Closing Date entered into by and among the Borrower, the Lenders and the Administrative Agent, as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, claim, preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, lease or other title retention agreement, sale subject to a repurchase obligation, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) or the filing of or agreement to give any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction; provided that in the case of investments that are loans or other debt obligations, restrictions on assignments or transfers thereof on customary and market based terms pursuant to the underlying documentation relating to such investment shall not be deemed to be a “Lien”.

“Liquid Credit Loan Asset” means any Broadly Syndicated Loan that is an Eligible Loan Asset designated as being eligible by the Administrative Agent in its sole discretion in the applicable Approval Notice.

“Loan Asset” means any commercial loan acquired by the Borrower, but excluding, as applicable, the Retained Interest and Excluded Amounts; provided, however, that to the extent the Borrower acquires more than one position of a commercial loan on separate dates, each such position shall be treated as a separate Loan Asset for all purposes hereunder and under each other Transaction Document, unless the Administrative Agent, in its sole discretion, elects to treat such positions as a single Loan Asset; provided, further, that to the extent the Borrower’s undrawn commitments under any Delayed Draw Loan Asset or Revolving Loan, as applicable, has been increased after the acquisition of such Delayed Draw Loan Asset or Revolving Loan, as applicable, by the Borrower (whether through an assignment or an amendment of the Underlying Instrument), such increased commitment shall be treated as a separate Delayed Draw Loan Asset or Revolving Loan, as applicable, for all purposes hereunder and under each other Transaction Document, unless the Administrative Agent, in its sole discretion, elects to treat such increased commitment as part of the original Delayed Draw Loan Asset or Revolving Loan, as applicable.

“Loan Asset Checklist” means an electronic or hard copy, as applicable, of a checklist delivered by or on behalf of the Borrower to the Collateral Custodian and the Collateral

Administrator, for each Loan Asset, of all applicable Required Loan Documents to be included within the respective Loan File.

“Loan Asset Schedule” means the Loan Asset Schedule set forth as Schedule IV hereto identifying the Loan Assets delivered by the Borrower or Servicer to the Collateral Custodian, the Collateral Administrator and the Administrative Agent. Each such schedule shall set forth the applicable information specified on Schedule IV, which shall also be provided to the Collateral Custodian and the Collateral Administrator in electronic format acceptable to the Collateral Custodian and the Collateral Administrator, as applicable.

“Loan Assignment” has the meaning set forth in the Purchase and Sale ~~and Contribution~~ Agreement.

“Loan File” means, with respect to each Loan Asset, a file containing (a) each of the documents and items as set forth on the Loan Asset Checklist with respect to such Loan Asset and (b) duly executed originals (to the extent required by the Servicing Standard) and copies of any other Records relating to such Loan Assets and Related Asset pertaining thereto.

“Maintenance Covenant” means, as of any date of determination, a covenant by the Obligor of a Loan Asset to comply with one or more financial covenants during each reporting period applicable to such Loan Asset, whether or not any action by, or event relating to, the Obligor occurs after such date of determination; provided that a covenant that otherwise satisfies the definition hereof and only applies when amounts are outstanding under the related Loan Asset shall be a Maintenance Covenant.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Market Value” means, with respect to any Liquid Credit Loan Asset on any date of determination, the value determined by the Administrative Agent, in its sole discretion, on such day to be the midpoint of the “bid” and “ask” prices for such Liquid Credit Loan Asset, either: (i) based on pricing from Loan Pricing Corp. or IHS Markit Ltd. (or such other pricing service jointly selected by the Administrative Agent and the Borrower) with a minimum quote depth of two (2); (ii) if the price cannot be determined pursuant to clause (i), based on recent observable trade data; and (iii) if the price cannot be determined pursuant to either of clauses (i) or (ii), as otherwise determined by the Administrative Agent in its sole discretion; provided that, if the Borrower is able to obtain same-day bid pricing from Loan Pricing Corp. or IHS Markit Ltd. (or such other pricing service jointly selected by the Administrative Agent and the Borrower) with a minimum quote depth of two (2) for five consecutive days, then the value shall be such value.

Notwithstanding the foregoing, so long as such Liquid Credit Loan Asset is not a Defaulted Loan, the Borrower may dispute the Market Value of a Liquid Credit Loan Asset by providing actionable bids from two or more Approved Broker/Dealers not later than 3:00 p.m. on the second Business Day after the date on which the Administrative Agent provides notice to the Borrower of the Market Value of such Liquid Credit Loan Asset, in which case the arithmetic average of such bids shall be treated as the Market Value for such Liquid Credit Loan Asset until the

Administrative Agent in good faith has determined that the Market Value of such Liquid Credit Loan Asset has changed.

“Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on (a) the business, financial condition, operations, performance or properties of the Transferor, the Servicer or the Borrower, excluding, for the avoidance of doubt, any change resulting solely from any change in value or performance of all or any part of the Collateral, (b) the validity, enforceability or collectability of this Agreement or any other Transaction Document or the validity, enforceability or collectability of the Loan Assets generally or any material portion of the Loan Assets, (c) the rights and remedies of the Collateral Agent, the Collateral Custodian, the Account Bank, the Administrative Agent, any Lender and the Secured Parties with respect to matters arising under this Agreement or any other Transaction Document, (d) the ability of each of the Borrower, the Transferor and the Servicer to perform their respective obligations under this Agreement or any other Transaction Document, or (e) the status, existence, perfection, priority or enforceability of the Collateral Agent’s lien on the Collateral; provided that, for the avoidance of doubt, “Material Adverse Effect” does not include the occurrence of a Value Adjustment Event, Material Modification or change in Assigned Value in relation to any one or more Eligible Loan Assets.

“Material Modification” means any amendment or waiver of, or modification or supplement with respect to, an Underlying Instrument governing an Eligible Loan Asset executed or effected on or after the Cut-Off Date for such Eligible Loan Asset (or, in the case of clause (c) below, a change to any other Indebtedness of the Obligor, as applicable) which:

(a) (i) reduces, delays or forgives any or all of the principal amount due (including any amortization payment) under such Eligible Loan Asset or (ii) extends or delays the stated maturity date or any scheduled amortization payment date for such Eligible Loan Asset, including a Maturity Amendment; provided that such amendment, waiver, modification or supplement shall not be a Material Modification if solely with respect to clause (ii) hereof, (x) immediately after giving effect thereto the weighted average life of such Eligible Loan Asset is not more than 0.50 years higher than the weighted average life of such Loan Asset as of the Cut-Off Date and such amendment, waiver, modification or supplement is not made for credit-related reasons and (y) the Servicer shall have certified to the Administrative Agent in writing (including by email) that it reasonably believes that such extension or delay was not undertaken for the purpose of avoiding, delaying, or waiving the occurrence or continuance of, a payment default with respect to such Loan Asset;

(b) (i) waives one or more interest payments, (ii) permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Eligible Loan Asset (other than any deferral or capitalization already allowed by the terms of the Underlying Instruments of any Eligible Loan Asset that is a PIK Loan Asset as of the Cut-Off Date) or (iii) reduces the amount of interest due (other than (x) as a result of the application of any pricing grid or any change in reference rate or index (including the imposition of a replacement successor index for the definition of “Libor (London Inter-Bank Offered Rate)”, “Term SOFR” or any comparable definition) pursuant to the Underlying Instruments for such Loan Asset ~~or~~, (y) any reduction as a result of an increase in the credit quality of such Eligible Loan Asset as determined by the Servicer in accordance with the Servicing Standard and as certified by the Servicer to the Administrative

Agent in writing (including by email)~~);~~ or (z) any reduction by 0.50% or less that is not due to a decrease in the credit quality of such Eligible Loan Asset as determined by the Servicer in accordance with the Servicing Standard and as certified by the Servicer to the Administrative Agent in writing (including by email));

(c) (i) in the case of a First Lien Loan (without giving effect to clause (f) of the definition thereof) or Unitranche Loan, contractually or structurally subordinates such Eligible Loan Asset by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than “permitted liens” or any comparable definitions or provisions in the Underlying Instruments related to “permitted liens” for such Eligible Loan Asset, and other than as permitted under the definition of “First Lien Loan” or “Unitranche Loan”, as applicable to such Eligible Loan Asset) on any of the Related Collateral securing such Loan Asset (except as permitted under the applicable Underlying Instruments existing on the Cut-Off Date for such Eligible Loan Asset), (ii) in the case of a Second Lien Loan or FLLO Loan, (x) contractually or structurally subordinates such Eligible Loan Asset to any obligation (other than any loan which existed on the Cut-Off Date for such Eligible Loan Asset which is senior to such Eligible Loan Asset) by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than “permitted liens” or any comparable definitions or provisions in the Underlying Instruments related to “permitted liens” for such Eligible Loan Asset) on any of the Related Collateral securing such Loan Asset (except as permitted under the applicable Underlying Instruments existing on the Cut-Off Date for such Eligible Loan Asset) or (y) increases the commitment amount of any loan senior or pari passu with such Eligible Loan Asset other than any increase permitted by the related Underlying Instruments as of the related Cut-Off Date or (iii) in the case of any Eligible Loan Asset, the Obligor thereof incurs any additional Indebtedness which was not in place as of the Cut-Off Date which is senior to or pari passu with such Eligible Loan Asset (except as permitted under the applicable Underlying Instruments existing on the Cut-Off Date for such Eligible Loan Asset);

(d) substitutes, alters or releases the Related Collateral securing such Eligible Loan Asset and any such substitution, alteration or release materially and adversely affects the value of such Eligible Loan Asset; provided, that the foregoing shall not apply to any release in conjunction with a relatively contemporaneous disposition by the Obligor accompanied by a mandatory reinvestment of net Proceeds with respect to such Related Collateral or mandatory repayment of the loan facility (including the Eligible Loan Asset) with the net Proceeds of such Related Collateral (in each case, subject to any threshold or exception set forth in the applicable Underlying Instruments as of the related Cut-Off Date);

(e) amends, waives, forbears, supplements or otherwise modifies (i) the meaning of “Senior Leverage Ratio,” “Cash Interest Coverage Ratio,” “Total Leverage Ratio,” “EBITDA,” “Permitted Liens,” “Recurring Revenue,” “Debt-to-Recurring-Revenue Ratio” or any respective comparable definitions in the Underlying Instruments for such Eligible Loan Asset (to the extent such financial covenants or definitions are included in the Underlying Instruments), (ii) any term or provision of such Underlying Instruments referenced in or utilized in the calculation of the “Senior Leverage Ratio,” “Cash Interest Coverage Ratio,” “Total Leverage Ratio,” “EBITDA,” “Permitted Liens,” “Recurring Revenue,” “Debt-to-Recurring-Revenue Ratio” or any respective comparable definitions for such Eligible Loan Asset, or (iii) any term or provision referenced in or utilized in the calculation of any financial covenant or modifies any of the required maintenance levels of any financial covenant in the Underlying Instrument for such Eligible Loan Asset, in the case of either clause (i), (ii) or (iii) above, in a manner that, in the sole discretion of the Administrative Agent, is materially adverse to the Administrative Agent, any Lender or the value of such Eligible Loan Asset; ~~or~~

(f) modifies any term or provision of the Underlying Instrument that impacts the determination of any default or event of default with respect to such Eligible Loan Asset~~.~~; or

(g)  with respect to any Loan Asset that is a Recurring Revenue Loan, waives or extends the time period specified in the Underlying Instrument of such Eligible Loan Asset as of the Cut-Off Date for the conversion of the covenant relating to “Recurring Revenue,” “Debt-to-Recurring Revenue Ratio,” or related term in the Underlying Instrument to a covenant relating to “EBITDA”.

“Materials of Environmental Concern” means any material, substance or waste that is listed, regulated, or otherwise defined as hazardous, toxic, radioactive, a pollutant or a contaminant (or words of similar regulatory intent or meaning) under applicable Environmental Law, or which could give rise to liability under any Environmental Law.

“Maturity Amendment” means, any amendment to the Underlying Instruments of any Loan Asset which delays or extends the maturity date or any principal payment date for such Loan Asset.

“Maximum Portfolio Advance Rate” means, as of any date of determination, the advance rate corresponding to the Diversity Score of the Eligible Loan Assets included in the Collateral as of such date, as set forth below:

Diversity Score (x)	Maximum Portfolio Advance Rate
x < 5.0	0%
5.0 ≤ x < 8.0	30%
8.0 ≤ x < 12.0	50%
x ≥ 12.0	65%

provided that, solely for purposes of determining the Maximum Portfolio Advance Rate with respect to only two (2) Eligible Loan Assets at any time, the cash proceeds of such Eligible Loan Assets sold, prepaid or otherwise disposed of shall, at the request of the Servicer, be deemed to be in the same Industry Classification as such Eligible Loan Assets and an obligation of the Obligors on such Eligible Loan Assets for purposes of determining the Diversity Score until such time as such cash proceeds are reinvested to purchase additional Eligible Loan Assets or paid pursuant to Section 2.04.

“Measurement Date” means each of the following dates: (a) the Closing Date; (b) each Reporting Date occurring in a calendar month in which a Payment Date does not occur; (c) each Payment Date; (d) each Determination Date; (e) the date as of which an Advance or reduction of the Advances Outstanding is requested; (f) the date as of which a release of Principal Collections is requested pursuant to Section 2.18; (g) within one (1) Business Day after the Assigned Value of any Loan Asset is adjusted following the occurrence of a Value Adjustment Event in respect thereof; (h) the date as of which a Borrowing Base Deficiency occurs; and (i) any other date reasonably requested by the Administrative Agent.

“Minimum Cash Spread” means, with respect to any PIK Loan Asset (i) which is a floating rate Loan Asset, the minimum contractual required per annum applicable margin (excluding the related benchmark or index rate) at which it must pay interest in cash as set forth in the related Underlying Instruments, and (ii) which is a fixed-rate Loan Asset, the minimum contractual required per annum rate at which it must pay interest in cash as set forth in the related Underlying Instruments minus the applicable current Benchmark. By way of illustration, if a floating rate Loan Asset bears interest at Term SOFR plus an applicable margin of 6.00% per annum, and the related Obligor has the right to elect to defer or capitalize interest under the Underlying Instrument up to 2.50% of the applicable margin component of such interest for any interest period (plus any required step-up to such applicable margin), then the Minimum Cash Spread with respect to such Loan Asset shall be 3.50% per annum. By way of further illustration, if a fixed rate Loan Asset that is a PIK Loan Asset bears interest at an applicable fixed rate of 9.00% per annum, the applicable current Benchmark is 3.00% per annum, and the related Obligor has the right to elect to defer or capitalize interest up to 2.50% of such interest for any interest period, then the Minimum Cash Spread with respect to such Loan Asset shall be 3.50% per annum.

“Minimum Equity Amount” means the greater of (a) the sum of the Outstanding Balances of all Eligible Loan Assets that are the obligations of the three largest Obligors and (b) 15% of the Facility Amount.

~~“Minimum Utilization” means (a) on any day following the Ramp-Up Period and prior to the end of the Revolving Period, 66.7% of the Facility Amount, and (b) at all other times, 0%.~~

“Minimum Utilization” has the meaning set forth in the Lender Side Letter.

“Minimum Utilization Fee” has the meaning set forth in the Lender Side Letter.

“Moody’s” means Moody’s Investors Service, Inc. (or its successors in interest).

“Morgan Stanley” means Morgan Stanley Bank, N.A., and its successors and assigns.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the applicable Person or any ERISA Affiliate of that Person contributed or had any obligation to contribute, or with respect to which such Person or ERISA Affiliate has any liability (whether actual or contingent) under Title IV of ERISA.

~~“Net Asset Value” means, on any date of determination, with respect to the Transferor, total assets minus total liabilities, as computed in accordance with GAAP and reflected on the balance sheet of the Transferor as of such date.~~

“New Advance” has the meaning assigned to that term in Section 2.23(b).

“New Commitments” has the meaning assigned to that term in Section 2.23(a).

“NIBOR” means, for any day during the Remittance Period, with respect to any NOK Advance (or portion thereof), the rate per annum (carried out to the fifth decimal place) equal to the rate determined by the Administrative Agent to be the offered rate that appears on the Bloomberg screen page (or any applicable successor or substitute page providing rate quotations comparable to those currently provided on such page of such service equal to the rate determined by the Administrative Agent to be the offered rate that appears on at approximately 11:00 a.m. (Norway time) two (2) Business Days prior to the beginning of such Remittance Period) for deposits in NOK with a term equivalent to three (3) months; provided that if such rate is not available at any such time for any reason, “NIBOR” with respect to any NOK Advance shall be the rate at which NOK deposits of NOK5,000,000 and for a three-month maturity is offered by the principal Norwegian office of any bank (which may be the Administrative Agent) reasonably selected by the Administrative Agent in immediately available funds at approximately 11:00 a.m. (Norway time) on the applicable day (or, if such day is not a Business Day, on the immediately preceding Business Day); provided, further, that in the event that the rate as so determined above shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. NIBOR shall always be determined by the Administrative Agent, and such determination shall be conclusive absent manifest effort.

“NOK” means the lawful currency of Norway.

“NOK Accounts” means, collectively, the NOK Collection Account and the NOK Unfunded Exposure Account.

“NOK Advance” means an Advance denominated in NOK.

“NOK Collection Account” means, collectively, the NOK Interest Collection Subaccount and the NOK Principal Collection Subaccount.

“NOK Interest Collection Subaccount” the NOK-denominated account entitled “NOK Interest Collection Subaccount”; provided that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the NOK Interest Collection Subaccount.

“NOK Principal Collection Subaccount” the NOK-denominated account entitled “NOK Principal Collection Subaccount”; provided that the funds deposited therein (including any Principal and earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the NOK Principal Collection Subaccount.

“NOK Unfunded Exposure Account” the NOK-denominated account entitled “NOK Unfunded Exposure Account”; provided that the funds deposited therein (including any Principal and earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the NOK Unfunded Exposure Account.

“Non-Approval Event” means an event that (a) will be deemed to have occurred if, during any twelve-month period on a rolling basis, the quotient of (i) the number of Loan Assets that are

First Lien Loans (other than Specified Loan Assets) submitted by the Borrower to the Administrative Agent for inclusion as Eligible Loan Assets that the Administrative Agent has not approved pursuant to paragraph 1(b) of Schedule II (provided that (x) such Loan Asset would be an Eligible Loan Asset but for the Administrative Agent’s non-approval of such Loan Asset and (y) at least ten such Loan Assets that are First Lien Loans (other than Specified Loan Assets) were submitted for review) divided by (ii) the total number of Eligible Loan Assets that are First Lien Loans (other than Specified Loan Assets) submitted by the Borrower to the Administrative Agent for inclusion as Eligible Loan Assets, is 50% or greater and (b) will be continuing until the conditions set forth in clause (a) of this definition are no longer true.

“Non-Consenting Lender” has the meaning assigned to that term in Section 2.19(d).

“Non-USD Custodial Account” means the non-Dollar-denominated account designated as the “USD Custodial Account” in which any Dollar-denominated Loan Assets shall be credited.

“Noteless Loan” means a Loan Asset with respect to which the Underlying Instruments (a) do not require the Obligor to execute and deliver a promissory note to evidence the Indebtedness created under such Loan Asset or (b) require any holder of the Indebtedness created under such Loan Asset to affirmatively request a promissory note from the related Obligor (and none has been requested with respect to such Loan Asset held by the Borrower).

“Notice of Borrowing” means an irrevocable written notice of borrowing from the Borrower to the Administrative Agent in the form attached hereto as Exhibit D.

“Notice of Exclusive Control” has the meaning given to such term in the Control Agreement.

“Notice of Reduction” means a notice of a reduction of the Advances Outstanding pursuant to Section 2.16, in the form attached hereto as Exhibit E.

“Obligations” means all present and future indebtedness and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to the Lenders, the Administrative Agent, the Account Bank, the Secured Parties, the Collateral Agent, the Collateral Administrator or the Collateral Custodian arising under this Agreement and/or any other Transaction Document and shall include, all liability for Yield and principal of the Advances Outstanding, all liability for Yield due to the Lenders from time to time in respect of the I/O Notional Loan, Breakage Fees, indemnifications and other amounts due or to become due by the Borrower to the Lenders, the Administrative Agent, the Collateral Agent, the Collateral Custodian, the Collateral Administrator, the Secured Parties and the Account Bank under this Agreement and/or any other Transaction Document, including, the Administrative Agent Fee Letter, any Lender Fee Letter, any Prepayment Premium and costs and expenses payable by the Borrower to the Lenders, the Administrative Agent, the Account Bank, the Collateral Agent, the Collateral Administrator or the Collateral Custodian, including attorneys’ fees, costs and expenses, including interest, fees and other obligations that accrue after the commencement of an insolvency proceeding (in each case whether or not allowed as a claim in such insolvency proceeding).

“Obligor” means, with respect to a Loan Asset, the Person who is obligated to repay such Loan Asset (including, if applicable, a guarantor thereof), and whose assets are primarily relied upon by the Borrower at the time such Loan Asset was originated or purchased by the Borrower as the source of repayment of such Loan Asset.

“Obligor Information” means, with respect to any Obligor, (a) the legal name of such Obligor, (b) the jurisdiction in which such Obligor is domiciled, organized or incorporated, (c) the audited financial statements for such Obligor for the three prior fiscal years (or such shorter period of time that the Obligor has been in existence), (d) the Servicer’s internal credit memorandum with respect to the Obligor and the related Loan Asset and, upon the reasonable request of the Administrative Agent, explanation of any EBITDA adjustments and, other than in the case of any Specified Loan Asset, detailed projections of free cash flow through maturity, (e) any lender presentations and confidential information memorandum received by the Servicer, (f) the annual report for the most recent fiscal year of such Obligor, (g) a company forecast for such Obligor including plans related to capital expenditures, (h) the financials for the most recent fiscal quarter, (i) details of any banking facilities and the debt maturity schedule of such Obligor and (j) Underlying Instruments.

“OFAC” means the U.S. Department of Treasury’s Office of Foreign Assets Control.

“Officer’s Certificate” means a certificate signed by a Responsible Officer of any Person.

“Opinion of Counsel” means a customary written opinion of counsel, which opinion and counsel are acceptable to the Administrative Agent in its reasonable discretion.

“Origination Date” means, with respect to the determination of “Specified Loan Asset,” the date on which the Underlying Instruments were entered into.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Obligation or Transaction Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section ~~2.22~~2.24).

“Outstanding Balance” means, with respect to a Loan Asset, as of any date of determination, (a) if such Loan Asset is denominated in and payable in Dollars, the outstanding principal balance of ~~a~~such Loan Asset as of such date and (b) except in connection with the calculation of the Borrowing Base (AUD), Borrowing Base (CAD), the Borrowing Base (EUR), the Borrowing Base (GBP), the Borrowing Base (JPY), the Borrowing Base (NOK) and the Borrowing Base (SEK) if such Loan Asset is denominated and payable in an Eligible Currency other than Dollars, the equivalent in Dollars of the outstanding principal balance of such Loan Asset as of such date, determined by the Servicer using the Spot Rate (or, for purposes of daily reporting by the Collateral Agent, the Spot Rate as determined by the Collateral Agent pursuant to clause (y) of the definition thereof), in each case exclusive of any PIK Interest or accrued interest on such Loan Asset as of such date; provided that, for purposes of calculating the “Outstanding Balance” of any PIK Loan Asset, principal payments received on such Loan Asset shall first be applied to reducing or eliminating any outstanding PIK Interest or accrued interest.

“Pari Passu Provisions” means, in relation to any amount payable pursuant to Section 2.04:

(a)  (i) in the case of any item (or items) ranking pari passu denominated in Dollars, the Borrower shall use an amount of Dollars from the Available Collections to make payments in Dollars to meet such item or items, (ii) in the case of any item (or items) ranking pari passu denominated in AUD, the Borrower shall use an amount of AUD from the Available Collections to make payments in AUD to meet such item or items, (iii) in the case of any item (or items) ranking pari passu denominated in CAD, the Borrower shall use an amount of CAD from the Available Collections to make payments in CAD to meet such item or items, (iv) in the case of any item (or items) ranking pari passu denominated in Euro, the Borrower shall use an amount of Euro from the Available Collections to make payments in Euro to meet such item or items, (v) in the case of any item (or items) ranking pari passu denominated in GBP, the Borrower shall use an amount of GBP from the Available Collections to make payments in GBP to meet such item or items, (vi) in the case of any item (or items) ranking pari passu denominated in JPY, the Borrower shall use an amount of JPY from the Available Collections to make payments in JPY to meet such item or items, (vii) in the case of any item (or items) ranking pari passu denominated in NOK, the Borrower shall use an amount of NOK from the Available Collections to make payments in NOK to meet such item or items and (viii) in the case of any item (or items) ranking pari passu denominated in SEK, the Borrower shall use an amount of SEK from the Available Collections to make payments in SEK to meet such item or items;

(b)  (i) if there is an insufficient aggregate amount comprised in the Available Collections to meet any such item (or items) ranking pari passu denominated in Dollars, the Borrower shall direct the Collateral Agent to exchange a sufficient amount denominated in an Eligible Currency other than Dollars from the Available Collections, if such is available after application of any amounts in such Eligible Currency in respect of any items ranking pari passu subject to and in accordance with Section 2.04, into Dollars at the Spot Rate to meet such item or items, or (ii) if there is an insufficient aggregate amount comprised in the Available Collections to meet any such item (or items) ranking pari passu denominated in an Eligible Currency other than Dollars, the Borrower shall direct the Collateral Agent to exchange a sufficient amount denominated in Dollars from the Available Collections, if such is available after application of any Dollar amounts in respect of any items ranking pari passu subject to and in accordance with Section 2.04, into such Eligible Currency at the Spot Rate to meet such item or items, or (iii) if there is an insufficient aggregate amount comprised in the Available Collections to meet any such item (or items) ranking pari passu denominated in an Eligible Currency other than Dollars, the Borrower shall direct the Collateral Agent to exchange a sufficient amount denominated in any other Eligible Currency other than such Eligible Currency and Dollars from the Available Collections, if such is available after application of any amounts in the other Eligible Currency in respect of any items ranking pari passu subject to and in accordance with Section 2.04, into such

Eligible Currency at the Spot Rate to meet such item or items, in the case of the foregoing clauses (i), (ii) and (iii), subject to such exchange being sufficient to pay any remaining item (or items) ranking pari passu denominated in (in the case of (i)) Dollars or (in the case of clauses (ii) or (iii)) an Eligible Currency other than Dollars, and provided that where such amounts are insufficient, all payments for such item (or items) ranking pari passu shall be made in accordance with clause (c) below; and

(c)  if there is an insufficient aggregate amount in the Available Collections to meet all items ranking pari passu in full, then the relevant shortfall shall be borne proportionately between such items, and in such circumstances, the Available Collections (determined in Dollars, with amounts in an Eligible Currency other than Dollars converted into Dollars by the Servicer at the Spot Rate) to be applied in respect of such items ranking pari passu shall be applied in respect of such items, pro rata (based on the percentage of the aggregate amount payable in respect of all such items represented by each such item, in each case, determined in Dollars, with amounts in an Eligible Currency other than Dollars converted into Dollars by the Servicer at the Spot Rate).

“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

“Participant Register” has the meaning assigned to such term in Section 12.04(e).

~~“Pass-Through Collection Subaccount” means the segregated trust account entitled “Pass-Through Collection Subaccount”; provided that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the Pass-Through Collection Subaccount.~~

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56 (signed into law October 26, 2001).

“Payment” has the meaning assigned to such term in Section 12.21(a).

“Payment Date” means the 25th calendar day of each January, April, July and October, unless such day is not a Business Day, in which case the following Business Day, commencing in April, 2024; provided that the final Payment Date shall occur on the Collection Date; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests to designate any other date as a “Payment Date,” then the Administrative Agent may. in its sole discretion and with three (3) Business Days prior notice to the Collateral Agent and Collateral Administrator, designate such other date as a “Payment Date” subject to any terms, conditions, provisions and limitations as determined by the Administrative Agent in its sole discretion with respect to each such additional Payment Date (including, any conforming changes that the Administrative Agent deems advisable or required to administer such additional Payment Date or the immediately subsequent scheduled Payment Date (e.g., changes to the calculation of “Determination Date” and “Remittance Period” in respect of such dates)).

“Payment Notice” has the meaning assigned to such term in Section 12.21(b).

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Pension Plan” means an “employee pension benefit plan” as such term is defined in Section 3(2) of ERISA, other than a Multiemployer Plan, that is subject to Title IV of ERISA or Section 412 of the Code and is sponsored or maintained by the Borrower or any ERISA Affiliate of the Borrower or to which the Borrower or any ERISA Affiliate of the Borrower contributes or has an obligation to contribute, or has any liability under Title IV of ERISA or Section 412 of the Code (whether actual or contingent).

“Permitted Investments” means, as of any date of determination:

(a) direct interest bearing obligations of, and interest bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States;

(b) demand or time deposits in, certificates of deposit of, demand notes of, or bankers’ acceptances issued by any depository institution or trust company organized under the laws of the United States or any State thereof (including any federal or state branch or agency of a foreign depository institution or trust company) and subject to supervision and examination by federal and/or state banking authorities (including, if applicable, the Collateral Agent, the Collateral Custodian or the Administrative Agent or any agent thereof acting in its commercial capacity); provided that the short-term unsecured debt obligations of such depository institution or trust company at the time of such investment are rated at least “A-1” by S&P and “P-1” by Moody’s;

(c) commercial paper that (i) is payable in ~~Dollars~~an Eligible Currency and (ii) is rated at least “A-1” by S&P and “P-1” by Moody’s; and

(d) units of money market funds rated in the highest credit rating category by any nationally recognized statistical rating organization, including S&P and Moody’s.

No Permitted Investment shall have an “f,” “r,” “p,” “pi,” “q,” “sf” or “t” subscript affixed to its S&P rating. Any such investment may be made or acquired from or through the Collateral Agent or the Administrative Agent or any of their respective Affiliates, or any entity for whom the Collateral Agent, the Administrative Agent, the Account Bank, the Collateral Custodian or any of their respective Affiliates provides services and receives compensation (so long as such investment otherwise meets the applicable requirements of the foregoing definition of Permitted Investment at the time of acquisition). The Collateral Agent and Collateral Custodian shall have no obligation to determine or oversee compliance with the foregoing.

“Permitted Liens” means: (a) with respect to the interest of the Borrower in the Loan Assets included in the Collateral, Liens granted pursuant to or by the Transaction Documents; and (b) with respect to the interest of the Borrower in the rest of the Collateral (including any Related Collateral), (i) Liens for state, municipal or other local Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (ii) purchase money security interests in certain items of equipment, (iii) Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith, (iv) other customary Liens permitted with respect thereto consistent with the Servicing Standard, (v) Liens in favor of the Collateral Agent created pursuant to this Agreement, (vi) with respect to agented Loan Assets, Liens in favor of the lead agent, the collateral agent or the paying agent for the benefit of all holders of Indebtedness of the related Obligor, and (vii) with respect to any Related Collateral, Liens permitted by the applicable Underlying Instrument.

“Permitted RIC Distribution” means distributions to the Transferor (from the Collection Account or otherwise) to the extent required to allow the Transferor to make sufficient distributions to qualify as a “regulated investment company” within the meaning of Section 851 of the Code and to otherwise eliminate federal or state income or excise taxes payable by the Transferor in or with respect to any taxable year of the Transferor (or any calendar year, as relevant); provided that (A) the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Transferor shall not exceed 115% of the amounts that the Borrower would have been required to distribute to the Transferor to: (i) allow the Borrower to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year the Borrower’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto) or (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Borrower’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Borrower had qualified to be taxed as a “regulated investment company” under the Code and (B) after the occurrence and during the continuance of an Event of Default, all such distributions shall be prohibited.

“Permitted Working Capital Lien” means, with respect to any Loan Asset, a Lien on the applicable Related Collateral (a) that is first priority under Applicable Law, (b) on specified accounts, documents, instruments, chattel paper, letter-of-credit rights, supporting obligations, deposit and investment accounts and (c) that (i) is set forth on the related Approval Notice, (ii) is otherwise expressly permitted under the applicable Underlying Instruments existing on the Cut-Off Date for such Eligible Loan Asset or (iii) is otherwise approved by the Administrative Agent in writing in its sole discretion.

“Person” means an individual, partnership, corporation (including a statutory or business trust), limited liability company, joint stock company, trust, unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.

“PIK Interest” means interest accrued on a Loan Asset that is added to the principal amount of such Loan Asset instead of being paid as cash interest as it accrues.

“PIK Loan Asset” means a Loan Asset which allows, provides for or permits a portion of the interest that accrues thereon to be added to the principal amount of such Loan Asset (whether or not currently being added) for some period of time prior to such Loan Asset requiring the current cash payment of such previously capitalized interest, which cash payment shall be treated as an Interest Collection at the time it is received.

“PIKing Loan Asset” means any PIK Loan Asset in respect of which interest is being deferred or capitalized thereon as of any date of determination.

“Pledge Agreement” means that certain Pledge Agreement, dated as of the Closing Date, between the Transferor, as pledgor, and the Collateral Agent, as pledgee, as such Pledge Agreement may from time to time be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

“Politically Exposed Person” means a natural person currently or formerly entrusted with a senior public role or function (e.g., a senior official in the executive, legislative, military, administrative, or judicial branches of government), an immediate family member of a prominent public figure, a known close associate of a prominent public figure, or any corporation, business or other entity that has been formed by, or for the benefit of, a prominent public figure. Immediate family members include family within one-degree of separation of the prominent public figure (e.g., spouse, parent, sibling, child, step-child, or in-law). Known close associates include those widely- and publicly-known close business colleagues and personal advisors to the prominent public figure, in particular financial advisors or persons acting in a fiduciary capacity.

“Portfolio ICR Test” means a test that will be satisfied if the Portfolio Interest Coverage Ratio is at least ~~2.00~~1.75:1.00.

“Portfolio Interest Coverage Ratio” means, with respect to a Determination Date preceding a Payment Date, the ratio of (a) the amounts on deposit in the Interest Collection Subaccount minus the amounts owing on such Payment Date under clause (i) and clause (ii) of Section 2.04(a) divided by (b) the amounts owing on such Payment Date under clause (iv) of Section 2.04(a).

“Pre-Approved Independent Manager Provider” means (a) Global Securitization Services, LLC, CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Company, Puglisi & Associates or WalkersFS or (b) any other services provider approved in writing by the Administrative Agent and the Borrower.

“Prepayment Premium” ~~means, in the event that this Agreement is terminated or the Facility Amount is permanently reduced, in each case, pursuant to Section 2.16(b), prior to the two (2) year anniversary of the Closing Date, an amount equal to 1.0%, in each case, of either (x) the Facility Amount, in the case of such termination, or (y) the amount of such reduction, in the case of such permanent reduction of the Facility Amount and, in each case, such amounts shall be payable pro rata to each Lender at the time of such termination or such reduction, as applicable; provided that the Prepayment Premium shall be calculated without giving effect to the provisos in the definition of “Facility Amount.”~~has the meaning set forth in the Lender Side Letter.

“Principal Collection Subaccount” means ~~the segregated trust account entitled “~~, collectively, the AUD Principal Collection Subaccount~~”; provided that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and~~

~~assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the~~, the CAD Principal Collection Subaccount~~.~~, the EUR Principal Collection Subaccount, the GBP Principal Collection Subaccount, the JPY Principal Collection Subaccount, the NOK Principal Collection Subaccount, the SEK Principal Collection Subaccount and the USD Principal Collection Subaccount.

“Principal Collections” means with respect to any date of determination, all amounts received by the Borrower during the related Remittance Period that do not constitute Interest Collections and any other amounts that have been designated as Principal Collections pursuant to the terms of this Agreement.

“Private Credit Loan Asset” means any Eligible Loan Asset (other than a Liquid Credit Loan Asset) designated as such by the Administrative Agent in its sole discretion in the applicable Approval Notice.

“Pro Rata Share” means, with respect to each Lender, the percentage obtained by dividing the Commitment of such Lender (or, following the termination thereof, the outstanding principal amount of all Advances of such Lender), by the aggregate Commitments of all the Lenders (or, following the termination thereof, the aggregate Advances Outstanding).

“Proceeds” means, with respect to any property included in the Collateral, all property that is receivable or received when such property is collected, sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to such Collateral including any insurance relating thereto.

“Purchase and Sale Agreement” means that certain Purchase and Sale Agreement, dated as of the Closing Date, between the Transferor, as the seller, and the Borrower, as the purchaser, as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

“Purchase Price” means, with respect to any Loan Asset, an amount (expressed as a percentage of par) equal to the greater of (a) zero and (b) the actual price paid in the applicable Eligible Currency by the Borrower for such Loan Asset; provided that if the actual price paid by the Borrower for such Loan Asset exceeds 100% of par, the Purchase Price shall be deemed to be 100%.

“Qualified Oaktree Affiliate” means any Affiliate of Oaktree Fund Advisors, LLC (a) that has the ability and experience to professionally and competently perform duties similar to those imposed upon the Servicer or the investment advisor to the Transferor, as applicable, under this Agreement, (b) that is legally qualified and has the capacity and applicable licenses or other regulatory qualifications to act as Servicer or the investment advisor to the Transferor, as applicable, under this Agreement, (c) for which the principal personnel who would perform its duties hereunder as the Servicer or the investment advisor to the Transferor, as applicable, are substantially the same individuals who perform such duties immediately prior to such assignment, (d) for which the Administrative Agent and the Collateral Agent have received all “know your customer” documentation and information requested in its sole discretion or required by regulatory authorities and (e) that shall assume the obligations of the Servicer or the investment advisor to the Transferor, as applicable.

“Ramp-Up Period” means the period beginning on the Closing Date and ending on ~~December 31, 2024~~the nine-month anniversary of the First Amendment Closing Date.

“Recipient” means the Administrative Agent and any Lender, as applicable.

“Recipient Lender” has the meaning assigned to such term in Section 12.21(a).

“Records” means all documents relating to the Loan Assets, including books, records and other information executed in connection with the origination or acquisition of the Loan Assets or maintained with respect to the Loan Assets and the related Obligors that the Borrower, the Transferor or the Servicer have generated, in which the Borrower has acquired an interest pursuant to the Purchase and Sale ~~and Contribution~~ Agreement or in which the Borrower or the Transferor have otherwise obtained an interest.

“Recoveries” means, with respect to any Defaulted Loan, the proceeds from the sale of the Related Collateral, the proceeds of any related Insurance Policy, any other recoveries with respect to such Loan Asset (without duplication) or the Related Collateral, and amounts representing late fees and penalties, net of any amounts received that are required under such Loan Asset, as applicable, to be refunded to the related Obligor.

“Recurring Revenue” means, with respect to any Eligible Loan Assets that are Recurring Revenue Loans, the definition of annualized recurring revenue used in the Underlying Instruments for each such Eligible Loan Asset, or any comparable term for “Revenue”, “Recurring Revenue” or “Adjusted Revenue” in the Underlying Instruments for each such Eligible Loan Asset or if there is no such term in the Underlying Instruments, all recurring maintenance, service, support, hosting, subscription and other revenues identified by the Servicer (including, without limitation, software as a service subscription revenue), of the related Obligor and any of its parents or Subsidiaries that are obligated with respect to such Eligible Loan Asset pursuant to its Underlying Instruments (determined on a consolidated basis without duplication in accordance with GAAP).

“Recurring Revenue Loan” means any Loan Asset that otherwise satisfies all of the requirements set forth in the definition of “First Lien Loan” except that (i) it is underwritten based on the Recurring Revenue of the Obligor, as determined by the Administrative Agent, in consultation with the Servicer, and designated as such in the related Approval Notice and (ii) neither clause (e) nor clause (f) of the definition of “First Lien Loan” is satisfied with respect to such Loan Asset.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is Term SOFR, the time set forth in the definition of Term SOFR, and (2) if such Benchmark is not Term SOFR, the time determined by the Administrative Agent in accordance with the Benchmark Replacement Conforming Changes.

“Register” has the meaning assigned to that term in Section 2.13.

“Registered” means a debt obligation that is in registered form for U.S. federal income tax purposes within the meaning of Section 881(c)(2)(B)(i) of the Code and the Treasury Regulations promulgated thereunder and that is issued after July 18, 1984; provided that a certificate of interest in a grantor trust shall not be treated as Registered unless each of the obligations or securities held by the trust was issued after that date.

“Related Asset” means, with respect to each Loan Asset, all right, title and interest of the Borrower in and to:

(a) any amounts on deposit in any deposit accounts, cash reserve, collection, custody or lockbox accounts securing the Loan Assets;

(b) all rights with respect to the Loan Assets to which the Transferor and/or the Borrower, as applicable, is entitled as lender under the applicable Underlying Instruments;

(c) the Controlled Accounts, together with all cash and investments in each of the foregoing other than amounts earned on investments therein;

(d) any Related Collateral securing a Loan Asset and all Recoveries related thereto, all payments paid in respect thereof and all monies due or to become due and paid in respect thereof after the applicable Cut-Off Date and all liquidation proceeds;

(e) all Required Loan Documents, the Loan Files related to any Loan Asset, any Records, and the documents, agreements, and instruments included in the Loan Files or Records;

(f) all Insurance Policies with respect to any Loan Asset;

(g) all Liens, guaranties, indemnities, warranties, letters of credit, accounts, bank accounts and property subject thereto from time to time purporting to secure or support payment of any Loan Asset, together with all UCC financing statements, mortgages or similar filings signed or authorized by an Obligor relating thereto;

(h) all records (including computer records) with respect to the foregoing; and

(i) all collections, income, payments, proceeds and other benefits of each of the foregoing.

“Related Collateral” means, with respect to a Loan Asset, any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Loan Asset, as applicable, including, mortgaged property and/or a pledge of the stock, membership or other ownership interests in the related Obligor and all Proceeds from any sale or other disposition of such property or other assets.

“Release Date” has the meaning set forth in Section 2.07(b).

“Relevant Governmental Body” means, as applicable, (a) the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto, or (b) the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada, or any successor thereto.

“Remittance Period” means, (a) as to the initial Payment Date, the period beginning on, and including, the Closing Date and ending on, and including, the Determination Date immediately preceding such Payment Date and (b) as to any subsequent Payment Date, the period beginning, and including, on the first day after the most recently ended Remittance Period and ending on, and including, the Determination Date immediately preceding such Payment Date, or, with respect to the final Remittance Period, the Collection Date.

“Replacement Servicer” has the meaning assigned to that term in Section 6.01(c).

“Reporting Date” means (i) with respect to a month in which a Payment Date occurs, the date that is two (2) Business Days prior to such Payment Date and (ii) with respect to any other calendar month, the 23rd day of such calendar month, commencing in April, 2024; provided that, with respect to this clause (ii), if such day is not a Business Day then the Reporting Date shall occur on the following Business Day.

“Required Lenders” means (a) as long as an Affiliate of Morgan Stanley is the Administrative Agent, Morgan Stanley (as a Lender hereunder) and its successors and assigns and (b) the other Lenders, if any, representing, together with Morgan Stanley, an aggregate of at least 51% of the aggregate Commitments of the Lenders then in effect.

“Required Loan Documents” means, for each Loan Asset, the following documents or instruments, all as specified on the related Loan Asset Checklist:

(a) (i) the original executed promissory note or, in the case of a lost note, a copy of the executed underlying promissory note accompanied by an original executed affidavit and indemnity endorsed by the Borrower in blank (and an unbroken chain of endorsements from each prior holder of such promissory note to the Borrower), or (ii) if such promissory note is not issued in the name of the Borrower or is a Noteless Loan, an executed copy of each assignment and assumption agreement, transfer document, credit agreement or such other instrument (if and as applicable) relating to such Loan Asset evidencing the Borrower as lender thereunder;

(b) copies of the executed (i) guaranty (if any), (ii) Underlying Instrument, (iii) if applicable, acquisition agreement (or similar agreement) and (iv) security agreement or other agreement that secures the obligations represented by such Loan Asset, in each case as set forth on the Loan Asset Checklist; and

(c) with respect to any Loan Asset originated by the Transferor and with respect to which the Transferor acts as administrative agent (or in a comparable capacity), either (i) copies of the UCC-1 financing statements, if any, and any related continuation statements, each showing the Obligor, as debtor, and the Transferor or other applicable agent, as secured party, and each with evidence of filing thereon, or (ii) copies of any such financing statements certified by the Servicer to be true and complete copies thereof in instances where the original financing statements have been sent to the appropriate public filing office for filing, in each case, as set forth in the Loan Asset Checklist.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, (i) with respect to the Account Bank, the Collateral Agent and the Collateral Custodian, any officer within the Agency & Trust division (or any successor group of the Account Bank, Collateral Agent and the Collateral Custodian) including any vice president, assistant vice president or officer of the Account Bank, Collateral Agent and the Collateral Custodian customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Agency & Trust division because of such person’s knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this transaction, (ii) with respect to the Collateral Administrator, any Officer, employee, partner or agent of the Collateral Administrator who is authorized to act for the Collateral Administrator in matters relating to, and binding upon, the Collateral Administrator with respect to the subject matter of the request, certificate or order in question and (iii), with respect to any Person, any duly authorized officer of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other duly authorized officer of such Person to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Junior Payment” means (a) any dividend or other distribution, direct or indirect, on account of any class of membership interests of the Borrower now or hereafter outstanding, except a dividend paid solely in interests of that class of membership interests or in any junior class of membership interests of the Borrower; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of membership interests of the Borrower now or hereafter outstanding, (c) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire membership interests of the Borrower now or hereafter outstanding, and (d) any payment of management fees by the Borrower. For the avoidance of doubt, (x) payments and reimbursements due to the Servicer in accordance with this Agreement or any other Transaction Document do not constitute Restricted Junior Payments, and (y) distributions by the Borrower to holders of its membership interests of Loan Assets or of cash or other proceeds relating thereto which have been substituted by the Borrower in accordance with this Agreement shall not constitute Restricted Junior Payments.

“Retained Interest” means, with respect to any Loan Asset that is transferred to the Borrower, (a) all of the obligations, if any, of the agent(s) under the documentation evidencing such Loan Asset and (b) the applicable portion of the interests, rights and obligations under the documentation evidencing such Loan Asset that relate to such portion(s) of the indebtedness and interest in other obligations that are owned by another lender.

“Revenue” means, with respect to any Eligible Loan Assets that are Recurring Revenue Loans, the definition of annualized recurring revenue used in the Underlying Instruments for each such Eligible Loan Asset, or any comparable term for “Revenue” or “Adjusted Revenue” in the Underlying Instruments for each such Eligible Loan Asset; provided that if there is no such term in the Underlying Instruments, revenue for the related Obligor and any of its parents or Subsidiaries that are obligated with respect to such Eligible Loan Asset pursuant to its Underlying Instruments

(determined on a consolidated basis without duplication in accordance with GAAP) for the most recent four fiscal quarter period for which financial statements have been delivered.

“Review Criteria” has the meaning assigned to that term in Section 11.02(b)(i).

“Revolving Loan” means a loan that is a line of credit or contains an unfunded commitment arising from an extension of credit to an Obligor, pursuant to the terms of which amounts borrowed may be repaid and subsequently reborrowed; provided that any such Loan Asset will no longer be a Revolving Loan once all commitments by the Borrower to make advances to the related Obligor expire, are terminated or irrevocably reduced to zero.

“Revolving Period” means the period commencing on the Closing Date and ending on the day preceding the earlier to occur of (a) the Commitment Termination Date and (b) the Facility Maturity Date.

“S&P” means S&P Global Ratings, an S&P global business (and any successor or successors thereto).

~~“Sale and Contribution Agreement” means that certain Sale and Contribution Agreement, dated as of the Closing Date, between the Transferor, as the seller, and the Borrower, as the purchaser, as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.~~

“Sanctions” means any sanctions administered or enforced by the United States government (including OFAC and the U.S. Department of State), the European Union, His Majesty’s Treasury (United Kingdom), the United Nations Security Council or any other relevant sanctions authority.

“Scheduled Payment” means each scheduled payment of principal and/or interest required to be made by an Obligor on the related Loan Asset, as adjusted pursuant to the terms of the related Underlying Instruments.

“Second Lien Loan” means any Loan Asset (a) that is secured by a valid and perfected Lien on substantially all of the Obligor’s assets constituting Related Collateral for such Loan Asset, subject only to the prior Lien provided to secure the obligations under a “first lien” loan pursuant to typical commercial terms, any Permitted Working Capital Lien and any other expressly permitted Liens under the Underlying Instrument for such Loan Asset, including any “permitted liens” as defined in such Underlying Instrument, or such comparable definition if “permitted liens” is not defined therein, (b) that provides that the payment obligation of the Obligor on such Loan Asset is “senior debt” and, except for the express lien priority provisions under the documentation of the “first lien” lenders, is either senior to, or pari passu with, all other Indebtedness of such Obligor, and (c) that the Servicer determines in accordance with the Servicing Standard that the value of the Related Collateral securing the Loan Asset (or the enterprise value and ability to generate cash flow) on or about the Cut-Off Date equals or exceeds the Outstanding Balance of the Loan Asset plus the aggregate outstanding balances of all other Indebtedness of equal or greater seniority secured by the same Related Collateral (including, without limitation, the outstanding principal balance of the “first lien” loan).

“Secured Obligations” has the meaning assigned to that term in Section ~~2.12(a)~~2.12(a) .

“Secured Party” means each of the Administrative Agent, each Lender, each Affected Party, each Indemnified Party, the Collateral Administrator, the Collateral Custodian, the Collateral Agent and the Account Bank.

“SEK” means the lawful currency of Sweden.

“SEK Accounts” means, collectively, the SEK Collection Account and the SEK Unfunded Exposure Account.

“SEK Advance” means an Advance denominated in SEK.

“SEK Collection Account” means, collectively, the SEK Interest Collection Subaccount and the SEK Principal Collection Subaccount.

“SEK Interest Collection Subaccount” the SEK-denominated account entitled “SEK Interest Collection Subaccount”; provided that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the SEK Interest Collection Subaccount.

“SEK Principal Collection Subaccount” the SEK-denominated account entitled “SEK Principal Collection Subaccount”; provided that the funds deposited therein (including any Principal and earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the SEK Principal Collection Subaccount.

“SEK Unfunded Exposure Account” the SEK-denominated account entitled “SEK Unfunded Exposure Account”; provided that the funds deposited therein (including any Principal and earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the SEK Unfunded Exposure Account.

“Senior Leverage Ratio” means, with respect to any Loan Asset or any portion of any Loan Asset (other than a Recurring Revenue Loan), as applicable, for any period, either (a) the meaning of “Senior Leverage Ratio” or comparable term set forth in the Underlying Instruments for such Loan Asset, or (b) in the case of any Loan Asset with respect to which the Underlying Instruments do not include a definition of “Senior Leverage Ratio” or comparable term, the ratio obtained by dividing (i) Indebtedness of the related Obligor (other than Indebtedness of such Obligor that is junior in terms of payment or Lien priority to the Loan Asset of such Obligor held by the Borrower) as of such date, minus the Unrestricted Cash of such Obligor as of such date by (ii) EBITDA, for the period of four (4) consecutive fiscal quarters most recently ended on or prior to such date, or if the Obligor of such Loan Asset was organized or formed within the previous year, another applicable test period as determined by the Administrative Agent in its sole discretion, as calculated by the Servicer in accordance with the Servicing Standard using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Underlying Instruments.

“Servicer” means, as of any date of determination, the Person then authorized, pursuant to Section 6.01 to service, administer, and collect on the Loan Assets and exercise rights and remedies in respect of the same.

“Servicer Default” means the occurrence of any one or more of the following events:

(a) any failure by the Servicer to make any payment, transfer or deposit into the Collection Account (including with respect to bifurcation and remittance of Interest Collections and Principal Collections) or the Unfunded Exposure Account, as required by any Transaction Documents, which continues unremedied for a period of three (3) Business Days;

(b) (i) the failure of the Servicer to make any payment when due (after giving effect to any related grace period) under one or more agreements for borrowed money to which it is a party in an aggregate amount in excess of $5,000,000, individually or in the aggregate or (ii) the occurrence of any event or condition that has resulted in the acceleration of such recourse debt, whether or not waived;

(c) any failure by the Servicer to deliver any required Servicing Report on or before the date that is five (5) Business Days after such report is required to be made or given under the terms of this Agreement; provided that the grace period shall not be applicable if such delivery after the due date shall prevent the Collateral Agent from making payments in accordance with Section 2.04;

(d) any Change of Control with respect to the Servicer or any merger of the Servicer into another Person other than a Qualified Oaktree Affiliate (where the Servicer is not a surviving entity) without the prior written consent of the Administrative Agent in its sole discretion shall occur;

(e) any assignment of the rights or obligations as “Servicer” hereunder to any Person other than a Qualified Oaktree Affiliate without the prior written consent of the Administrative Agent, which consent may be withheld by the Administrative Agent in its sole and absolute discretion;

(f) any representation, warranty or certification made by the Servicer (in each case, solely in its capacity as Servicer) in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect in any material respect (or if such representation, warranty or certification is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation, warranty or certification shall have been incorrect in any respect) when made which continues to be unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been received by the Servicer and (ii) the date on which the Servicer acquires knowledge thereof;

(g) except as otherwise provided in this definition of “Servicer Default,” any failure on the part of the Servicer (in each case, solely in its capacity as Servicer) duly to (i) observe or perform any other covenants or agreements of the Servicer set forth in this Agreement or the other Transaction Documents to which the Servicer is a party (including any delegation of the Servicer’s duties that is not permitted by Section 6.01 of this Agreement) in any material respect (or if such covenant or agreement is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such covenant or agreement shall fail to be observed or performed in any respect) or (ii) comply with the Servicing Standard regarding the servicing of the Collateral, and, in each case, the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (x) the date on which written notice of such failure is given or (y) the date on which the Servicer acquires knowledge thereof;

(h) a Bankruptcy Event shall occur with respect to the Servicer;

(i) (i) the rendering of one or more judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate of $5,000,000 against the Servicer, and the Servicer shall not have within sixty (60) days either (a) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms or (b) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal; (ii) any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Servicer to enforce any such judgment; or (iii) the Servicer shall have made payments of amounts in excess of $5,000,000 in the settlement of any litigation, claim or dispute (excluding payments actually made from insurance proceeds);

(j) an Event of Default shall occur and be continuing that directly results from any material breach by the Servicer or the Facility Maturity Date occurs; or

(k) the Servicer ceases to be a “business development company” within the meaning of the 1940 Act.

“Servicer ERISA Event” means (a) with respect to a Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived; (b) a withdrawal by the Servicer or any of its ERISA Affiliates from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as a termination under Section 4062(e) of ERISA; (c) the failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, with respect to a Pension Plan; (d) the failure to make any required contribution to a Multiemployer Plan; (e) the incurrence by the Servicer or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to a complete or partial withdrawal by the Servicer or any of its ERISA Affiliates from a Multiemployer Plan, written notification of the Servicer or any of its ERISA Affiliates concerning the imposition of any withdrawal liability, as such term is defined in Part I of Subtitle E of Title IV of ERISA, as a result of a complete or partial withdrawal from a Multiemployer Plan or written notification that a Multiemployer Plan is insolvent or is in reorganization within the meaning of Title IV of ERISA or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the filing under Section 4041(c) of ERISA of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or Section 4041A of ERISA, or the receipt by the Servicer or any of its ERISA Affiliates from the PBGC of any notice relating to the intention to terminate a Pension Plan or Multiemployer Plan; (h) the imposition of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or Multiemployer Plan, other than for the payment of plan contributions or PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Servicer or any of its ERISA Affiliates; or (i) the occurrence of a non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) which could result in liability to the Servicer.

~~“Servicer Pension Plan” means an “employee pension benefit plan” as such term is defined in Section 3(2) of ERISA, other than a Multiemployer Plan, that is subject to Title IV of ERISA or Section 412 of the Code and is sponsored or maintained by the Servicer or any ERISA Affiliate of the Servicer or to which the Servicer or any ERISA Affiliate of the Servicer contributes or has an obligation to contribute, or has any liability (whether actual or contingent) under Title IV of ERISA or Section 412 of the Code.~~

“Servicer Removal Notice” has the meaning assigned to that term in Section 6.01(b).

“Servicer’s Certificate” has the meaning assigned to that term in Section 6.08(c).

“Servicing Fee” means the fee payable to the Servicer on each Payment Date in arrears in respect of each Remittance Period, which fee shall be equal to the product of (a) 0.25% per annum, (b) the arithmetic mean of the aggregate Outstanding Balance of all Eligible Loan Assets on the first day and on the last day of the related Remittance Period and (c) the actual number of days in such Remittance Period, divided by 360; provided that, in the sole discretion of the Servicer, the Servicer may, from time to time, waive all or any portion of the Servicing Fee payable on any Payment Date.

“Servicing Report” has the meaning assigned to that term in Section 6.08(b).

“Servicing Standard” means, with respect to any Loan Assets included in the Collateral, to service and administer such Loan Assets in good faith and with reasonable care, using a degree of skill and attention no less than that which the Servicer exercises with respect to comparable assets that it manages for itself, its Affiliates and others and in accordance with the Servicer’s existing practices and procedures investing in assets of the nature and character of the Collateral. To the extent not inconsistent with the foregoing, the Servicer shall, in performing its duties under the Transaction Documents, follow its customary standards, policies and procedures and exercise a degree of skill and attention no less than that which it exercises with respect to comparable assets that it manages for itself and for other clients having similar investment objectives and restrictions.

“Similar Law” has the meaning assigned to that term in Section 4.01(x).

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“SOFR Advance” means an Advance that bears interest at a rate based on Term SOFR.

“Solvent” means, as to any Person as of any date of determination, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“SONIA Determination Day” has the meaning assigned to that term in the definition of “Daily Simple SONIA.”

“SONIA Rate Day” has the meaning assigned to that term in the definition of “Daily Simple SONIA.”

“SONIA Replacement Date” means the earliest to occur of the following events with respect to Daily Simple SONIA:

(a) the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of Daily Simple SONIA (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of Daily Simple SONIA (or such component thereof); or

(b) the first date on which Daily Simple SONIA (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of Daily Simple SONIA (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication and even if any Available Tenor of Daily Simple SONIA (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (A) if the event giving rise to the SONIA Replacement Date for Daily Simple SONIA occurs on the same day as, but earlier than, the SONIA Determination Day in respect of any determination, the SONIA Replacement Date will be deemed to have occurred prior to the SONIA Determination Day for Daily Simple SONIA and for such determination and (B) the “SONIA Replacement Date” will be deemed to have occurred in the case of clauses (a) or (b) with respect to Daily Simple SONIA upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of Daily Simple SONIA (or the published component used in the calculation thereof).

“Specified Event of Default” means any Event of Default described in clause (a), clause (b) or clause (k) of the definition thereof.

“Specified Industries” means (i) the “Oil, Gas & Consumable Fuels” Industry Classification, (ii) the “Broadline Retail” and “Specialty Retail” Industry Classifications in the aggregate and (iii) the “Publishing” sub-industry of the “Media” Industry Classification.

“Specified Loan Asset” means any Eligible Loan Asset that satisfies the conditions set forth below as of the applicable Cut-Off Date:

Criteria	Condition
Asset Type:	First Lien Loan, Unitranche Loan
Minimum EBITDA:	$25,000,000
Minimum EBITDA for Cov-Lite Loan Asset:	$50,000,000
Total Leverage Ratio of less than:	6.00:1.00
Equity Cushion of greater than:	40%
Maximum EBITDA Adjustments Percentage of less than or equal to:	~~30~~35%
Minimum Cash Interest Coverage Ratio:	~~1.75~~1.50:1:00
Minimum Cash Spread for PIK Loan Assets:	3.0%
Minimum Purchase Price:	95%
Origination Date:	No more than ~~nine~~twelve (~~9~~12) months prior to the date such Loan Asset has been sold, contributed or transferred to the Borrower

Excluded Loan Assets:	Broadly Syndicated Loans, ~~PIK~~PIKing Loan Assets, Loan Assets in any Specified Industry

“Spot Rate” means, as of any date of determination, with respect to the conversion of any Eligible Currency (other than Dollars), (x) for an actual currency exchange, the applicable currency-Dollar rate available through the Collateral Agent’s banking facilities (or, if the Collateral Agent has notified the Administrative Agent and the Borrower that it will no longer provide such services or if the Account Bank or one of its Affiliates is no longer the Collateral Agent, through such other source reasonably agreed to by the Administrative Agent and the Servicer in writing) at the time of such exchange, or (y) for all other purposes, the applicable currency Dollar spot rate that appeared on the Bloomberg screen or any other nationally recognized service reasonably agreed to by the Administrative Agent, the Servicer and the Collateral Administrator in writing for such currency at the end of the immediately preceding Business Day (or if such date is a Determination Date, at the end of such day). The determination of the Spot Rate shall be conclusive absent manifest error.

“State” means one of the fifty states of the United States or the District of Columbia.

“Stated Maturity” means the date that is ~~five~~four (~~5~~4) years following the First Amendment Closing Date.

“STIBOR” means for any day during a Remittance Period, with respect to any SEK Advance (or portion thereof), the rate per annum (carried out to the fifth decimal place) equal to the rate determined by the Administrative Agent to be the offered rate that appears on the Bloomberg screen page (or any applicable successor or substitute page providing rate quotations comparable to those currently provided on such page of such service equal to the rate determined by the Administrative Agent to be the offered rate that appears on at approximately 11:00 a.m. (Stockholm, Sweden time) two (2) Business Days prior to the beginning of such Remittance Period) for deposits in SEK with a term equivalent to three (3) months; provided that if such rate is not available at any such time for any reason, “STIBOR” with respect to any SEK Advance shall be the rate at which SEK deposits of SEK5,000,000 and for a three-month maturity is offered by the principal Stockholm office of any bank (which may be the Administrative Agent) reasonably selected by the Administrative Agent in immediately available funds at approximately 11:00 a.m. (Stockholm time) on the applicable day (or, if such day is not a Business Day, on the immediately preceding Business Day); provided, further, that, in the event that the rate as so determined above shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. STIBOR shall always be determined by the Administrative Agent, and such determination shall be conclusive absent manifest effort.

“Structured Finance Obligation” means any obligation of a special purpose vehicle secured directly by, referenced to, or representing ownership of, a pool of receivables or other assets, including collateralized debt obligations and single asset repackages.

“Subsidiary” means with respect to a Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person; provided that an Obligor with respect to which the Borrower has received equity interests in connection with the exercise of any remedies with respect to a Loan Asset, the exercise of any warrant with respect to a Loan Asset or any exchange offer, workout or restructuring of a Loan Asset shall not be considered a Subsidiary.

“Substitute Eligible Loan Asset” means each Eligible Loan Asset Granted by the Borrower to the Collateral Agent, on behalf of the Secured Parties, pursuant to Section 2.07(b)(ii).

“Synthetic Security” means a security or swap transaction that has payments associated with either payments of interest and/or principal on a reference obligation or the credit performance of a reference obligation.

“Target Portfolio Amount” means ~~$307,500,000~~the amount equal to the quotient of the Commitments divided by the Maximum Portfolio Advance Rate corresponding to the highest Diversity Score.

“Tax Blocker Subsidiary” means any wholly-owned Subsidiary of the Borrower from time to time designated in writing by the Borrower as a “Tax Blocker Subsidiary”; provided that no Tax Blocker Subsidiary shall hold any assets other than in connection with the receipt of equity securities with respect to a Loan Asset or Related Asset.

“Tax Expense Cap” means, for any Payment Date, a per annum amount equal to $50,000.

“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), charges, assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any Governmental Authority.

“Term CORRA” means, for any calculation with respect to the Term CORRA Reference Rate for a tenor of three (3) months (such day, the “Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such tenor, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Term CORRA Determination Day the Term CORRA Reference Rate for such tenor has not been published by the Term CORRA Administrator and a Canadian Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term CORRA Determination Day; provided, further, that if Term CORRA shall ever be less than the Floor, then Term CORRA shall be deemed to be the Floor.

“Term CORRA Adjustment” means a percentage equal to (a) 0.29547% (29.547 basis points) for a Canadian Available Tenor of one (1) month’s duration, and (b) 0.32138% (32.138 basis points) for a Canadian Available Tenor of three (3) months’ duration.

“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.

“Term CORRA Determination Day” has the meaning set forth in the definition of “Term CORRA.”

“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.

“Term SOFR” means, with respect to any SOFR Advance for any day during a Remittance Period, the Term SOFR Reference Rate for a tenor of three (3) months, as such rate is published by the Term SOFR Administrator at 6:00 a.m. (New York City time) on the Term SOFR Determination Date for such Remittance Period; provided, however, that if as of 5:00 p.m. (New York City time) on the Term SOFR Determination Date the Term SOFR Reference Rate for the foregoing tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator; provided, further, that if Term SOFR as so determined shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Determination Date” means, with respect to each Remittance Period, the day that is two (2) Business Days prior to the first day of such Remittance Period.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination/Reduction Notice” means each notice required to be delivered by the Borrower in respect of any termination of this Agreement or any permanent reduction of the Facility Amount, in the form of Exhibit F.

~~“Total Committed Capital” means, on any date of determination, the total net cash proceeds of the sale of equity interests of the Transferor (other than proceeds of any distribution or dividend reinvestment plan) less the amount paid or distributed by the Transferor to purchase its equity interests in connection with a tender offer less the aggregate amount of equity interests of the Transferor redeemed, bought back or purchased directly or indirectly by the Transferor.~~

“Total Leverage Ratio” means, with respect to any Loan Asset (other than a Recurring Revenue Loan) for any period, either (a) the meaning of “Total Leverage Ratio” or any comparable definition in the Underlying Instruments for each Loan Asset, or (b) in any case that “Total Leverage Ratio” or such comparable definition is not defined in such Underlying Instruments, the ratio of (i) Indebtedness less Unrestricted Cash to (ii) EBITDA, in each case as calculated by the Servicer in accordance with the Servicing Standard using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Underlying Instruments.

“Transaction Documents” means this Agreement, any Assignment and Acceptance, any Joinder Supplement, the Purchase and Sale ~~and Contribution~~ Agreement, the Control Agreement, the Administrative Agent Fee Letter, the Lender Side Letter, the Collateral Administration and Agency Fee Letter, each Lender Fee Letter, the Pledge Agreement and each document, instrument or agreement related to any of the foregoing.

“Transferor” means Oaktree Strategic Credit Fund, in its capacity as the Transferor hereunder and as the seller under the Purchase and Sale ~~and Contribution~~ Agreement, together with its successors and assigns in such capacity.

“Transferor Loan Asset” means each Loan Asset sold and/or contributed by the Transferor to the Borrower pursuant to the Purchase and Sale ~~and Contribution~~ Agreement.

“Transferor Purchased Loan Balance” means, as of any date of determination, an amount equal to the aggregate Outstanding Balance of all Transferor Loan Assets acquired by the Borrower prior to such date.

“Treasury” means the United States Department of the Treasury.

“Treasury Regulations” means the Treasury regulations promulgated under the Code.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Tax Compliance Certificate” has the meaning assigned to that term in Section 2.11(g)(i)c.

“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement (Dollar) excluding the related Benchmark Replacement Adjustment.

“Underlying Instruments” means the loan agreement, credit agreement or other agreement pursuant to which a Loan Asset has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Loan Asset or of which the holders of such Loan Asset are the beneficiaries.

“Unfunded Exposure Account” means ~~a segregated trust account entitled “~~, collectively, the AUD Unfunded Exposure Account,~~” in~~ the ~~name of the Borrower subject to the lien and control of the Collateral Agent for the benefit of the Secured Parties; provided that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower and the Borrower shall be solely liable for any Taxes payable with respect to the~~CAD Unfunded Exposure Account, the EUR Unfunded Exposure Account, the GBP Unfunded Exposure Account, the JPY Unfunded Exposure Account, the NOK Unfunded Exposure Account, the SEK Unfunded Exposure Account and the USD Unfunded Exposure Account.

“Unfunded Exposure Amount” means, as of any date of determination, with respect to a Delayed Draw Loan Asset or a Revolving Loan, as applicable, an amount equal to the aggregate amount (without duplication) in each Eligible Currency of all unfunded commitments associated with such Loan Asset as of such date.

“Unfunded Exposure Amount Shortfall” has the meaning assigned to that term in Section 2.02(f).

“Unfunded Exposure Equity Amount” means, as of any date of determination during the Amortization Period, the Aggregate Unfunded Exposure Amount, and otherwise, an amount equal to the sum of the products of (a) the Unfunded Exposure Amount thereof multiplied by (b) the difference of (x) 100% minus (y) the product of (A) Assigned Value with respect to such Loan Asset multiplied by (B) the Advance Rate applicable to such Loan Asset.

“United States” means the United States of America.

“United States Tax Person” means a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Unitranche Loan” means any Loan Asset (a) that is secured by a valid and perfected first priority Lien on substantially all of the Obligor’s assets constituting Related Collateral for such Loan Asset, subject to expressly permitted Liens, including any “permitted liens” as defined in the Underlying Instrument for such Loan Asset or such comparable definition if “permitted liens” is not defined therein and (b) that provides that the payment obligation of the Obligor on such Loan Asset is either senior to, or pari passu with, all other Indebtedness of such Obligor; provided that any Loan Asset that would otherwise constitute a First Lien Loan but for clause (e) of the definition thereof shall constitute a Unitranche Loan.

“Unmatured Event of Default” means any event that, if it continues uncured, will, with lapse of time, notice or lapse of time and notice, constitute an Event of Default.

“Unpledged Capital Commitments” means the sum of any unfunded, undrawn and readily available capital commitments of equityholders of the Transferor that are not pledged or subject to any Lien, including, without limitation, any subscription line credit facility, equityholder’s note or similar instrument relating thereto.

“Unrestricted Cash” means, (a) with respect to any Loan Asset, the meaning of “Unrestricted Cash” or any comparable definition in the Underlying Instruments for the applicable Loan Asset and (b) in any case that “Unrestricted Cash” or such comparable definition is not defined in such Underlying Instruments or otherwise as applicable in this Agreement, cash and cash equivalents of the applicable Person available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or uses.

“Unused Fee” has the meaning ~~assigned to that term in Section 2.09~~set forth in the Lender Side Letter.

~~“Unused Fee Rate” means a rate equal to (a) on any day following March 31, 2024, 0.60% per annum, and (b) at all other times, 0.00% per annum.~~

“USD Accounts” means, collectively, the USD Collection Account, the USD Custodial Account and the USD Unfunded Exposure Account.

“USD Collection Account” means, collectively, the USD Pass-Through Collection Subaccount, the USD Interest Collection Subaccount and the USD Principal Collection Subaccount.

“USD Custodial Account” means the Dollar-denominated segregated trust account designated as the “USD Custodial Account” in which any Dollar-denominated Loan Assets shall be credited.

“USD Interest Collection Subaccount” the Dollar-denominated segregated trust account entitled “USD Interest Collection Subaccount”; provided that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the USD Interest Collection Subaccount.

“USD Pass-Through Collection Subaccount” means the Dollar-denominated segregated trust account entitled “USD Pass-Through Collection Subaccount”; provided that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the USD Pass-Through Collection Subaccount.

“USD Principal Collection Subaccount” the Dollar-denominated segregated trust account entitled “USD Principal Collection Subaccount”; provided that the funds deposited therein (including any Principal and earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the USD Principal Collection Subaccount.

“USD Unfunded Exposure Account” the USD-denominated account entitled “ USD Unfunded Exposure Account”; provided that the funds deposited therein (including any Principal and earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the USD Unfunded Exposure Account.

“Value Adjustment Event” means, with respect to any Loan Asset, the occurrence of any one or more of the following events after the related Cut-Off Date:

(a) (i) the Cash Interest Coverage Ratio with respect to such Loan Asset on any date reported under the Underlying Instrument is less than 1.30:1.00 or decreases by more than 20% from the Cash Interest Coverage Ratio as calculated on the applicable Cut-Off Date, (ii) the Total Leverage Ratio with respect to such Loan Asset on any date reported under the Underlying Instrument, minus the Total Leverage Ratio calculated on the Cut-Off Date equals or exceeds 1.00:1.00 as calculated on the applicable Cut-Off Date, or (iii) in the case of any Recurring Revenue Loan, the Debt-to-Recurring-Revenue Ratio with respect to such Loan Asset on any date reported under the Underlying Instrument increases by more than 20.0% from the Debt-to-Recurring-Revenue Ratio calculated on the applicable Cut-Off Date;

(b) an Obligor payment default with respect to principal, interest and/or recurring fees occurs under such Loan Asset that continues and has not been cured after giving effect to any grace period applicable thereto, but in no event more than five (5) Business Days, after the applicable due date under the related Underlying Instruments;

(c) any payment default occurs under any other senior or pari passu obligation for borrowed money of the related Obligor that continues and has not been cured after giving effect to any grace period applicable thereto, but in no event more than five (5) Business Days after the applicable due date under the related Underlying Instruments;

(d) a Bankruptcy Event with respect to the related Obligor (after giving effect to any applicable grace or cure period thereunder);

(e) (i) the related Obligor fails to deliver to the Borrower or the Servicer any quarterly or annual financial reporting information (i) as required by the Underlying Instruments of such Loan Asset (after giving effect to any applicable grace or cure period thereunder) or (ii) the Borrower or the Servicer shall fail to deliver ~~such~~quarterly or annual financial reporting information to the Administrative Agent and the Lenders with a frequency of at least quarterly, but which shall in no case exceed seventy-five (75) days after the end of each ~~of the first three fiscal quarters (and fourth fiscal~~ quarter ~~if required by~~(or such longer period as specified in the Underlying ~~Instrument~~Instruments of such Loan Asset for the first quarter after the date of acquisition or origination), and one hundred and fifty (150) days after the end of each fiscal year (or such longer period as specified in the Underlying Instruments of such Loan Asset for the first fiscal year after the date of acquisition or origination);

(f) the occurrence of a Material Modification with respect to such Loan Asset that has not been approved by the Administrative Agent in its sole discretion;

(g) a breach of a financial maintenance covenant (including the financial covenants described in clause (a) of this definition) by the related Obligor in respect of such Loan Asset occurs (after giving effect to any applicable grace or cure period under the related Underlying Instruments);

(h) the relevant Obligor, as determined by the Servicer in accordance with the Servicing Standard, commences formal restructuring or workout negotiations with its creditors, agrees to or completes a debt-for-equity swap or formally engages a restructuring advisor;

(i) solely with respect to any Liquid Credit Loan Asset, the Market Value of such Liquid Credit Loan Asset as determined by the Administrative Agent is below 85%;

(j) solely with respect to any Liquid Credit Loan Asset, the quote depth is less than two (2) for three (3) consecutive days;

(k) solely with respect to any Liquid Credit Loan Asset, such Liquid Credit Loan Asset has (x) an issuer credit rating by S&P of “CCC+” or below or (y) a corporate family rating by Moody’s of “Caa1” or below;

(l)  ~~(i)~~ the Servicer determines that all or a material portion of such Loan Asset is uncollectible or otherwise places it on non-accrual status in accordance with the policies and procedures of the Servicer and the Servicing Standard; or

(m)  ~~(j)~~ any additional event in respect of an Eligible Loan Asset, as specified by the Administrative Agent in its sole discretion in the applicable Approval Notice.

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Warranty Breach Event” means, as to any Loan Asset, the discovery that, as of the related Cut-Off Date, such Loan Asset did not satisfy the definition of “Eligible Loan Asset” or there otherwise existed a breach of any representation or warranty relating to such Loan Asset.

“Warranty Breach Loan Asset” means any Loan Asset with respect to which a Warranty Breach Event has occurred.

“Weighted Average Advance Rate” means, as of any date of determination with respect to all Eligible Loan Assets included in the Aggregate Adjusted Borrowing Value, the number obtained by (a) summing the products obtained by multiplying (i) the Advance Rate of each Eligible Loan Asset by (ii) such Eligible Loan Asset’s contribution to the Aggregate Adjusted Borrowing Value and dividing such sum by (b) the Aggregate Adjusted Borrowing Value.

“Weighted Average Life” means, as of any date of determination, the number obtained by (a) for each Eligible Loan Asset (other than a Defaulted Loan), multiplying the amount of each scheduled distribution of principal to be paid after such determination date by the number of years (rounded to the nearest hundredth) from such determination date until such scheduled distribution of principal is due; (b) summing all of the products calculated pursuant to clause (a) above; and (c) dividing the sum calculated pursuant to clause (b) above by the sum of all scheduled distributions of principal due on all the Eligible Loan Assets (other than Defaulted Loans) as of such determination date.

“Weighted Average Life Test” means a test that will be satisfied on any date of determination if the Weighted Average Life of all Eligible Loan Assets as of such date is less than or equal to 6.25 years.

“Weighted Average Spread” means, as of any date of determination, a fraction (expressed as a percentage) obtained by (a) multiplying the Outstanding Balance of each Eligible Loan Asset (and, in the case of any Delayed Draw Loan Asset or Revolving Loan, the unfunded portion of the commitment thereunder) (other than a Defaulted Loan) included in the Collateral as of such date by its Effective Spread, (b) summing the amounts determined pursuant to clause (a), and (c) dividing the sum determined pursuant to clause (b) above by the aggregate Outstanding Balance of all Eligible Loan Assets (and the unfunded portions of all Delayed Draw Loan Assets and Revolving Loans, as applicable) (other than a Defaulted Loan) included in the Collateral as of such date.

“Weighted Average Spread Test” means a test that will be satisfied on any date of determination if the Weighted Average Spread is greater than or equal to ~~4.75~~4.00%.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yield” means the sum of the following, payable on each Payment Date:

(a)	with respect to Advances:

(i) with respect to any previously ended Remittance Period, the sum for each day in such Remittance Period of amounts determined in accordance with the following formula (but only to the extent that such amounts were not previously paid to the Lenders):

YR x L

D

where:	YR	=	the Yield Rate applicable to such Advance on such day during such Remittance Period;

	L	=	the outstanding principal amount of such Advance on such day; and

D	=	360 or, to the extent that the Yield Rate is (i) Daily Simple SONIA, 365 or (ii) the Benchmark Replacement (Dollar), the number of days in the accounting year applicable to such Benchmark Replacement (Dollar);

plus

(ii) with respect to any previously ended Remittance Period, the sum for each day in such Remittance Period of amounts determined in accordance with the following formula (but only to the extent that such amounts were not previously paid to the Lenders):

~~YR~~AM x L

D

where:	~~YR~~AM	=	the ~~Yield Rate~~Applicable Margin applicable on such day;

	L	=	the greater of (a) the Minimum Utilization minus the Advances Outstanding on such day, and (b) 0; and

	D	=	360 ~~or, to the extent that the Yield Rate is the Benchmark Replacement, the number of days in the accounting year applicable to such Benchmark Replacement~~;

or

(b) with respect to the I/O Notional Loan, with respect to any previously ended Remittance Period and each Eligible Currency, the sum for each day in such Remittance Period of amounts determined in accordance with the following formula (but only to the extent that such amounts were not previously paid to the Lenders):

YR x L

D

where:	YR	=	the Yield Rate applicable on such day;

	L	=	the I/O Notional Loan Amount on the I/O Notional Loan on such day; and

	D	=	360 or, to the extent that the Yield Rate is (i) Daily Simple SONIA, 365 or (ii) the Benchmark Replacement (Dollar), the number of days in the accounting year applicable to such Benchmark Replacement (Dollar);

provided that (i) no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by Applicable Law and (ii) Yield shall not be considered paid by any distribution if at any time such distribution is later required to be rescinded by any Lender to the Borrower or any other Person for any reason including, such distribution becoming void or otherwise avoidable under any statutory provision or common law or equitable action, including, any provision of the Bankruptcy Code.

“Yield Rate” means, (i) for any Advance in any Eligible Currency, as of any date of determination during any Remittance Period applicable to such Advance, an interest rate per annum equal to the Benchmark for such date plus the Applicable Margin and (ii) with respect to the I/O Notional Loan, the I/O Rate.

“Zero-Coupon Obligation” means any loan that, at the time of purchase, does not by its terms provide for the payment of cash interest.

Section 1.02 Other Terms.

(a) All capitalized terms used which are not specifically defined shall have the meanings provided in Article 9 of the UCC in effect on the date hereof to the extent the same are used or defined therein.

(b) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

Section 1.03 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

Section 1.04 Interpretation.

In each Transaction Document, unless a contrary intention appears:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.

(b) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(c) The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

(d) The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(e) The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities.

(f) Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof (subject to any restrictions on such amendments, modifications, supplements, restatements or replacements set forth herein), (ii) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (iii) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (iv) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (v) all references herein to Articles, Sections, Exhibits, Annexes and Schedules shall be construed to refer to Articles and Sections of, and Exhibits, Annexes and Schedules to, this Agreement and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(g) Unless expressly stated otherwise, any decision, consent, approval or waiver to be made at the discretion of the Administrative Agent (or any Lender) shall be in its sole discretion.

(h) All calculations required to be made hereunder with respect to the Loan Assets and the Borrowing Base shall be made on a trade date basis.

(i) Reference to any time means New York, New York time (unless expressly specified otherwise).

(j) Any reference to “close of business” means 5:00 p.m., New York, New York time.

(k) Any use of the term “knowledge” or “actual knowledge” in this Agreement shall mean actual knowledge of a Responsible Officer of such Person after reasonable inquiry.

(l) Any use of “material” or “materially” or words of similar meaning in this Agreement shall mean material, as determined by the Administrative Agent in its reasonable discretion; provided that, when making any representations or warranties herein or in any other Transaction Document, or in any document delivered in connection herewith or therewith by the Borrower or the Servicer, the Borrower or the Servicer, as applicable, shall determine materiality in its reasonable discretion with respect to its use of “material” or “materially” or words of similar meaning.

(m) For purposes of this Agreement, an Event of Default or Servicer Default shall be deemed to be continuing until it is waived in accordance with Section 12.01(a).

(n) For all purposes of this Agreement with respect to the calculation of EBITDA, Cash Interest Coverage Ratio, Debt-to-Recurring-Revenue Ratio, Recurring Revenue, Senior Leverage Ratio or Total Leverage Ratio at any time, each such calculation shall be made utilizing the most recent financial information and calculations for the testing period required to be reported pursuant to the Underlying Instruments of the Obligors received by the Borrower (or the Servicer on its behalf) and such calculation of EBITDA, Cash Interest Coverage Ratio, Debt-to-Recurring-Revenue Ratio, Senior Leverage Ratio or Total Leverage Ratio shall be deemed to remain the same for each day of such testing period (unless otherwise specified, in each case, by the Borrower (or the Servicer on its behalf)).

(o) With respect to any direction required hereunder relating to the purchase, acquisition, sale, disposition or other transfer of any Loan Asset, such direction may be in the form of a trade ticket, confirmation of trade, instruction to post or to commit to the trade or similar instrument or document or other written instruction (including by email or other electronic communication or file transfer protocol) from the Borrower (or the Servicer on its behalf) on which the Collateral Agent, Account Bank and Collateral Administrator may rely. Furthermore, with respect to any instruction to the Account Bank hereunder relating to the transfer of amounts on deposit in any of the Controlled Accounts, a copy of such instruction shall also be required to be given to the Collateral Administrator.

Section 1.05 Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate ~~or~~, Term SOFR, Term CORRA Reference Rate, Term CORRA, Adjusted Term CORRA, RFR, BBSY Rate, Daily Simple SONIA, EURIBOR, NIBOR, STIBOR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement (Dollar) or Canadian Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement (Dollar) or any Canadian Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR, Term CORRA Reference Rate, Term CORRA, Adjusted Term CORRA, RFR, BBSY Rate, Daily Simple SONIA, EURIBOR, NIBOR, STIBOR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes or Canadian Benchmark Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, Term CORRA Reference Rate, Term CORRA, Adjusted Term CORRA, RFR, BBSY Rate, Daily Simple SONIA, EURIBOR, NIBOR, STIBOR any alternative, successor or replacement rate (including any Benchmark Replacement (dollar) or Canadian Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Term SOFR ~~or any other~~, Term CORRA Reference Rate, Term CORRA, Adjusted Term CORRA, RFR, BBSY Rate, Daily Simple SONIA, EURIBOR, NIBOR, STIBOR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section  1.06 Currency Conversion. For purposes of (i) complying with any requirement of this Agreement stated in Dollars and (ii) calculating any ratio or other test set forth in this Agreement (except for the Borrowing Base (AUD), the Borrowing Base (CAD), the Borrowing Base (EUR), the Borrowing Base (GBP), the Borrowing Base (JPY), the Borrowing Base (NOK) and the Borrowing Base (SEK), the amount of any Loan Asset denominated in an Eligible Currency other than Dollars shall be deemed to be the Dollar Equivalent of such amount of such Eligible Currency.

ARTICLE II

THE FACILITY

Section 2.01 Advances; I/O Notional Loan.

(a) Advances. On the terms and conditions hereinafter set forth, from time to time from the Closing Date until the end of the Revolving Period, the Borrower may request that the Lenders make Advances secured by the Collateral, in an aggregate amount up to the Availability as of such date, to the Borrower for any purpose not prohibited under Section 5.02(h); provided that, no Lender shall be obligated to make any Advance on or after the date that is two (2) Business Days prior to the earlier to occur of the Commitment Termination Date or the Facility Maturity Date. Under no circumstances shall any Lender be required to make any Advance if after giving effect to such Advance and the addition to the Collateral of the Eligible Loan Assets being acquired by the Borrower using the proceeds of such Advance, (i) an Event of Default exists or would result therefrom or an Unmatured Event of Default exists or would result therefrom or (ii) a Borrowing Base Deficiency exists or would result therefrom (or, as applicable for each such Eligible Currency, Advances Outstanding shall exceed any of the Borrowing Base (AUD), the Borrowing Base (CAD), the Borrowing Base (Dollars), the Borrowing Base (EUR), the Borrowing Base (GBP), the Borrowing Base (JPY), the Borrowing Base (NOK) or the Borrowing Base (SEK). Notwithstanding anything to the contrary herein, no Lender shall be obligated to provide the Borrower with aggregate funds in connection with an Advance that would exceed such Lender’s unused Commitment then in effect.

(b) Promissory Note. Upon the request of any Lender, the Borrower shall promptly execute and deliver to such Lender a promissory note of the Borrower (in form and substance satisfactory to the Administrative Agent in its sole discretion) evidencing (i) the Advances of such Lender with appropriate insertions as to the date and principal amount or (ii) the I/O Notional Loan of such Lender, with appropriate insertions as to the date and interest amount, not to exceed the I/O Notional Loan Amount allocable to such Lender. For the avoidance of doubt, any note delivered in connection with an I/O Notional Loan shall be a zero principal balance note.

(c) I/O Notional Loans. For the purposes of calculating the accrued interest under the I/O Notional Loan, the Borrower and Lenders hereby agree that on the Closing Date, a loan with a principal amount equal to the I/O Notional Loan Amount shall be deemed to have been advanced to the Borrower by the applicable Lenders under the I/O Notional Loan, and any increase or any decrease, if any, of the I/O Notional Loan Amount of the I/O Notional Loans shall be allocated ratably to those Lenders who are the holders of the I/O Notional Loan, solely to the extent that the aggregate Commitments are increased or decreased. No amounts will actually be advanced by any Lender to the Borrower in respect of the I/O Notional Loan and no amount shall be owed by the Borrower to any Lender with respect to such I/O Notional Loan (other than in respect of Yield at the I/O Rate). The amount of interest payable to a Lender in respect of the I/O Notional Loan shall be calculated with respect to such Lender’s I/O Notional Loan Lender Percentage.

Section 2.02 Procedure for Advances.

(a) During the Revolving Period, the Lenders will make Advances on any Business Day at the request of the Borrower, subject to and in accordance with the terms and conditions of Sections 2.01 and 2.02 and subject to the provisions of Article III hereof.

(b) For each Advance, the Borrower shall deliver a written notice in the form of a Notice of Borrowing to the Administrative Agent and each Lender, with a copy to the Collateral Administrator, the Collateral Agent and the Collateral Custodian, no later than (x) 2:00 p.m. at least one (1) Business Day before the Business Day on which the Dollar Advances are to be made, (y) 11:00 a.m. at least two (2) ~~U.S. Government Securities~~ Business Days before the ~~U.S. Government Securities~~ Business Day on which the Advance ~~is~~in an Eligible Currency other than Dollars and AUDs is to be made and (z) 2:00 p.m. at least three (3) Business Days before the Business Day on which the AUD Advances are to be made; provided that, if such Notice of Borrowing is delivered later than ~~2:00 p.m. on such U.S. Government Securities Business Day~~the applicable time set forth above, such Notice of Borrowing shall be deemed to have been received on the following ~~U.S. Government Securities~~ Business Day. Each Notice of Borrowing shall include a duly completed Borrowing Base Certificate (updated to the date such Advance is requested and giving pro forma effect to the Advance requested and the use of the proceeds thereof) and an updated Loan Asset Schedule, and shall specify:

(i) the proposed aggregate amount of such Advance; provided that the amount of such Advance must be at least equal to the Dollar Equivalent of $1,000,000 (or such lesser amount as consented to by the Administrative Agent in its sole discretion);

(ii) the proposed date of such Advance;

(iii)  the Eligible Currency;

(iv)  ~~(iii)~~ a representation that all conditions precedent for an Advance described in Article III hereof shall have been satisfied as of such date or not later than the proposed date of such Advance;

(v)  ~~(iv)~~ the amount of cash that will be funded by the Transferor into the Unfunded Exposure Account in connection with any Delayed Draw Loan Asset or Revolving Loan funded by such Advance, if applicable; and

(vi)  ~~(v)~~ whether such Advance should be remitted to the Principal Collection Subaccount or the Unfunded Exposure Account.

Any Notice of Borrowing pursuant to this Section 2.02 shall be irrevocable and binding on the Borrower; provided that any Notice of Borrowing that is conditioned upon the effectiveness of other transactions may be revoked or delayed by the Borrower (or the Servicer on behalf of the Borrower) no later than 12:00 p.m. on the proposed date of such Advance if such other transactions fail to become effective (and, for the avoidance of doubt, the Borrower shall be liable for any breakage or other reasonable and documented out of pocket costs incurred by the Administrative Agent or any Lender in connection with such revocation or delay).

On the date of each Advance, upon satisfaction of the applicable conditions set forth in Article III, each Lender shall, in accordance with the Notice of Borrowing, either make available to the Borrower, in same day funds, (x) an amount equal to such Lender’s Pro Rata Share of such Advance, for deposit by the Collateral Agent into the Principal Collection Subaccount or (y) an amount equal to such Lender’s Pro Rata Share of such Advance, for deposit by the Collateral Agent into the Unfunded Exposure Account, as applicable. For the avoidance of doubt, each Advance and related increase in the Advances Outstanding shall be allocated ratably to each Lender in accordance with their respective Lender’s Pro Rata Share as in effect before such increase. Any Lender which fails to remit its Pro Rata Share in connection with any Advance in accordance with this Section 2.02 shall constitute a Defaulting Lender, and the Borrower shall have all rights available to the Borrower pursuant to Section 2.19.

(c) Each Advance shall bear interest at the applicable Yield Rate.

(d) Subject to Section 2.16 and the other terms, conditions, provisions and limitations set forth herein, the Borrower may borrow, repay or prepay and reborrow Advances without any penalty, fee or premium on and after the Closing Date and prior to the end of the Revolving Period.

(e) The obligation of each Lender to remit its Pro Rata Share of any Advance shall be several from that of each other Lender and the failure of any Lender to so make such amount available to the Borrower shall not relieve any other Lender of its obligation hereunder.

(f) Notwithstanding anything to the contrary herein (including, without limitation, the existence of an Unmatured Event of Default or a Borrowing Base Deficiency), if, on the last day of the Revolving Period, the amount on deposit in the Unfunded Exposure Account is less than the Aggregate Unfunded Exposure Amount, the Borrower shall request an Advance in the amount of such shortfall (the “Unfunded Exposure Amount Shortfall”). Following receipt of a Notice of Borrowing (which shall specify the account details of the Unfunded Exposure Account where the funds will be made available), each Lender shall fund its Pro Rata Share of such Unfunded Exposure Amount Shortfall in accordance with Section 2.02(b), notwithstanding anything to the contrary herein (including, without limitation, the Borrower’s failure to satisfy any of the conditions precedent set forth in Section 3.02) other than an Event of Default~~.~~; provided that no such Advance may cause the Advances Outstanding to exceed the Borrowing Base (Aggregate) and, as applicable for such Eligible Currency, the Borrowing Base (AUD), the Borrowing Base (CAD), the Borrowing Base (Dollars), the Borrowing Base (EUR), the Borrowing Base (GBP), the Borrowing Base (JPY), the Borrowing Base (NOK) or the Borrowing Base (SEK) each as then in effect.

Section 2.03 Determination of Yield. The Administrative Agent shall determine the Yield in respect of all Advances and the I/O Notional Loan (including unpaid Yield related thereto, if any, due and payable on a prior Payment Date) to be paid by the Borrower on each Payment Date for the related Remittance Period and shall advise the Servicer thereof on or prior to the third (3rd) Business Day prior to such Payment Date.

Section 2.04 Remittance Procedures. The Servicer shall instruct the Collateral Agent by delivery of the Servicing Report and, if the Servicer fails to do so, the Administrative Agent may instruct the Collateral Agent in writing, subject to the Pari Passu Provisions, to apply funds on deposit in the Controlled Accounts as described in this Section 2.04; provided that, at any time after delivery of a Notice of Exclusive Control (and prior to any rescission of such Notice of Exclusive Control), the Administrative Agent shall instruct the Collateral Agent in writing to apply funds on deposit in the Controlled Accounts as described in this Section 2.04. Any transfers or payments made pursuant to this Agreement shall be made by wire transfer in immediately available funds and in no event shall the Collateral Agent be required to disburse any funds via check; provided that the Collateral Agent may require certain information for verification purposes prior to processing any such wire transfer

(a) Interest Payments prior to an Event of Default. In the absence of a continuing Event of Default and prior to the occurrence of the Facility Maturity Date, on each Payment Date, the Collateral Agent shall (as directed pursuant to the first paragraph of this Section 2.04) transfer Interest Collections held by the Account Bank in the Interest Collection Subaccount to the following Persons in the following amounts, calculated as of the most recent Determination Date, and priority:

(i) to the payment of Taxes, registration and filing fees then due and owing by the Borrower that are attributable solely to the operations of the Borrower; provided that the aggregate amounts payable under this clause (i) shall not exceed the Tax Expense Cap;

(ii) to the payment of accrued and unpaid Administrative Expenses; provided that the aggregate amounts payable under this clause (ii) shall not exceed the Administrative Expense Cap;

(iii) to the extent not waived by the Servicer, to the Servicer, in payment in full of all accrued and unpaid Servicing Fees;

(iv) pro rata, in accordance with the amounts due under this clause (iv), to each Lender, all Yield, the Unused Fee and any Breakage Fees that are accrued and unpaid as of the last day of the related Remittance Period;

(v) pro rata, to each Lender and the Administrative Agent, as applicable, all accrued and unpaid fees, expenses (including attorneys’ fees, costs and expenses), Increased Costs and indemnity amounts payable by the Borrower to the Administrative Agent or any Lender under the Transaction Documents;

(vi) to pay the Advances Outstanding (1) to the extent necessary to eliminate any outstanding Borrowing Base Deficiency, on a pro forma basis after giving effect to all payments through this clause (vi), or (2) if the Portfolio ICR Test is not satisfied, until the Portfolio ICR Test would be satisfied on a pro forma basis after giving effect to all payments through this clause (vi);

(vii) to the Unfunded Exposure Account in an amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the Aggregate Unfunded Exposure Amount;

(viii) to pay the Advances Outstanding, together with any applicable Prepayment Premium not paid pursuant to Section 2.04(b)(iii), in connection with any complete refinancing or termination of this Agreement in accordance with Section 2.16(b), or during the Amortization Period, until paid in full;

(ix) to the payments of any Taxes, registration and filing fees then due and owing by the Borrower that are attributable solely to the operations of the Borrower, to the extent not paid pursuant to clause (i) above due to the limitation contained therein;

(x) to the Transferor, to make a Permitted RIC Distribution;

(xi)  pro rata, to the payment of (i) any Administrative Expenses, to the extent not paid pursuant to clause (ii) above due to the limitation contained therein and (ii) any expenses in connection with the conversion of amounts on deposit in the Collection Account into each Eligible Currency to the extent necessary to make payments pursuant to this Section 2.04(a);

(xii) to pay to the Servicer, all reasonable expenses incurred in connection with the performance of its duties under the Transaction Documents;

(xiii) to pay to the Approved Valuation Firm all accrued and unpaid fees and expenses; and

(xiv) (x) calculated as of the Payment Date, if an Unmatured Event of Default has occurred and is continuing or would result after giving effect to sub-clause (xiv)(y), to remain in the Interest Collection Subaccount as Interest Collections, and (y) otherwise, to the Borrower for payment as directed by the Borrower, any remaining amounts.

(b) Principal Payments prior to an Event of Default. In the absence of a continuing Event of Default and prior to the occurrence of the Facility Maturity Date, on each Payment Date the Collateral Agent shall (as directed pursuant to the first paragraph of this Section

2.04) transfer Principal Collections held by the Account Bank in the Principal Collection Subaccount to the following Persons in the following amounts, calculated as of the most recent Determination Date, and priority:

(i) to pay amounts due under Section 2.04(a)(i) through 2.04(a)(vii), to the extent not paid thereunder;

(ii) during the Revolving Period, in the Servicer’s discretion, to be deposited into the Collection Account as Principal Collections for reinvestment in Eligible Loan Assets;

(iii) during the Amortization Period, to repay the Advances Outstanding, and any accrued and unpaid Prepayment Premium, until paid in full;

(iv) to the payment of any Taxes, registration and filing fees then due and owing by the Borrower that are attributable solely to the operations of the Borrower, to the extent not paid pursuant to clause (i) above due to the limitation contained therein;

(v) to the Transferor, to make a Permitted RIC Distribution;

(vi) to the payment of any Administrative Expenses, to the extent not paid pursuant to clause (i) above;

(vii) to pay amounts due under Section 2.04(a)(xii) to the extent not paid thereunder;

(viii) to pay amounts due under Section 2.04(a)(xiii) to the extent not paid thereunder; and

(ix) (x) calculated as of the Payment Date, if an Unmatured Event of Default has occurred and is continuing or would result after giving effect to sub-clause (ix)(y), to remain in the Principal Collection Subaccount as Principal Collections, and (y) otherwise, to the Borrower for payment as directed by the Borrower, any remaining amounts.

(c) Payment on and after the occurrence of an Event of Default. If an Event of Default exists and, in any case, after the declaration, or automatic occurrence, of the Facility Maturity Date, on each Business Day thereafter the Collateral Agent shall (as directed pursuant to the first paragraph of this Section 2.04) transfer collected funds held by the Account Bank in the Collection Account to the following Persons in the following amounts, calculated as of the prior Business Day, and priority:

(i) to the payment of Taxes, registration and filing fees then due and owing by the Borrower that are attributable solely to the operations of the Borrower; provided that the aggregate amounts payable under this clause (i) shall not exceed the Tax Expense Cap;

(ii) to the payment of accrued and unpaid Administrative Expenses; provided that the aggregate amounts payable under this clause (ii) shall not exceed the Administrative Expense Cap; provided, further, that following the commencement of any sales of Loan Assets in connection with the declaration or automatic occurrence of the Facility Maturity Date, the Administrative Expense Cap shall be disregarded;

(iii) to the Servicer, in payment in full of all accrued and unpaid Servicing Fees but only to the extent that the Servicer is not an Affiliate of the Borrower, the Transferor or Oaktree Strategic Credit Fund;

(iv) pro rata, in accordance with the amounts due under this clause (iv), to each Lender, all Yield, the Unused Fee and any Breakage Fees that are accrued and unpaid as of the last day of the related Remittance Period;

(v) pro rata, to each Lender and the Administrative Agent, as applicable, all accrued and unpaid fees, expenses (including attorneys’ fees, costs and expenses), Increased Costs and indemnity amounts payable by the Borrower to the Administrative Agent or any Lender under the Transaction Documents;

(vi) to pay the Advances Outstanding, and any applicable Prepayment Premium, until paid in full;

(vii) to the payment of any Taxes, registration and filing fees then due and owing by the Borrower that are attributable solely to the operations of the Borrower, to the extent not paid pursuant to clause (i) above due to the limitation contained therein;

(viii) to the Transferor, to make a Permitted RIC Distribution;

(ix)  pro rata, to the payment of (i) any Administrative Expenses, to the extent not paid pursuant to clause (ii) above due to the limitation contained therein and (ii) any expenses in connection with the conversion of amounts on deposit in the Collection Account into each Eligible Currency to the extent necessary to make payments pursuant to this Section 2.04(c);

(x) to the Servicer, in payment in full of all accrued and unpaid Servicing Fees to the extent not paid pursuant to clause (iii) above due to the limitation contained therein;

(xi) to the Servicer, all reasonable expenses incurred in connection with the performance of its duties under the Transaction Documents;

(xii) to pay to the Approved Valuation Firm all accrued and unpaid fees and expenses; and

(xiii) to the Borrower, any remaining amounts, for payment as directed by the Borrower, including (A) as a distribution to the Transferor as the holder of the Equity Interest in the Borrower or (B) for deposit in the Collection Account as Interest Collections or Principal Collections.

(d) Unfunded Exposure Account; Delayed Draw Loan Assets; Revolving Loans. On or before the Cut-Off Date of any Delayed Draw Loan Asset or any Revolving Loan, as applicable, the Borrower shall deposit into the Unfunded Exposure Account an amount such that the balance of the Unfunded Exposure Account is at least equal to the Unfunded Exposure Equity Amount of such Delayed Draw Loan Asset or such Revolving Loan, as applicable, by making a Disbursement Request from the Principal Collection Subaccount in accordance with Section 2.18 and/or a Notice of Borrowing for an Advance in accordance with Section 2.02. Funds on deposit in the Unfunded Exposure Account as of any date of determination may be withdrawn to fund draw requests of the relevant Obligors under any Delayed Draw Loan Asset or Revolving Loan; provided that, during the Amortization Period, all such draw requests shall be funded only from amounts on deposit in the Unfunded Exposure Account or from capital contributions made by the Transferor to the Borrower. Any such draw request made by an Obligor, along with wiring instructions for the applicable Obligor, shall be forwarded by the Borrower or the Servicer to the Collateral Agent (with a copy to the Administrative Agent and the Collateral Administrator) in the form of a Disbursement Request, and the Collateral Agent shall instruct the Account Bank to fund such draw request in accordance with the Disbursement Request. As of any date of determination, the Servicer (or, after delivery of a Notice of Exclusive Control, the Administrative Agent) may cause any amounts on deposit in the Unfunded Exposure Account that exceed the Unfunded Exposure Equity Amount to be deposited into the Principal Collection Subaccount as Principal Collections.

(e) Insufficiency of Funds. The parties hereby agree that if the funds on deposit in the Collection Account are insufficient to pay any amounts due and payable on a Payment Date or otherwise, the Borrower shall nevertheless remain responsible for, and shall pay when due, all amounts payable under this Agreement and the other Transaction Documents in accordance with the terms of this Agreement and the other Transaction Documents. The parties further agree that amounts that may be distributed to the Borrower or the holders of any Equity Interest in the Borrower are fully subordinated and junior to the Obligations of the Borrower to the Secured Parties. In the event the Borrower is subject to a Bankruptcy Event, any claim that the Borrower or the holders of any Equity Interest in the Borrower may have with respect to such distributions shall, notwithstanding anything to the contrary herein and notwithstanding any objection to, or rescission of, such filing, be fully subordinate in right of payment to the Obligations of the Borrower to the Secured Parties. The foregoing sentence and the provisions of Section 2.04 shall constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code. The Borrower and the Transferor hereby agree that they may only receive distributions from amounts available pursuant to clauses (a), (b) or (c) above.

(f) Repayment of Obligations. Notwithstanding anything to the contrary contained herein, the Borrower shall repay the Advances Outstanding, all accrued and unpaid Yield, any Breakage Fees, Increased Costs, all accrued and unpaid costs and expenses of the Administrative Agent and Lenders and all other Obligations (other than unmatured contingent indemnification obligations) in full on the Facility Maturity Date.

(g) Conversion. The Servicer shall, pursuant to Section 2.22 instruct the Collateral Agent, no later than the second Business Day immediately preceding each Payment Date and subject to the Pari Passu Provisions, to convert amounts on deposit in the applicable Collection Account into each Eligible Currency (pro rata based on available amounts from each other Eligible Currency, unless otherwise directed in writing by the Servicer) using the Spot Rate to the extent necessary to make payments required in each Eligible Currency pursuant to Section 2.04(a), Section 2.04(b) and Section 2.04(c). All risk and expense incident to such conversion is the responsibility of the Borrower and the Collateral Agent shall have (x) no responsibility for fluctuations in exchange rates affecting any Collections or conversion thereof and (y) to the extent it complies with the instructions provided by the Servicer pursuant to the Servicing Standard, no liability for any losses incurred or resulting from the rates obtained in such foreign exchange transactions.

Section 2.05 Instructions to the Collateral Agent and the Account Bank. All instructions and directions given to the Collateral Agent or the Account Bank by the Servicer, the Borrower or the Administrative Agent pursuant to Section 2.04 shall be in writing (including instructions and directions transmitted to the Collateral Agent or the Account Bank by email), and such written instructions and directions shall be delivered with a written certification that such instructions and directions are in compliance with the provisions of Section 2.04. The Servicer and the Borrower shall immediately transmit to the Administrative Agent by email a copy of all instructions and directions given to the Collateral Agent or the Account Bank by such party pursuant to Section 2.04. The Administrative Agent shall promptly transmit to the Servicer and the Borrower by email a copy of all instructions and directions given to the Collateral Agent or the Account Bank by the Administrative Agent pursuant to Section 2.04. If either the Administrative Agent or the Collateral Agent disagrees with the computation of any amounts to be paid or deposited by the Borrower or the Servicer under Section 2.04 or otherwise pursuant to this Agreement, or upon their respective instructions, it shall so notify the Borrower, the Servicer and the Collateral Agent or the Administrative Agent, as applicable, in writing and in reasonable detail to identify the specific disagreement. In the event the Collateral Agent or the Account Bank receives instructions from the Servicer or the Borrower which conflict with any instructions received from the Administrative Agent, the Collateral Agent or the Account Bank, as applicable, shall rely on and follow the instructions given by the Administrative Agent.

Section 2.06 Borrowing Base Deficiency Payments.

(a) In addition to any other obligation of the Borrower to cure any Borrowing Base Deficiency pursuant to the terms of this Agreement, if, on any day prior to the Collection Date, any Borrowing Base Deficiency exists, then the Borrower shall eliminate such Borrowing Base Deficiency in its entirety within three (3) Business Days of the Borrower obtaining knowledge or receiving written notice from the Administrative Agent of such Borrowing Base Deficiency (or such later date as agreed to by the Administrative Agent in its sole discretion) (or, in the case of subclause (v) below, within the time period set forth in Section 2.06(c)) by effecting one or more (or any combination thereof) of the following actions in order to eliminate such Borrowing Base Deficiency as of such date of determination: (i) deposit cash in Dollars into the Principal Collection Subaccount, (ii) repay Advances Outstanding (together with any Breakage Fees in respect of the amount so prepaid), (iii) to the extent such sales, in conjunction with other actions, would eliminate such Borrowing Base Deficiency, sell Loan Assets in accordance with

Section 2.07(a) below so long as (A) such Eligible Loan Assets is not sold for less than the Assigned Value therefor unless otherwise approved by the Administrative Agent in writing and in its sole discretion and (B) such sale settles no later than five (5) Business Days after the occurrence of such Borrowing Base Deficiency, (iv) subject to the approval of the Administrative Agent (other than in the case of Specified Loan Assets), in its sole discretion, Grant additional Eligible Loan Assets and/or (v) delivery of an Equity Cure Notice (subject to the requirements set forth in Section 2.06(c)). For the avoidance of doubt, the Borrower may cure a Borrowing Base Deficiency using any combination of clauses (i), (ii), (iii), (iv) and (v) above.

(b) No later than 2:00 p.m. on the Business Day prior to the proposed repayment of Advances Outstanding or Grant of additional Eligible Loan Assets pursuant to Section 2.06(a), the Borrower (or the Servicer on its behalf) shall deliver (i) to the Administrative Agent (with a copy to the Collateral Administrator, the Collateral Agent and the Collateral Custodian) notice of such repayment or Grant and a duly completed Borrowing Base Certificate, updated to the date such repayment or Grant is being made and giving pro forma effect to such repayment or Grant, and (ii) to the Administrative Agent, if applicable, a description of any Eligible Loan Asset and each Obligor of such Eligible Loan Asset to be Granted and an updated Loan Asset Schedule. Any notice pertaining to any repayment or any Grant pursuant to this Section 2.06 shall be irrevocable.

(c) The Borrower may cure a Borrowing Base Deficiency pursuant to Section 2.06(a)(v) by delivering a notice to the Administrative Agent within three (3) Business Days of the Borrower obtaining knowledge or receiving written notice from the Administrative Agent of such Borrowing Base Deficiency (such notice, an ~~“~~“Equity Cure Notice~~”~~” ), subject to the following requirements:

(i) such Equity Cure Notice sets forth evidence reasonably satisfactory to the Administrative Agent that (A) the Transferor has rights pursuant to its Constituent Documents to call capital or otherwise has unrestricted access to capital in an aggregate amount sufficient to cure such Borrowing Base Deficiency; (B) the Transferor has made a capital call or otherwise has sufficient cash on hand in an aggregate amount sufficient to cure such Borrowing Base Deficiency and (C) the Transferor intends to contribute such funds to the Borrower; and

(ii) the amount necessary to cure such Borrowing Base Deficiency is contributed from the Transferor to the Borrower in immediately available funds, and such amount shall be applied by the Borrower to eliminate such Borrowing Base Deficiency, in each case, within ten (10) Business Days of the date such Equity Cure Notice is delivered to the Administrative Agent.

Section 2.07 Sale of Loan Assets; Affiliate Transactions.

(a) Discretionary Sales. The Borrower shall be permitted to sell Loan Assets to Persons, including Affiliates of the Transferor, from time to time prior to the declaration or automatic occurrence of the Facility Maturity Date (such sale, a “Discretionary Sale”); provided that (i) the proceeds of such sale shall be deposited into the Principal Collection Subaccount to be disbursed in accordance with Section 2.04 hereof, (ii) any sale to an Affiliate of the Transferor meets the requirements set forth in Section 2.07(d) below, (iii) after giving effect to any such sale, no Borrowing Base Deficiency shall exist, (iv) no event has occurred, or would result from such sale, which constitutes an Event of Default and no event has occurred and is continuing, or would result from such sale, which constitutes an Unmatured Event of Default, and (v) after giving effect to any such sale, the Collateral Quality Tests are satisfied or, if not satisfied, would be maintained or improved.

(b) Repurchase or Substitution of Warranty Breach Loan Assets. If on any day a Loan Asset is (or becomes) a Warranty Breach Loan Asset, no later than ten (10) Business Days following the earlier of knowledge by the Borrower of such Loan Asset becoming a Warranty Breach Loan Asset or receipt by the Borrower from the Administrative Agent or the Servicer of written notice thereof, unless the Administrative Agent has provided its written consent (in its sole and absolute discretion and which may be in electronic form) to waive the requirements set forth in this Section 2.07(b), the Borrower shall either:

(i) make a deposit in the applicable Eligible Currency to the Principal Collection Subaccount (for allocation pursuant to Section 2.04) in immediately available funds in an amount equal to the sum of (x) (i) the Purchase Price (calculated without giving effect to the proviso in the definition thereof) of such Loan Asset, multiplied by (ii) the Outstanding Balance, plus (y) any expenses or fees with respect to such Loan Asset and costs and damages incurred by the Administrative Agent or by any Lender in connection with any violation by such Loan Asset of any Applicable Law (a notification regarding the amount of such expenses or fees to be provided by the Administrative Agent to the Borrower); provided that (A) the Administrative Agent shall have the right to determine whether the amount so deposited is sufficient to satisfy the foregoing requirements and (B) the deposit of such funds into the Collection Account may result from the sale of such Warranty Breach Loan Asset pursuant to Section 2.07(a); or

(ii) with the prior written consent of the Administrative Agent, in its sole discretion (provided that such consent shall not be required in the case of any Specified Loan Asset), substitute for such Warranty Breach Loan Asset a Substitute Eligible Loan Asset.

Upon confirmation of the deposit of the amounts set forth in Section 2.07(b)(i) into the Collection Account or the delivery by the Borrower of a Substitute Eligible Loan Asset for each Warranty Breach Loan Asset pursuant to Section 2.07(b)(ii) (the date of such confirmation or delivery, the “Release Date”), such Warranty Breach Loan Asset and Related Asset shall be removed from the Collateral and, as applicable, the Substitute Eligible Loan Asset and Related Asset shall be included in the Collateral. On the Release Date of each Warranty Breach Loan Asset, the Collateral Agent, for the benefit of the Secured Parties, shall automatically and without further action be deemed to release to the Borrower, without recourse, representation or warranty, all the right, title and interest and any Lien of the Collateral Agent, for the benefit of the Secured Parties in, to and under the Warranty Breach Loan Asset and any Related Asset and all future monies due or to become due with respect thereto.

(c) Conditions to Sales, Substitutions and Repurchases. Any sales, substitutions or repurchases effected pursuant to Sections 2.07(a), or 2.07(b) shall be subject to the satisfaction or waiver by the Administrative Agent of the following conditions:

(i) the Borrower shall deliver a Borrowing Base Certificate and an updated Loan Asset Schedule to the Administrative Agent and the Collateral Administrator in connection with such sale, substitution or repurchase;

(ii) the Borrower shall deliver a list of all Loan Assets to be sold, substituted or repurchased;

(iii) no selection procedures intended to be adverse to the interests of the Administrative Agent or the Lenders were utilized by the Borrower in the selection of the Loan Assets to be sold, repurchased or substituted;

(iv) the Borrower shall (A) with respect to sales and repurchases, give one (1) Business Day’s notice of such sale or repurchase to the Administrative Agent, the Collateral Administrator and Collateral Agent and (B) with respect to substitutions, have received an Approval Notice (for each Loan Asset (other than a Specified Loan Asset) added to the Collateral on the related Cut-Off Date);

(v) the Borrower shall notify the Administrative Agent of any amount to be deposited into the Collection Account in connection with any sale, substitution or repurchase;

(vi) the representations and warranties contained in Sections 4.01, 4.02 and 4.03 hereof shall continue to be correct in all material respects (or if such representation or warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation or warranty shall be correct in all respects), except to the extent relating to an earlier date;

(vii) any repayment of Advances Outstanding in connection with any sale, substitution or repurchase of Loan Assets hereunder shall comply with the requirements set forth in Section 2.16; and

(viii) the Borrower and the Servicer (on behalf of the Borrower) shall agree to pay the legal fees and expenses of the Administrative Agent, each Lender, Collateral Agent, the Collateral Administrator and the Collateral Custodian in connection with any such sale, substitution or repurchase (including, but not limited to, expenses incurred in connection with the release of the Lien of the Collateral Agent on behalf of the Secured Parties in the Loan Asset in connection with such sale, substitution or repurchase).

(d) Affiliate Transactions. Notwithstanding anything to the contrary set forth herein or in any other Transaction Document, other than in connection with a mandatory repurchase of a Warranty Breach Loan Asset pursuant to clause (b) above, the Transferor (or an Affiliate thereof) shall not reacquire from the Borrower and the Borrower shall not transfer to the Transferor or to Affiliates of the Transferor, and neither the Transferor nor any Affiliates thereof will have a right or ability to purchase, the Loan Assets of the Borrower other than (i) where the relevant transfer occurs in a transaction on arm’s length terms and at a price for each such Loan Asset at least equal to fair market value of such Loan Asset, as determined by an Approved Valuation Firm; provided that such determination by an Approved Valuation Firm shall not be required in case of any Broadly Syndicated Loan, (ii) where the Borrower have provided notice to the Administrative Agent setting forth the price at which such Loan Asset is proposed to be sold and (iii) after giving pro forma effect to such transaction, (A) the aggregate Outstanding Balance of Transferor Loan Assets sold or released to the Transferor pursuant to Section 2.07(a) shall not in aggregate exceed 20% of the Transferor Purchased Loan Balance, and (B) the aggregate Outstanding Balance of Transferor Loan Assets that are Defaulted Loans sold or released to the Transferor pursuant to Section 2.07(a) shall not in aggregate exceed 10% of the Transferor Purchased Loan Balance, and (iv) unless otherwise consented to by the Administrative Agent, after giving effect to such sale, either (x) no Borrowing Base Deficiency shall exist or (y) if a Borrowing Base Deficiency already exists, such Borrowing Base Deficiency will not be greater as a result of such sale.

(e) Limitations on Sales and Substitutions.

(i) The Outstanding Balance of all Loan Assets (other than Warranty Breach Loan Assets) sold pursuant to Section 2.07(a) during the preceding period of twelve (12) calendar months (or for the first twelve (12) calendar months after the Closing Date, during the period commencing on the Closing Date), after giving effect to such substitution or sale, is not greater than 25% of the highest aggregate Outstanding Balance of the Collateral of any month during such 12 month period (or as of the Closing Date, as the case may be); provided that the Outstanding Balance of all Loan Assets (other than Warranty Breach Loan Assets) sold to Affiliates of the Transferor pursuant to Section 2.07(a) whose Assigned Value was not reduced by the Administrative Agent after the applicable Cut-Off Date during the preceding period of twelve (12) calendar months (or for the first twelve (12) calendar months after the Closing Date, during the period commencing on the Closing Date), after giving effect to such substitution, release or sale, is not greater than 10% of the highest aggregate Outstanding Balance of the Collateral of any month during such 12 month period (or as of the Closing Date, as the case may be). The Outstanding Balance of all Defaulted Loans (other than Warranty Breach Loan Assets) sold pursuant to Section 2.07(a) to the Transferor or an Affiliate during the preceding period of twelve (12) calendar months (or for the first twelve (12) calendar months after the Closing Date, during the period commencing on the Closing Date), after giving effect to such substitution or sale, is not greater than 10% of the highest aggregate Outstanding Balance of the Collateral of any month during such 12 month period (or as of the Closing Date, as the case may be). Notwithstanding the foregoing, the Borrower shall be permitted to sell any Defaulted Loan, Margin Stock or Equity Security to Persons other than Affiliates of the Transferor pursuant to Section 2.07(a) at any time; provided that, during the continuance of an Event of Default, the prior written consent of the Administrative Agent shall be required for any such sale.

(ii) Any Loan Asset that has been sold pursuant to Section 2.07(a) or substituted pursuant to Section 2.07(b) shall be subject to the following additional requirements if subsequently reacquired hereunder as a Specified Loan Asset:

a. if, immediately prior to such sale, substitution or release, such Loan Asset is subject to a Value Adjustment Event, (i) if such Value Adjustment Event has been cured prior to the repurchase date, such repurchase shall not require the consent of the Administrative Agent, provided~~,~~ that the Advance Rate with respect to such Loan Asset, and each calculation to be made as of the applicable Cut-Off Date pursuant to the definitions of ~~“~~ “Advance Rate~~”~~” and ~~“~~“ Value Adjustment Event~~”~~”, shall instead be determined as of the date of such sale, substitution or release (and not as of the actual Cut-Off Date for such repurchase), and (ii) if such Value Adjustment Event has not been cured, such repurchase shall be subject to the prior consent of the Administrative Agent in its sole discretion and the Advance Rate with respect to such Loan Asset, and each calculation pursuant to the definitions of ~~“~~“Advance Rate~~”~~” and ~~“~~“ Value Adjustment Event~~”~~”, shall be determined as of the Cut-Off Date for such repurchase; and

b. if, immediately prior to such sale, substitution or release, such Loan Asset is not subject to a Value Adjustment Event, (i) if such repurchase is consummated within ninety (90) days of the date of such sale, substitution or release, such repurchase shall not require the consent of the Administrative Agent, provided~~,~~ that the Advance Rate with respect to such Loan Asset and each calculation to be made as of the applicable Cut-Off Date pursuant to the definitions of ~~“~~“Advance Rate~~”~~” and ~~“~~“ Value Adjustment Event~~”~~” shall instead be determined as of the date such Loan Asset was sold, substituted or released (and not as of the actual Cut-Off Date for such repurchase), and (ii) if such repurchase is consummated more than ninety (90) days from the date of such sale, substitution or release, then the Advance Rate with respect to such Loan Asset, and each calculation pursuant to the definitions of ~~“~~“Advance Rate~~”~~” and ~~“~~“ Value Adjustment Event~~”~~”, shall be determined as of the Cut-Off Date for such repurchase.

Section 2.08 Payments and Computations, Etc.

(a) All amounts to be paid or deposited by the Borrower or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 2:00 p.m. on the day when due in Dollars or in such other Eligible Currency in immediately available funds to the Collection Account or such other account as is designated by the Administrative Agent. Any Obligation hereunder shall not be reduced by any distribution of any portion of Available Collections if at any time such distribution is rescinded or required to be returned by any Lender to the Borrower or any other Person for any reason. Each Advance and I/O Notional Loan shall accrue interest at the applicable Yield Rate for its Eligible Currency for each day during each applicable Remittance Period. All computations of interest and all computations with respect to the Yield and the Yield Rate shall be computed on the basis of a year of three hundred and sixty (360) days and the actual number of days elapsed; provided that with respect to GBP Advances, such computations shall be computed on the basis of a year of three hundred and sixty-five (365) days and the actual number of days elapsed. Each Advance shall accrue interest at the Yield Rate for each day beginning on, and including, the Advance Date with respect to such Advance and ending on, but excluding, the date such Advance is repaid in full. Yield on the I/O Notional Loan due on each Payment Date shall be equal to the applicable interest due thereon with respect to each such Payment Date, which I/O Notional Loan shall accrue interest at the Yield Rate for each day during the Remittance Period.

(b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Yield or any fee payable hereunder, as the case may be. To the extent that Available Collections as of the related Determination Date are insufficient on any Payment Date to satisfy the full amount of any Increased Costs pursuant to Section 2.04(a)(v) and Section 2.04(b)(i), such unpaid amounts shall remain due and owing and shall be payable on the next succeeding Payment Date until repaid in full.

(c) If any Advance requested by the Borrower pursuant to Section 2.02 is not for any reason whatsoever, except as a result of the gross negligence or willful misconduct of, or failure to fund such Advance on the part of, the Lenders, the Administrative Agent or an Affiliate thereof, made or effectuated, as the case may be, on the date specified therefor, the Borrower shall indemnify such Lender against any loss, cost or expense incurred by such Lender related thereto (other than any such loss, cost or expense solely due to the gross negligence or willful misconduct or failure to fund such Advance on the part of the Lenders, the Administrative Agent or an Affiliate thereof), including any loss (including cost of funds and reasonable and documented out-of-pocket expenses), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund Advances or maintain the Advances. Any such Lender shall provide to the Borrower documentation setting forth the amounts of any loss, cost or expense referred to in the previous sentence, such documentation to be conclusive absent manifest error.

(d) For the avoidance of doubt, the Borrower shall not be obligated to pay or repay any amounts in respect of the I/O Notional Loan other than interest in accordance with Section 2.01 and Section 2.04, as applicable.

Section 2.09 ~~Unused Fee~~[Reserved]~~. The Borrower shall pay, in accordance with Section 2.04, pro rata to each Lender, an unused fee (the “Unused Fee”) payable in arrears for each Remittance Period, equal to the sum of the products for each day during such Remittance Period of (a) one divided by three hundred and sixty (360), (b) the applicable Unused Fee Rate and (c) the positive difference, if any, of the Facility Amount less the greater of (i) the Advances Outstanding on such date and (ii) the Minimum Utilization.~~

.

Section 2.10 Increased Costs; Capital Adequacy; Compensation for Losses.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, assessment, fee, Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes), insurance charge, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any the Administrative Agent, any Lender or any Affiliate, participant, successor or assign thereof (each of which shall be an “Affected Party”);

(ii) impose on any Affected Party or the London interbank or other applicable offshore interbank market (or, to the extent a different Benchmark applies, the market for such Benchmark) any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances or participation therein or the obligation or right of any Lender to make Advances hereunder;

(iii) change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party; or

(iv) change the rate for, or the manner in which the Federal Deposit Insurance Corporation (or a successor thereto) assesses deposit insurance premiums or similar charges;

and the result of any of the foregoing shall be to increase the cost to or impose a cost upon such Affected Party of funding or making or maintaining any Advance or of maintaining its obligation to make any such Advance or otherwise performing its obligations under the Transaction Documents or to increase the cost to such Affected Party or to reduce the amount of any sum received or receivable by such Affected Party, whether of principal, interest or otherwise or to require any payment calculated by reference to the amount of interest or loans received or held by such Affected Party and such Affected Party is generally charging such amounts to similarly situated borrowers, then the Borrower will pay to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional costs incurred or reduction suffered.

(b) If any Affected Party determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Affected Party’s capital or on the capital of Affected Party’s holding company, if any, as a consequence of this Agreement or the Advances made by such Affected Party to a level below that which such Affected Party or Affected Party’s holding company could have achieved but for such Change in Law and such Affected Party is generally charging such amounts to similarly situated borrowers, then from time to time the Borrower will pay to such Affected Party such additional amount or amounts as will compensate such Affected Party or Affected Party’s holding company for any such reduction suffered.

(c) A certificate of an Affected Party providing an explanation of the applicable Change in Law, certifying that such Affected Party is generally charging such amounts to similarly situated borrowers and setting forth the amount or amounts necessary to compensate such Affected Party or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 2.10 shall be delivered to the Borrower and shall be conclusive absent manifest error. In determining any amount provided for in this Section 2.10, the Affected Party may use any reasonable averaging and attribution methods. The Borrower shall pay such Affected Party the amount shown as due on any such certificate on the Payment Date following receipt thereof.

(d) Failure or delay on the part of any Affected Party to demand compensation pursuant to this Section 2.10 shall not constitute a waiver of any Affected Party’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Affected Party pursuant to this Section 2.10 for any increased costs or reductions incurred more than one hundred and eighty (180) days prior to the date that such Affected Party notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Affected Party’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred and eighty (180)-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) In the event that any Affected Party shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Party to make any purchase or loan or maintain any purchase or loan) as a result of any Advance not being made in accordance with a request therefor under Section 2.02, then, on the Payment Date following written notice from such Affected Party to the Borrower, the Borrower shall pay to such Affected Party, the amount of such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding upon the Borrower.

(f) Compensation for Losses. In the event of (~~i~~a) the payment of any principal of any SOFR Advance other than on the last day of the Remittance Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any SOFR Advance other than on the last day of the Remittance Period applicable thereto (including as a result of an Event of Default), or (c) the failure to borrow, convert, continue or prepay any SOFR Advance on the date specified in any notice delivered pursuant hereto, then, in any such event, the Borrower shall compensate each Lender for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.10(f) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate on the Payment Date following receipt thereof.

Section 2.11 Taxes.

(a) Any and all payments made by the Borrower or made by the Servicer on behalf of the Borrower under this Agreement will be made free and clear of and without deduction or withholding for or on account of any Taxes, except as required by Applicable Law. If any Taxes are required by Applicable Law to be withheld from any amounts payable to any Recipient (as determined in the good faith discretion of an applicable withholding agent), then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the amount payable by the Borrower to such Person will be increased as necessary (the amount of such increase, the “Additional Amount”) such that every net payment made under this Agreement after such withholding or deduction has been made (including such deductions and withholdings applicable to such increase) is not less than the amount that would have been paid had no such deduction or withholding been made.

(b) The Borrower or Servicer shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent or a Lender timely reimburse it for the payment of, any Other Taxes.

(c) [Reserved].

(d) The Borrower will indemnify, from funds available to it pursuant to Section 2.04 (and to the extent the funds available for indemnification provided by the Borrower is insufficient the Servicer, on behalf of the Borrower, will indemnify) each Recipient for the full amount of Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.11) payable or paid by such Person or required to be withheld or deducted from a payment to such Recipient and any reasonable liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. All payments in respect of this indemnification shall be made within ten (10) days from the date a written demand therefor is delivered to the Borrower. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.11(e).

(f) Within thirty (30) days after the date of any payment by the Borrower or by the Servicer on behalf of the Borrower of any Taxes, the Borrower or the Servicer, as applicable,

will furnish to the Administrative Agent at the applicable address set forth on this Agreement, appropriate evidence of payment thereof.

(g) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.11(g)(i), (ii) and (iii)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing:

(i) If any Lender is not a United States Tax Person, such Lender shall deliver to the Borrower, to the extent legally entitled to do so, with a copy to the Administrative Agent and the Collateral Agent, on or prior to the date such Lender becomes a party to this Agreement (and from time to time thereafter upon reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

a. in the case of a Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

b. executed copies of IRS Form W-8ECI;

c. in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower (or, for so long as the equity is held by a single holder, such holder of the equity) within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower (or, for so long as the equity is held by a single holder, such holder of the equity) described in Section

881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

d. to the extent a Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct and indirect partner;

(ii) If a Lender is a United States Tax Person, such Lender shall deliver to the Borrower, with a copy to the Administrative Agent and the Collateral Agent, on or prior to the date such Lender becomes a party to this Agreement (and from time to time thereafter upon reasonable request of the Borrower or the Administrative Agent), two (2) (or such other number as may from time to time be prescribed by Applicable Law) duly completed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.

(iii) If a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent (with a copy to the Collateral Agent) at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iv) If any Lender is not a United States Tax Person, such Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (with a copy to the Collateral Agent) (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the

Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(v) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.11(g) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Unless required by Applicable Law, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender, as the case may be. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified or paid Additional Amounts pursuant to this Section 2.11, it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made or Additional Amounts paid under this Section 2.11 with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.11(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.11(h), in no event will the indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.11(h) the payment of which would place the indemnified party in a less favorable net after-Tax position ~~that~~than the indemnified party would have been in if the indemnification payments or Additional Amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Each party’s obligations under this Section 2.11 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

(j) If at any time the Borrower shall be liable for the payment of any Additional Amounts in accordance with this Section 2.11, then the Borrower shall have the option to terminate this Agreement (in accordance with the provisions of Section 2.16(b)); provided that such option to terminate shall in no event relieve the Borrower of paying any amounts owing pursuant to this Section 2.11 in accordance with the terms hereof; provided, further, that in no event shall the Borrower incur any prepayment premium or penalty in connection with any termination of this Agreement pursuant to this clause (j).

Section 2.12 Grant of a Security Interest; Collateral Assignment of Agreements.

(a) To secure the prompt, complete and indefeasible payment in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations and the performance by the

Borrower of all of the covenants and obligations to be performed by it pursuant to this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent (collectively, the “Secured Obligations”), the Borrower hereby (i) collaterally assigns and pledges to the Collateral Agent, on behalf of the Secured Parties and (ii) Grants a security interest to the Collateral Agent, on behalf of the Secured Parties, in all of the Borrower’s right, title and interest in, to and under (but none of the obligations under) all of the Collateral, whether now existing or hereafter arising or acquired by the Borrower, and wherever the same may be located. For the avoidance of doubt, the Collateral shall not include any Excluded Amounts, and the Borrower does not hereby assign, pledge or Grant a security interest in any such amounts. Anything herein to the contrary notwithstanding, (x) the Borrower shall remain liable under the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (y) the exercise by the Collateral Agent, for the benefit of the Secured Parties, of any of its rights in the Collateral shall not release the Borrower from any of its duties or obligations under the Collateral, and (z) none of the Administrative Agent, the Collateral Agent, any Lender nor any Secured Party shall have any obligations or liability under the Collateral by reason of this Agreement, nor shall the Administrative Agent, the Collateral Agent, any Lender nor any Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

The foregoing Grant shall, for the purpose of determining the property subject to the Lien of this Agreement, be deemed to include any securities and any investments Granted to the Collateral Agent by or on behalf of the Borrower, whether or not such securities or investments satisfy the criteria set forth in the definitions of “Eligible Loan Asset” or “Permitted Investments,” as the case may be.

(b) As security for the Secured Obligations, the Borrower hereby collaterally assigns to the Collateral Agent, for the benefit of the Secured Parties, all of the Borrower’s right and title to and interest in, to and under (but not any obligations under) the Purchase and Sale ~~and Contribution~~ Agreement (and any UCC financing statements filed under or in connection therewith), the Underlying Instruments related to each Loan Asset, all other agreements, documents and instruments evidencing, securing or guarantying any Loan Asset and all other agreements, documents and instruments related to any of the foregoing but excluding any Excluded Amounts or Retained Interest (the “Assigned Documents”). In furtherance and not in limitation of the foregoing, the Borrower hereby collaterally assigns to the Collateral Agent, for the benefit of the Secured Parties, its right to indemnification under the Purchase and Sale ~~and Contribution~~ Agreement. The Borrower confirms that until the Collection Date the Collateral Agent (at the direction of the Administrative Agent) on behalf of the Secured Parties shall have the sole right after the occurrence and during the continuance of an Event of Default to enforce the Borrower’s rights and remedies under the Purchase and Sale ~~and Contribution~~ Agreement and any UCC financing statements filed under or in connection therewith for the benefit of the Secured Parties.

The parties hereto agree that such collateral assignment to the Collateral Agent, for the benefit of the Secured Parties, shall terminate upon the Collection Date.

Section 2.13 Evidence of Debt. The Administrative Agent shall maintain, solely for this purpose as a non-fiduciary agent of the Borrower, at its address referred to in Section 12.02 a copy of each Assignment and Acceptance and participation agreement delivered to and accepted by it and a register for the recordation of the names and addresses and interests of the Lenders (including principal amounts and stated interest on the Advances or stated interest on the I/O Notional Loan, as applicable) (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and each Lender shall treat each person whose name is recorded in the Register as a Lender under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time during business hours and from time to time upon reasonable prior notice. No Advance or I/O Notional Loan hereunder shall be assigned or sold, in whole or in part without registering such assignment or sale on the Register. Failure to make any such recordation, or any error in such recordation, however, shall not affect Borrower’s obligations in respect of any Advance and the I/O Notional Loan.

Section 2.14 Release of Loan Assets.

(a) The Borrower may obtain the release of (a) any Loan Asset (and the Related Asset) sold or substituted in accordance with the applicable provisions of Section 2.07, (b) any Loan Asset (and the Related Asset) with respect to which all amounts have been paid in full by the related Obligor and deposited in the Collection Account and (c) the entire Collateral following the Collection Date. The Collateral Agent, for the benefit of the Secured Parties, shall, at the sole expense of the Servicer and the Borrower and at the direction of the Administrative Agent, execute such documents and instruments of release as may be prepared by the Servicer on behalf of the Borrower, give notice of such release to the Collateral Custodian and the Collateral Administrator (in the form of Exhibit J) (unless the Collateral Custodian and Collateral Agent are the same Person) and take other such actions as shall reasonably be requested by the Borrower to effect such release of the Lien created pursuant to this Agreement. Upon receiving such notification by the Collateral Agent as described in the immediately preceding sentence, if applicable, the Collateral ~~Custodian~~ Administrator or the Collateral Custodian, as applicable, shall deliver the Required Loan Documents to the Borrower. Neither the Collateral Administrator nor the Collateral Custodian shall be liable for any action taken by it pursuant to this Section 2.14, and shall have any duty to investigate or ascertain whether such action, notification or any direction complies with any term of the Transaction Documents (other than confirming the deposit by the Servicer of the proceeds of a Loan Asset into the Principal Collection Subaccount).

(b) Upon the occurrence of the Collection Date, the respective remaining interests in the Related Assets of each Lender, the Collateral Agent and the Administrative Agent shall be automatically released to the Borrower, for no consideration but at the sole expense of the Borrower, free and clear of any Lien resulting solely from an act by any Lender, the Collateral Agent or the Administrative Agent but without any other representation or warranty, express or implied, by or recourse against any Lender, the Collateral Agent or the Administrative Agent, and the Collateral Agent or the Administrative Agent shall promptly provide evidence of any such release as the Borrower may request, at the sole expense of the Borrower.

(c) The security interest on any Loan Assets released pursuant to this Section 2.14 or pursuant to Section 2.07 shall be automatically released upon the consummation of the transfer or distribution of such Loan Asset, without any further action from the Collateral Agent or the Administrative Agent; provided, however, the Collateral Agent and the Administrative Agent shall, upon the reasonable request of the Servicer or the Borrower, deliver any documentation or take any actions necessary or desirable to evidence the release of such security interest.

Section 2.15 Treatment of Amounts Received by the Borrower. Amounts received by the Borrower pursuant to Section 2.07 on account of Loan Assets shall be treated as payments of Principal Collections or Interest Collections, as applicable, on Loan Assets hereunder.

Section 2.16 Prepayment; Termination; Reduction.

(a)  Except as expressly permitted or required herein, including, any repayment necessary to cure a Borrowing Base Deficiency, Advances Outstanding in any Eligible Currency may only be prepaid in whole or in part at the option of the Borrower at any time by delivering a Notice of Reduction (which notice shall include a Borrowing Base Certificate) to the Administrative Agent, the Collateral Administrator and the Collateral Agent no later than at least one Business Day, or in the case of any prepayment in whole, at least three (3) Business Days, prior to such prepayment; provided that any prepayment of Advances in an Eligible Currency other than Dollars shall be made by converting such prepayment into the applicable Eligible Currency at the Spot Rate to the extent sufficient funds have not been remitted in such Eligible Currency which such conversion shall be done by the Collateral Agent at the direction of the Servicer upon not less than two Business Days’ notice. Upon any prepayment (x) in part, the Borrower shall also pay all accrued and unpaid costs and expenses of the Administrative Agent and the Lenders required to be paid pursuant to Section 12.07 related to such prepayment and (y) in whole, the Borrower shall also pay in full all accrued and unpaid Yield, Increased Costs and all accrued and unpaid costs and expenses of the Administrative Agent and the Lenders required to be paid pursuant to Section 12.07 related to such prepayment; and (z) if such prepayment occurs other than on a Payment Date, the Borrower shall pay any applicable Breakage Fees. The Administrative Agent shall apply amounts received from the Borrower pursuant to this Section 2.16(a) to the payment of any Breakage Fees and to the pro rata reduction of the Advances Outstanding. Each prepayment by the Borrower of an Advance denominated in an Eligible Currency shall be made with such Eligible Currency. Any notice relating to any repayment pursuant to this Section 2.16(a) shall be irrevocable; provided that any such notice may state that such notice is conditioned upon the effectiveness of other events, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such events fail to become effective (and, for the avoidance of doubt, the Borrower shall be liable for any Breakage Fees or, subject to Section 12.07, other reasonable and documented out-of-pocket costs incurred by the Administrative Agent or any Lender in connection with such revocation).

(b) The Borrower may, at its option and upon three (3) Business Days’ prior written notice of such termination or permanent reduction in the form of Exhibit F to the Administrative Agent, the Collateral Administrator and the Collateral Agent, either (i) terminate this Agreement and the other Transaction Documents upon payment in full of all Advances Outstanding, all accrued and unpaid Yield and Fees, any Breakage Fees, Increased Costs, all accrued and unpaid costs and expenses of the Administrative Agent and Lenders, payment of the Prepayment Premium pro rata to each Lender and payment of all other Obligations (other than unmatured contingent indemnification obligations), or (ii) permanently reduce in part the Facility Amount upon payment in full of all accrued and unpaid Yield and Unused Fees (pro rata with respect to the portion of the Facility Amount so reduced), any Breakage Fees, Increased Costs, all accrued and unpaid costs and expenses of the Administrative Agent and Lenders and the Prepayment Premium pro rata to each Lender. Any Termination/Reduction Notice relating to any reduction or termination pursuant to this Section 2.16(b) shall be irrevocable; provided that any such notice may state that such notice is conditioned upon the effectiveness of other events, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such events fail to become effective (and, for the avoidance of doubt, the Borrower shall be liable for any Breakage Fees or, subject to Section 12.07, other reasonable and documented out-of-pocket costs incurred by the Administrative Agent or any Lender in connection with such revocation). The Commitment of each Lender shall be reduced by an amount equal to its Pro Rata Share (prior to giving effect to any reduction of Commitments hereunder) of the aggregate amount of any reduction under this Section 2.16(b). The I/O Notional Loan Amount shall be reduced by the same amount of any reduction of Commitments under this Section 2.16(b).

(c) The Borrower hereby acknowledges and agrees that the Prepayment Premium constitutes additional consideration for the Lenders to enter into this Agreement.

(d) Notwithstanding anything to the contrary herein, no Prepayment Premium shall be due and payable in connection with any prepayment or repayment in any of the following circumstances: (i) if a Non-Approval Event has occurred and is continuing at the time of such prepayment or repayment, (ii) on or after the two (2) year anniversary of the First Amendment Closing Date, (iii) if such prepayment or repayment is pursuant to Section 2.16(a), (iv) if Morgan Stanley ~~Asset~~Senior Funding, Inc. or an Affiliate thereof is no longer the Administrative Agent or (v) if at any time the Borrower shall be liable for the payment of any additional amounts in accordance with Section 2.10 or Section 2.11.

Section 2.17 Collections and Allocations.

(a) The Collateral Agent shall promptly identify all Available Collections Dollars received in the USD Pass-Through Collection Subaccount as being on account of Interest Collections or Principal Collections and direct the Account Bank to withdraw Interest Collections and Principal Collections from the USD Pass-Through Collection Subaccount and transfer the same to the USD Interest Collection Subaccount and the USD Principal Collection Subaccount, respectively. Available Collections in any Eligible Currency other than Dollars shall be received into the applicable Interest Collection Account or the Principal Collection Account. If the Servicer receives any collections directly, the Servicer shall transfer, or cause to be transferred, any such collections received directly by it (if any) to the applicable Collection Account by the close of business within two (2) Business Days after such Interest Collections and Principal Collections are received; provided that the Servicer shall identify to the Collateral Agent any collections received directly by the Servicer as being on account of Interest Collections or Principal Collections. The Servicer may, on any date and upon not less than two Business Days’ notice, instruct the Collateral Agent to convert funds on deposit in any or all Eligible Currency Accounts into Dollars using the Spot Rate. Such converted funds shall then be transferred into the Collection Account. The Collateral Administrator shall further provide to the Servicer a statement as to the amount of Interest Collections and Principal Collections on deposit in the Interest Collection Subaccount and the Principal Collection Subaccount no later than three (3) Business Days prior to each Determination Date for inclusion in the Servicing Report delivered pursuant to Section 6.08(b). It is understood and agreed that the Servicer shall remain liable for the proper allocation of the aforementioned Interest Collections and Principal Collections into the appropriate accounts.

(b) On the Cut-Off Date with respect to any Loan Asset, the Servicer will deposit or will cause the Borrower to deposit into the applicable Collection Account all Available Collections received in respect of Eligible Loan Assets being transferred to and included as part of the Collateral on such date.

(c) The Servicer may direct the Account Bank to withdraw from the applicable Collection Account any deposits thereto constituting Excluded Amounts if the Servicer has, prior to such withdrawal, delivered to the Administrative Agent a report setting forth the calculation of such Excluded Amounts in form and substance satisfactory to the Administrative Agent and the Collateral Agent in their respective sole discretion.

(d) Prior to the delivery of a Notice of Exclusive Control, the Servicer shall, pursuant to written instruction (which may be in the form of standing instructions), direct the Collateral Agent to invest, or cause the investment of, funds denominated in Dollars on deposit in the Controlled Accounts (other than the Custodial Account or the USD Pass-Through Collection Subaccount) in Permitted Investments, from the date of this Agreement until the Collection Date. Absent any such written instruction, such funds shall remain uninvested. A Permitted Investment acquired with funds deposited in any such Controlled Account shall mature not later than the Business Day immediately preceding any Payment Date, and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be registered in the name of the Account Bank or its nominee for the benefit of the Collateral Agent. All income and gain realized from any such investment, as well as any interest earned on deposits in any such Controlled Account shall be distributed in accordance with the provisions of Article II hereof. The Borrower shall deposit in the Principal Collection Subaccount, the Interest Collection Subaccount or the Unfunded Exposure Account, as the case may be (with respect to investments made hereunder of funds held therein), an amount equal to the amount of any actual loss incurred, in respect of any such investment, immediately upon realization of such loss. None of the Account Bank, the Collateral Agent, the Administrative Agent or any Lender shall be liable for the amount of any loss incurred, in respect of any investment, or lack of investment, of funds held in any Controlled Account other than with respect to fraud, their own gross negligence or willful misconduct on the part of the Collateral Agent or Account Bank. The parties hereto acknowledge that the Collateral Agent, the Administrative Agent, a Lender or any of their respective Affiliates may receive compensation with respect to the Permitted Investments. Whenever the Collateral Agent is instructed to invest funds in any of the Accounts, including by the identification of the Standby Investment herein, the Collateral Agent shall so invest such funds as soon as reasonably practicable after receipt of such instructions. For the avoidance of doubt, any amounts in the USD Pass-Through Collection Subaccount or the Eligible Currency Accounts shall be held uninvested.

(e) Until the Collection Date, neither the Borrower nor the Servicer shall have any rights of direction or withdrawal, with respect to amounts held in any Controlled Account, except to the extent explicitly set forth in Section 2.04, Section 2.17(c) or Section 2.18.

Section 2.18 Reinvestment of Principal Collections.

On the terms and conditions hereinafter set forth as certified in writing to the Collateral Agent and the Administrative Agent, prior to the end of the Revolving Period, the Servicer may, to the extent of any Principal Collections on deposit in the Principal Collection Subaccount:

(a) direct the Collateral Agent to withdraw such funds for the purpose of reinvesting in additional Eligible Loan Assets to be Granted hereunder; provided that the following conditions are satisfied or waived in writing:

(i) all conditions precedent set forth in Section 3.02 and Section 3.04 have been satisfied;

(ii) no Event of Default has occurred, or would result from such withdrawal and reinvestment, and no Unmatured Event of Default or Borrowing Base Deficiency exists or would result from such withdrawal and reinvestment (other than any Unmatured Event of Default or Borrowing Base Deficiency which would be cured after giving effect to the use of such funds);

(iii) the representations and warranties contained in Sections 4.01, 4.02 and 4.03 hereof shall continue to be correct in all material respects (or if such representation or warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation or warranty shall be correct in all respects), except to the extent relating to an earlier date; and

(iv) delivery of a Disbursement Request and a Borrowing Base Certificate, each executed by the Borrower and a Responsible Officer of the Servicer; or

(b) direct the Collateral Agent to withdraw such funds for the purpose of making payments in respect of the Advances Outstanding in the applicable Eligible Currency at such time in accordance with and subject to the terms of Section 2.16.

Upon the satisfaction or waiver of the applicable conditions set forth in this Section 2.18 (as certified by the Borrower to the Collateral Agent and the Administrative Agent), the Collateral Agent shall withdraw funds from the Principal Collection Subaccount as directed by the Servicer in an amount not to exceed the lesser of (x) the amount requested by the Servicer for reinvestment or repayment and (y) the amount on deposit in the Principal Collection Subaccount on such day.

Section 2.19 Defaulting Lenders.

(a) Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) the portion of the Advance funded by such Defaulting Lender shall not be included in determining whether Required Lenders have taken or may take any action hereunder and the Defaulting Lender shall not be included in determining whether all Lenders have taken or may have taken any action hereunder; provided that any waiver, amendment or modification requiring the consent of all Lenders which affects such Defaulting Lender differently than other affected Lenders or Lenders shall require the consent of such Defaulting Lender, as applicable;

(ii) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Unmatured Event of Default or Event of Default exists), to the funding of any Advance in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Advances under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Unmatured Event of Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Advances of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender until such time as all Advances are held by the Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.20 shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto; and

(iii) for any period during which such Lender is a Defaulting Lender, such Defaulting Lender shall not be entitled to receive any Unused Fee for any period during which such Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(b) In the event that the Administrative Agent, and, so long as no Event of Default exists, the Borrower determines (such determination not to be unreasonably withheld) that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, such Lender will cease to be a Defaulting Lender and the provisions of clause (a) above shall, from and after such determination, cease to be of further force or effect with respect to such Lender; provided that no change hereunder from Defaulting Lender to a non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender.

(c) Replacement of a Lender.

(i) If any Lender becomes a Defaulting Lender or a Non-Consenting Lender or requires compensation under Section 2.10 (other than Section 2.10(e)) or 2.11, then the Borrower may, at its sole expense and effort, upon not less than five (5) Business Days advance notice to the Administrative Agent and (if different) the related Lender, (x) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04), all of its respective interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender if a Lender accepts such assignment); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent with respect to any assignee that is not already a Lender hereunder, which consent shall not be unreasonably withheld, conditioned or delayed, (B) the assignee shall not be an Affiliate of any of the Borrower, the Servicer or the Transferor, (C) such assigning Lender shall have received payment of an amount equal to all outstanding Advances funded or maintained by such Lender, together with all accrued interest thereon and all accrued Fees, and (D) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have agreed to, and shall be sufficient (together with all other consenting Lenders) to cause the adoption of, the applicable consent, waiver or amendment of the Transaction Documents or (y) terminate the Commitment of such Lender and repay all Obligations of the Borrower owing to such Lender relating to the portion of the Advance held by such Lender as of such termination date, without the payment of any penalty, fee or premium. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to exist.

(ii) Any Lender being replaced pursuant to Section 2.19(c)(i) above shall execute and deliver an Assignment and Acceptance with respect to such Lender’s applicable Commitment and outstanding portion of the Advance funded by such Lender. Pursuant to such Assignment and Acceptance, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding portion of the Advance and (B) all obligations of the Borrower owing to the assigning Lender relating to the Advance and Commitments so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and Acceptance, the assignee Lender shall become a Lender hereunder and under each of the Transaction Documents and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned portion of the Advance and Commitments, except with respect to indemnification provisions under this

Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Non-Consenting Lender or Defaulting Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Acceptance reflecting such replacement within three (3) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Acceptance to such Non-Consenting Lender or Defaulting Lender, then such Non-Consenting Lender or Defaulting Lender shall be deemed to have executed and delivered such Assignment and Acceptance without any action on the part of the Non-Consenting Lender or Defaulting Lender.

(d) In the event that the Borrower or the Administrative Agent has requested any consent, waiver or amendment by any Lender or the Lenders to any matter pursuant to this Agreement, and such consent, waiver or amendment in question requires the agreement of all affected Lenders, the Lenders or the Required Lenders, then any Lender who does not agree to such consent, waiver or amendment within five (5) Business Days’ written notice to such Lender that such amendment has been agreed to by the Required Lenders shall be deemed a “Non-Consenting Lender.” For the avoidance of doubt, (x) Non-Consenting Lender shall not include any Lender that abstains from voting on any consent, waiver or amendment if the vote of such Lender would not be required in order for such consent, waiver or amendment to be approved pursuant to this Agreement, and (y) if the Administrative Agent is also a Lender, any failure of the Administrative Agent, acting in its capacity as Administrative Agent, to grant any consent, waiver or amendment shall not result in the Administrative Agent, acting in its capacity as a Lender, being deemed to be a Non-Consenting Lender. In the event that the Administrative Agent in its individual capacity is a Non-Consenting Lender and the Borrower has replaced the Administrative Agent in its capacity as a Non-Consenting Lender pursuant to this Section 2.19, then the Borrower shall have the right to remove and replace the Administrative Agent in accordance with Section 9.01(h).

Section 2.20 Benchmark Replacement Setting.

(a) Benchmark Replacement (Dollar). Notwithstanding anything to the contrary herein or in any other Transaction Document, if (A) a Benchmark Transition Event and (B) a Benchmark Replacement Date with respect thereto have occurred prior to the Reference Time in connection with any setting of the then-current Benchmark (Dollar), then such Benchmark Replacement (Dollar) will replace the then-current Benchmark for all purposes under this Agreement and under any other Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without requiring any amendment to, or requiring any further action by or consent of any other party to, this Agreement or any other Transaction Document.

(b) Benchmark Replacement Conforming Changes. In connection with the implementation or administration of Term SOFR or a Benchmark Replacement (Dollar), the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without requiring any further action by or consent of any other party to this Agreement or any other Transaction Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify all the parties hereto in writing in advance (if feasible) of (i) any occurrence of (A) a Benchmark Transition Event and (B) the Benchmark Replacement Date with respect thereto, (ii) the implementation of any Benchmark Replacement (Dollar), and (iii) the effectiveness of any Benchmark Replacement Conforming Changes.

(d) Benchmark Replacement (Non-Dollar). Notwithstanding any provision to the contrary set forth in this Agreement, if at any time the Administrative Agent determines that a Benchmark Transition Event has arisen with respect to any Benchmark other than the Benchmark (Dollar) or Term CORRA, then the Administrative Agent may designate a new benchmark rate (which may include spread adjustments applicable to such rate or any rate based on such rate) to be used to calculate such Benchmark, which benchmark rate may be (i) a comparable successor rate that, at such time, is broadly accepted by the U.S. syndicated loan market for loans denominated in the applicable currency (as applicable) in lieu of the then-applicable Benchmark for such currency or (ii) such other benchmark rate designated by the Administrative Agent. Except as set forth in clause (ii) of the immediately preceding sentence, the designation of such alternative benchmark rate shall become effective without any further action or consent of any other party to this Agreement. If (x) the circumstances described in clause (i) or clause (ii) above have arisen and (y) the Benchmark for such currency cannot be determined for such Remittance Period in accordance with the definition of the applicable Benchmark, then until an alternate benchmark rate shall be determined in accordance with this clause (d), for any Advance denominated in such currency, the Benchmark shall be equal to the benchmark for the Administrative Agent’s cost of funds in such currency (as determined in good faith by the Administrative Agent by written notice to the Borrower).

Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 2.20, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in the Administrative Agent’s sole discretion and without consent from any other party to this Agreement or any other Transaction Document.

(e)  Canadian Benchmark Replacement Setting.

(i)  Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if (A) a Canadian Benchmark Transition Event and (B) a Canadian Benchmark Replacement Date with respect thereto have occurred prior to any setting of the then-current Canadian Benchmark, then the Canadian Benchmark Replacement will replace the then-current Canadian Benchmark for all purposes under this Agreement and under any other Transaction Document in respect of such Canadian Benchmark setting and subsequent Canadian Benchmark settings without any amendment to, or requiring any further action by or consent of any other party to, this Agreement or any other Transaction Document.

(ii)  Canadian Benchmark Conforming Changes. In connection with the implementation or administration of Term CORRA or a Canadian Benchmark Replacement, the Administrative Agent will have the right to make Canadian

Benchmark Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Canadian Benchmark Conforming Changes will become effective without any further action by or consent of any other party to this Agreement or any other Transaction Document.

(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify all the parties hereto in writing in advance (if feasible) of (i) any occurrence of (A) a Canadian Benchmark Transition Event and (B) the Canadian Benchmark Replacement Date with respect thereto, (ii) the implementation of any Canadian Benchmark Replacement, and (iii) the effectiveness of any Canadian Benchmark Conforming Changes.

Section 2.21 Inability to Determine Rates. Subject to Section 2.20, if, on or prior to the first day of any Remittance Period for any SOFR Advance:

(a) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof, or

(b) the Required Lenders determine that for any reason in connection with any request for a SOFR Advance or a continuation thereof that Term SOFR for any requested Remittance Period with respect to a proposed SOFR Advance does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Advance, and the Required Lenders have provided notice of such determination to the Administrative Agent, the Administrative Agent will promptly so notify the Borrower and each Lender.

Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Advances, and any right of the Borrower to continue SOFR Advances, shall be suspended (to the extent of the affected SOFR Advances or affected Remittance Periods) until the Administrative Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing of, or continuation of SOFR Advances (to the extent of the affected SOFR Advances or affected Remittance Periods). ~~Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.10(f).~~

(c)  Notwithstanding any other provision in this Agreement or the other Transaction Documents, in the event of a Currency Disruption Event, the affected Lender shall promptly notify the Administrative Agent, the Collateral Agent and the Borrower thereof, and such Lender’s obligation to make or maintain Advances hereunder based on Term SOFR, BBSY Rate, Adjusted Term CORRA, RFR, EURIBOR, Daily Simple SONIA, NIBOR, STIBOR or any successor rate, as applicable, shall be suspended until such time as such Lender may again make and maintain Advances based on Term SOFR, RFR, BBSY Rate, Adjusted Term CORRA, EURIBOR, Daily Simple SONIA, NIBOR, STIBOR or any successor rate, as applicable.

(d)  Upon the occurrence of any event giving rise to a Lender’s suspending its obligation to make or maintain Advances based on Term SOFR, BBSY Rate, Adjusted Term CORRA, RFR, EURIBOR, Daily Simple SONIA, NIBOR, STIBOR or any successor rate, as applicable, pursuant to Section 2.21(c), such Lender will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate a different lending office if such designation would enable such Lender to again make or maintain Advances based on Term SOFR, BBSY Rate, Adjusted Term CORRA, RFR, EURIBOR, Daily Simple SONIA, NIBOR, STIBOR or any successor rate, as applicable; provided that such designation is made on such terms that such Lender and its lending office suffer no unreimbursed cost or legal or regulatory disadvantage (as reasonably determined by such Lender), with the object of avoiding future consequence of the event giving rise to the operation of any such provision.

(e)  If, prior to the first day of any Remittance Period or prior to the date of any Advance, as applicable, either (i) the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining Term SOFR, BBSY Rate, Adjusted Term CORRA, RFR, EURIBOR, Daily Simple SONIA, NIBOR, STIBOR or any successor rate, as applicable, for the applicable Advance, or (ii) the Required Lenders determine and notify the Administrative Agent that Term SOFR, BBSY Rate, Adjusted Term CORRA, RFR, EURIBOR, Daily Simple SONIA, NIBOR, STIBOR or any successor rate, as applicable, with respect to such Advance does not adequately and fairly reflect the cost to such Lenders of funding such Advances, the Administrative Agent will so notify the Borrower, the Collateral Agent and each Lender. Thereafter, the obligations of the Lenders to make or maintain Advances based on Term SOFR, BBSY Rate, Adjusted Term CORRA, RFR, EURIBOR, Daily Simple SONIA, NIBOR, STIBOR or any successor rate, as applicable, shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.

(f)   Upon receipt of any notice described in Section 2.21(c) or (e), the Borrower may revoke any pending request for the making or continuation of an Advance based on Term SOFR, BBSY Rate, Adjusted Term CORRA, RFR, EURIBOR, Daily Simple SONIA, NIBOR, STIBOR or any successor rate, as applicable, or, failing that, will be deemed to have converted such request into a request for an Advance based on the Benchmark (Dollar).

Section  2.22 Eligible Currency.

(a)  Subject to the Pari Passu Provisions, any and all payments made by the Borrower under the Transaction Documents shall be made in the applicable Eligible Currency; provided that: (i) repayment of Advances in an Eligible Currency other than Dollars shall be made in the corresponding Eligible Currency. Each party hereto agrees that the Available Collections and all such other amounts described in Section 2.04(a) shall be applied in accordance with the priority of payments set forth in Section 2.04(a). The Lenders and the Administrative Agent hereby instruct the Collateral Agent to apply the Available Collections and all such other amounts described in Section 2.04(a) in accordance with Section 2.04(a); provided that such payments shall be subject to availability of such funds pursuant to Section 2.04(a).

(b) The Servicer shall instruct the Collateral Agent, on the Determination Date immediately preceding each Payment Date, to convert amounts on deposit in the Collection

Account into each Eligible Currency to the extent necessary to make payments pursuant to Section 2.04(a), as applicable (as determined by the Servicer using the Spot Rate).

(c)  Any Available Collections on deposit in the Principal Collection Subaccount denominated in an Eligible Currency may be converted by the Collateral Agent at the direction of the Servicer into another Eligible Currency on any Business Day (other than a Payment Date) using the Spot Rate so long as (i) no Borrowing Base Deficiency exists either prior to and after giving effect to such conversion, and (ii) the converted amounts are used solely for purposes of acquiring a Loan Asset denominated in such other Eligible Currency pursuant to Section 2.18. The Servicer shall provide no less than two (2) Business Days’ prior written notice to the Account Bank of any such conversion.

(d)  If any foreign exchange transaction is required, the Administrative Agent shall instruct the Account Bank in writing to conduct the foreign exchange transaction at the prevailing Spot Rate two (2) Business Days prior to the conversion date.

(e)  The parties hereto acknowledge and agree that:

(i)  the Account Bank may rely conclusively on the bases for the prevailing market rate and shall not be held liable for any associated losses (including without limitation any losses incurred on account of the difference between an indicative market rate quoted by the Account Bank and the actual market rate prevailing in respect of an executed trade); and

(ii) the Account Bank may receive any fees and spread on foreign exchange transactions customarily charged by the Account Bank in connection with any foreign exchange transaction(s) settled pursuant to this Agreement solely to the extent of Administrative Expenses payable to it pursuant to Section 2.04.

(f)  The Account Bank may convert currency itself or through any of its Affiliates and, in those cases, the Account Bank or, as the case may be, its Affiliate through which currency is converted, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, sales margin, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under this Agreement and the rate that the Account Bank or any of its Affiliate receives when buying or selling foreign currency for its own account. The Account Bank makes no representation that the exchange rate used or obtained in any currency conversion under this Agreement will be the most favorable rate that could be obtained at the time or as to the method by which that rate will be determined.

(g)  The foreign exchange transaction may be transmitted by the Account Bank to a sub-custodian or depositary.

Section 2.23 Incremental Facilities.

(a)  The Borrower may, by written notice to the Administrative Agent and each Lender (with a copy to the Collateral Agent and the Collateral Administrator), request, prior to the last day of the Revolving Period, an increase to the existing Commitments (any such increase, the “New Commitments”) and the sum of the existing Commitments and any New Commitments shall not exceed $600,000,000 in the aggregate. Each such request shall specify (i) the amount of the New Commitment, (ii) the date (each, an “Increased Amount Date”) on which the Borrower proposes that the New Commitments shall be effective and approved in writing by the Administrative Agent and (iii) the identity of each Lender or other Person (each, an “Increasing Lender”) to whom the Borrower proposes any portion of such New Commitments be allocated and the amounts of such allocations (if then known); provided that any New Commitment shall first be offered to each existing Lender (pro rata) for a period of seven (7) Business Days prior to offering to any Person that is not an existing Lender. Such New Commitments shall become effective as of such Increased Amount Date if the Administrative Agent and each Lender whose Commitment is being increased thereby has consented thereto in their respective sole discretion and subject to any internal approvals; provided that (A) no Unmatured Event of Default, Event of Default or Borrowing Base Deficiency shall exist on such Increased Amount Date before or after giving effect to such New Commitments; (B) the New Commitments shall be effected pursuant to an Assignment and Acceptance for each existing Lender (if applicable), or one or more Joinder Supplements for any new Lender executed and delivered by the Borrower, such new Lender and the Administrative Agent, and each of which shall be recorded in the Register; (C) the Borrower shall pay any applicable required fees in connection with the New Commitments; (D) the Borrower shall deliver or cause to be delivered customary closing documents substantially consistent with the documents set forth in Section 3.01 reasonably requested by Administrative Agent or an Increasing Lender in connection with any such transaction; provided that (1) the Borrower shall not be required to deliver the documents set forth in sub-clauses (v), (vi) (with respect to clauses (d)-(g) and clause (i) of Schedule I) and (x) of Section 3.01(a) and (2) if no new Lender is joining hereunder in connection with the New Commitments and there shall be no other material change to any Transaction Document included in any amendment executed in connection with the New Commitments, the Borrower shall not be required to deliver the documents set forth in sub-clause (vi) (with respect to clause (h) of Schedule I) of Section 3.01(a) and (E) the effectiveness of any allocation of New Commitments to a non-Lender shall be subject to (i) the prior written consent of the Administrative Agent and (ii) the Collateral Agent’s receipt of all documentation necessary for purposes of compliance with the applicable “know your customer” requirements under the Patriot Act or other applicable Anti-Money Laundering Laws.

(b) On any Increased Amount Date on which New Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (i) each of the existing Lenders shall assign to each of the Increasing Lenders, and each of the Increasing Lenders shall purchase from each of the existing Lenders, at the principal amount thereof (together with accrued interest), such interests in the Advances Outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Advances will be held by existing Lenders and Increasing Lenders ratably in accordance with their Commitments after giving effect to the addition of such New Commitments to the Commitments, (ii) each New Commitment shall be deemed, for all purposes, a Commitment and each Advance made thereunder (a “New Advance”) shall be deemed, for all purposes, an Advance and (iii) each new Lender shall become a Lender with respect to the Commitments and all matters relating thereto.

(c)  The Administrative Agent shall notify the Lenders promptly upon receipt of the Borrower’s notice of each Increased Amount Date and in respect thereof (i) the New

Commitments and the Increasing Lenders and (ii) in the case of each notice to any Lender, the respective interests in such Lender’s Advances, in each case subject to the assignments contemplated by this Section 2.23.

(d)  The terms and provisions of the New Advances shall be identical to the Advances. Each Assignment and Acceptance or each Joinder Supplement, as applicable, may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Transaction Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, and consented to by the Borrower (such consent not to be unreasonably withheld), to effect the provisions of this Section 2.23. The effectiveness of any New Commitments shall be conditioned upon any such amendment being entered into by the parties hereto.

Section  2.24 ~~Section 2.22~~ Mitigation Obligations. If any Lender requests compensation under Section 2.10, or requires the Borrower to pay any Indemnified Taxes to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.11 then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loan Assets hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.10 or Section 2.11, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01 Conditions Precedent to Effectiveness.

(a) This Agreement shall be effective upon satisfaction of the conditions precedent that:

(i) all acts and conditions (including, the obtaining of any necessary consents and regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened prior to the execution, delivery and performance of this Agreement and all related Transaction Documents and to constitute the same legal, valid and binding obligations, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all Applicable Law;

(ii) in the reasonable judgment of the Administrative Agent, there has not been (x) any change in Applicable Law which adversely affects any Lender’s or the Administrative Agent’s ability to enter into the transactions contemplated by the Transaction Documents or (y) any Material Adverse Effect or material disruption in the financial, banking or commercial loan or capital markets generally;

(iii) any and all information submitted to each Lender and the Administrative Agent by the Borrower, the Transferor or the Servicer or any of their

Affiliates shall satisfy the requirements set forth in Section 4.01(s) or Section 4.03(h), as applicable;

(iv) each Lender shall have received all documentation and other information requested by such Lender in its sole discretion and/or required by regulatory authorities with respect to the Borrower, the Transferor and the Servicer under applicable “know your customer” and Anti-Money Laundering Laws, including, the Patriot Act, all in form and substance satisfactory to each Lender;

(v) at least five (5) days prior to the Closing Date, the Borrower shall deliver a Beneficial Ownership Certification;

(vi) the Administrative Agent shall have received on or before the date of such effectiveness the items listed in Schedule I hereto, each in form and substance satisfactory to the Administrative Agent and each Lender;

(vii) in the judgment of the Administrative Agent and each Lender, there shall have been no material adverse change in the Borrower’s (or the Servicer’s) underwriting, servicing, collection, operating and reporting procedures and systems since the completion of due diligence by the Administrative Agent and each Lender;

(viii) the results of the Administrative Agent’s financial, legal, tax and accounting due diligence relating to the Transferor, the Borrower, the Servicer, the Eligible Loan Assets and the transactions contemplated hereunder are satisfactory to the Administrative Agent;

(ix) the Borrower shall have paid in full all fees then required to be paid, including all fees required hereunder and under the applicable Lender Fee Letters, the Administrative Agent Fee Letter and the Collateral Administration and Agency Fee Letter and shall have reimbursed the Lenders, the Administrative Agent, the Collateral Custodian, the Account Bank and the Collateral Agent for all fees, costs and expenses of closing the transactions contemplated hereunder and under the other Transaction Documents, including the attorney fees and any other legal and document preparation costs incurred by the Lenders and the Administrative Agent; and

(x) with respect to any Advance to be made on the Closing Date, the Lenders and the Administrative Agent shall have received a Notice of Borrowing with respect to such Advance demonstrating that immediately after the making of such initial Advance, no Borrowing Base Deficiency shall result therefrom.

(b) By its execution and delivery of this Agreement, each of the Borrower and the Servicer hereby certifies that each of the conditions precedent to the effectiveness of this Agreement set forth in this Section 3.01 (other than such conditions precedent subject to the judgment or satisfaction of the Administrative Agent or any Lender) have been satisfied.

Section 3.02 Conditions Precedent to All Advances. Each Advance to the Borrower from the Lenders shall be subject to the further conditions precedent that:

(a) On the Advance Date of such Advance, the following statements shall be true and correct, and the Borrower by accepting any amount of such Advance shall be deemed to have certified that:

(i) the Servicer (on behalf of the Borrower) shall have delivered to the Administrative Agent and each Lender (with a copy to the Collateral Administrator, the Collateral Custodian and the Collateral Agent), no later than (x) 2:00 p.m. on the date that is one (1) Business Day prior to the proposed Advance Date for any Dollar Advances, (y) 11:00 a.m. on the date that is two (2) Business Days prior to the ~~related~~proposed Advance Date for any Advance in an Eligible Currency other than Dollars or AUDs and (z) 2:00 p.m. on the date that is three (3) Business Days prior to the proposed Advance Date for any AUD Advances: (A) a Notice of Borrowing and an Officer’s Certificate (which may be included as part of the Notice of Borrowing) computed as of the proposed Advance Date and after giving effect thereto and to the purchase by the Borrower of the Eligible Loan Assets to be purchased by it on such Advance Date, demonstrating that the Investment Criteria are satisfied on the date on which the Borrower (or the Servicer on its behalf) commits to purchase such Eligible Loan Asset (and after giving effect to such commitment), (B) a Borrowing Base Certificate, (C) a Loan Asset Schedule, (D) an Approval Notice (for any such Loan Asset (other than a Specified Loan Asset) added to the Collateral on the related Advance Date) and (E) an executed copy of each assignment and assumption agreement, transfer document or instrument (including any Loan Assignment) relating to each Loan Asset to be Granted evidencing the assignment of such Loan Asset from any prior third party owner thereof directly to the Borrower (other than in the case of any Loan Asset acquired by the Borrower at origination);

(ii)  immediately after the making of such Advance on the applicable Advance Date, (i) the Borrowing Base Test (Aggregate) is satisfied and (ii) if such Advance is denominated in AUD, CAD, Dollars, EUR, GBP, JPY, NOK or SEK, then the applicable part of the Borrowing Base Test related to such Eligible Currency is satisfied;

(iii) ~~(ii)~~ the Borrower shall have delivered to the Servicer (with a copy to the Administrative Agent and the Collateral Administrator), on or prior to the related Advance Date, an emailed copy of the fully executed Underlying Instrument in respect of any Loan Asset, and if any Loan Assets are closed in escrow, a confirmation (which may take the form of a certificate (in the form of Exhibit G) from the closing attorneys of such Loan Assets) certifying the possession of the Required Loan Documents; provided that, notwithstanding the foregoing, the Borrower shall cause electronic copies of the Loan Asset Checklist and the Required Loan Documents to be in the possession of the Collateral Administrator and the Servicer not later than five Business Days after the related Cut-Off Date as to any such Loan Assets;

(iv)  ~~(iii)~~ the representations and warranties contained in Sections 4.01, 4.02 and 4.03 are true and correct in all material respects (or if such representation or warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation or warranty shall be correct in all respects), and there exists no material breach of any covenant contained in Sections 5.01, 5.02, 5.03 and 5.04 before and after giving effect to the Advance to take place on such Advance Date and to the application of proceeds therefrom, on and as of such day as though made on and as of such date (other than any representation and warranty that is made as of a specific date);

(v)  ~~(iv)~~ no Event of Default has occurred, or would result from such Advance, and no Unmatured Event of Default or Borrowing Base Deficiency exists or would result from such Advance;

(vi)  ~~(v)~~ no event has occurred and is continuing, or would result from such Advance, which constitutes a Servicer Default or any event which, if it continues uncured, will, with notice or lapse of time, constitute a Servicer Default;

(vii)  ~~(vi)~~ since the later of the Closing Date and the date of the last financial statements (or the last day of the period covered by such financial statements) delivered pursuant to Section 6.08(d), there has been no Material Adverse Effect;

(viii)  ~~(vii)~~ no Liens exist in respect of Taxes (other than Permitted Liens) which are prior to the lien of the Collateral Agent on the Eligible Loan Assets to be Granted on such Advance Date;

(ix)  ~~(viii)~~ all terms and conditions of the Purchase and Sale ~~and Contribution~~ Agreement required to be satisfied in connection with the assignment of each Eligible Loan Asset being Granted hereunder on such Advance Date (and the Related Asset related thereto), including, the perfection of the Borrower’s interests therein, shall have been satisfied in full, and all filings (including, UCC filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in the Collateral, including such Eligible Loan Assets and the Related Asset and the proceeds thereof shall have been made, taken or performed; ~~and~~

(x)  ~~(ix)~~ the Loan Asset to be acquired with the proceeds of such Advance is an Eligible Loan Asset as of the date of funding~~.~~; and

(xi)  (A) with respect to Eligible Loan Assets purchased with Advances, such Advance shall be denominated in the same Eligible Currency as such Loan Asset and (B) with respect to Eligible Loan Assets purchased with available Principal Collections, such Principal Collections shall be denominated in the same Eligible Currency (or converted to such Eligible Currency pursuant to Section 2.22(c)) as the Loan acquired in connection with such reinvestment.

(b) The Borrower shall have provided a request for an Approval Notice for each Loan Asset (other than a Specified Loan Asset) intended to be included in the Collateral in connection with the applicable Advance Date (and such information in respect of each such Loan Asset that is requested by the Administrative Agent) no later than 2:00 p.m. on the date that is no fewer than five (5) Business Days (or such shorter time as the Administrative Agent may consent to in its sole discretion) prior to the applicable Advance Date. The Administrative Agent shall have provided an Approval Notice to the Borrower for each of the Eligible Loan Assets (other than Specified Loan Assets) identified in the applicable Loan Asset Schedule for inclusion in the Collateral on the applicable Advance Date.

(c) No Applicable Law shall prohibit, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of such Advances by any Lender or the proposed Grant of Eligible Loan Assets in accordance with the provisions hereof.

(d) The proposed Advance Date shall take place during the Revolving Period.

(e) With respect to the initial Advance, each of the Borrower and the Servicer shall have provided copies of duly executed powers of attorney (with a copy of each to Cadwalader Wickersham & Taft LLP), substantially in the forms of Exhibits N and O, no later than 2:00 p.m. on the date that is two (2) Business Days prior to the related Advance Date.

(f) The Borrower shall have paid in full all fees then required to be paid, including all fees required hereunder and under the applicable Lender Fee Letters, the Administrative Agent Fee Letter and the Collateral Administration and Agency Fee Letter.

(g) If the proceeds of the Advance will be used to acquire a Loan Asset, such Advance shall be denominated in the same Eligible Currency as such Loan Asset.

(h) Immediately after the making of such Advance on the applicable Advance Date, (i) the Borrowing Base Test (Aggregate) is satisfied and (ii) the applicable part of the Borrowing Base Test related to the Eligible Currency of such Advance is satisfied.

(i)  With respect to an Advance in an Eligible Currency other than Dollars, (i) the Administrative Agent shall have received evidence that each Account for such Eligible Currency has been established pursuant to Section 6.04 within a sufficient amount of time prior to the Advance Date (as determined by the Administrative Agent in its sole discretion) to allow the Administrative Agent and each Lender to conduct call-back controls and verify the information with respect to the accounts and (ii) the Collateral Agent has obtained Control with respect to such Accounts in accordance with the terms of the Control Agreement.

(j)  If any proceeds of such Advance will be distributed to the Transferor pursuant to Section 5.02(h)(iv), the Portfolio ICR Test shall have been satisfied as of the most recent determination date with respect thereto or, if the Portfolio ICR Test was not satisfied as of such date, the Servicer certifies (on behalf of the Borrower) that the Portfolio ICR Test shall be satisfied on the next Determination Date preceding a Payment Date on a pro forma basis after giving effect to such distribution.

The failure to satisfy any of the foregoing conditions precedent in respect of any Advance shall give rise to a right of the Administrative Agent and the Lenders to rescind the related Advance and direct the Borrower to pay to the Administrative Agent for the benefit of the Lenders an amount equal to the Advances made during any such time that any of the foregoing conditions precedent were not satisfied.

Section 3.03 Advances Do Not Constitute a Waiver. No Advance made hereunder shall constitute a waiver of any condition to any Lender’s obligation to make such an Advance unless such waiver is in writing and executed by such Lender.

Section 3.04 Conditions to Acquisition of Loan Assets. Each Grant of an additional Eligible Loan Asset pursuant to Section 2.06, a Substitute Eligible Loan Asset pursuant to Section 2.07(b), an additional Eligible Loan Asset pursuant to Section 2.18 or any other Grant of a Loan Asset hereunder shall be subject to the further conditions precedent that (as certified to the Collateral Agent by the Borrower):

(a) the Servicer (on behalf of the Borrower) shall have delivered to the Administrative Agent and each Lender (with a copy to the Collateral Administrator, the Collateral Custodian and the Collateral Agent) no later than 5:00 p.m. (x) in the case of a Dollar Advance, on the date that is one (1) U.S. Government Securities Business Day prior to the related Cut-Off Date, or (y) in the case of an Advance in an Eligible Currency other than Dollars, on the date that is two (2) Business Days prior to the related Cut-Off Date]: (i) a Borrowing Base Certificate, (ii) a Loan Asset Schedule, (iii) and Approval Notice (for each Loan Asset (other than a Specified Loan Asset) added to the Collateral on the related Cut-Off Date) and (iv) an executed copy of each assignment and assumption agreement, transfer document or instrument (including any Loan Assignment) relating to each Loan Asset to be pledged evidencing the assignment of such Loan Asset from any prior third party owner thereof directly to the Borrower (other than in the case of any Loan Asset acquired by the Borrower at origination);

(b) the Borrower shall have delivered to the Collateral Administrator (with a copy to the Administrative Agent), no later than 2:00 p.m. on to the related Cut-Off Date, an emailed copy of the duly executed original promissory notes of the Loan Assets (and, in the case of any Noteless Loan, a fully executed assignment agreement or loan agreement) and if any Loan Assets are closed in escrow, a certificate (in the form of Exhibit G) from the closing attorneys of such Loan Assets certifying the possession of the Required Loan Documents; provided that, notwithstanding the foregoing, the Borrower shall cause the Loan Asset Checklist and the Required Loan Documents to be in the possession of the Collateral Custodian or the Collateral Administrator, as applicable, not later than five (5) Business Days after the related Cut-Off Date as to any Loan Assets;

(c) with respect to Eligible Loan Assets purchased with Advances and available Principal Collections, the Investment Criteria are satisfied on the date on which the Borrower (or the Servicer on its behalf) commits to purchase such Eligible Loan Asset (and after giving effect to such commitment);

(d) no Liens exist in respect of Taxes (other than Permitted Liens) which are prior to the lien of the Collateral Agent on the Eligible Loan Assets to be Granted on such Cut-Off Date;

(e) all terms and conditions of the Purchase and Sale ~~and Contribution~~ Agreement required to be satisfied in connection with the assignment of each Eligible Loan Asset being Granted hereunder on such Cut-Off Date (and the Related Asset), including, the perfection of the Borrower’s interests therein, shall have been satisfied in full, and all filings (including, UCC filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in such Eligible Loan Assets and the Related Asset and the proceeds thereof shall have been made, taken or performed;

(f) the Administrative Agent shall have provided an Approval Notice to the Borrower for each of the Eligible Loan Assets (other than Specified Loan Asset) identified in the applicable Loan Asset Schedule for inclusion in the Collateral on the applicable Cut-Off Date;

(g) no Event of Default has occurred and is continuing, or would result from such Grant, and no Unmatured Event of Default exists, or would result from such Grant (other than, with respect to any Grant of an Eligible Loan Asset necessary to cure a Borrowing Base Deficiency in accordance with Section 2.06, an Unmatured Event of Default arising solely pursuant to such Borrowing Base Deficiency); and

(h) the representations and warranties contained in Sections 4.01, 4.02 and 4.03 are true and correct in all material respects (or if such representation or warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation or warranty shall be correct in all respects), and there exists no material breach of any covenant contained in Sections 5.01, 5.02, 5.03 and 5.04 before and after giving effect to the Grant to take place on such Cut-Off Date, on and as of such day as though made on and as of such date (other than any representation and warranty that is made as of a specific date).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties of the Borrower. The Borrower hereby represents and warrants, as of each Measurement Date and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made (unless a specific date is specified below), and provided that any specific representations as to any Loan Assets are made only as of the related Cut-Off Date on or immediately preceding the relevant Measurement Date~~)~~:

(a) Organization, Good Standing and Due Qualification. The Borrower is (i) a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) qualified to do business and has the power and all licenses necessary to own its assets, to transact the business in which it is engaged and to enter into and perform its obligations pursuant to this Agreement, and (iii) in good standing under the laws of each jurisdiction where the transaction of such business, its ownership of the Loan Assets and the Collateral and the entering into and performance of its obligations pursuant to this Agreement requires such qualification except, in the cases of clauses (ii) and (iii) above, as would not reasonably be expected to have a Material Adverse Effect.

(b) Power and Authority; Due Authorization; Execution and Delivery. The Borrower has the limited liability company power, authority and legal right to make, deliver and perform this Agreement and each of the Transaction Documents to which it is a party and all of the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party, and to grant to the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Collateral on the terms and conditions of this Agreement, subject only to Permitted Liens.

(c) Binding Obligation. This Agreement and each of the Transaction Documents to which the Borrower is a party constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by Bankruptcy Laws and by general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

(d) All Consents Required. No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority, bureau or agency is required in connection with the execution, delivery or performance by the Borrower of this Agreement or any Transaction Document to which it is a party or the validity or enforceability of this Agreement or any such Transaction Document or the Loan Assets or the transfer of an ownership interest or security interest in such Loan Assets, other than such as have been met or obtained and are in full force and effect, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(e) No Violation. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto in connection with the Grant of the Collateral will not (i) create any Lien on the Collateral other than Permitted Liens, (ii) violate in any material respect any Applicable Law, (iii) violate the Constituent Documents of the Borrower or (iv) violate in any material respect any contract or other agreement to which the Borrower is a party or by which the Borrower or any property or assets of the Borrower may be bound.

(f) No Proceedings. There is no litigation or administrative proceeding or investigation pending or, to the knowledge of the Borrower, threatened against the Borrower or any properties of the Borrower, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Borrower is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Borrower is a party, (iii) with a claim amount, separately or in the aggregate with all other proceedings, in excess of $500,000 or (iv) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(g) Selection Procedures. In selecting the Loan Assets to be Granted pursuant to this Agreement, no selection procedures were employed which are intended to be adverse to the interests of the Lenders.

(h) Bulk Sales. The Grant of the security interest in the Collateral by the Borrower to the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement, is in the ordinary course of business for the Borrower and is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

(i) Grant of Collateral. The Borrower has good and marketable title to all of the Collateral. The Borrower has taken all actions necessary to perfect its interest in the Collateral transferred by the Transferor. Except as otherwise expressly permitted by the terms of this Agreement, no item of Collateral has been sold, transferred, assigned or pledged by the Borrower to any Person, other than as contemplated by Article II and the Grant of such Collateral to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms of this Agreement.

(j) Indebtedness. The Borrower has no Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) Indebtedness incurred under the terms of the Transaction Documents and (ii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Transaction Documents.

(k) Sole Purpose. The Borrower has been formed solely for the purpose of engaging in transactions of the types contemplated by this Agreement, and has not engaged in any business activity other than the negotiation, execution and to the extent applicable, performance of this Agreement and the transactions contemplated by the Transaction Documents.

(l) No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects the Borrower’s performance of its obligations under this Agreement or any Transaction Document to which the Borrower is a party.

(m) Taxes. The Borrower has filed or caused to be filed (on a consolidated basis or otherwise) on a timely basis all U.S. federal and other material Tax returns required to be filed by it, and has paid or made adequate provisions for the payment of all Taxes, assessments and other governmental charges due and payable from the Borrower except for those Taxes being contested in good faith by appropriate proceedings and in respect of which it has established reserves in accordance with GAAP on its books. No Tax lien (other than a Permitted Lien) or similar adverse claim has been filed, and no claim is being asserted, with respect to any such Tax, assessment or other governmental charge. Any Taxes, fees and other governmental charges due and payable by the Borrower in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby have been paid or shall have been paid if and when due.

(n) Location. The Borrower’s location (within the meaning of Article 9 of the UCC) is Delaware. The chief executive office of the Borrower (and the location of the Borrower’s records regarding the Collateral (other than those delivered to the Collateral Custodian)) is located at the address set forth in Section 12.02 (or at such other address as shall be designated by such party in a written notice to the other parties hereto).

(o) Tradenames. The Borrower has not changed its name since its formation and does not have tradenames, fictitious names, assumed names or “doing business as” names under which it has done or is doing business.

(p) Solvency. The Borrower is not the subject of any Bankruptcy Proceedings or Bankruptcy Event. The Borrower is Solvent, and the transactions under this Agreement and any other Transaction Document to which the Borrower is a party do not and will not render the

Borrower not Solvent. The Borrower is paying its debts as they become due (subject to any applicable grace period); and the Borrower, after giving effect to the transactions contemplated hereby, will have adequate capital to conduct its business.

(q) No Subsidiaries. The Borrower has no Subsidiaries except Tax Blocker Subsidiaries not otherwise prohibited hereunder.

(r) Value Given. The Borrower has given fair consideration and reasonably equivalent value to the Transferor (which may be in the form of an increase in the value of the Equity Interest of the Borrower held by the Transferor) in exchange for the purchase of the Loan Assets (or any number of them) from the Transferor pursuant to the Purchase and Sale ~~and Contribution~~ Agreement. No such transfer has been made for or on account of an antecedent debt owed by the Borrower to the Transferor and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

(s) Information Accurate. No written information, financial statements, statements or reports (other than projections, forward-looking information, general economic data, industry information or information relating to third parties), in each case furnished by or on behalf of the Borrower to any Secured Party contain any material misstatement of fact, or omit to state a material fact necessary to make the statements set forth therein (when taken as a whole and after giving effect to any updates thereto) not misleading (or, in the case of general economic data, industry information or information relating to third parties, or if not prepared by or under the direction of the Borrower, does not contain any material misstatement of such a fact to the knowledge of the Borrower in light of the circumstances under which such statements were made), in each case as of dates delivered or otherwise expressly referenced therein; provided that solely with respect to information furnished by the Borrower or on its behalf which was provided to the Borrower from an Obligor with respect to a Loan Asset, such information only needs to be true, complete and correct in all material respects to the actual knowledge of the Borrower; provided, further, that the Borrower makes no representation with respect to (i) any statements of opinion in any internal credit memo, (ii) any statements of fact in any internal credit memo that do not relate to the Loan Asset or the Collateral or (iii) any information furnished by an Obligor or any third party which is not an Affiliate of the Borrower, the Transferor or the Servicer. Any projections or forward-looking information (including such statements with respect to the collectability of, or risks or benefits associated with a Loan Asset) provided by or on behalf of the Borrower were prepared in good faith based on assumptions believed by the Borrower to be reasonable at the time so prepared.

(t) Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents (including, the use of proceeds from the sale of the Collateral) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Borrower does not own or intend to carry or purchase, and no proceeds from the Advances will be used to carry or purchase, any Margin Stock or to extend “purpose credit” within the meaning of Regulation U.

(u) No Adverse Agreements. The Borrower is not party to any agreement adversely affecting the rights of the Borrower to make, or cause to be made, the grant of the security interest in the Collateral contemplated by the Grant.

(v) Event of Default/Unmatured Event of Default. No event has occurred and is continuing which constitutes an Event of Default or an Unmatured Event of Default (other than any Event of Default or Unmatured Event of Default which has previously been disclosed to the Administrative Agent as such).

(w) Servicing Standard. Each of the Loan Assets was underwritten or acquired and is being serviced in conformance with the Servicing Standard and the standard underwriting, credit, collection, operating and reporting procedures and systems of the Servicer or the Transferor.

(x) ERISA.

(i) The present value of all benefits vested under each Pension Plan does not exceed the value of the assets of the Pension Plan allocable to such vested benefits (based on the value of such assets as of the last annual valuation date) determined in accordance with the assumptions used for funding such Pension Plan pursuant to Sections 412 and 430 of the Code. No ERISA Event has occurred or is reasonably expected to occur, that, in the aggregate, could subject the Borrower to any material tax, penalty or other liability.

(ii) Each Foreign Plan is in compliance in all material respects with its terms and with the requirements of any and all Applicable Laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Except as could not, in the aggregate, subject the Borrower to any material tax, penalty or other liability: (i) all contributions required to be made with respect to a Foreign Plan have been timely made; (ii) the Borrower has not incurred any obligations in connection with the termination of, or withdrawal from, any Foreign Plan; and (iii) the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan, determined as of the end of the Borrower’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Foreign Plan allocable to such benefit liabilities.

(iii) The Borrower (a) is not a Benefit Plan Investor and (b) neither the Borrower nor any transactions by or with the Borrower are subject to state statutes regulating investments of and fiduciary obligations with respect to governmental plans (within the meaning of Section 3(32) of ERISA) or to state statutes that impose prohibitions similar to those contained in Section 406 of ERISA or Section 4975 of the Code (“Similar Law”), with respect to which the entering into and performance of this Agreement and the transactions contemplated hereby would result in a violation of such Similar Law.

(y) Allocation of Charges. There is not any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any taxes, fees, assessments or other governmental charges.

(z) Broker/Dealer. The Borrower is not a broker/dealer or subject to the Securities Investor Protection Act of 1970, as amended.

(aa) Instructions to Obligors. The Collection Account is the only account to which Obligors, agent banks or administrative agents on the Loan Assets have been instructed by the Borrower, or the Servicer on the Borrower’s behalf, to send Principal Collections and Interest Collections on the Collateral. The Borrower has not granted any Person other than the Collateral Agent, on behalf of the Secured Parties, a Lien on the Collection Account.

(bb) Investment Company Act. The Borrower is not required to register as an “investment company” under the provisions of the 1940 Act.

(cc) Compliance with Law. The Borrower has complied in all material respects with (i) all Applicable Law to which it may be subject and (ii) any order of any Governmental Authority or other board or tribunal to which it is subject. The Borrower has not received any notice that it is not in compliance in any material respect with any of the requirements of the foregoing. The Borrower has maintained in all material respects all records required to be maintained by any applicable Governmental Authority.

(dd) Collections. The Borrower acknowledges that all Available Collections received by it or its Affiliates with respect to the Collateral Granted hereunder are held and shall be held in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties until deposited into the Collection Account within two (2) Business Days after receipt as required herein.

(ee) Set-Off, etc. No Loan Asset in the Collateral has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Borrower, the Transferor or the Obligor thereof, and no Loan Asset in the Collateral is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Collateral or otherwise, by the Borrower, the Transferor or the Obligor with respect thereto, except, in each case, for any compromise, adjustment, extension, satisfaction, subordination, rescission, set-off or modification, if any, to any such Loan Asset in the Collateral occurring prior to the acquisition of such Loan Asset by the Borrower and identified in the Approval Notice, or as otherwise permitted pursuant to Section 6.04(a) of this Agreement and in accordance with the Servicing Standard.

(ff) Full Payment. As of the applicable Cut-Off Date thereof, the Borrower has no knowledge of any fact which would lead it to expect that any Loan Asset will not be paid in full.

(gg) Environmental. With respect to each item of Related Collateral as of the applicable Cut-Off Date for the Loan Asset related to such Related Collateral, no Responsible Officer of the Borrower possesses actual knowledge of the non-compliance of the related Obligor’s operations in any material respect with any applicable Environmental Laws. As of the applicable

Cut-Off Date for the Loan Asset related to such Related Collateral, none of the Borrower, the Transferor nor the Servicer has received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws in any material respect with regard to any of the Related Collateral, nor does any such Person have knowledge or reason to believe that any such notice will be received or is being threatened.

(hh) Anti-Terrorism; OFAC; Anti-Corruption.

(i) None of the Borrower nor any of its Affiliates nor, to the knowledge of the Borrower, any Obligor is a Person that is, or is owned or controlled by one or more Persons that is, (x) the subject of any Sanctions or (y) located, organized or resident in a country or territory that is, or whose government is, the subject of comprehensive territorial Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Syria, and the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic).

(ii) None of the Borrower nor any of its Affiliates (x) is a Politically Exposed Person, immediate family member of a Politically Exposed Person or close associate of a Politically Exposed Person; or (y) a foreign shell bank. For purposes of the forgoing, “foreign shell bank” means a bank that does not maintain a physical presence in any country and is not subject to inspection by a banking authority.

(iii) No part of the proceeds of any Advance will be used by the Borrower or any of its Affiliates, or, to the knowledge of the Borrower, permitted to be used by any other Person (in each case, directly or indirectly including by an Obligor), nor will the Borrower or any of its Affiliates lend, contribute or otherwise make available such proceeds to any Person, (x) to fund any activities or business of or with any Person or in any country or territory, that, at the time of such funding, is, or whose government is, the subject to Sanctions, (y) to fund or facilitate any money laundering or terrorist financing activities, or (z) in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by any Person (including any party to this Agreement).

(iv) No Collateral or any portion thereof is or will consist of funds, assets or other property or interests in property that is blocked or frozen pursuant to any Sanctions.

(v) The Borrower acknowledges by executing this Agreement that the Lenders (or the Administrative Agent on their behalf) have notified the Borrower that, pursuant to the requirements of the Patriot Act, each Lender is required to obtain, verify and record such information as may be necessary to identify the Borrower or any Person owning twenty-five percent (25%) or more of the direct or indirect Equity Interests of the Borrower (including the name and address of such Person) in accordance with the Patriot Act.

(vi) The Borrower and its Subsidiaries and Affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions and with the representations and warranties contained herein.

(ii) Confirmation from Transferor. The Borrower has not received in writing from the Transferor an indication that the Transferor will cause the Borrower to file a voluntary bankruptcy petition under the Bankruptcy Code.

(jj) [Reserved].

(kk) Security Interest.

(i) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Collateral Agent, on behalf of the Secured Parties, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Borrower;

(ii) the Collateral is comprised of “instruments,” “security entitlements,” “general intangibles,” “accounts,” “certificated securities,” “uncertificated securities,” “securities accounts,” “deposit accounts,” “supporting obligations” or “insurance” (each as defined in the applicable UCC) and/or such other category of collateral under the applicable UCC as to which the Borrower has complied with its obligations under this Section 4.01(kk);

(iii) with respect to Collateral that constitute “security entitlements”:

a. all of such security entitlements have been credited to one of the Controlled Accounts and the securities intermediary for each Controlled Account has agreed to treat all assets credited to such Controlled Account as “financial assets” within the meaning of the applicable UCC;

b. the Borrower has taken all steps necessary to cause the securities intermediary to identify in its records the Borrower, subject to the Lien of the Collateral Agent, for the benefit of the Secured Parties, as the Person having a security entitlement against the securities intermediary in each of the Controlled Accounts; and

c. the Controlled Accounts are not in the name of any Person other than the Borrower, subject to the lien of the Collateral Agent, for the benefit of the Secured Parties. The securities intermediary of any Controlled Account which is a “securities account” under the UCC has agreed to comply with the entitlement orders and instructions of the Borrower, the Servicer and the Collateral Agent (acting at the direction of the Administrative Agent) in accordance with the Transaction Documents, including causing cash to be invested in Permitted Investments; provided that, upon the delivery of a Notice of Exclusive Control by the Collateral Agent (acting at the direction of the Administrative Agent), the securities intermediary has agreed to only follow the entitlement orders and instructions of the Collateral Agent, on behalf of the Secured Parties, including with respect to the investment of cash in Permitted Investments;

(iv) all Controlled Accounts constitute “securities accounts” or “deposit accounts” as defined in the applicable UCC;

(v) with respect to any Controlled Account which constitutes a “deposit account” as defined in the applicable UCC, the Borrower, the Account Bank and the Collateral Agent, on behalf of the Secured Parties, have entered into an account control agreement which permits the Collateral Agent on behalf of the Secured Parties to direct disposition of the funds in such deposit account without further consent of the Borrower;

(vi) the Borrower owns and has good and marketable title to (or, with respect to assets securing any Loan Assets, a valid security interest in) the Collateral free and clear of any Lien (other than Permitted Liens) of any Person;

(vii) the Borrower has received all consents and approvals required by the terms of any Loan Asset to the Granting of a security interest in the Loan Assets hereunder to the Collateral Agent, on behalf of the Secured Parties;

(viii) the Borrower has authorized the filing of all appropriate UCC financing statements in the proper filing office in the appropriate jurisdictions under the UCC in order to perfect the security interest in the Collateral and that portion of the Loan Assets Granted to the Collateral Agent, on behalf of the Secured Parties, under this Agreement, in each case to the extent a security interest may be perfected by filing a UCC financing statement; provided that filings in respect of real property shall not be required;

(ix) other than Permitted Liens or otherwise as expressly permitted by the terms of this Agreement and the security interest Granted to the Collateral Agent, on behalf of the Secured Parties, pursuant to this Agreement, the Borrower has not pledged, assigned, sold, Granted a security interest in or otherwise conveyed any of the Collateral. The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of collateral covering the Collateral other than any financing statement (A) relating to the security interests granted to the Borrower under the Purchase and Sale ~~and Contribution~~ Agreement, or (B) that has been terminated and/or fully and validly assigned to the Collateral Agent on or prior to the Closing Date. The Borrower is not aware of the filing of any judgment or Tax lien filings (other than a Permitted Lien in respect of Taxes) against the Borrower;

(x) a fully executed Underlying Instrument in respect of each Loan Asset that constitute or evidence each Loan Asset have been, or subject to the delivery requirements contained herein, will be delivered to the Collateral Custodian and the Servicer;

(xi) [reserved];

(xii) none of the underlying promissory notes issued to the Borrower that constitute or evidence the Loan Assets has any marks or notations indicating that the Borrower’s interest therein has been pledged, assigned or otherwise conveyed to any Person other than to the Borrower and to the Collateral Agent, on behalf of the Secured Parties;

(xiii) with respect to any Collateral that constitutes a “certificated security,” such certificated security has been delivered to the Collateral Custodian, on behalf of the Secured Parties and, if in registered form, has been specially Indorsed to the Collateral Agent, for the benefit of the Secured Parties, or in blank by an effective Indorsement or has been registered in the name of the Collateral Agent, for the benefit of the Secured Parties, upon original issue or registration of transfer by the Borrower of such certificated security; and

(xiv) with respect to any Collateral that constitutes an “uncertificated security,” that the Borrower shall cause the issuer of such uncertificated security to register the Collateral Agent, on behalf of the Secured Parties, as the registered owner of such uncertificated security.

(ll) Borrower LLC Agreement in Effect. The Borrower LLC Agreement remains in full force and effect and there exists no breach of, default under, or threatened breach of, the Borrower LLC Agreement by the Borrower or the Transferor.

(mm) Beneficial Ownership Certification. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

Section 4.02 Representations and Warranties of the Borrower Relating to this Agreement and the Collateral. The Borrower hereby represents and warrants, as of the Closing Date, as of each applicable Cut-Off Date (solely with respect to the relevant Loan Assets being pledged as of such Cut-Off Date), as of each Measurement Date and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made:

(a) Valid Transfer and Security Interest. This Agreement constitutes a Grant of a security interest in all of the Collateral to the Collateral Agent, for the benefit of the Secured Parties, which upon the delivery of Collateral that is required to be delivered to the Collateral Agent hereunder, the filing of the financing statements referred to in Section 3.02(a)(viii), and the execution of the Control Agreement, shall be a valid and first priority perfected security interest in the Loan Assets forming a part of the Collateral and in that portion of the Loan Assets in which a security interest may be perfected by filing, subject only to Permitted Liens; provided that this Agreement will only create a security interest in those commercial tort claims, if any, and timber to be cut, if any, that are described in a notice delivered to the Collateral Agent as contemplated by Section 5.01(x). Neither the Borrower nor any Person claiming through or under the Borrower shall have any claim to or interest in the Controlled Accounts, except for the interest of the Borrower in such property as a debtor for purposes of the UCC.

(b) Eligibility of Collateral. (i) The Loan Asset Schedule, and the information contained in each Notice of Borrowing, is an accurate and complete listing of all the Loan Assets contained in the Collateral as of the related Cut-Off Date and the information contained therein with respect to the identity of such item of Collateral is true and correct in all material respects and the amounts owing thereunder is true and correct in all respects (other than inadvertent de minimis miscalculations of accrued and unpaid interest) as of the related Cut-Off Date, (ii) based on the information in the Loan Asset Schedule delivered concurrently with such Borrowing Base Certificate or as most recently delivered prior to such calculation of Borrowing Base or Borrowing Base Deficiency, each Loan Asset designated on any Borrowing Base Certificate as an Eligible Loan Asset and each Loan Asset included as an Eligible Loan Asset in any calculation of Borrowing Base or Borrowing Base Deficiency satisfied the Eligibility Criteria as of the relevant Cut-Off Date, and (iii) with respect to each item of Collateral, all consents, licenses, approvals or authorizations of or registrations or declarations of any Governmental Authority or any Person required to be obtained, effected or given by the Borrower in order for the Borrower to validly grant a security interest in each item of Collateral to the Collateral Agent, for the benefit of the Secured Parties, have been duly obtained, effected or given and are in full force and effect.

(c) No Fraud. Each Loan Asset was originated without any fraud or misrepresentation by the Transferor or, to the best of the Borrower’s knowledge, on the part of the Obligor.

Section 4.03 Representations and Warranties of the Servicer. The Servicer hereby represents and warrants, as of each Measurement Date and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made:

(a) Organization and Good Standing. The Servicer has been duly organized and is validly existing as a statutory trust in good standing under the laws of the State of Delaware, with all requisite trust power and authority to own or lease its properties and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement.

(b) Due Qualification. The Servicer is duly qualified to do business as a statutory trust and is in good standing as a statutory trust, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property and/or the conduct of its business requires such qualification, licenses or approvals, except as could not reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority; Due Authorization; Execution and Delivery. The Servicer (i) has all necessary power, authority and legal right to (a) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary trust action the execution, delivery and performance of this Agreement and the other Transaction

Documents to which it is a party. This Agreement and each other Transaction Document to which the Servicer is a party have been duly executed and delivered by the Servicer.

(d) Binding Obligation. This Agreement and each other Transaction Document to which the Servicer is a party constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its respective terms, except as such enforceability may be limited by Bankruptcy Laws and general principles of equity (whether considered in a suit at law or in equity).

(e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof will not in any material respect (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Servicer’s Constituent Documents or any contractual obligation of the Servicer, (ii) result in the creation or imposition of any Lien upon any of the Servicer’s properties pursuant to the terms of any contractual obligation, other than this Agreement and Permitted Liens, or (iii) violate any Applicable Law.

(f) No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Servicer, threatened against the Servicer, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Servicer is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Servicer is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(g) All Consents Required. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Servicer of this Agreement and any other Transaction Document to which the Servicer is a party have been obtained, other than where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(h) Information Accurate. No written information, financial statements, statements or reports (other than projections, forward-looking information, general economic data, industry information or information relating to third parties), in each case furnished by or on behalf of the Servicer to any Secured Party contain any material misstatement of fact, or omit to state a material fact necessary to make the statements set forth therein (when taken as a whole and after giving effect to any updates thereto) not misleading (or, in the case of general economic data, industry information or information relating to third parties, or if not prepared by or under the direction of the Servicer, does not contain any material misstatement of such a fact to the knowledge of the Servicer in light of the circumstances under which such statements were made), in each case as of dates delivered or otherwise expressly referenced therein; provided that solely with respect to information furnished by the Servicer or on its behalf which was provided to the Servicer from an Obligor with respect to a Loan Asset, such information only needs to be true, complete and correct in all material respects to the actual knowledge of the Servicer; provided, further, that the Servicer makes no representation with respect to (i) any statements of opinion in any internal credit memo, (ii) any statements of fact in any internal credit memo that do not relate to the Loan Asset or the Collateral or (iii) any information furnished by an Obligor or any third party which is not an Affiliate of the Borrower, the Transferor or the Servicer. Any projections or forward-looking information (including such statements with respect to the collectability of, or risks or benefits associated with a Loan Asset) provided by or on behalf of the Servicer were prepared in good faith based on assumptions believed by the Servicer to be reasonable at the time so prepared.

(i) Servicing Standard. The Servicer has complied in all material respects with the Servicing Standard with regard to the servicing of the Loan Assets.

(j) Collections. The Servicer acknowledges that all Available Collections received by it or its Affiliates with respect to the Collateral transferred or Granted hereunder are held and shall be held in trust for the benefit of the Secured Parties until deposited into the Collection Account within two (2) Business Days from receipt as required herein.

(k) Solvency. The Servicer is not the subject of any Bankruptcy Proceedings or Bankruptcy Event. The transactions under this Agreement and any other Transaction Document to which the Servicer is a party do not and will not render the Servicer not Solvent.

(l) [Reserved].

(m) Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents (including, the use of the Proceeds from the sale of the Collateral) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

(n) [Reserved].

(o) [Reserved].

(p) Anti-Terrorism; OFAC; Anti-Corruption.

(i) None of the Servicer nor any of its Affiliates nor, to the knowledge of the Servicer, any Obligor is a Person that is, or is owned or controlled by one or more Persons that is, (x) the subject of any Sanctions, or (y) located, organized or resident in a country or territory that is, or whose government is, the subject of comprehensive territorial Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Syria, and the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic).

(ii) None of the Servicer nor any of its Affiliates (x) is a Politically Exposed Person, immediate family member of a Politically Exposed Person or close associate of a Politically Exposed Person; or (y) a foreign shell bank. For purposes of the forgoing, “foreign shell bank” means a bank that does not maintain a physical presence in any country and is not subject to inspection by a banking authority.

(iii) No part of the proceeds of any Advance will be used by the Servicer or any of its Affiliates, or permitted to be used by any other Person (in each case, directly or indirectly including by an Obligor), nor will the Servicer or any of its Affiliates lend, contribute or otherwise make available such proceeds to any Person, (x) to fund any activities or business of or with any Person or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, (y) to fund or facilitate any money laundering or terrorist financing activities, or (z) in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by any Person (including any party to this Agreement).

(iv) No Collateral or any portion thereof is or will consist of funds, assets or other property or interests in property that is blocked or frozen pursuant to any Sanctions.

(v) The Servicer acknowledges by executing this Agreement that Lenders (or the Administrative Agent on their behalf) have notified the Servicer that, pursuant to the requirements of the Patriot Act, each Lender is required to obtain, verify and record such information as may be necessary to identify the Servicer or any Person owning twenty-five percent (25%) or more of the direct or indirect Equity Interests of the Servicer (including the name and address of such Person) in accordance with the Patriot Act.

(vi) The Servicer and its Subsidiaries and Affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions and with the representations and warranties contained herein.

(q) Environmental. With respect to each item of Related Collateral, no Responsible Officer of the Servicer possesses actual knowledge of the non-compliance of the related Obligor’s operations in any material respects with any applicable Environmental Laws. The Servicer has not received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws in any material respect with regard to any of the Related Collateral, nor does the Servicer have knowledge or reason to believe that any such notice will be received or is being threatened.

(r) No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects the Servicer’s performance of its obligations under this Agreement or any Transaction Document to which the Servicer is a party.

(s) Instructions to Obligors. The Collection Account is the only account to which Obligors, agent banks or administrative agents on the Loan Assets have been instructed by the Servicer on the Borrower’s behalf to send Principal Collections and Interest Collections on the Collateral.

(t) Allocation of Charges. There is not any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any taxes, fees, assessments or other governmental charges.

(u) Servicer Default. No event has occurred which constitutes a Servicer Default (other than any Servicer Default which has previously been disclosed to the Administrative Agent as such).

(v) Broker/Dealer. The Servicer is not a broker/dealer or subject to the Securities Investor Protection Act of 1970, as amended.

(w) Compliance with Applicable Law. The Servicer has complied in all respects with all Applicable Law to which it may be subject, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 4.04 Representations and Warranties of the Collateral Agent. The Collateral Agent in its individual capacity and as Collateral Agent represents and warrants as follows:

(a) Organization; Power and Authority. It is a duly organized and validly existing national banking association in good standing under the laws of the United States. It has full corporate power, authority and legal right to execute, deliver and perform its obligations as Collateral Agent under this Agreement.

(b) Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary association action on its part, either in its individual capacity or as Collateral Agent, as the case may be.

(c) No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of its articles of incorporation or bylaws or any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Collateral Agent is a party or by which it or any of its property is bound.

(d) No Violation. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or violate, in any respect, any Applicable Law.

(e) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Collateral Agent, required in connection with the execution and delivery of this Agreement, the performance by the Collateral Agent of the transactions contemplated hereby and the fulfillment by the Collateral Agent of the terms hereof have been obtained.

(f) Validity, Etc. This Agreement constitutes the legal, valid and binding obligation of the Collateral Agent, enforceable against the Collateral Agent in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Laws and general principles of equity (whether considered in a suit at law or in equity).

Section 4.05 Representations and Warranties of the Collateral Custodian. The Collateral Custodian in its individual capacity and as Collateral Custodian represents and warrants as follows:

(a) Organization; Power and Authority. It is a duly organized and validly existing national banking association in good standing under the laws of the United States. It has full corporate power, authority and legal right to execute, deliver and perform its obligations as Collateral Custodian under this Agreement.

(b) Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary association action on its part, either in its individual capacity or as Collateral Custodian, as the case may be.

(c) No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of its articles of incorporation or bylaws or any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Collateral Custodian is a party or by which it or any of its property is bound.

(d) No Violation. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or violate, in any respect, any Applicable Law.

(e) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Collateral Custodian, required in connection with the execution and delivery of this Agreement, the performance by the Collateral Custodian of the transactions contemplated hereby and the fulfillment by the Collateral Custodian of the terms hereof have been obtained.

(f) Validity, Etc. This Agreement constitutes the legal, valid and binding obligation of the Collateral Custodian, enforceable against the Collateral Custodian in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Laws and general principles of equity (whether considered in a suit at law or in equity).

Section 4.06 Representations and Warranties of the Collateral Administrator. The Collateral Administrator in its individual capacity and as Collateral Administrator represents and warrants as follows:

(a) Organization; Power and Authority. It is a duly organized and validly existing limited partnership in good standing under the laws of the state of Texas. It has full limited partnership power, authority and legal right to execute, deliver and perform its obligations as Collateral Administrator under this Agreement.

(b) Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary limited partnership action on its part, either in its individual capacity or as Collateral Administrator, as the case may be.

(c) No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of its articles of incorporation or bylaws or any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Collateral Administrator is a party or by which it or any of its property is bound.

(d) No Violation. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or violate, in any respect, any Applicable Law.

(e) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Collateral Administrator, required in connection with the execution and delivery of this Agreement, the performance by the Collateral Administrator of the transactions contemplated hereby and the fulfillment by the Collateral Administrator of the terms hereof have been obtained.

(f) Validity, Etc. This Agreement constitutes the legal, valid and binding obligation of the Collateral Administrator, enforceable against the Collateral Administrator in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Laws and general principles of equity (whether considered in a suit at law or in equity).

ARTICLE V

GENERAL COVENANTS

Section 5.01 Affirmative Covenants of the Borrower.

From the Closing Date until the Collection Date:

(a) Organizational Procedures and Scope of Business. The Borrower will observe all organizational procedures required by its Constituent Documents and the laws of its jurisdiction of formation. Without limiting the foregoing, the Borrower will limit the scope of its business to: (i) the acquisition of Eligible Loan Assets and the ownership and management of the Related Asset and the related assets in the Collateral; (ii) the sale, transfer or other disposition of Loan Assets as and when permitted under the Transaction Documents; (iii) entering into and performing under the Transaction Documents; (iv) consenting or withholding consent as to proposed amendments, waivers and other modifications of the Underlying Instruments to the extent not in conflict with the terms of this Agreement or any other Transaction Document; (v) exercising any rights (including but not limited to voting rights and rights arising in connection with a Bankruptcy Event with respect to an Obligor or the consensual or non-judicial restructuring of the debt or equity of an Obligor) or remedies in connection with the Loan Assets and participating in the committees (official or otherwise) or other groups formed by creditors of an

Obligor to the extent not in conflict with the terms of this Agreement or any other Transaction Document; and (vi) engaging in any activity and to exercise any powers permitted to limited liability companies under the laws of the State of Delaware that are related to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

(b) Special Purpose Entity Requirements. The Borrower will at all times: (i) maintain at least one (1) Independent Manager; (ii) maintain its own separate books and records and bank accounts; (iii) hold itself out to the public and all other Persons as a legal entity separate from the Transferor and any other Person; (iv) file its own tax returns, if any, as may be required under Applicable Law, to the extent it is (A) not part of a consolidated group filing a consolidated return or returns or (B) not treated as a division for tax purposes of another taxpayer, and pay any Taxes so required to be paid under Applicable Law in accordance with the terms of this Agreement; (v) not commingle its assets with assets of any other Person; (vi) conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence; (vii) maintain separate financial statements, except to the extent that the Borrower’s financial and operating results are consolidated with those of the Transferor in consolidated financial statements; provided that appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Borrower from such Affiliate and to indicate that the Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person (other than with respect to a Tax Blocker Subsidiary); (viii) pay its own liabilities only out of its own funds; (ix) maintain an arm’s-length relationship with its Affiliates and not enter into any transaction with an Affiliate except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s length transaction (except for capital contributions or capital distributions permitted under the terms and conditions of the Borrower’s organizational document and properly reflected on the books and records of the Borrower); (x) pay the salaries of its own employees, if any; (xi) not hold out its credit or assets as being available to satisfy the obligations of others; (xii) allocate fairly and reasonably any overhead for shared office space; (xiii) to the extent used, use separate stationery, invoices and checks; (xiv) except as expressly permitted by this Agreement, not pledge its assets as security for the obligations of any other Person; (xv) correct any known misunderstanding regarding its separate identity; (xvi) maintain adequate capital in light of its contemplated business purpose transactions and liabilities and pay its operating expenses and liabilities from its own assets; (xvii) not acquire the obligations or any securities of its Affiliates; and (xviii) not divide or permit any division of the Borrower.

(c) Preservation of Company Existence. The Borrower will preserve and maintain its limited liability company existence in good standing under the laws of its jurisdiction of formation and will promptly obtain and thereafter maintain qualifications to do business as a foreign limited liability company in any other state in which it does business and in which it is required to so qualify under Applicable Law, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(d) Compliance with Legal Opinions. The Borrower shall take all other actions necessary to maintain the accuracy of the factual assumptions set forth in the legal opinions of Dechert LLP, as special counsel to the Borrower, issued in connection with the Purchase and Sale ~~and Contribution~~ Agreement and relating to the issues of substantive consolidation and true sale of the Loan Assets.

(e) Deposit of Collections. The Borrower shall promptly (but in no event later than two (2) Business Days after receipt) deposit or cause to be deposited into the Collection Account (or, with respect to assets denominated in an Eligible Currency other than Dollars, the applicable Eligible Currency Account) any and all Available Collections received by the Borrower, the Servicer or any of their Affiliates.

(f) Disclosure of Purchase Price. The Borrower shall disclose to the Administrative Agent and the Lenders the purchase price for each Loan Asset proposed to be acquired by the Borrower.

(g) Obligor Defaults and Bankruptcy Events. The Borrower shall give, or shall cause the Servicer to give, notice to the Administrative Agent and the Lenders within five (5) Business Days of the occurrence of any payment default by an Obligor under any Loan Asset, any Bankruptcy Event with respect to any Obligor under any Loan Asset or any acceleration of the obligations owed by any Obligor under any Loan Asset.

(h) Required Loan Documents. The Borrower shall deliver to the Collateral Custodian or the Collateral Administrator, in accordance with Article XII, a hard copy or electronic copy of the Required Loan Documents and the Loan Asset Checklist pertaining to each Loan Asset not later than five (5) Business Days after the Cut-Off Date pertaining to such Loan Asset.

(i) Taxes. The Borrower will file or cause to be filed its tax returns, if any, and pay any and all Taxes imposed on it or its property as required by the Transaction Documents (except as contemplated in Section 4.01(m)).

(j) Notice of Event of Default. The Borrower shall notify the Administrative Agent and each Lender of the occurrence of any Event of Default under this Agreement promptly upon, and in any event within three (3) Business Days of a Responsible Officer of the Borrower having knowledge or receiving notice. In addition, no later than three (3) Business Days following a Responsible Officer of the Borrower’s knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, the Borrower will provide to the Administrative Agent and each Lender a written statement of a Responsible Officer of the Borrower setting forth the details of such event and the action that the Borrower proposes to take with respect thereto.

(k) [Reserved].

(l) [Reserved].

(m) Notice of Auditors’ Management Letters. The Borrower shall promptly notify the Administrative Agent and each Lender after the receipt of any auditors’ management letters received by the Borrower or by its accountants (but in no event later than ten (10) Business Days after receipt).

(n) Notice of Breaches of Representations and Warranties under this Agreement. The Borrower shall promptly notify (but in no event later than five (5) Business Days) the Administrative Agent and each Lender if any representation or warranty set forth in Section 4.01 or Section 4.02 was incorrect in any material respect at the time it was given or deemed to have been given and at the same time deliver to the Collateral Agent, the Administrative Agent and the Lenders a written notice setting forth in reasonable detail the nature of such facts and circumstances.

(o) Notice of Breaches of Representations and Warranties under the Purchase and Sale ~~and Contribution~~ Agreement. The Borrower confirms and agrees that the Borrower will, upon receipt of notice or discovery thereof, promptly (but in no event later than three (3) Business Days after receipt or discovery) send to the Administrative Agent, each Lender and the Collateral Agent a notice of any breach of any representation, warranty, agreement or covenant under the Purchase and Sale ~~and Contribution~~ Agreement.

(p) Notice of Proceedings. The Borrower shall notify the Administrative Agent and each Lender within five (5) Business Days (provided that the Borrower shall make good faith efforts to provide notice as promptly as practicable) after the Borrower receives notice or obtains knowledge thereof, of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Collateral, the Transaction Documents, the Collateral Agent’s, for the benefit of the Secured Parties, interest in the Collateral, or the Borrower, the Servicer, the Transferor or the Transferor.

(q) Notice of ERISA Events. The Borrower shall promptly notify (but in no event later than three (3) Business Days after such occurrence) the Administrative Agent and each Lender (i) in the event that a Lien is imposed on any asset of the Borrower with respect to any Pension Plan or Multiemployer Plan or (ii) in the event any ERISA Event occurs.

(r) Notice of Benefit Plan Investor Status or Prohibited Transaction. The Borrower shall promptly (but in no event later than five (5) Business Days after such event) notify the Administrative Agent and each Lender in the event the Borrower becomes a Benefit Plan Investor, in the event the Borrower becomes subject to state statutes regulating investments of or fiduciary obligations with respect to such governmental plans or to state statutes that impose prohibitions similar to those contained in Section 406 of ERISA or Section 4975 of the Code and as to which the entering into and performance of this Agreement or the transactions contemplated hereby would result in a violation of such statutes, or in the event the Borrower has knowledge that this Agreement or any other action or transaction in connection with this Agreement or any other Transaction Document will constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a non-exempt violation of Similar Law.

(s) Notice of Accounting Changes. Within five (5) Business Days (provided that the Borrower shall make good faith efforts to provide notice as promptly as practicable) after the Borrower becoming aware of such changes, the Borrower will provide to the Administrative Agent and, upon request, each Lender notice of any material change in the accounting policies of the Borrower.

(t) Additional Documents. The Borrower shall provide the Administrative Agent and each Lender with (i) copies of such documents as the Administrative Agent or any Lender may reasonably request evidencing the truthfulness of the representations set forth in this

Agreement and available to the Borrower without undue burden or expense other than such documents which may not be disclosed without violation of any Applicable Law or contractually binding confidentiality restrictions (except that it agrees to use all reasonable efforts to cause such confidentiality restrictions to be removed, it being understood that the requesting party may be required to sign a confidentiality or non-reliance agreement or other similar agreement as a condition to any such disclosure), or (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with the applicable “know your customer” requirements under the Patriot Act or other applicable Anti-Money Laundering Laws.

(u) Protection of Security Interest. With respect to the Collateral acquired by the Borrower, the Borrower will (i) (at the expense of the Borrower) take all action necessary to perfect and protect the Borrower’s ownership of such Collateral free and clear of any Lien other than the Lien created hereunder and Permitted Liens, including, without limitation, executing or causing to be executed such other instruments or notices as may be necessary or appropriate, (ii) (at the expense of the Borrower) take all action necessary to cause a valid, subsisting and enforceable first priority perfected security interest, subject only to Permitted Liens, to exist in favor of the Collateral Agent (for the benefit of the Secured Parties) in the Borrower’s interests in all of the Collateral being Granted hereunder including the filing of a UCC financing statement in the applicable jurisdiction adequately describing the Collateral (which may include an “all asset” filing), and naming the Borrower as debtor and the Collateral Agent as the secured party, and authorizing the filing of continuation statements, amendments or assignments with respect thereto in such filing offices (including any amendments thereto or assignments thereof), (iii) permit the Administrative Agent, any Lender or their respective agents or representatives to visit the offices of the Borrower during normal office hours and upon reasonable advance notice examine and make copies of all documents, books, records and other information concerning the Collateral and discuss matters related thereto with any of the officers or employees of the Borrower having knowledge of such matters; provided that not more than one such inspection shall be permitted during any calendar year unless an Event of Default shall have occurred and be continuing, and (iv) take all additional actions that the Administrative Agent, any Lender or the Collateral Agent may reasonably request to perfect and protect the respective first priority perfected security interests (subject to Permitted Liens) of the parties to this Agreement in the Collateral, or to enable the Administrative Agent or the Collateral Agent to exercise or enforce any of their respective rights hereunder.

(v) Liens. The Borrower will promptly (but in no event later than five (5) Business Days thereof) notify the Administrative Agent and the Lenders of the existence of any Lien on the Collateral (other than Permitted Liens) and the Borrower shall use commercially reasonable efforts to defend the right, title and interest of the Collateral Agent, for the benefit of the Secured Parties, in, to and under the Collateral against all claims of third parties (other than with respect to Permitted Liens).

(w) Other Documents. At any time and from time to time upon prior written request of the Administrative Agent or any Lender, at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents (to the extent reasonably available to or reasonably obtainable by the Borrower) and take such further actions as the Administrative Agent or any Lender may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement including the first priority security interest in the Collateral (subject only to Permitted Liens) granted hereunder and of the rights and powers herein granted (including, among other things, authorizing the filing of such UCC financing statements as the Administrative Agent may request).

(x) Compliance with Law. The Borrower shall at all times comply in all material respects with all Applicable Law applicable to Borrower or any of its assets, and the Borrower shall do or cause to be done all things necessary to preserve and maintain in full force and effect its legal existence, and all licenses material to its business.

(y) Proper Records. The Borrower shall at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions in accordance with GAAP and set aside on its books from its earning for each fiscal year all such proper reserves in accordance with GAAP.

(z) Satisfaction of Obligations. The Borrower shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves with respect thereto have been provided on the books of the Borrower.

(aa) Payment of Taxes. The Borrower shall pay and discharge all Taxes, levies, liens and other charges on it or its assets and on the Collateral that, in each case, in any manner would create any lien or charge upon the Collateral, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP.

(bb) Tax Treatment. The Borrower, the Transferor and the Lenders shall treat the Advances advanced hereunder as indebtedness of the Borrower for U.S. federal income tax purposes and to file any and all tax forms in a manner consistent therewith.

(cc) Maintenance of Records. The Borrower will maintain records with respect to the Collateral and the conduct and operation of its business and will furnish the Administrative Agent and each Lender, upon the reasonable request by the Administrative Agent and each Lender, information with respect to the Collateral and the conduct and operation of its business.

(dd) Obligor Notification Forms. The Borrower shall furnish the Collateral Agent and the Administrative Agent with an appropriate power of attorney, substantially in the form attached hereto as Exhibit N or O, as applicable, to send (at the Administrative Agent’s discretion on the Collateral Agent’s behalf, solely after the occurrence and during the continuance of an Event of Default) Obligor notification forms to give notice to the Obligors of the Collateral Agent’s interest in the Collateral and the obligation to make payments as directed by the Administrative Agent on the Collateral Agent’s behalf.

~~(ee) Officer’s Certificate. Within 180 days prior to each five (5) year anniversary of the date of this Agreement, the Borrower shall deliver an Officer’s Certificate, in form and substance acceptable to the Collateral Agent and the Administrative Agent, providing (i) a certification, based upon a review and summary of UCC search results, that there is no other~~

~~interest in the Collateral, other than Permitted Liens, perfected by filing of a UCC financing statement other than in favor of the Collateral Agent and (ii) a certification, based upon a review and summary of tax and judgment lien searches reasonably satisfactory to the Administrative Agent, that there is no other interest in the Collateral based on any tax or judgment lien, other than Permitted Liens.~~

(ee) [Reserved].

(ff) Continuation Statements. The Borrower shall, not earlier than six (6) months and not later than the fifth (5th) anniversary of the date of filing of the financing statement referred to in Schedule I hereto or any other financing statement filed pursuant to this Agreement or in connection with any Advance hereunder, unless the Collection Date shall have occurred:

(i) authorize and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement; and

(ii) deliver or cause to be delivered to the Collateral Agent, the Administrative Agent and the Lenders an opinion of the counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, confirming and updating the opinion delivered pursuant to Schedule I with respect to perfection and otherwise to the effect that the security interest hereunder continues to be an enforceable and perfected security interest, subject to no other Liens of record except as provided herein or otherwise permitted hereunder, which opinion may contain usual and customary assumptions, limitations and exceptions.

(gg) Anti-Terrorism; OFAC; Anti-Corruption. Each of the representations and warranties set out in sub clauses (i) through (vi) (inclusive) of Section 4.01(hh) shall be deemed here restated and, mutatis mutandis, construed as covenants made and given under this Section 5.01.

(hh) Disregarded Entity. The Borrower will be disregarded as an entity separate from its owner pursuant to Treasury Regulation Section 301.7701-3(b)(ii), and neither the Borrower nor any other Person on its behalf shall make an election to be treated as other than an entity disregarded from its owner under Treasury Regulation Section 301.7701-3(c).

(ii) Notices; Material Information, etc. The Borrower shall, within five (5) Business Days after it obtains knowledge of filing, provide to the Administrative Agent and each Lender written notification of the filing of any litigation against the Borrower or the Transferor which, if a judgment were to be obtained by the plaintiff, would result in the occurrence of an Event of Default or otherwise cause a Material Adverse Effect.

(jj) Other Reporting. The Borrower shall provide the Administrative Agent and each Lender, simultaneously with delivery to the Transferor, copies of all other financial statements, appraisal reports, notices, and other matters at any time or from time to time prepared by the Borrower and furnished to the Transferor, including, without limitation, any notice of default, notice of election or exercise of any rights or remedies under any the Borrower LLC Agreement, and any notice relating in any way to the misconduct of the Borrower or the Servicer. In respect of the foregoing, the Borrower shall disseminate such information to the Administrative

Agent and each Lender either through mailings, email delivery or by posting such information on its website and giving the Administrative Agent and each Lender access thereto.

(kk) Other Information. The Borrower shall deliver, (i) promptly following the Administrative Agent’s request, in any event within five (5) Business Days of such request, such other information, financial or otherwise, reasonably available to or reasonably obtainable by the Borrower with respect to the Borrower and the Collateral, as the Administrative Agent may reasonably request from time to time and (ii) promptly following any change (but in no event later than three (3) Business Days after such change) in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

(ll) Ineligible Collateral. At the direction of the Administrative Agent (in its sole discretion), the Borrower shall divest any asset that does not satisfy the definition of “Eligible Collateral Obligation” or “Permitted Investment” if the Administrative Agent determines that the Borrower’s ownership of such asset is reasonably likely to (i) have adverse regulatory or economic consequences on any Lender (in such Lender’s sole discretion), (ii) results in any reputational harm to any Lender (in such Lender’s sole discretion) or (iii) results in unfavorable capital treatment for any Lender (in such Lender’s sole discretion); provided that any such divestiture shall not be included in the limitations on sales set forth in Section 2.07(e)(i). The Administrative Agent agrees to cooperate in good faith with any waivers necessary to permit such divestiture pursuant to this Section 5.01(ll).

Section 5.02 Negative Covenants of the Borrower.

From the Closing Date until the Collection Date:

(a) Special Purpose Entity Requirements. Except as otherwise permitted by this Agreement, the Borrower shall not (i) guarantee any obligation of any Person, including any Affiliate; (ii) engage, directly or indirectly, in any business, other than the actions required or permitted to be performed under the Transaction Documents; (iii) incur, create or assume any Indebtedness, other than Indebtedness incurred under the Transaction Documents; (iv) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Borrower may invest in those Loan Assets and other investments permitted under the Transaction Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Transaction Documents and permit the same to remain outstanding in accordance with such provisions, and may receive securities in connection with any workout, restructuring or bankruptcy; (v) fail to pay its debts and liabilities from its assets when due; (vi) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, sale or other transfer of any of its assets outside the ordinary course of the Borrower’s business other than such activities as are expressly permitted pursuant to this Agreement; (vii) create, form or otherwise acquire any Subsidiaries (other than Tax Blocker Subsidiaries); or (viii) release, sell, transfer, convey or assign any Loan Asset unless in accordance with the Transaction Documents.

(b) Requirements for Material Actions. The Borrower shall not fail to provide (and at all times the Borrower’s organizational documents shall reflect) that the unanimous consent of all managers (including the consent of the Independent Manager(s)) is required for the Borrower to (i) file any insolvency, or reorganization case or proceeding, (ii) institute proceedings to have the Borrower be adjudicated bankrupt or insolvent, (iii) institute proceedings under any applicable insolvency law, (iv) seek any relief under any law relating to relief from debts or the protection of debtors, (v) consent to the filing or institution of bankruptcy or insolvency proceedings against the Borrower, (vi) file a petition seeking, or consent to, reorganization or relief with respect to the Borrower under any applicable federal or state law relating to bankruptcy or insolvency, (vii) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for the Borrower, or a substantial part of its property, (viii) make any assignment for the benefit of its creditors, (ix) admit in writing its inability to pay its debts generally as they become due, or (x) take any action in furtherance of any of the foregoing.

(c) Protection of Title. The Borrower shall not take any action which would directly or indirectly impair or adversely affect the Borrower’s title to the Collateral.

(d) Transfer Limitations. The Borrower shall not transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in the Collateral to any person other than the Collateral Agent for the benefit of the Secured Parties, or engage in financing transactions or similar transactions with respect to the Collateral with any person other than the Administrative Agent and the Lenders, in each case, except as otherwise expressly permitted by the terms of this Agreement.

(e) Liens. The Borrower shall not create, incur or permit to exist any Lien in or on any of the Collateral subject to the security interest granted by the Borrower pursuant to this Agreement, other than Permitted Liens.

(f) Organizational Documents. The Borrower shall not amend, modify or terminate any of the Constituent Documents of the Borrower without the prior written consent of the Administrative Agent.

(g) Merger, Acquisitions, Sales, etc. The Borrower shall not change its organizational structure, enter into any transaction of merger or consolidation or amalgamation, or asset sale (other than pursuant to Section 2.07), or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) without the prior written consent of the Administrative Agent.

(h) Use of Proceeds. The Borrower shall not use the proceeds of any Advance other than (i) to finance the purchase by the Borrower, on a “true sale” basis, of Collateral, (ii) to pay fees and expenses in connection with the transactions contemplated under this Agreement, (iii) to fund the Unfunded Exposure Account in order to establish reserves for unfunded commitments of Delayed Draw Loan Assets and Revolving Loans included in the Collateral or (iv) to distribute such proceeds to the Transferor (including to make Permitted RIC Distributions). The Borrower will not purchase any Loan Asset from any Affiliate of Morgan Stanley Bank, N.A. with the proceeds of any Advance made by Morgan Stanley Bank, N.A. in its capacity as a Lender; provided that the unintentional violation of this provision shall not constitute an Event of Default but any Loan Asset so purchased shall be deemed to be a Warranty Breach Loan Asset and the Assigned Value of such Loan Asset shall be zero.

(i) Limited Assets. The Borrower shall not hold or own any assets that are not part of the Collateral (other than Excluded Amounts).

(j) Tax Treatment. In the event there is one regarded holder of the equity, the Borrower will be disregarded as an entity separate from its owner pursuant to Treasury regulations section 301.7701-3(b). For periods during which there is more than one regarded holder of the equity for U.S. federal income tax purposes, the Borrower will be treated as a partnership for U.S. federal income tax purposes (that is not a publicly traded partnership taxable as a corporation). Each holder of the equity will be a United States Tax Person. The Borrower shall not elect to be treated as a corporation for U.S. federal income tax purposes and shall take all reasonable steps necessary to avoid being treated as a corporation for U.S. federal income tax purposes.

(k) Extension or Amendment of Collateral. The Borrower will not, except as otherwise permitted in Section 6.04(a) of this Agreement and in accordance with the Servicing Standard, extend, amend or otherwise modify the terms of any Loan Asset (including the Related Collateral).

(l) Purchase and Sale ~~and Contribution~~ Agreement. The Borrower will not amend, modify, waive or terminate any provision of the Purchase and Sale ~~and Contribution~~ Agreement without the prior written consent of the Administrative Agent. The Borrower shall not purchase or otherwise acquire any Collateral from the Servicer, the Transferor or an Affiliate of the Borrower, the Servicer or the Transferor, except pursuant to the Purchase and Sale ~~and Contribution~~ Agreement.

(m) Restricted Junior Payments. The Borrower shall not make any Restricted Junior Payment, except that, so long as the Facility Maturity Date has not been declared or automatically occurred and no Event of Default or Unmatured Event of Default has occurred and is continuing or would result therefrom, the Borrower may declare and make Restricted Junior Payments to the holders of its membership interests (a) from amounts available pursuant to Sections 2.04(a)(xiv) and ~~2.04(c)(xii)~~2.04(c)(xiii), (b) from amounts available pursuant to Section 2.04(b)(ix) (provided that, the Borrower may make such Restricted Junior Payment during the Revolving Period only to the extent that, after giving effect to such Restricted Junior Payment, no Borrowing Base Deficiency shall exist) and (c) from the proceeds of Advances in accordance with Section 5.02(h).

(n) ERISA Matters. The Borrower will not (i) take, and will exercise its best efforts not to permit any ERISA Affiliate to take, any action that could reasonably be expected to result in an ERISA Event that, in the aggregate, could subject the Borrower to any material tax, penalty or other liability, or (ii) take, and will exercise its best efforts not to permit any ERISA Affiliate to take, any action that could result in the imposition of a Lien on any asset of the Borrower with respect to any Pension Plan or Multiemployer Plan. The Borrower will not become a Benefit Plan Investor.

(o) Instructions to Obligors. The Borrower will not make any change, or permit the Servicer to make any change, in its instructions to Obligors, agent banks or administrative agents on the Loan Assets regarding payments to be made with respect to the Collateral to the Collection Account~~,~~ (or, with respect to assets denominated in an Eligible Currency other than

Dollars, the applicable Eligible Currency Account) unless the Administrative Agent has consented to such change.

(p) Change of Jurisdiction, Location, Names or Location of Loan Files. The Borrower shall not change the jurisdiction of its formation, make any change to its corporate name or use any tradenames, fictitious names, assumed names, “doing business as” names or other names unless, prior to the effective date of any such change in the jurisdiction of its formation, name change or use, the Borrower receives prior written consent from the Administrative Agent of such change and delivers to the Administrative Agent such financing statements as the Administrative Agent may request to reflect such name change or use, together with such Opinions of Counsel and other documents and instruments as the Administrative Agent may request in connection therewith. The Borrower will not change the location of its chief executive office unless prior to the effective date of any such change of location, the Borrower notifies the Administrative Agent of such change of location in writing. The Borrower will not move, or consent to the Collateral Custodian or the Servicer moving, the Loan Files from the location thereof on the Closing Date, unless the Administrative Agent shall consent to such move in writing.

(q) Allocation of Charges. There will not be any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges; provided that it is understood and acknowledged that the Borrower will be disregarded as an entity separate from the Transferor for U.S. federal income tax purposes.

Section 5.03 Affirmative Covenants of the Servicer.

From the Closing Date until the Collection Date:

(a) Compliance with Law. The Servicer shall comply in all respects with all Applicable Law to which it may be subject, including those with respect to servicing the Collateral or any part thereof, except as would not reasonably be expected to have a Material Adverse Effect.

(b) Preservation of Company Existence. The Servicer will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

(c) Obligations and Compliance with Collateral. The Servicer will duly fulfill and comply with all obligations on the part of the Borrower to be fulfilled or complied with under or in connection with the administration of each item of Collateral and will do nothing to impair the rights of the Collateral Agent, for the benefit of the Secured Parties, or of the Secured Parties in, to and under the Collateral. It is understood and agreed that the Servicer does not hereby assume any obligations of the Borrower in respect of any Advances or assume any responsibility for the performance by the Borrower of any of its obligations hereunder or under any other agreement executed in connection herewith that would be inconsistent with its undertaking as the Servicer or in its capacity as the Transferor under the Purchase and Sale ~~and Contribution~~ Agreement.

(d) Keeping of Records and Books of Account.

(i) The Servicer will maintain and implement administrative and operating procedures (including, an ability to recreate records evidencing Collateral in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information necessary or advisable for the collection of all Collateral and the identification of the Collateral.

(ii) Subject to Section 6.11, the Servicer shall permit the Administrative Agent, each Lender or their respective agents or representatives, to visit the offices of the Servicer during normal office hours and upon reasonable advance notice and examine and make copies of all documents, books, records and other information concerning the Collateral and the Servicer’s servicing thereof and discuss matters related thereto with any of the officers or employees of the Servicer having knowledge of such matters (provided that not more than one such inspection shall be permitted during any calendar year unless an Event of Default shall have occurred, and such visit shall be consolidated with any visit, inspection or audit under Section 6.11 or Section 11.10).

(iii) The Servicer will on or prior to the Closing Date, mark its internal records to reflect the ownership of the Collateral by the Borrower.

(e) Preservation of Security Interest. The Servicer (at the Borrower’s expense) will file such financing and continuation statements and any other documents that may be required by any law or regulation of any Governmental Authority to preserve and protect fully the first priority perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in, to and under the Loan Assets and that portion of the Collateral in which a security interest may be perfected by filing.

(f) Events of Default. The Servicer will provide the Administrative Agent and each Lender (with a copy to the Collateral Agent) with prompt written notice of the occurrence of each Event of Default and each Unmatured Event of Default of which the Servicer has knowledge or has received notice. In addition, no later than three (3) Business Days following the Servicer’s knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, the Servicer will provide to the Collateral Agent, the Administrative Agent and each Lender a written statement of a Responsible Officer of the Servicer setting forth the details of such event and the action that the Servicer proposes to take with respect thereto.

(g) Taxes. The Servicer will file its tax returns, if any, and pay any and all material Taxes imposed on it or its property as required under the Transaction Documents (except as contemplated by Section 4.03(l)).

(h) Other. The Servicer will promptly furnish to the Collateral Agent, the Administrative Agent and each Lender, to the extent reasonably obtainable by the Servicer, such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Borrower or the Servicer as the Collateral Agent, any Lender or the Administrative Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent, the Lenders, the Collateral Agent or Secured Parties under or as contemplated by this Agreement.

(i) Proceedings Related to the Borrower, the Transferor and the Servicer. The Servicer shall notify the Administrative Agent and each Lender as soon as possible and in any event within five (5) Business Days after the Servicer receives notice or obtains knowledge thereof of any settlement of, judgment (including a judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy, litigation, action, suit or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that could reasonably be expected to have a Material Adverse Effect on the Transferor or the Servicer (or any of their Affiliates that are in the business of originating, acquiring or servicing assets similar to Loan Assets) or the Transaction Documents. For purposes of this Section 5.03(i), (i) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Borrower in excess of $500,000 shall be deemed to be expected to have such a Material Adverse Effect and (ii) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Servicer or the Transferor in excess of $5,000,000 shall be deemed to be expected to have such a Material Adverse Effect.

(j) Deposit of Collections. The Servicer shall promptly (but in no event later than two (2) Business Days after receipt) deposit or cause to be deposited into the Collection Account any and all Available Collections received by the Borrower, the Servicer or any of their Affiliates.

(k) Special Purpose Entity Requirements. At the Borrower’s expense, the Servicer shall take such actions as are necessary to cause the Borrower to be in compliance with the special purpose entity requirements set forth in Sections 5.01(a) and 5.01(b) and 5.02(a) and 5.02(b); provided that, for the avoidance of doubt, the Servicer shall not be required to expend any of its own funds to cause the Borrower to be in compliance with subsection 5.01(b)(xvi) or subsection 5.02(a)(v).

(l) Accounting Changes. As soon as possible and in any event within two (2) Business Days after the effective date thereof, the Servicer will provide to the Administrative Agent and the Lenders notice of any change in the accounting policies of the Servicer.

(m) Proceedings Related to the Collateral. The Servicer shall notify the Administrative Agent and each Lender as soon as possible and in any event within three (3) Business Days (provided that the Servicer shall make good faith efforts to provide notice as promptly as practicable) after any Responsible Officer of the Servicer receives notice or has actual knowledge of any settlement of, judgment (including a judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy, litigation, action, suit or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that would reasonably be expected to have a Material Adverse Effect on the interests of the Collateral Agent or the Secured Parties in, to and under the Collateral. For purposes of this Section 5.03(m), any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral or the Collateral Agent’s or the Secured Parties’ interest in the Collateral in excess of $500,000 or more shall be deemed to be expected to have such a Material Adverse Effect.

(n) Compliance with Legal Opinions. The Servicer shall take all other actions necessary to maintain the accuracy of the factual assumptions set forth in the legal opinions of Dechert LLP, as special counsel to the Servicer, issued in connection with the Transaction Documents and relating to the issues of substantive consolidation and true sale of the Loan Assets.

(o) Instructions to Agents and Obligors. Subject to Section 6.04(d), the Servicer shall direct, or shall cause the Transferor to direct, any agent or administrative agent for any Loan Asset to remit all payments and collections with respect to such Loan Asset, and, if applicable, to direct the Obligor with respect to such Loan Asset to remit all such payments and collections with respect to such Loan Asset directly to the Collection Account (or, with respect to assets denominated in an Eligible Currency other than Dollars, the applicable Eligible Currency Account). The Servicer shall take steps consistent with the Servicing Standard to ensure, and shall cause the Transferor to take commercially reasonable steps to ensure, that only funds constituting payments and collections relating to Loan Assets shall be deposited into the Collection Account.

(p) Capacity as Servicer. The Servicer will ensure that, at all times when it is dealing with or in connection with the Loan Assets in its capacity as Servicer, it holds itself out as Servicer, and not in any other capacity.

(q) Notice of Breaches of Representations and Warranties under the Purchase and Sale ~~and Contribution~~ Agreement. The Servicer confirms and agrees that the Servicer will, upon receipt of notice or discovery thereof, promptly (but in no event later than five (5) Business Days after such receipt or discovery) send to the Administrative Agent, each Lender and the Collateral Agent a notice of (i) any breach of any representation, warranty, agreement or covenant under the Purchase and Sale ~~and Contribution~~ Agreement or (ii) any event or occurrence that, upon notice, or upon the passage of time or both, would constitute such a breach, in each case, promptly upon learning thereof.

(r) Audits. Periodically after the Closing Date, at the discretion of the Administrative Agent and each Lender, the Servicer shall allow the Administrative Agent and each Lender (during normal office hours and, prior to the occurrence of an Event of Default, upon not less than five (5) Business Days’ advance notice) to review the Servicer’s collection and administration of the Collateral in order to assess compliance by the Servicer with the Servicing Standard, as well as with the Transaction Documents, and to conduct an audit of the Collateral and Required Loan Documents in conjunction with such a review (provided that, unless an Event of Default has occurred and is continuing hereunder, the Administrative Agent and the Lenders collectively may perform not more than one such audit annually, the Servicer shall not be liable for the costs and expenses of more than one such audit in any calendar year, and such audit shall be consolidated with any visit, inspection or audit under Section 6.11 or 11.10).

(s) Notice of Breaches of Representations and Warranties under this Agreement. The Servicer shall promptly (but in no event later than five (5) Business Days thereof) notify the Administrative Agent and the Lenders if any representation or warranty set forth in Section 4.03 was incorrect at the time it was given or deemed to have been given and at the same time deliver to the Collateral Agent, the Administrative Agent and the Lenders a written notice setting forth in reasonable detail the nature of such facts and circumstances.

(t) Insurance Policies. The Servicer has caused, and will cause, to be performed any and all acts required to be performed to preserve the rights and remedies of the Collateral Agent and the Secured Parties in any Insurance Policies applicable to Loan Assets (to the extent the Servicer or an Affiliate of the Servicer is the agent or servicer under the applicable Underlying Instruments) including, in each case, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Collateral Agent and the Secured Parties; provided that, unless the Borrower is the sole lender under such Underlying Instruments, the Servicer shall only take such actions that are customarily taken by or on behalf of a lender in a syndicated loan facility to preserve the rights of such lender.

(u) Disregarded Entity. The Servicer shall cause the Borrower to be disregarded as an entity separate from its owner pursuant to Treasury Regulation Section 301.7701-3(b)(ii) and shall cause that neither the Borrower nor any other Person on its behalf shall make an election to be treated as other than an entity disregarded from its owner under Treasury Regulation Section 301.7701-3(c).

(v) Anti-Terrorism; OFAC; Anti-Corruption. Each of the representations and warranties set out in sub clauses (i) through (vi) (inclusive) of Section 4.03(p) shall be deemed here restated and, mutatis mutandis, construed as covenants made and given under this Section 5.03.

(w) Value Adjustment Event. The Servicer will provide the Administrative Agent and each Lender (with a copy to the Collateral Administrator and the Collateral Agent) with prompt written notice of the occurrence of any Value Adjustment Event with respect to any Eligible Loan Asset of which the Servicer has knowledge or has received notice.

Section 5.04 Negative Covenants of the Servicer.

From the Closing Date until the Collection Date:

(a) Mergers, Acquisition, Sales, etc. The Servicer will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless the Servicer is the surviving entity and unless:

(i) the Servicer has delivered to the Administrative Agent and each Lender an Officer’s Certificate stating that any such consolidation, merger, conveyance or transfer and any supplemental agreement executed in connection therewith comply with this Section 5.04 and that all conditions precedent herein provided for relating to such transaction have been complied with and, in the case of the Opinion of Counsel, that such supplemental agreement is legal, valid and binding with respect to the Servicer and such other matters as the Administrative Agent may reasonably request;

(ii) the Servicer shall have delivered notice of such consolidation, merger, conveyance or transfer to the Administrative Agent and each Lender;

(iii) after giving effect thereto, no Event of Default or Servicer Default or event that with notice or lapse of time would constitute either an Event of Default or a Servicer Default shall exist; and

(iv) the Administrative Agent shall have consented in writing to such consolidation, merger, conveyance or transfer.

(b) Change of Name or Location of Loan Files. The Servicer shall not (x) change its name, move the location of its principal place of business and chief executive office, change the offices where it keeps records concerning the Collateral from the address set forth under its name on the signature pages hereto, or change the jurisdiction of its formation, in each case without providing prior written notice thereof to the Administrative Agent and the Collateral Agent, or (y) move, or consent to the Collateral Custodian moving, the Required Loan Documents and Loan Files from the location thereof on the initial Advance Date (or relevant date of delivery), unless the Administrative Agent shall consent of such change or move in writing (such consent not to be unreasonably withheld, conditioned or delayed) and the Servicer shall provide the Administrative Agent with such Opinions of Counsel and other documents and instruments as the Administrative Agent may request in connection therewith and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral.

(c) Change in Payment Instructions to Obligors. The Servicer will not make any change in its instructions to Obligors, agent banks or administrative agents on the Loan Assets regarding payments to be made with respect to the Collateral to the Collection Account, unless the Administrative Agent has consented to such change.

(d) Extension or Amendment of Loan Assets. The Servicer will not, except as otherwise permitted in Section 6.04(a), extend, amend or otherwise modify the terms of any Loan Asset (including the Related Collateral).

(e) Allocation of Charges. There will not be any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges; provided that it is understood and acknowledged that the Borrower will be disregarded as an entity separate from the Transferor for U.S. federal income tax purposes.

(f) Taxable Mortgage Pool Matters. The Servicer will manage the portfolio and advise the Borrower with respect to the purchases from any third party seller so as to not at any time cause the Borrower to be treated as a taxable mortgage pool for U.S. federal income tax purposes or cause more than 50% of the of the Loan Assets owned by the Borrower to consist of real estate mortgages as defined in Treasury Regulation Section 301.7701(i)-1 of the Code.

Section 5.05 Affirmative Covenants of the Collateral Agent.

From the Closing Date until the Collection Date:

(a) Compliance with Law. The Collateral Agent will comply in all material respects with all Applicable Law.

(b) Preservation of Existence. The Collateral Agent will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

Section 5.06 Negative Covenants of the Collateral Agent.

From the Closing Date until the Collection Date, the Collateral Agent will not make any changes to the Collateral Agent Fees without the prior written approval of the Administrative Agent.

Section 5.07 Affirmative Covenants of the Collateral Custodian.

From the Closing Date until the Collection Date:

(a) Compliance with Law. The Collateral Custodian will comply in all material respects with all Applicable Law.

(b) Preservation of Existence. The Collateral Custodian will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

(c) Location of Required Loan Documents. Subject to Article XII of this Agreement, the Required Loan Documents held by the Collateral Custodian shall remain at all times in the possession of the Collateral Custodian at its address located at Citibank, N.A. , 399 Park Avenue, Level “C” - Securities Vault, New York, NY 10022, Attention: Mr. Keith Whyte (212-559-1207), OSCF LENDING II SPV, LLC unless notice of a different address is given in accordance with the terms hereof or unless the Administrative Agent agrees to allow certain Required Loan Documents to be released to the Servicer on a temporary basis in accordance with the terms hereof, except as such Required Loan Documents may be released pursuant to the terms of this Agreement. All physical documents must be sent by trackable courier service (e.g. UPS or Federal Express).

Section 5.08 Negative Covenants of the Collateral Custodian.

From the Closing Date until the Collection Date:

(a) Required Loan Documents. The Collateral Custodian will not dispose of any documents constituting the Required Loan Documents in any manner that is inconsistent with the performance of its obligations as the Collateral Custodian pursuant to this Agreement and will not dispose of any Collateral except as contemplated by this Agreement.

(b) No Changes in Collateral Custodian Fees. The Collateral Custodian will not make any changes to the Collateral Custodian Fees without the prior written approval of the Administrative Agent.

Section 5.09 Affirmative Covenants of the Collateral Administrator.

From the Closing Date until the Collection Date:

(a) Compliance with Law. The Collateral Administrator will comply in all material respects with all Applicable Law.

(b) Preservation of Existence. The Collateral Administrator will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

Section 5.10 Negative Covenants of the Collateral Administrator.

From the Closing Date until the Collection Date, the Collateral Administrator will not make any changes to the Collateral Administration and Agency Fee Letter without the prior written approval of the Administrative Agent.

ARTICLE VI

ADMINISTRATION AND SERVICING OF CONTRACTS

Section 6.01 Appointment and Designation of the Servicer.

(a) Initial Servicer. The Borrower hereby appoints Oaktree Strategic Credit Fund, pursuant to the terms and conditions of this Agreement, as Servicer, with the authority to service, administer and exercise rights and remedies, on behalf of the Borrower, in respect of the Collateral. Until the Administrative Agent gives Oaktree Strategic Credit Fund a Servicer Removal Notice, Oaktree Strategic Credit Fund hereby accepts such appointment and agrees to perform the duties and responsibilities of the Servicer pursuant to the terms hereof. The Servicer and the Borrower hereby acknowledge that the Administrative Agent and the Secured Parties are third party beneficiaries of the obligations undertaken by the Servicer hereunder.

(b) Servicer Removal Notice. The Borrower, the Servicer, each Lender and the Administrative Agent hereby agree that, upon the occurrence of a Servicer Default, the Administrative Agent, by written notice to the Servicer (with a copy to the Collateral Agent) (a “Servicer Removal Notice”), may terminate all of the rights, obligations, power and authority of the Servicer under this Agreement. On and after the receipt by the Servicer of a Servicer Removal Notice pursuant to this Section 6.01(b), the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Servicer Removal Notice or otherwise specified by the Administrative Agent in writing or, if no such date is specified in such Servicer Removal Notice or otherwise specified by the Administrative Agent, until a date mutually agreed upon by the Servicer and the Administrative Agent and shall be entitled to receive, to the extent of funds available therefor pursuant to Section 2.04, the Servicing Fee therefor accrued until such date. After such date, the Servicer agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrative Agent believes will facilitate the transition of the performance of such activities to a successor Servicer, and the successor Servicer shall assume each and all of the Servicer’s obligations to service and administer the Collateral, on the terms and subject to the conditions herein set forth, and the Servicer shall use its best efforts to assist the successor Servicer in assuming such obligations.

(c) Appointment of Replacement Servicer. At any time following the delivery of a Servicer Removal Notice, the Administrative Agent may appoint a replacement servicer (the “Replacement Servicer”), which appointment shall take effect upon the Replacement Servicer accepting such appointment by a written assumption in a form satisfactory to the Administrative Agent in its sole discretion. Upon the appointment of a Replacement Servicer, the initial Servicer shall have no liability with respect to any action performed by the Replacement Servicer on or after the date that the Replacement Servicer becomes the successor to the Servicer.

(d) Liabilities and Obligations of Replacement Servicer. Upon its appointment, the Replacement Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Replacement Servicer; provided that the Replacement Servicer shall have (i) no liability with respect to any action performed by the terminated Servicer prior to the date that the Replacement Servicer becomes the successor to the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer, (ii) no obligation to perform any advancing obligations, if any, of the Servicer unless it elects to in its sole discretion, (iii) no obligation to pay any Taxes required to be paid by the Servicer (provided that the Replacement Servicer shall pay any income Taxes for which it is liable), (iv) no obligation to pay any of the fees and expenses of any other party to the transactions contemplated hereby, and (v) no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer, including the original Servicer. The indemnification obligations of the Replacement Servicer upon becoming a Replacement Servicer, are expressly limited to those arising on account of its failure to act in good faith and with reasonable care under the circumstances. In addition, the Replacement Servicer shall have no liability relating to the representations and warranties of the Servicer contained in Section 4.03.

(e) Authority and Power. All authority and power granted to the Servicer under this Agreement shall automatically cease and terminate upon termination of this Agreement as to the Servicer and shall pass to and be vested in the Borrower and the Borrower is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Borrower in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing of the Collateral.

(f) Subcontracts. The Servicer may, with the prior written consent of the Administrative Agent (which consent shall not be required in the case of Affiliates of the Servicer), subcontract with any other Person for servicing, administering or collecting the Collateral;

provided that (i) the Servicer shall select any such Person with reasonable care and shall be solely responsible for the fees and expenses payable to any such Person, (ii) the Servicer shall not be relieved of, and shall remain liable for, the performance of the duties and obligations of the Servicer pursuant to the terms hereof without regard to any subcontracting arrangement and (iii) any such subcontract shall be terminable upon the occurrence of a Servicer Default.

(g) Waiver. The Borrower acknowledges that, after delivery of a Servicer Removal Notice, the Administrative Agent or any of its Affiliates may act as the Collateral Agent and/or the Servicer, and the Borrower waives any and all claims against the Administrative Agent, each Lender or any of their respective Affiliates, the Collateral Agent and the Servicer (other than claims relating to such party’s gross negligence or willful misconduct) relating in any way to the custodial or collateral administration functions having been performed by the Administrative Agent or any of its Affiliates in accordance with the terms and provisions (including the standard of care) set forth in the Transaction Documents.

Section 6.02 Duties of the Servicer.

(a) Duties. The Servicer shall take or cause to be taken all such actions as may be reasonably necessary or advisable to service, administer and collect on the Collateral from time to time, all in accordance with Applicable Law and the Servicing Standard. Prior to the delivery of a Servicer Removal Notice, but subject to the terms of this Agreement (including, Section 6.04), the Servicer has the sole and exclusive authority to make any and all decisions with respect to the Collateral and take or refrain from taking any and all actions with respect to the Collateral. Without limiting the foregoing, the duties of the Servicer shall include the following:

(i) supervising the Collateral, including communicating with Obligors, executing amendments, providing consents and waivers, enforcing and collecting on the Collateral and otherwise managing the Collateral on behalf of the Borrower;

(ii) maintaining all necessary servicing records with respect to the Collateral and providing such reports to the Administrative Agent and each Lender (with a copy to the Collateral Agent and the Collateral Custodian) in respect of the servicing of the Collateral (including information relating to its performance under this Agreement) as may be required hereunder or as the Administrative Agent or any Lender may reasonably request;

(iii) maintaining and implementing administrative and operating procedures (including, an ability to recreate servicing records evidencing the Collateral in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information necessary or advisable for the collection of the Collateral;

(iv) promptly delivering to the Administrative Agent, each Lender, the Collateral Agent or the Collateral Custodian, from time to time, such information and servicing records (including information relating to its performance under this

Agreement) as the Administrative Agent, each Lender, Collateral Custodian or the Collateral Agent may from time to time request;

(v) identifying each Loan Asset in its internal servicing records to reflect the ownership of such Loan Asset by the Borrower;

(vi) maintaining the perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral;

(vii) maintaining the Loan File with respect to Loan Assets included as part of the Collateral; provided that, if the Servicer is in possession of any Required Loan Documents, the Servicer will hold such Required Loan Documents in a fireproof safe or fireproof file cabinet, except while such Required Loan Documents are in the process of being delivered to or received from the Collateral Custodian;

(viii)  directing the Collateral Agent to make payments pursuant to the terms of the Servicing Report in accordance with Section 2.04;

(ix) directing the sale or substitution of Collateral in accordance with Section 2.07;

(x) providing advice to the Borrower with respect to the purchase and sale of and payment for the Loan Assets;

(xi) instructing the Obligors and the administrative agents on the Loan Assets to make payments directly into the Collection Account established and maintained with the Collateral Agent;

(xii) delivering the Loan Files and a Loan Asset Schedule to the Collateral Custodian;

(xiii) preparing and delivering to the Borrower, the Collateral Agent and the Administrative Agent on each Measurement Date a Borrowing Base Certificate setting forth the calculation of the Borrowing Base as of such Measurement Date; and

(xiv) complying with such other duties and responsibilities as may be required of the Servicer by this Agreement.

It is acknowledged and agreed that in circumstances in which a Person other than the Borrower, the Transferor or the Servicer acts as lead agent with respect to any Loan Asset, the Servicer shall perform its servicing duties hereunder only to the extent a lender under the related loan syndication Underlying Instruments has the right to do so.

(b) Notwithstanding anything to the contrary contained herein, the exercise by the Administrative Agent, the Collateral Agent, each Lender and the Secured Parties of their rights hereunder shall not release the Servicer (unless replaced by a Replacement Servicer), the Transferor or the Borrower from any of their duties or responsibilities with respect to the Collateral. The Secured Parties, the Administrative Agent, each Lender and the Collateral Agent shall not have any obligation or liability with respect to any Collateral, nor shall any of them be obligated to perform any of the obligations of the Servicer hereunder, unless one of them becomes a Replacement Servicer hereunder.

(c) Any payment by an Obligor in respect of any indebtedness owed by it to the Transferor or the Borrower shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Administrative Agent, be applied as a collection of a payment by such Obligor (starting with the oldest such outstanding payment due, provided such obligation is not on non-accrual) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

Section 6.03 Authorization of the Servicer.

(a) Each of the Borrower, the Administrative Agent and each Lender hereby authorizes the Servicer (including any successor thereto) to take any and all steps consistent with the Servicing Standard in its name and on its behalf necessary or desirable in the determination of the Servicer and not inconsistent with the sale of the Collateral by the Transferor to the Borrower under the Purchase and Sale ~~and Contribution~~ Agreement and, thereafter, the Grant by the Borrower to the Collateral Agent on behalf of the Secured Parties hereunder, to collect all amounts due under any and all Collateral, including, endorsing any of their names on checks and other instruments representing Interest Collections and Principal Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Collateral and, after the delinquency of any Collateral and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof, to the same extent as the Transferor could have done if it had continued to own such Collateral. The Transferor, the Borrower and the Collateral Agent on behalf of the Secured Parties shall furnish the Servicer (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, and shall cooperate with the Servicer to the fullest extent in order to ensure the collectability of the Collateral. In no event shall the Servicer be entitled to make the Secured Parties, the Administrative Agent, the Collateral Agent or any Lender a party to any litigation without such party’s express prior written consent, or to make the Borrower a party to any litigation (other than any routine foreclosure or similar collection procedure) without the Administrative Agent’s consent.

(b) After the declaration of the Facility Maturity Date pursuant to clause (c) of the definition thereof, at the direction of the Administrative Agent, the Servicer shall take such action as the Administrative Agent may deem necessary or advisable to enforce collection of the Collateral; provided that the Administrative Agent may, at any time that an Event of Default has occurred and is continuing, notify any Obligor with respect to any Collateral of the assignment of such Collateral to the Collateral Agent on behalf of the Secured Parties and direct that payments of all amounts due or to become due be made directly to the Administrative Agent or any servicer, collection agent or account designated by the Administrative Agent and, upon such notification and at the expense of the Borrower, the Administrative Agent may enforce collection of any such Collateral, and adjust, settle or compromise the amount or payment thereof.

Section 6.04 Collection of Payments; Accounts.

(a)  Collection Efforts, Modification of Collateral.

(i) The Servicer will collect, or cause to be taken all such actions as may be reasonably necessary or advisable to collect, all payments called for under the terms and provisions of the Loan Assets included in the Collateral as and when the same become due, all in accordance with the Servicing Standard.

(ii) In the performance of its obligations hereunder, the Borrower (or the Servicer on its behalf) may enter into any amendment or waiver of or supplement to any Underlying Instrument (other than with respect to Maturity Amendments as described below), all in accordance with the Servicing Standard; provided that (subject to clause (iii) below with respect to Maturity Amendments) the prior written consent of the Required Lenders shall be required with respect to any amendment, waiver or supplement of any Eligible Loan Asset if an Event of Default has occurred and is continuing or would result from such amendment, waiver or supplement.

(iii) Notwithstanding the foregoing, the Borrower (or the Servicer on the Borrower’s behalf) may vote in favor of a Maturity Amendment with respect to an Eligible Loan Asset only if (x) during the Revolving Period, the Weighted Average Life Test will be satisfied; and (y) during the Amortization Period, the Required Lenders have provided prior written consent

(b) Acceleration. The Servicer shall be entitled at its discretion, in accordance with the Servicing Standard, to accelerate or vote to accelerate, as applicable, the maturity of all or any Scheduled Payments and other amounts due under any Loan Asset in the event that such Loan Asset becomes defaulted.

(c) Taxes and other Amounts. The Servicer will use efforts consistent with the Servicing Standard to collect all payments with respect to amounts due for Taxes, assessments and insurance premiums relating to each Loan Asset to the extent required to be paid to the Borrower for such application under the applicable Underlying Instruments and remit such amounts to the appropriate Governmental Authority or insurer as required by the Underlying Instruments.

(d) Payments to Collection Account. On or before the applicable Cut-Off Date, the Servicer shall have instructed all Obligors to make all payments in respect of the Collateral in (i) with respect to amounts in Dollars, directly to the USD Pass-Through Collection Account and (ii) with respect to amounts in any other Eligible Currency, to the applicable Interest Collection Subaccount or Principal Collection Subaccount; provided that the Servicer is not required to so instruct any Obligor which is solely a guarantor or other surety (or an Obligor that is not designated as the “lead borrower” or another such similar term) unless and until the Servicer calls on the related guaranty or secondary obligation.

(e) Controlled Accounts. Each of the parties hereto hereby agrees that (i) each Controlled Account is intended to be a “securities account” or “deposit account” within the meaning of the UCC and (ii) except as otherwise expressly provided herein and in the Control

Agreement, prior to the delivery of a Notice of Exclusive Control, the Borrower and the Servicer shall be entitled to exercise the rights that comprise each Financial Asset held in each Controlled Account which is a securities account and have the right to direct the disposition of funds in any Controlled Account which is a deposit account; provided that, after the delivery of a Notice of Exclusive Control, such rights shall be exclusively held by the Collateral Agent (acting at the direction of the Administrative Agent). Each of the parties hereto hereby agrees to cause the securities intermediary that holds any money or other property for the Borrower in a Controlled Account that is a securities account to agree with the parties hereto that (A) the cash and other property (subject to Section 6.04(f) below with respect to any property other than investment property, as defined in Section 9-102(a)(49) of the UCC) is to be treated as a Financial Asset and (B) regardless of any provision in any other agreement, for purposes of the UCC and, to the extent a securities account, for purposes of the Hague Convention on the law applicable to certain rights in respect of securities held with an intermediary (the “Hague Convention”), with respect to the Controlled Accounts, New York shall be deemed to be the Account Bank’s jurisdiction (within the meaning of Section 9-304 of the UCC) and the securities intermediary’s jurisdiction (within the meaning of Section 8-110 of the UCC) and New York shall govern the issues specified in Article 2(1) of the Hague Convention. Each party agrees that any Loan Assets or Required Loan Documents that are (i) in physical form or (ii) traded on an exchange or through the facilities of DTC shall be credited to the Custodial Account. All securities or other property underlying any Financial Assets credited to the Controlled Accounts in the form of securities or instruments shall be registered in the name of the Account Bank or if in the name of the Borrower or the Collateral Agent, Indorsed to the Account Bank, Indorsed in blank, or credited to another securities account maintained in the name of the Account Bank, and in no case will any Financial Asset credited to the Controlled Accounts be registered in the name of the Borrower, payable to the order of the Borrower or specially Indorsed to the Borrower, except to the extent the foregoing have been specially Indorsed to the Account Bank or Indorsed in blank. The Account Bank shall hold all assets in the Eligible Currency Accounts as banker and not as trustee or fiduciary and as a result such money will not be held as client money in accordance with applicable local law. Each USD Account shall be established as a segregated trust account.

(f) Underlying Instruments. Notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, none of the Collateral Agent, the Collateral Custodian, the Collateral Administrator nor any securities intermediary shall be under any duty or obligation in connection with the acquisition by the Borrower, or the Grant by the Borrower to the Collateral Agent, of any Loan Asset in the nature of a loan or a participation in a loan to examine or evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Borrower under the related Underlying Instruments, or otherwise to examine the Underlying Instruments, in order to determine or compel compliance with any applicable requirements of or restrictions on transfer (including any necessary consents). The Collateral Custodian shall hold any Instrument delivered to it evidencing any Loan Asset Granted to the Collateral Agent hereunder as custodial agent for the Collateral Agent in accordance with the terms of this Agreement. With respect to any items included in the Required Loan Documents that are in electronic form, such items shall be held by the Collateral Administrator on behalf of the Collateral Agent.

(g) Adjustments. If (i) the Servicer makes a deposit into the Collection Account in respect of an Interest Collection or a Principal Collection of a Loan Asset and such Interest

Collection or Principal Collection was received by the Servicer in the form of a check that is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Interest Collection or Principal Collection and deposits an amount that is less than or more than the actual amount of such Interest Collection or Principal Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

Section 6.05 Realization Upon Loan Assets. The Servicer may, in its discretion and consistent with the Servicing Standard, foreclose upon or repossess, as applicable, or otherwise comparably convert the ownership of any Related Collateral relating to a Defaulted Loan as to which no satisfactory arrangements can be made for collection of delinquent payments. The Servicer will comply with the Servicing Standard and Applicable Law in realizing upon such Related Collateral, and employ practices and procedures consistent with the Servicing Standard to enforce all obligations of Obligors foreclosing upon, repossessing and causing the sale of such Related Collateral at public or private sale in circumstances other than those described in the preceding sentence. Without limiting the generality of the foregoing, the Servicer may cause the sale of any such Related Collateral to the Servicer or its Affiliates for a purchase price equal to the then fair value thereof as determined by the Servicer in accordance with the Servicing Standard. In any case in which any such Related Collateral has suffered damage, the Servicer will not expend funds in connection with any repair or toward the foreclosure or repossession of such Related Collateral in a manner inconsistent with the Servicing Standard. The Servicer will remit, or cause to be remitted, to the Collection Account the Recoveries received in connection with the sale or disposition of Related Collateral relating to a Defaulted Loan.

Section 6.06 Servicer Compensation. As compensation for its activities hereunder and reimbursement for its expenses, the Servicer shall be entitled to be paid the Servicing Fee and reimbursed its reasonable out-of-pocket expenses as provided in Section 2.04.

Section 6.07 Payment of Certain Expenses by Servicer. The Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of its independent accountants, Taxes imposed on the Servicer, expenses incurred by the Servicer in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of the Borrower. The Servicer will be required to pay all fees and expenses owing to any bank or trust company in connection with the maintenance of the Controlled Accounts. The Servicer may be reimbursed for any reasonable out-of-pocket expenses incurred hereunder (including out-of-pocket expenses paid by the Servicer on behalf of the Borrower), subject to the availability of funds pursuant to Section 2.04.

Section 6.08 Reports to the Administrative Agent; Account Statements; Servicer Information.

(a) Borrowing Base Certificate. On each Measurement Date, the Borrower (or the Servicer on its behalf) will provide a Borrowing Base Certificate, updated as of such date, to the Administrative Agent and each Lender (with a copy to the Collateral Administrator and the Collateral Agent). Within one (1) Business Day after the Servicer obtains knowledge that the

Assigned Value of an Eligible Loan Asset is changed, the Borrower (or the Servicer on its behalf) will deliver an adjusted Borrowing Base Certificate to the Administrative Agent and each Lender.

(b) Servicing Report. On each Reporting Date, the Servicer will provide to the Borrower, each Lender, the Administrative Agent and the Collateral Agent, a monthly statement including (i) a Borrowing Base Certificate, (ii) a Loan Asset Schedule, (iii) a calculation of each Collateral Quality Test, (iv) a list of Loan Assets acquired, sold, substituted or released, (v) a statement indicating that the Servicer is in compliance with the Portfolio ICR Test and (vi) if such Reporting Date occurs in a calendar month in which a Payment Date occurs, amounts to be remitted pursuant to Section 2.04 to the applicable parties (which shall include any applicable wiring instructions of the parties receiving payment) (such monthly statement, a “Servicing Report”), with respect to the last calendar day of the previous calendar month in the case of clauses (i) through (iv), and with respect to the relevant Determination Date in the case of clauses (v) and (vi), signed by a Responsible Officer of the Servicer and the Borrower and substantially in the form of Exhibit H. Each Servicing Report relating to a Payment Date shall constitute instructions by the Servicer (or after delivery of a Notice of Exclusive Control, the Administrative Agent) to the Collateral Agent to withdraw on such Payment Date from the applicable Collection Account and pay or transfer amounts set forth in such report in the manner specified herein. The Servicer shall notify the Administrative Agent on the Reporting Date if the Servicing Report will not be delivered to the Lenders, the Administrative Agent and the Collateral Agent on such Reporting Date.

(c) Servicer’s Certificate. Together with each Servicing Report, the Servicer shall submit to the Administrative Agent, each Lender and the Collateral Agent a certificate substantially in the form of Exhibit I (a “Servicer’s Certificate”), signed by a Responsible Officer of the Servicer, which shall include a certification by such Responsible Officer that such Responsible Officer does not have any knowledge of any Event of Default, Servicer Default or Unmatured Event of Default having occurred.

(d) Financial Statements. The Servicer will submit to the Administrative Agent, each Lender and the Collateral Agent, (i) within sixty (60) days after the end of each of its first three (3) fiscal quarters of each fiscal year of the Servicer or the Transferor, as applicable, commencing March, 2024, consolidated unaudited financial statements of the Servicer and the Transferor for the most recent fiscal quarter, and (ii) within one hundred and twenty (120) days after the end of each fiscal year, commencing with the fiscal year ended December 2024, consolidated audited financial statements of the Servicer and the Transferor audited by a firm of nationally recognized independent public accountants, as of the end of such fiscal year; provided that the financial statements required to be delivered pursuant to this clause (d) which are made available via EDGAR, or any successor system of the U.S. Securities Exchange Commission, in the Servicer’s quarterly report on Form 10-Q, shall be deemed delivered on the date such documents are made so available.

(e) Obligor Financial Statements; Valuation Reports; Other Reports. The Servicer will deliver to the Administrative Agent, the Lenders and the Collateral Agent, with respect to each Obligor, (i) all documents and information required to be delivered by the Obligor under the Underlying Instruments with respect to each Loan Asset, and the complete financial reporting package with respect to such Obligor and with respect to each Loan Asset for such

Obligor (including any financial statements, management discussion and analysis, executed covenant compliance certificates and related covenant calculations with respect to such Obligor and with respect to each Loan Asset for such Obligor) provided to the Borrower and/or the Servicer quarterly by such Obligor, which delivery shall be made promptly but in no event later than ten (10) Business Days after receipt, (ii) the annual budget (along with subsequent changes thereto) with respect to such Obligor and provided to the Borrower and/or the Servicer by such Obligor, which delivery shall be made within ten (10) Business Days after receipt by the Borrower and/or the Servicer as specified in the related Underlying Instruments and (iii) (x) upon request of the Administrative Agent on not more than a quarterly basis, the status of each Loan Asset, including an assessment of the related Obligor and information known to the Servicer that may be material to their future financial performance and (y) promptly upon receipt by the Borrower or the Servicer, any valuation reports conducted by third parties for such fiscal quarter in connection with any Loan Asset.

(f) Amendments to Loan Assets. The Servicer will deliver to the Administrative Agent, the Lenders, the Collateral Administrator and the Collateral Custodian a copy of any material amendment, restatement, supplement, waiver or other modification to the Underlying Instruments of any Loan Asset (along with any internal documents prepared by the Servicer and provided to its investment committee in connection with such amendment, restatement, supplement, waiver or other modification) within five (5) Business Days of the effectiveness of such amendment, restatement, supplement, waiver or other modification.

(g) Electronic Format. Notwithstanding anything to the contrary contained herein, information required to be delivered or submitted to any Secured Party pursuant to Section 5.03(h) and this Article VI shall be delivered to such Secured Party in an electronic format acceptable to the Administrative Agent.

(h) Obligor Reports. The Servicer shall furnish to the Administrative Agent:

(i) within ten (10) Business Days of the completion of the Servicer’s portfolio review of such Obligor (which, for any individual Obligor, shall occur no less frequently than quarterly) (A) any financial reporting packages with respect to such Obligor and with respect to each Loan Asset for each Obligor (including any attached or included information, statements and calculations) received by the Borrower and/or the Servicer as of the date of the Servicer’s most recent portfolio review and (B) the internal monitoring report prepared by the Servicer with respect to each Obligor. The Servicer shall not be obligated hereunder to deliver such Obligor reports to the Administrative Agent more than once per calendar month. Upon request by the Administrative Agent, the Servicer will provide such other information as the Administrative Agent may reasonably request with respect to any Loan Asset or Obligor (to the extent reasonably available to the Servicer); and

(ii) within ten (10) Business Days of each one (1)-year anniversary of the Cut-Off Date of such Loan Asset, updated Obligor Information for such Obligor.

Section 6.09 Annual Statement as to Compliance. The Servicer will provide to the Administrative Agent, each Lender and the Collateral Agent within one hundred twenty (120) days following the end of each fiscal year of the Servicer, commencing with the fiscal year ending on December 31, 2024, a fiscal report signed by a Responsible Officer of the Servicer certifying that (a) a review of the activities of the Servicer, and the Servicer’s performance pursuant to this Agreement, for the fiscal period ending on the last day of such fiscal year has been made under such Person’s supervision and (b) the Servicer has performed or has caused to be performed in all material respects all of its obligations (or if such obligation is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such obligation shall be performed in all respects) under this Agreement throughout such year, except as otherwise noted in such report, and no Servicer Default has occurred and is continuing.

Section 6.10 Annual Independent Public Accountant’s Servicing Reports. The Servicer will cause a nationally recognized auditing firm (who may also render other services to the Servicer) to furnish to the Administrative Agent, each Lender and the Collateral Agent within one hundred twenty (120) days following the end of each fiscal year of the Servicer, commencing with the fiscal year ending on December 31, 2024, a report covering such fiscal year to the effect that such auditors have applied certain agreed-upon procedures (a copy of which procedures are attached hereto as Schedule III, it being understood that the Servicer and the Administrative Agent will provide an updated Schedule III reflecting any further amendments to such Schedule III prior to the issuance of the first such agreed-upon procedures report, a copy of which shall replace the then existing Schedule III) to certain documents and records relating to the Collateral under any Transaction Document, compared the information contained in the Servicing Reports and the Servicer’s Certificates delivered during the period covered by such report with such documents and records and that no matters came to the attention of such auditors that caused them to believe that such servicing was not conducted in compliance with this Article VI, except for such exceptions as such auditors shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

Section 6.11 Procedural Review of Loan Assets; Access to Servicer and Servicer’s Records.

(a) Each of the Borrower and the Servicer shall permit both (i) the Administrative Agent (who may be accompanied by any Lender (at its sole discretion)) and (ii) the representatives of the Administrative Agent, each at any time and from time to time as the Administrative Agent shall reasonably request (A) to inspect and make copies of and abstracts from its records relating to the Loan Assets and (B) to visit its properties in connection with the collection, processing or servicing of the Loan Assets for the purpose of examining such records, and to discuss matters relating to the Loan Assets or such Person’s performance under this Agreement and the other Transaction Documents with any officer or employee or auditor (if any) of such Person having knowledge of such matters; provided that the Borrower or the Servicer, as applicable, shall be provided a reasonable opportunity to be present at such auditor meeting. Each of the Borrower and the Servicer agrees to render to the Administrative Agent such clerical and other assistance as may be reasonably requested with regard to the foregoing; provided, that such assistance shall not interfere in any material respect with the Servicer’s business and operations. So long as no Unmatured Event of Default, Event of Default or Servicer Default has occurred and is continuing, such visits and inspections shall occur only (x) one (1) time in each calendar year. (y) upon five (5) Business Days’ prior written notice and (y) during normal business hours. During the existence of an Unmatured Event of Default, an Event of Default or a Servicer Default, there shall be no limit on the timing of such inspections and no prior notice will be required before any inspection.

(b) The Borrower and the Servicer, as applicable, shall provide to the Administrative Agent access to the Loan Assets and all other documents regarding the Loan Assets included as part of the Collateral in its possession, in such cases where the Administrative Agent is required in connection with the enforcement of the rights or interests of the Lenders, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) one (1) time in each calendar year, (ii) upon five (5) Business Days’ prior written notice (so long as no Unmatured Event of Default, Event of Default or Servicer Default has occurred and is continuing) and (iii) during normal business hours. During the existence of an Unmatured Event of Default, an Event of Default or a Servicer Default, there shall be no limit on the timing of such inspections and no prior notice will be required before any inspection. From and after the Closing Date and periodically thereafter at the reasonable discretion of the Administrative Agent, the Administrative Agent may review the Borrower’s and the Servicer’s collection and administration of the Loan Assets in order to assess compliance by the Servicer with the Servicer’s written policies and procedures, as well as this Agreement and may conduct an audit of the Loan Assets and Records in conjunction with such review.

(c) The Servicer shall bear the costs and expenses of all audits and inspections permitted by this Section 6.11, (at an annual cost not to exceed $100,000 unless an Event of Default, Unmatured Event of Default or Servicer Default has occurred and is continuing). Neither the Servicer nor the Borrower shall, unless an Event of Default, Unmatured Event of Default or Servicer Default, be required to pay a combined total amount of more than $100,000 in any twelve-month period.

Section 6.12 The Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon the Servicer’s determination that (a) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (b) there is no reasonable action that the Servicer could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (a) above by an Opinion of Counsel to such effect delivered to the Administrative Agent and each Lender. No such resignation shall become effective until a Replacement Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 6.02.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01 Events of Default. If any of the following events (each, an “Event of Default”) shall occur:

(a) a default in the payment when due of (i) any principal of any Advance or (ii) any other amount payable by the Borrower, the Servicer or the Transferor, including any Yield, any Unused Fee or any other fee and in the case of clause (ii) such failure to pay is not cured within two (2) Business Days (or, if such failure to pay is due to administrative error, three (3) Business Days) after the same becomes due; or

(b) any failure to pay, on the Facility Maturity Date, the outstanding principal of all Advances Outstanding, and all Yield and all Fees accrued and unpaid thereon together with all other Obligations, including, but not limited to, any Prepayment Premium; or

(c) the failure on any Payment Date to disburse amounts in the Collection Account in accordance with Section 2.04 and such failure to pay is not cured within two (2) Business Days after the same becomes due, unless such failure to pay is due to administrative error or omission by the Collateral Agent, in which case such failure to pay is not cured within three (3) Business Days after the Collateral Agent receives written notice thereof or has knowledge of such administrative error or omission; or

(d) (i) any of the Borrower, the Transferor or the Servicer shall, (x) with respect to the Borrower, fail to pay any principal of, or premium or interest on, any Indebtedness (other than the Obligations) and (y) with respect to the Transferor or the Servicer, fail to pay any principal of, or premium or interest on, any Indebtedness (other than the Obligations) in an aggregate principal amount in excess of $5,000,000 in the case of the Transferor or $5,000,000 in the case of the Servicer when the same becomes due and payable; (ii) (x) with respect to the Borrower, any other default by the Borrower under any agreement, contract, document or instrument relating to any such Indebtedness or any other event shall occur and shall continue after the applicable grace period, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness, and (y) with respect to the Transferor or the Servicer, any other default by under any agreement, contract, document or instrument relating to any such Indebtedness with an aggregate principal amount in excess of $5,000,000 in the case of the Transferor or $5,000,000 in the case of the Servicer or any other event shall occur and shall continue after the applicable grace period, if the effect of such default or event is to accelerate the maturity of such Indebtedness; or (iii) any such Indebtedness (which in the case of the Transferor shall be in excess of $5,000,000 and in the case of the Servicer shall be in excess of $5,000,000) is in fact declared to be due and payable or required to be prepaid, redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof; or

(e) except as otherwise provided in this definition of “Event of Default,” a default in any material respects (or, if qualified by the words “material”, “materially” or “Material Adverse Effect”, in all respects) on the part of (i) the Borrower to observe the covenants set forth in Section 5.01(b), Section 5.01(j), Section 5.01(v), Section 5.02(a), Section 5.02(b), Section 5.02(c), Section 5.02(d), Section 5.02(e), Section 5.02(g) or Section 5.02(q) (if the Borrower or the Servicer has made a payment of any Taxes, fees, assessments or other governmental charges on behalf of the other pursuant to an agreement or understanding prohibited by Section 5.02(q)), as to which no additional grace periods shall apply; or (ii) the Borrower or the Transferor in the performance, or breach, of any other covenant or other agreement in the Transaction Documents (it being understood, without limiting the generality of the foregoing, that the failure to satisfy any Collateral Quality Test or the Portfolio ICR Test is not, in and of itself, an Event of Default and the existence of a Borrowing Base Deficiency is not, in and of itself, an Event of Default except to the extent provided in clause (k) immediately below) and the same continues unremedied for a period of 30 days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower or the Transferor and (ii) the date on which the Borrower or the Transferor acquires knowledge thereof; or

(f) the occurrence of a Bankruptcy Event relating to the Borrower or the Transferor; or

(g) the occurrence of a Servicer Default; or

(h) (i) the rendering of one or more judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate of (x) $500,000 against the Borrower, (y) $5,000,000 against the Transferor or (z) $5,000,000 against the Servicer, as applicable, and the Borrower, the Transferor or the Servicer, as applicable, shall not within 60 days have either (A) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms or (B) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal; (ii) any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or the Transferor to enforce any such judgment; or (iii) (x) the Borrower shall have made payments of amounts in excess of $500,000, (y) the Transferor shall have made payments of amounts in excess of $5,000,000 or (z) the Servicer shall have made payments of amounts in excess of $5,000,000, in each case, in the settlement of any litigation, claim or dispute (excluding payments actually made from insurance proceeds); or

(i) the failure of the Borrower to qualify as a bankruptcy remote entity based upon customary criteria or the failure to satisfy Section 5.01(d) or Section 5.03(n) such that reputable counsel could no longer render a substantive non-consolidation opinion with respect thereto; or

(j) (1) any Transaction Document, or any lien or security interest granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower, the Transferor, or the Servicer,

(2) the Borrower, the Transferor or the Servicer or any other party shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document or any lien or security interest thereunder, or

(3) any security interest in any Collateral securing any Obligation shall, in whole or in part, cease to be a first priority perfected security interest except as otherwise expressly permitted to be released in accordance with the applicable Transaction Document; or

(k) a Borrowing Base Deficiency exists and has not been remedied in accordance with Section 2.06 within the time period set forth therein; provided that, during the period of time that such event remains unremedied, any payments required to be made by the Servicer on a Payment Date shall be made under Section 2.04(e); or

(l) the Borrower shall become required to register as an “investment company” in accordance with the 1940 Act or the arrangements contemplated by the Transaction Documents shall become required to register as an “investment company” in accordance with the 1940 Act; or

(m) the Internal Revenue Service shall file notice of a Lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower or the Transferor, or the PBGC shall file notice of a Lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower or the Transferor; or

(n) (i) the occurrence of an ERISA Event that would reasonably be expected to result in a Material Adverse Effect, either alone or in connection with other ERISA Events, (ii) the occurrence of a Servicer ERISA Event that would reasonably be expected to result in a Material Adverse Effect, either alone or in connection with other Servicer ERISA Events or (iii) the Borrower becomes a Benefit Plan Investor; or

(o) any Change of Control shall occur; or

(p) any representation, warranty or certification made by the Borrower, the Transferor or the Servicer in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect in any material respect (or if such representation, warranty or certification is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation, warranty or certification shall have been incorrect in any respect) when made and, in each case, the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower or the Transferor and (ii) the date on which the Borrower or the Transferor acquires knowledge thereof; or

(q) the Borrower ceases to have a valid ownership interest (or a perfected, first priority precautionary back-up security interest granted by the Transferor (which the Borrower shall have collaterally assigned to the Collateral Agent)) in all of the Collateral; or

(r) [reserved]; or

(s) (i) failure of the Borrower to maintain at least one Independent Manager, (ii) the removal of any Independent Manager of the Borrower without “cause” (as such term is defined in the organizational document of the Borrower) or without giving prior written notice to the Administrative Agent or (iii) an Independent Manager of the Borrower which is not provided by a Pre-Approved Independent Manager Provider is appointed without the consent of the Administrative Agent; or

(t) the failure to satisfy the Financial Covenant Test; or

(u) the Borrower, the Transferor or the Servicer makes or attempts to make any assignment of its rights or obligations under this Agreement or any other Transaction Document (in the case of the Servicer, other than an assignment to a Qualified Oaktree Affiliate) without first obtaining the specific written consent of each of the Lenders and the Administrative Agent, which consent may be withheld by any Lender or the Administrative Agent in its sole and absolute discretion;

then the Administrative Agent or the Required Lenders, may, by notice to the Borrower, declare the “Facility Maturity Date” to have occurred; provided that, in the case of any event described in Section 7.01(f) above, the “Facility Maturity Date” shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, (i) the Revolving Period shall end and the Borrower shall cease purchasing Loan Assets from the Transferor under the Purchase and Sale ~~and Contribution~~ Agreement or from any other third party and shall cease originating Loan Assets, (ii) the Administrative Agent or the Required Lenders may declare the Advances to be immediately due and payable in full (without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower) and any other Obligations to be immediately due and payable and (iii) all proceeds and distributions in respect of the Collateral shall be distributed by the Collateral Agent (at the direction of the Administrative Agent) as described in Section 2.04(c) (provided that the Borrower shall in any event remain liable to pay such Advances Outstanding and all such amounts and Obligations immediately in accordance with Section 2.04(e)). In addition, upon any such declaration or upon any such automatic occurrence, the Collateral Agent, on behalf of the Secured Parties and at the direction of the Administrative Agent, shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other Applicable Law, which rights shall be cumulative. Without limiting any obligation of the Servicer hereunder, the Borrower confirms and agrees that the Collateral Agent, on behalf of the Secured Parties and at the direction of the Administrative Agent (or any designee thereof, including, the Servicer), following an Event of Default, shall, at its option, have the sole right to enforce the Borrower’s rights and remedies under each Assigned Document, but without any obligation on the part of the Administrative Agent, the Lenders or any of their respective Affiliates to perform any of the obligations of the Borrower under any such Assigned Document. If any Event of Default shall have occurred, the Applicable Margin shall be increased pursuant to the definition thereof, effective as of the date of the occurrence of such Event of Default (in each case except to the extent waived in accordance with the definition thereof), and shall apply on each day after the occurrence and during the continuance of such Event of Default unless such increased Applicable Margin is waived.

Section 7.02  Additional Remedies of the Administrative Agent.

(a) If, upon the declaration or automatic occurrence of the Facility Maturity Date (including, the date on which the Facility Maturity Date is declared (or is deemed to have occurred automatically) pursuant to Section 7.01), the aggregate outstanding principal amount of the Advances Outstanding, all accrued and unpaid Fees and Yield and any other Obligations are not immediately paid in full, then the Collateral Agent (acting as directed by the Administrative Agent) or the Administrative Agent, in addition to all other rights specified hereunder, shall have the right, in its own name and as agent for the Lenders, to immediately sell (at the Borrower’s expense) in a commercially reasonable manner, in a recognized market (if one exists) at such price or prices as the Administrative Agent may reasonably deem satisfactory, any or all of the Collateral and apply the proceeds thereof to the Obligations.

(b) The parties recognize that it may not be possible to sell all of the Collateral on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for the assets constituting the Collateral may not be liquid. Accordingly, the Administrative Agent may elect, in its sole discretion, the time and manner of liquidating any of the Collateral, and nothing contained herein shall obligate the Administrative Agent to liquidate any of the Collateral on the date the Administrative Agent or the Required Lenders declares the Advances Outstanding hereunder to be immediately due and payable pursuant to Section 7.01 or to liquidate all of the Collateral in the same manner or on the same Business Day.

(c) If the Collateral Agent (acting as directed by the Administrative Agent) or the Administrative Agent proposes to sell the Collateral or any part thereof in one or more parcels at a public or private sale, at the request of the Collateral Agent or the Administrative Agent, as applicable, the Borrower and the Servicer shall make available to (i) the Administrative Agent, on a timely basis, all information (including any information that the Borrower and the Servicer is required by law or contract to keep confidential, to the extent such information can be provided without violation of such laws or contracts, including through entering into any confidentiality agreements in forms reasonably acceptable to the Administrative Agent or the Collateral Agent, as applicable, to the extent required to prevent violation of such laws or contracts, it being understood that the Borrower and the Servicer shall use commercially reasonable efforts to facilitate the permitted disclosure of such information to the Administrative Agent and/or the Collateral Agent) relating to the Collateral subject to sale, including, without limitation, copies of any disclosure documents, contracts, financial statements of the applicable Obligors, covenant certificates and any other materials requested by the Administrative Agent, and (ii) each prospective bidder, on a timely basis, all reasonable information relating to the Collateral subject to sale, including, copies of any disclosure documents, contracts, financial statements of the applicable Obligors, covenant compliance certificates and any other materials requested by each such bidder.

(d) Each of the Borrower and the Servicer agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each of the Borrower and the Servicer, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Collateral marshaled upon any such sale, and agrees that the Collateral Agent, or the Administrative Agent on its behalf, or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Collateral as an entirety or in such parcels as the Collateral Agent (acting at the direction of the Administrative Agent) or such court may determine. Pursuant to the UCC, each of the Borrower and the Collateral Agent hereby specifically agrees (x) that it shall not raise any objection to a Secured Party’s purchase of the Collateral (through bidding on the obligations or otherwise) and (y) that a foreclosure sale conducted in conformity with the principles set forth in various no action letters promulgated by the SEC staff (1) shall be considered to be a “public” sale for purposes of the UCC and (2) shall be considered to be commercially reasonable notwithstanding that a Secured Party purchases the Collateral at such a sale.

(e) Any amounts received from any sale or liquidation of the Collateral pursuant to this Section 7.02 in excess of the Obligations will be applied by the Collateral Agent (as directed by the Administrative Agent) in accordance with the provisions of Section 2.04(c), or as a court of competent jurisdiction may otherwise direct.

(f) The Administrative Agent and the Lenders shall have, in addition to all the rights and remedies provided herein and provided by applicable federal, state, foreign, and local laws (including, the rights and remedies of a secured party under the UCC of any applicable state, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), all rights and remedies available to the Lenders at law, in equity or under any other agreement between any Lender and the Borrower. Without limiting the foregoing, the Administrative Agent and the Lenders and each of their respective Affiliates is hereby authorized after the occurrence and during the continuance of an Event of Default, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by the Administrative Agent, any such Lender or any such Affiliate, to or for the credit or the account of the Borrower or the Transferor, as applicable, against any and all of the obligations of the Borrower or the Transferor, as applicable, now or hereafter existing under this Agreement or any other Transaction Document to the Administrative Agent, any such Lender or their respective Affiliates, irrespective of whether or not the Administrative Agent, any such Lender or Affiliate shall have made any demand under this Agreement or any other Transaction Document and although such obligations of the Borrower or the Transferor, as applicable, may be contingent or unmatured or are owed to a branch, office or Affiliate of the Administrative Agent or any such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of the Administrative Agent and the Lenders and their respective Affiliates under this section are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, any such Lender or their respective Affiliates may have. The Administrative Agent and the Lenders agree to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

(g) Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

(h) Each of the Borrower and the Servicer hereby irrevocably appoints, during the continuance of an Event of Default and at all times following the Facility Maturity Date, each of the Collateral Agent and the Administrative Agent its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the rights and remedies provided for in this Agreement, including without limitation the following powers: (i) to give any necessary receipts or acquittance for amounts collected or received hereunder, (ii) to make all necessary transfers of the Collateral in connection with any such sale or other disposition made pursuant hereto, (iii) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower and the Servicer hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, and (iv) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document. Nevertheless, if so requested by the Collateral Agent or the Administrative Agent, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Agent or the Administrative Agent all proper bills of sale, assignments, releases and other instruments as may be designated in any such request.

(i) The Administrative Agent is hereby authorized and empowered, during the existence of an Event of Default and at all times following the Facility Maturity Date, on behalf of the Borrower or the Transferor, to endorse the name of the Borrower or the Transferor, as applicable, upon any check, draft, instrument, receipt, instruction, or other document or agreement or item, coming into the Administrative Agent’s possession, and to receive and apply the proceeds therefrom in accordance with the terms hereof. The Administrative Agent is hereby granted an irrevocable power of attorney, which is coupled with an interest, to execute all checks, drafts, receipts, instruments, instructions, or other documents, agreements, or items on behalf of the Borrower or the Transferor, as applicable, either before or after demand of payment on the Obligations but only during the existence of an Event of Default, as shall be deemed by the Administrative Agent to be necessary or advisable, in the sole discretion of the Administrative Agent, to preserve the security interests and Liens in the Collateral or to secure the repayment of the Obligations, and the Administrative Agent shall not incur any liability, in the absence of gross negligence or willful misconduct, in connection with or arising from its exercise of such power of attorney. The application by the Administrative Agent of such funds shall, unless the Administrative Agent shall agree otherwise in writing, be the same as set forth in Section 2.04 hereof.

Section 7.03 Option to Purchase Collateral. In connection with any sale or liquidation in whole or in part of the Collateral pursuant to Section 7.02, including without limitation, (a) upon the termination of the Commitments following the occurrence and during the continuation of an Event of Default or (b) at the Facility Maturity Date, the Transferor (or its designated Affiliate or managed fund) shall, subject to the additional requirements set forth in this Section 7.03, have the right to purchase all (but not less than all) of the Loan Assets included in the Collateral at a purchase price at least equal to the sum of the then outstanding Obligations, as determined by the Administrative Agent (the “Exercise Notice Purchase Price”); provided that if either the Transferor or the Servicer is (1) the defaulting party with respect to any such Event of Default or (2) in breach of any material provision of this Agreement or any Transaction Document, any accrued and unpaid Prepayment Premium shall be included in the Exercise Notice Purchase Price. The Transferor may exercise such right by providing written notice (the “Exercise Notice”) to the Borrower and the Administrative Agent (with a copy to the Collateral Agent) of its election to exercise such right which shall include the Exercise Notice Purchase Price and shall be delivered not later than 5:00 p.m. on the Facility Maturity Date or within two (2) Business Days of the date on which the Transferor receives written notice from the Administrative Agent of the occurrence of such Event of Default and termination of the Commitments, as applicable. Once an Exercise Notice is given by the Transferor (subject to the immediately succeeding sentence), the Transferor (or such Affiliate or managed fund designated in the Exercise Notice) shall be obligated, irrevocably and unconditionally, to purchase the Collateral, at the Exercise Notice Purchase Price referenced in such Exercise Notice, for settlement within the normal settlement period for such Collateral. Neither the Administrative Agent nor the Collateral Agent shall assert any right or remedy in respect of the Collateral or cause the liquidation or disposition of the Loan Assets to occur during the time that the Transferor is entitled to provide an Exercise Notice. The Exercise Notice Purchase Price must be received by the Administrative Agent, or its designee, in immediately available funds no later than ten (10) Business Days following delivery of the Exercise Notice hereunder, or, if earlier, the date of settlement for such Collateral. In the event that the Exercise Notice is not timely provided and/or the Exercise Notice Purchase Price is not timely received, each pursuant to the conditions set forth in this Section 7.03, the Administrative Agent may forthwith liquidate the Loan Assets.

ARTICLE VIII

INDEMNIFICATION

Section 8.01 Indemnities by the Borrower.

(a) Except for Taxes (other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim) and without limiting any other rights which the Affected Parties, the Secured Parties, the Administrative Agent, the Lenders, the Collateral Agent, the Account Bank, the Collateral Custodian, the Collateral Administrator or any of their respective Affiliates may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify the Affected Parties, the Secured Parties, the Administrative Agent, the Lenders, the Collateral Agent, the Account Bank, the Collateral Custodian and each of their respective Affiliates, assigns, officers, directors, employees and agents (each, an “Indemnified Party” for purposes of this Article VIII) against, and to hold each Indemnified Party harmless from, any and all damages, losses, claims, liabilities and related costs and expenses, including attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”), awarded against or actually incurred by such Indemnified Party arising out of, in any way connected with, or as a result of this Agreement, any of the other Transaction Documents or in respect of any of the Collateral or any claim, litigation, investigation or proceeding relating to any of the foregoing, including the enforcement of this Agreement or any Transaction Document against the Borrower, regardless of whether any such Indemnified Party is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower or any of its Affiliates or shareholders); provided that Indemnified Amounts shall not be available to an Indemnified Party to the extent that such damages, losses, claims, liabilities and related costs and expenses (i) are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted solely from the gross negligence, bad faith or willful misconduct on the part of such Indemnified Party or (ii) result from the uncollectibility of any Loan Asset due to the Obligor’s financial inability to pay.

(b) Any amounts subject to the indemnification provisions of this Section 8.01 shall be paid by the Borrower to the Administrative Agent on behalf of the applicable Indemnified Party within two (2) Business Days (or, if an Equity Cure Notice was delivered with respect to such amount, ten (10) Business Days) following the Administrative Agent’s written demand therefor on behalf of the applicable Indemnified Party (and the Administrative Agent shall pay such amounts to the applicable Indemnified Party promptly after the receipt by the Administrative Agent of such amounts). The Administrative Agent, on behalf of any Indemnified Party making a request for indemnification under this Section 8.01, shall submit to the Borrower a certificate setting forth the basis for and the computations of the Indemnified Amounts with respect to which such indemnification is requested, which certificate shall be conclusive absent demonstrable error.

(c) If for any reason the indemnification provided above in this Section 8.01 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless in respect of any losses, claims, damages or liabilities, then the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

(d) If the Borrower has made any payments in respect of Indemnified Amounts to the Administrative Agent on behalf of an Indemnified Party pursuant to this Section 8.01 and such Indemnified Party thereafter collects any of such amounts from others, such Indemnified Party will promptly repay such amounts collected to the Borrower, without interest.

(e) The obligations of the Borrower under this Section 8.01 shall survive the resignation or removal of the Administrative Agent, the Lenders, the Servicer, the Collateral Agent, the Collateral Administrator, the Account Bank or the Collateral Custodian, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document, any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender, the Servicer, the Account Bank, the Collateral Administrator, or the Collateral Custodian and the termination of this Agreement.

Section 8.02 Indemnities by Servicer.

(a) Without limiting any other rights which any Indemnified Party may have hereunder or under Applicable Law, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts, awarded against or incurred by any Indemnified Party as a consequence of (x) any acts or omissions by the Servicer in breach of its duties hereunder or under any other Transaction Document or (y) any breach by the Servicer of any representation, warranty or covenant of the Servicer hereunder or under any other Transaction Document; provided that Indemnified Amounts shall not be available to an Indemnified Party to the extent that such Indemnified Amounts (i) are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct on the part of such Indemnified Party or (ii) resulting from the performance of the Loan Assets (including without limitation any change in the market value of such Loan Asset). This Section 8.02 shall not apply with respect to Taxes other than any Taxes that represent losses, claims and damages arising from any non-Tax claim.

(b) Any Indemnified Amounts shall be paid by the Servicer to the Administrative Agent, for the benefit of the applicable Indemnified Party, within five (5) Business Days following receipt by the Servicer of the Administrative Agent’s written demand therefor (and the Administrative Agent shall pay such amounts to the applicable Indemnified Party promptly after the receipt by the Administrative Agent of such amounts).

(c) If the Servicer has made any indemnity payments to the Administrative Agent, on behalf of an Indemnified Party pursuant to this Section 8.02 and such Indemnified Party thereafter collects any of such amounts from others, such Indemnified Party will promptly repay such amounts collected to the Servicer, without interest.

(d) The obligations of the Servicer under this Section 8.02 shall survive the resignation or removal of the Administrative Agent, the Lenders, the Collateral Agent, the Collateral Administrator, the Account Bank or the Collateral Custodian, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document, any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender, the Borrower, the Account Bank or the Collateral Custodian and the termination of this Agreement.

(e) Any indemnification pursuant to this Section 8.02 shall not be payable from the Collateral.

(f) The Servicer shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible or uncollected Loan Assets.

Section 8.03 Waiver of Certain Claims. To the extent permitted by Applicable Law, none of the Borrower or the Servicer shall assert, and each hereby waives, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any of the Transaction Documents.

Section 8.04 Legal Proceedings. In the event an Indemnified Party becomes involved in any action, claim, or legal, governmental or administrative proceeding (an “Action”) for which it seeks indemnification hereunder, the Indemnified Party shall promptly notify the other party or parties against whom it seeks indemnification (the “Indemnifying Party”) in writing of the nature and particulars of the Action; provided that its failure to do so shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure has a material adverse effect on the Indemnifying Party. Upon written notice to the Indemnified Party acknowledging in writing that the indemnification provided hereunder applies to the Indemnified Party in connection with the Action (subject to the exclusion in the first sentence of Section 8.01, the first sentence of Section 8.02, as applicable), the Indemnifying Party may assume the defense of the Action at its expense with counsel reasonably acceptable to the Indemnified Party. The Indemnified Party shall have the right to retain separate counsel in connection with the Action, and the Indemnifying Party shall not be liable for the legal fees and expenses of the Indemnified Party after the Indemnifying Party has done so; provided that if the Indemnified Party determines in good faith that there may be a conflict between the positions of the Indemnified Party and the Indemnifying Party in connection with the Action, or that the Indemnifying Party is not conducting the defense of the Action in a manner reasonably protective of the interests of the Indemnified Party, the reasonable and documented external legal fees and expenses of the Indemnified Party shall be paid by the

Indemnifying Party; provided, further, that the Indemnifying Party shall not, in connection with any one Action or separate but substantially similar or related Actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees or expenses of more than one separate firm of attorneys (and any required local counsel) for such Indemnified Party, which firm (and local counsel, if any) shall be designated in writing to the Indemnifying Party by the Indemnified Party. If the Indemnifying Party elects to assume the defense of the Action, it shall have full control over the conduct of such defense; provided that the Indemnifying Party and its counsel shall, as requested by the Indemnified Party or its counsel, consult with and keep them informed with respect to the conduct of such defense. The Indemnifying Party shall not settle an Action without the prior written approval of the Indemnified Party unless such settlement provides for the full and unconditional release of the Indemnified Party from all liability in connection with the Action. The Indemnified Party shall reasonably cooperate with the Indemnifying Party in connection with the defense of the Action.

Section 8.05 After-Tax Basis. Indemnification under Sections 8.01 and Section 8.02 shall be in an amount necessary to make the Indemnified Party whole after taking into account any Tax consequences to the Indemnified Party of the receipt of the indemnity provided hereunder, including the effect of such Tax or refund on the amount of Tax measured by net income or profits that is or was payable by the Indemnified Party.

ARTICLE IX

THE ADMINISTRATIVE AGENT

Section 9.01 The Administrative Agent.

(a) Appointment. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent as its agent hereunder and hereby further authorizes the Administrative Agent to appoint additional agents to act on its behalf and for the benefit of each Lender. Each Lender further authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects with reasonable care.

(c) Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement or any of the other Transaction Documents, except, subject to Section 9.01(b), for its or their own gross negligence or willful misconduct (each as determined in a final, non-appealable judgment by a court of competent jurisdiction). Each Secured Party hereby waives any and all claims against the Administrative Agent or any of its Affiliates for any action taken or omitted to be taken by the Administrative Agent or any of its Affiliates under or in connection with this Agreement or any of the other Transaction Documents, except, subject to Section 9.01(b), for its or their own gross negligence or willful misconduct (each as determined in a final, non-appealable judgment by a court of competent jurisdiction). Without limiting the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Borrower or the Transferor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation and shall not be responsible for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of the Borrower, the Transferor, or the Servicer or to inspect the property (including the books and records) of the Borrower, the Transferor, or the Servicer; (iv) shall not be responsible for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; (v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by email) believed by it to be genuine and signed or sent by the proper party or parties; (vi) shall not be responsible for or have any duty to ascertain or inquire into the contents of any certificate, report or other document delivered thereunder or in connection therewith; and (vii) shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent may deem and treat the payee of any portion of any Advance and the I/O Notional Loan as the owner thereof for all purposes unless such Advance or the I/O Notional Loan, as applicable, shall have been transferred in accordance with this Agreement and all actions required by such section in connection with such transfer shall have been taken.

(d) Actions by Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction

Document in accordance with a request or consent of the Required Lenders; provided that, notwithstanding anything to the contrary herein, the Administrative Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Administrative Agent, shall be in violation of any Applicable Law or contrary to any provision of this Agreement or shall expose the Administrative Agent to liability hereunder or otherwise. In the event the Administrative Agent requests the consent of a Lender pursuant to the foregoing provisions and the Administrative Agent does not receive a consent (either positive or negative) from such Person within ten (10) Business Days of such Person’s receipt of such request, then such Lender shall be deemed to have consented to the relevant action.

(e) Notice of Event of Default, Unmatured Event of Default or Servicer Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default, Unmatured Event of Default or Servicer Default, unless the Administrative Agent has received written notice from a Lender, the Borrower or the Servicer referring to this Agreement, describing such Event of Default, Unmatured Event of Default or Servicer Default and stating that such notice is a “Notice of Event of Default,” “Notice of Unmatured Event of Default” or “Notice of Servicer Default,” as applicable. The Administrative Agent shall (subject to Section 9.01(c)) take such action with respect to such Event of Default, Unmatured Event of Default or Servicer Default as may be requested by the Required Lenders acting jointly or as the Administrative Agent shall deem advisable or in the best interest of the Lenders.

(f) Credit Decision with Respect to the Administrative Agent. Each Lender and each Secured Party acknowledges that none of the Administrative Agent or any of its Affiliates has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower, the Servicer, the Transferor or any of their respective Affiliates or review or approval of any of the Collateral, shall be deemed to constitute any representation or warranty by any of the Administrative Agent or its Affiliates to any Lender as to any matter, including whether the Administrative Agent has disclosed material information in its possession. Each Lender and each Secured Party acknowledges that it has, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party. Each Lender and each Secured Party also acknowledges that it will, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party. Each Lender and each Secured Party hereby agrees that the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower, the Servicer, the Transferor or their respective Affiliates which may come into the possession of the Administrative Agent or any of its Affiliates.

(g) Indemnification of the Administrative Agent. Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower or the Servicer), ratably in accordance with the Pro Rata Share of its related Lender, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any of the other Transaction Documents, or any action taken or omitted by the Administrative Agent hereunder or thereunder, including, but not limited to, the payment of principal, interest and fees. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent, ratably in accordance with the Pro Rata Share of its related Lender, promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Lenders hereunder and/or thereunder and to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or the Servicer.

(h) Successor Administrative Agent. The Administrative Agent may resign at any time, effective upon the appointment and acceptance of a successor Administrative Agent as provided below, by giving at least five (5) days’ written notice thereof to each Lender and the Borrower and may be removed at any time with cause by the Lenders acting jointly. Upon any such resignation or removal, the Required Lenders shall appoint a successor Administrative Agent, subject to the approval of the Borrower (which approval shall not be (i) unreasonably withheld, conditioned or delayed or (ii) required at any time during the continuance of an Event of Default or after the declaration or automatic occurrence of the Facility Maturity Date). Each Lender agrees that it shall not unreasonably withhold or delay its approval of the appointment of a successor Administrative Agent. If no such successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation or the removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent which successor Administrative Agent shall be either (x) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000 or (y) an Affiliate of such a bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

(i) Payments by the Administrative Agent. Unless specifically allocated to a specific Lender pursuant to the terms of this Agreement, all amounts received by the Administrative Agent on behalf of the Lenders shall be paid by the Administrative Agent to the Lenders in accordance with their respective Pro Rata Shares in the applicable Advances Outstanding, or if there are no Advances Outstanding in accordance with their related Lender’s most recent Commitments, on the Business Day received by the Administrative Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Administrative Agent shall use its reasonable efforts to pay such amounts to each Lender on such Business Day, but, in any event, shall pay such amounts to such Lender not later than the following Business Day.

(j) The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or prospective Lender is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Advances, or disclosure of confidential information, to any Disqualified Institution.

ARTICLE X

COLLATERAL AGENT

Section 10.01 Designation of Collateral Agent.

(a) Initial Collateral Agent. Each of the Lenders and the Administrative Agent hereby designate and appoint the Collateral Agent to act as its agent for the purposes of perfection of a security interest in the Collateral and hereby authorizes the Collateral Agent to take such actions on its behalf and on behalf of each of the Secured Parties and to exercise such powers and perform such duties as are expressly granted to the Collateral Agent by this Agreement. The Collateral Agent hereby accepts such agency appointment to act as Collateral Agent pursuant to the terms of this Agreement, until its resignation or removal as Collateral Agent pursuant to the terms hereof.

(b) Successor Collateral Agent. Upon the Collateral Agent’s receipt of a Collateral Agent Termination Notice from the Administrative Agent or the designation of a successor Collateral Agent pursuant to the provisions of Section 10.05, the Collateral Agent agrees that it will terminate its activities as Collateral Agent hereunder.

(c) Secured Party. The Administrative Agent and the Lenders hereby appoint Citibank, in its capacity as Collateral Agent hereunder, as their agent for the purposes of perfection of a security interest in the Collateral. Citibank, in its capacity as Collateral Agent hereunder, hereby accepts such appointment and agrees to perform the duties set forth in Section 10.02(b).

Section 10.02 Duties of Collateral Agent.

(a) Appointment. The Lenders, the Borrower, the Servicer and the Administrative Agent each hereby appoints Citibank to act as Collateral Agent, for the benefit of the Secured Parties. The Collateral Agent hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein.

(b) Duties. On or before the initial Advance Date, and until its removal pursuant to Section 10.05, the Collateral Agent shall perform, on behalf of the Secured Parties, the following duties and obligations:

(i) The Collateral Agent shall make payments pursuant to the terms of the Servicing Report or as otherwise directed in accordance with Sections 2.04 or ~~2.05~~2.05.

(ii) The Collateral Agent shall establish the Collection Account, the Custodial Account and the Unfunded Exposure Account and each Eligible Currency Account in the name of the Borrower subject to the lien and control of the Collateral Agent for the benefit of the Secured Parties.

(iii) The Collateral Agent shall assist and reasonably cooperate with the independent certified public accountants in the preparation of those reports required under Section 6.10.

(iv) The Collateral Agent shall provide the Servicer with such other information as may be reasonably requested in writing by the Servicer and as is within the possession of the Collateral Agent.

(c) (i) The Administrative Agent, each Lender and each Secured Party further authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are expressly delegated to the Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality of the foregoing, each Secured Party hereby appoints the Collateral Agent (acting at the direction of the Administrative Agent) as its agent to execute and deliver all further instruments and documents, and take all further action that the Administrative Agent deems necessary or desirable in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, the execution by the Collateral Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Loan Assets now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. Nothing in this Section 10.02(c) shall be deemed to relieve the Borrower or the Servicer of their respective obligations to protect the interest of the Collateral Agent (for the benefit of the Secured Parties) in the Collateral, including to file financing and continuation statements in respect of the Collateral in accordance with Section 5.01(u).

(ii) The Administrative Agent may direct the Collateral Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Agent hereunder, the Collateral Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent; provided that the Collateral Agent shall not be required to take any action hereunder at the request of the Administrative Agent, any Secured Party or otherwise if the taking of such action, in the reasonable determination of the Collateral Agent, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Agent to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the

Collateral Agent requests the consent of the Administrative Agent and the Collateral Agent does not receive a consent (either positive or negative) from the Administrative Agent within ten (10) Business Days of its receipt of such request, then the Administrative Agent shall be deemed to have declined to consent to the relevant action.

(iii) Except as expressly provided herein, the Collateral Agent shall not be under any duty or obligation to take any affirmative action to exercise or enforce any power, right or remedy available to it under this Agreement unless and until (and to the extent) expressly so directed by the Administrative Agent. The Collateral Agent shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Agent, or the Administrative Agent. The Collateral Agent shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless a Responsible Officer of the Collateral Agent has actual knowledge of such matter or written notice thereof is received by the Collateral Agent.

(d) If, in performing its duties under this Agreement, the Collateral Agent is required to decide between alternative courses of action, the Collateral Agent may request written instructions from the Administrative Agent as to the course of action desired by it. If the Collateral Agent does not receive such instructions within two (2) Business Days after it has requested them, the Collateral Agent may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Agent shall act in accordance with instructions received after such two (2) Business Day period except to the extent it has already, in good faith, taken or committed itself to take, action inconsistent with such instructions. The Collateral Agent shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

(e) Concurrently herewith, the Administrative Agent directs the Collateral Agent and the Collateral Agent is authorized to enter into the Pledge Agreement and Control Agreement. For the avoidance of doubt, all of the Collateral Agent’s rights, protections and immunities provided herein shall apply to the Collateral Agent for any actions taken or omitted to be taken under the Pledge Agreement and Control Agreement in such capacity.

Section 10.03 Merger or Consolidation. Any Person (a) into which the Collateral Agent may be merged or consolidated, (b) that may result from any merger or consolidation to which the Collateral Agent shall be a party, or (c) that may succeed to the corporate trust business of the Collateral Agent substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Agent hereunder, shall be the successor to the Collateral Agent under this Agreement without further act of any of the parties to this Agreement.

Section 10.04 Collateral Agent Compensation. As compensation for its Collateral Agent activities hereunder, the Collateral Agent shall be entitled to the Collateral Agent Fees and Collateral Agent Expenses from the Borrower as set forth in the Collateral Administration and Agency Fee Letter, payable to the extent of funds available therefor pursuant to the provisions of

Section 2.04. The Collateral Agent’s entitlement to receive the Collateral Agent Fees shall cease on the earlier to occur of: (a) its removal as Collateral Agent pursuant to Section 10.05 or (b) the termination of this Agreement.

Section 10.05 Collateral Agent Removal. The Collateral Agent may be removed, with or without cause, by the Administrative Agent by written notice given in writing to the Collateral Agent (the “Collateral Agent Termination Notice”); provided that, notwithstanding its receipt of a Collateral Agent Termination Notice, the Collateral Agent shall continue to act in such capacity until a successor Collateral Agent has been appointed and has agreed to act as Collateral Agent hereunder; provided, further, that the Collateral Agent shall continue to receive compensation of its fees and expenses in accordance with Section 10.04 above while so serving as the Collateral Agent prior to a successor Collateral Agent being appointed.

Section 10.06 Limitation on Liability.

(a) The Collateral Agent may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Agent may rely conclusively on and shall be fully protected in acting upon the written instructions of any designated officer of the Administrative Agent.

(b) The Collateral Agent may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c) The Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct or grossly negligent performance or omission of its duties.

(d) The Collateral Agent makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral. The Collateral Agent shall not be obligated to take any legal action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(e) The Collateral Agent shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Agent. Notwithstanding any provision to the contrary elsewhere in the Transaction Documents, the Collateral Agent shall not have any fiduciary relationship with any party hereto or any Secured Party in its capacity as such, and no implied covenants, functions, obligations or responsibilities shall be read into this Agreement, the other Transaction Documents or otherwise exist against the Collateral Agent.

Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the other parties hereto that the Collateral Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility.

(f) The Collateral Agent shall not be required to expend or risk its own funds in the performance of its duties hereunder.

(g) It is expressly agreed and acknowledged that the Collateral Agent is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.

(h) Subject in all cases to the last sentence of Section 2.05, in case any reasonable question arises as to its duties hereunder, the Collateral Agent may, prior to the occurrence of an Event of Default or the Facility Maturity Date, request instructions from the Servicer and may, after the occurrence of an Event of Default or the Facility Maturity Date, request instructions from the Administrative Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Servicer or the Administrative Agent, as applicable. The Collateral Agent shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Administrative Agent. In no event shall the Collateral Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The Collateral Agent shall not be liable for the acts or omissions of the Collateral Custodian under this Agreement and shall not be required to monitor the performance of the Collateral Custodian. Notwithstanding anything herein to the contrary, the Collateral Agent shall have no duty to perform any of the duties of the Collateral Custodian under this Agreement.

(j) The Collateral Agent shall not be responsible or liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations imposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

(k) The Collateral Agent shall have no responsibility and shall have no liability for (i) preparing, recording, filing, re-recording or re-filing any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times, (ii) the correctness of any such financing statement, continuation statement, document or instrument or other such notice, (iii) taking any action to perfect or maintain the perfection of any security interest granted to it hereunder or otherwise or (iv) the validity or perfection of any such lien or security interest.

(l) The Collateral Agent (in each of its capacities) shall be entitled to accept and act upon instructions or directions pursuant to this Agreement and other Transaction Documents sent by unsecured email, facsimile transmission or other similar unsecured electronic methods; provided, however, that each party providing such instructions or directions shall provide to the Collateral Agent an incumbency certificate listing persons designated to provide such instructions or directions, which incumbency certificate shall be amended whenever a person is added or deleted from the listing. If such party elects to give the Collateral Agent email or facsimile instructions (or instructions by a similar electronic method) and the Collateral Agent in its discretion elects to act upon such instructions, the Collateral Agent’s reasonable understanding of such instructions shall be deemed to be controlling. The Collateral Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Collateral Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Each party hereto agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Collateral Agent, including without limitation the risk of the Collateral Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties. Any party providing such instructions acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

(m) Neither the Collateral Agent nor any of its directors, officers, employees, agents or affiliates shall have any duty to monitor, ascertain, or investigate as to the performance or observance of any of the terms, covenants or conditions of this Agreement or other Transaction Document or any notice, consent, certificate, instruction or waiver, report, statement, opinion, direction or other instrument or writing on the part of the Borrower, the Servicer or any other Person or to inspect the property (including the books and records) of the Borrower or the Servicer.

Section 10.07 Collateral Agent Resignation. The Collateral Agent may resign at any time by giving not less than ninety (90) days’ written notice thereof to the Administrative Agent and with the consent of the Administrative Agent, which consent shall not be unreasonably withheld. Upon receiving such notice of resignation, the Administrative Agent shall promptly appoint a successor collateral agent or collateral agents (with the consent of the Borrower so long as no Event of Default has occurred and is continuing, such consent not to be unreasonably withheld) by written instrument, in duplicate, executed by the Administrative Agent, one copy of which shall be delivered to the Collateral Agent so resigning and one copy to the successor collateral agent or collateral agents, together with a copy to the Borrower, Servicer and Collateral Custodian. If no successor collateral agent shall have been appointed and an instrument of acceptance by a successor Collateral Agent shall not have been delivered to the Collateral Agent within forty-five (45) days after the giving of such notice of resignation, the resigning Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent. Notwithstanding anything herein to the contrary, the Collateral Agent may not resign prior to a successor Collateral Agent being appointed.

Section 10.08 Reallocation of Advances. Any reallocation of Advances among Lenders pursuant to an Assignment and Acceptance executed by such Lender and its assignee(s) and delivered pursuant to Section 12.04 or pursuant to a Joinder Supplement executed and delivered pursuant to Section 12.04 in each case shall be wired by the applicable purchasing Lender(s) to the Collateral Agent pursuant to the wiring instructions provided by the Collateral Agent, and the Collateral Custodian shall subsequently wire the funds related to such Advances (pro rata in accordance with each such Lender’s Commitment) to the applicable selling Lender(s) pursuant to the wiring instructions provided by such each selling Lender pursuant to such Assignment and

Acceptance or such Joinder Supplement, as applicable; provided that the Collateral Agent shall not fund such wire until it has received an executed Assignment and Acceptance or Joinder Supplement, as applicable.

ARTICLE XI

COLLATERAL CUSTODIAN

Section 11.01 Designation of Collateral Custodian.

(a)  Initial Collateral Custodian. The role of Collateral Custodian with respect to the Required Loan Documents shall be conducted by the Person designated as Collateral Custodian hereunder from time to time in accordance with this Section 11.01. The Administrative Agent hereby designates and appoints the Collateral Custodian to act as its agent and hereby authorizes the Collateral Custodian to take such actions on its behalf and to exercise such powers and perform such duties as are expressly granted to the Collateral Custodian by this Agreement. The Collateral Custodian hereby accepts such agency appointment to act as Collateral Custodian pursuant to the terms of this Agreement, until its resignation or removal as Collateral Custodian pursuant to the terms hereof.

(b)  Successor Collateral Custodian. Upon the Collateral Custodian’s receipt of a Collateral Custodian Termination Notice from the Administrative Agent or the designation of a successor Collateral Custodian pursuant to the provisions of Section 11.05, the Collateral Custodian agrees that it will terminate its activities as Collateral Custodian hereunder.

Section 11.02 Duties of Collateral Custodian.

(a)  Appointment. The Administrative Agent, the Borrower, the Lenders and the Servicer each hereby appoints Citibank to act as Collateral Custodian, for the benefit of the Secured Parties. The Collateral Custodian hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein. Citibank N.A.’s services hereunder shall be conducted through its Agency & Trust division (including, as applicable, any agents or Affiliates utilized thereby).

(b) Duties. From the Closing Date until its removal pursuant to Section 11.05, the Collateral Custodian shall perform, on behalf of the Secured Parties, the following duties and obligations:

(i) The Collateral Custodian shall take and retain custody of the items in clause (a) of the definition of Required Loan Documents in original form and the Collateral Administrator shall take and retain custody of electronic copies of the items in the definition of Required Loan Documents (including any copies of original items described in clause (a) of such definition) and the Loan Asset Checklist, in each case delivered by the Borrower pursuant to Section 3.02(a) and Section 3.04(b) hereof in accordance with the terms and conditions of this Agreement, all for the benefit of the Secured Parties. Within five (5) Business Days of its receipt of any Required Loan Documents (including, in the case of any items in clause (a) of the definition thereof, electronic copies of such items), the related Loan Asset Schedule and an electronic copy of the Loan Asset Checklist, the Collateral Administrator shall review the items in the definition of Required Loan Documents to confirm that, on their face, ~~(~~each item listed in the Loan Asset Checklist required to be delivered to the Collateral Administrator pursuant to this Agreement has been provided to the Collateral Administrator (the “Review Criteria”). In order to facilitate the foregoing review by the Collateral Administrator, in connection with each delivery of applicable Required Loan Documents hereunder to the Collateral Administrator, the Servicer shall provide to the Collateral Administrator an electronic copy (in EXCEL or a comparable format acceptable to the Collateral Administrator) of the related Loan Asset Checklist which contains the Loan Asset information with respect to the applicable Required Loan Documents being delivered, identification number and the name of the Obligor with respect to such Loan Asset. Notwithstanding anything herein to the contrary, the Collateral Administrator’s obligation to review the Required Loan Documents shall be limited to reviewing such Required Loan Documents based on the information provided on the Loan Asset Checklist and the Collateral Administrator shall be under no duty or obligation to inspect, review or examine any such documents, instruments or certificates to independently determine that they are genuine, enforceable, duly authorized or appropriate for the represented purpose, any assignment or endorsement is in proper form, or any document is other than what it purports to be on its face. If, at the conclusion of such review, the Collateral Administrator shall determine that the Review Criteria is not satisfied, the Collateral Administrator shall within one (1) Business Day notify the Servicer of such determination and provide the Servicer (which may be via email) with a list of the non-complying Loan Assets and the applicable Review Criteria that they fail to satisfy. The Servicer shall have five (5) Business Days after notice or knowledge thereof to correct any non-compliance with any Review Criteria. To the extent such non-compliance has not been cured within such time period, such Loan Asset shall be deemed to be a Warranty Breach Loan Asset and shall no longer be included in the calculation of any Borrowing Base hereunder until such deficiency is cured. In addition, if requested in writing (in the form of Exhibit J) by the Servicer and approved by the Administrative Agent within ten (10) Business Days of the Collateral Administrator’s notification to the Servicer of its review of the Review Criteria, the Collateral Administrator shall return any Loan Asset which fails to satisfy a Review Criteria to the Borrower. Other than the foregoing, the Collateral Custodian and Collateral Administrator shall not have any responsibility for reviewing any Required Loan Documents.

(ii) In taking and retaining custody of the Required Loan Documents, the Collateral Custodian and the Collateral Administrator, as applicable, shall be deemed to be acting as the agent of the Secured Parties; provided that neither the Collateral Custodian nor the Collateral Administrator makes any representations as to, and shall be responsible for, the existence, perfection or priority of any Lien on the Required Loan Documents or the instruments therein; and provided, further, that the Collateral Custodian’s and the Collateral Administrator’s respective duties shall be limited to those expressly contemplated herein and no implied obligations or responsibilities shall be read into this Agreement against or on the part of the Collateral Custodian or the Collateral Administrator, as applicable.

(iii) All items in clause (a) of the definition of Required Loan Documents in original form shall be kept in fire resistant vaults, rooms or cabinets at the address of the Collateral Custodian located at Citibank, N.A., 399 Park Avenue, Level “C” - Securities Vault, New York, NY 10022, Attention: Mr. Keith Whyte (212-559-1207), OSCF LENDING II SPV, LLC, or at such other office as shall be specified to the Administrative Agent and the Servicer by the Collateral Custodian in a written notice delivered at least thirty (30) days prior to such change. All Required Loan Documents shall be placed together with an appropriate identifying label and maintained in such a manner so as to permit retrieval and access. The Collateral Custodian shall segregate the Required Loan Documents on its inventory system and will not commingle the physical Required Loan Documents with any other files of the Collateral Custodian other than those, if any, relating to the Transferor and its Affiliates and subsidiaries.

(iv) On the Reporting Date of each month, the Collateral Custodian and the Collateral Administrator shall identify each Loan Asset for which it holds any Required Loan Documents and the Collateral Administrator shall identify any applicable Review Criteria that any Loan Asset fails to satisfy.

(v) Notwithstanding any provision to the contrary elsewhere in the Transaction Documents, neither the Collateral Custodian nor the Collateral Administrator shall have any fiduciary relationship with any party hereto or any Secured Party in its capacity as such, and no implied covenants, functions, obligations or responsibilities shall be read into this Agreement, the other Transaction Documents or otherwise exist against the Collateral Custodian or the Collateral Administrator. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the other parties hereto that neither the Collateral Custodian nor the Collateral Administrator shall be required to exercise any discretion hereunder and shall have no investment or management responsibility.

(c) (i) The Collateral Custodian and the Collateral Administrator agree to cooperate with the Administrative Agent and the Collateral Agent and deliver any Required Loan Documents held by it to the Collateral Agent or Administrative Agent (pursuant to a written request in the form of Exhibit J), as applicable, as requested in order to allow the Administrative Agent or the Collateral Agent to take any action that the Administrative Agent deems necessary or desirable in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including any rights arising with respect to Article VII. In the event the Collateral Custodian receives instructions from the Collateral Agent, the Servicer or the Borrower which conflict with any instructions received by the Administrative Agent, the Collateral Custodian shall rely on and follow the instructions given by the Administrative Agent.

(ii) The parties acknowledge and agree that the Collateral Custodian is not expecting to receive a significant number of original Required Loan Documents. In the event the Collateral Custodian receives an amount in excess of its expectation, as determined in its sole discretion, the Collateral Custodian may either appoint a sub-agent custodian, or require the Borrower to enter into a document custody agreement in form and substance reasonably acceptable to the Borrower directly with a separate custodian, in respect of such original Required Loan Documents.

(iii) The Administrative Agent may direct the Collateral Custodian and the Collateral Administrator to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Custodian or the Collateral Administrator, as applicable, hereunder, neither the Collateral Custodian nor the Collateral Administrator shall be required to take any such incidental action, hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent; provided that neither the Collateral Custodian nor the Collateral Administrator shall be required to take any action hereunder at the request of the Administrative Agent, any Secured Party or otherwise if the taking of such action, in the reasonable determination of the Collateral Custodian, or the Collateral Administrator, as applicable (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose such party to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Custodian or the Collateral Administrator, as applicable, requests the consent of the Administrative Agent and the Collateral Custodian or the Collateral Administrator, as applicable does not receive a consent (either positive or negative) from the Administrative Agent within ten (10) Business Days of its receipt of such request, then the Administrative Agent shall be deemed to have declined to consent to the relevant action.

(iv) Neither the Collateral Custodian nor the Collateral Administrator shall be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Custodian, or the Collateral Administrator, as applicable, or the Administrative Agent. Neither the Collateral Custodian nor the Collateral Administrator shall be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless written notice thereof is received by it.

(v) The Borrower acknowledges that in accordance with the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, the Collateral Custodian in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Collateral Custodian. The Borrower hereby agrees that it shall provide the Collateral Custodian with such information as it may request including, but not limited to, its name, physical address, tax identification number and other information that will help the Collateral Custodian to identify and verify its identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

Section 11.03 Merger or Consolidation. Any Person (a) into which the Collateral Custodian may be merged or consolidated, (b) that may result from any merger or consolidation to which the Collateral Custodian shall be a party, or (c) that may succeed to the corporate trust business of the Collateral Custodian substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Custodian hereunder, shall be the successor to the Collateral Custodian under this Agreement without further act of any of the parties to this Agreement.

Section 11.04 Collateral Custodian Compensation. As compensation for its Collateral Custodian activities hereunder, the Collateral Custodian shall be entitled to the Collateral Custodian Fees from the Borrower as set forth in the Collateral Administration and Agency Fee Letter, payable pursuant to the extent of funds available therefor pursuant to the provisions of Section 2.04. The Collateral Custodian’s entitlement to receive the Collateral Custodian Fees shall cease on the earlier to occur of: (a) its removal as Collateral Custodian pursuant to Section 11.05, (b) its resignation as Collateral Custodian pursuant to Section 11.07 of this Agreement or (c) the termination of this Agreement.

Section 11.05 Collateral Custodian Removal. The Collateral Custodian may be removed, with or without cause, by the Administrative Agent by written notice given in writing to the Collateral Custodian (the “Collateral Custodian Termination Notice”); provided that, notwithstanding its receipt of a Collateral Custodian Termination Notice, the Collateral Custodian shall continue to act in such capacity until a successor Collateral Custodian has been appointed and has agreed to act as Collateral Custodian hereunder.

Section 11.06 Limitation on Liability.

(a) The Collateral Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Custodian may rely conclusively on and shall be fully protected in acting upon the written instructions of any designated officer of the Administrative Agent.

(b) The Collateral Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c) The Collateral Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct or grossly negligent performance or omission of its duties.

(d) The Collateral Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral. The Collateral Custodian shall not be obligated to take any legal action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(e) The Collateral Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Custodian.

(f) The Collateral Custodian shall not be required to expend or risk its own funds in the performance of its duties hereunder.

(g) It is expressly agreed and acknowledged that the Collateral Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.

(h) Subject in all cases to the last sentence of Section 11.02(c)(i), in case any reasonable question arises as to its duties hereunder, the Collateral Custodian may, prior to the occurrence of an Event of Default or the Facility Maturity Date, request instructions from the Servicer and may, after the occurrence of an Event of Default or the Facility Maturity Date, request instructions from the Administrative Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Servicer or the Administrative Agent, as applicable. The Collateral Custodian shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Administrative Agent. In no event shall the Collateral Custodian be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) If at any time the Collateral Custodian is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process (including orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of any Collateral), the Collateral Custodian is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate, and if the Collateral Custodian complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Collateral Custodian shall not be liable to any of the parties hereto or to any other person even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(j) Each of the protections, reliances, indemnities and immunities offered to the Collateral Agent in Article X shall be afforded to the Collateral Custodian.

Section 11.07 Collateral Custodian Resignation. The Collateral Custodian may resign and be discharged from its duties or obligations hereunder, not earlier than ninety (90) days after delivery to the Administrative Agent of written notice of such resignation specifying a date when such resignation shall take effect. Upon the effective date of such resignation, or if the Administrative Agent gives the Collateral Custodian written notice of an earlier termination hereof, Collateral Custodian shall (i) be reimbursed for any costs and expenses Collateral Custodian shall incur in connection with the termination of its duties under this Agreement and

(ii) deliver all of the Required Loan Documents in the possession of Collateral Custodian to the Administrative Agent or to such Person as the Administrative Agent may designate to Collateral Custodian in writing upon the receipt of a request in the form of Exhibit J. If no successor collateral custodian shall have been appointed and an instrument of acceptance by a successor Collateral Custodian shall not have been delivered to the Collateral Custodian within forty-five (45) days after the giving of such notice of resignation, the resigning Collateral Custodian may petition any court of competent jurisdiction for the appointment of a successor Collateral Custodian. Notwithstanding anything herein to the contrary, the Collateral Custodian may not resign prior to a successor Collateral Custodian being appointed.

Section 11.08 Release of Documents.

(a) Release for Servicer. From time to time and as appropriate for the enforcement or servicing of any of the Collateral, the Collateral Custodian and the Collateral Administrator are hereby authorized (unless and until such authorization is revoked by the Administrative Agent), upon written receipt from the Servicer of a request for release of documents and receipt in the form annexed hereto as Exhibit J, to release to the Servicer within two (2) Business Days of receipt of such request, the related Required Loan Documents or the documents set forth in such request and receipt to the Servicer. All documents so released to the Servicer shall be held by the Servicer in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties in accordance with the terms of this Agreement. The Servicer shall return to the Collateral Custodian or the Collateral Administrator, as applicable, the Required Loan Documents held by such party or other such documents (i) promptly upon the request of the Administrative Agent, or (ii) when the Servicer’s need therefor in connection with such foreclosure or servicing no longer exists, unless the Loan Asset shall be liquidated, in which case, the Servicer shall deliver an additional request for release of documents to the Collateral Custodian and the Collateral Administrator, as applicable and receipt certifying such liquidation from the Servicer to the Collateral Agent, all in the form annexed hereto as Exhibit J.

(b) Limitation on Release. The foregoing provision with respect to the release to the Servicer of the Required Loan Documents and documents held by the Collateral Custodian or the Collateral Administrator, as applicable, upon request by the Servicer shall be operative only to the extent that the Administrative Agent has consented to such release (such consent not to be unreasonably withheld or delayed). Promptly after delivery to the Collateral Custodian or the Collateral Administrator, as applicable, of any request for release of documents, the Servicer shall provide notice of the same to the Administrative Agent. Any additional Required Loan Documents or documents requested to be released by the Servicer may be released only upon written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed). The limitations of this paragraph shall not apply to the release of Required Loan Documents to the Servicer pursuant to the immediately succeeding subsection.

(c) Release for Payment. Upon receipt by the Collateral Custodian or the Collateral Administrator, as applicable, of the Servicer’s request for release of documents and receipt in the form annexed hereto as Exhibit J (which certification shall include a statement to the effect that all amounts received) in connection with such payment or repurchase have been credited to the Collection Account, the Collateral Custodian or the Collateral Administrator, as applicable, shall promptly release the related Required Loan Documents to the Servicer, without a requirement for the Administrative Agent’s consent.

Section 11.09 Return of Required Loan Documents. The Borrower may, with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld), require that the Collateral Custodian or the Collateral Administrator, as applicable return each Required Loan Document held by it (a) delivered to the Collateral Custodian or the Collateral Administrator, as applicable, in error or (b) released from the Lien of the Collateral Agent hereunder pursuant to Section 2.14, in each case by submitting to the Collateral Custodian or the Collateral Administrator, as applicable, and the Administrative Agent a written request in the form of Exhibit J hereto (signed by both the Borrower and the Administrative Agent) specifying the Required Loan Document to be so returned and reciting that the conditions to such release have been met (and specifying the Section or Sections of this Agreement being relied upon for such release). The Collateral Custodian or the Collateral Administrator, as applicable, shall upon its receipt of each such request for return executed by the Borrower and the Administrative Agent promptly, but in any event within five (5) Business Days, return the Required Loan Documents so requested to the Borrower.

Section 11.10 Access to Certain Documentation and Information Regarding the Collateral. The Collateral Custodian and the Collateral Administrator shall provide to the Administrative Agent and each Lender access to the Required Loan Documents and all other documentation regarding the Collateral including in such cases where the Administrative Agent and each Lender is required in connection with the enforcement of the rights or interests of the Secured Parties, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (a) upon two (2) Business Days prior written request, (b) during normal business hours and (c) subject to the Servicer’s, and the Collateral Custodian’s or the Collateral Administrator’s applicable normal security and confidentiality procedures. Without limiting the foregoing provisions of this Section 11.10, from time to time on request of the Administrative Agent, the Collateral Custodian or the Collateral Administrator, as applicable, shall permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct, at the expense of the Servicer (on behalf of the Borrower), a review of the Required Loan Documents and all other documentation regarding the Collateral; provided that, prior to the occurrence of an Event of Default, such review shall be conducted no more than one time in any calendar year.

Section 11.11 Bailment. The Collateral Custodian agrees that, with respect to any Required Loan Documents at any time or times in its possession or held in its name, the Collateral Custodian shall be the agent and bailee of the Collateral Agent, for the benefit of the Secured Parties, for purposes of perfecting (to the extent not otherwise perfected) the Collateral Agent’s security interest in the Collateral and for the purpose of ensuring that such security interest is entitled to first priority status under the UCC.

ARTICLE XII

MISCELLANEOUS

Section 12.01 Amendments and Waivers.

(a) (i) Except as otherwise provided for in this Agreement (including Section 2.20), no amendment or modification of any provision of this Agreement or any other Transaction Document, or consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower, the Servicer, the Required Lenders (or the Administrative Agent on their behalf), the Administrative Agent and, solely if such amendment or modification would adversely affect the rights and obligations of the Collateral Agent, the Collateral Administrator, the Account Bank or the Collateral Custodian, the written agreement of the Collateral Agent, the Collateral Administrator, the Account Bank or the Collateral Custodian, as applicable; and (ii) no termination or waiver of any provision of this Agreement or consent to any departure therefrom by the Borrower or the Servicer shall be effective without the written consent of the Administrative Agent and the Required Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) Notwithstanding the provisions of Section 12.01(a), the written consent of all of the Lenders shall be required for any amendment, modification or waiver:

(i) reducing any Advances Outstanding or the Yield thereon;

(ii) postponing any date for any payment of any Advance or the Yield thereon;

(iii) modifying the provisions of this Section 12.01; or

(iv) extending the Stated Maturity or clause (a) of the definition of “Commitment Termination Date”.

(c) In addition, notwithstanding anything in this Section 12.01 to the contrary, if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of this Agreement or the Transaction Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Transaction Document if the same is not objected to in writing by the Required Lenders to the Administrative Agent within ten (10) Business Days following receipt of notice thereof.

Section 12.02 Notices, Etc. Except as otherwise provided herein, all notices and other communications hereunder to any party shall be in writing and sent by certified or registered mail, return receipt requested, by overnight delivery service, with all charges paid, by electronic mail (“email”) or by hand delivery, to such party’s address set forth below:

BORROWER:	OSCF Lending II SPV, LLC
c/o Oaktree Strategic Credit Fund
1301 Avenue of the Americas, 34th Floor
New York, New York 10019
Attention: Matt Stewart
Email: mstewart@oaktreecapital.com
Phone: 212-284-7856

SERVICER AND TRANSFEROR:	Oaktree Strategic Credit Fund
1301 Avenue of the Americas, 34th Floor
New York, New York 10019
Attention: Matt Stewart
Email: mstewart@oaktreecapital.com
Phone: 212-284-7856

ADMINISTRATIVE AGENT:	Morgan Stanley ~~Asset~~Senior Funding, Inc.
1585 Broadway, 24th Floor
New York, New York 10036
Attention: FID Secured Lending Group
Email: (for borrowing requests) mmborrowingrequests@morganstanley.com
(for all other purposes) mmloanapprovals@morganstanley.com

With a copy to:

Morgan Stanley Bank, N.A.
1300 Thames Street Wharf
Baltimore, MD 21231
Attention: CLO Team
Email: (for borrowing requests) mmborrowingrequests@morganstanley.com
(for all other purposes) mmloanapprovals@morganstanley.com

COLLATERAL AGENT:	Citibank, N.A.
388 Greenwich Street
New York, New York 10013
Attention: Citibank Agency & Trust – OSCF Lending II SPV, LLC
Email: azeneth.olverabravo@citi.com or call (888) 855-9695 to obtain Citibank, N.A. account manager’s email address

COLLATERAL CUSTODIAN:	For the delivery of any original Required Loan Documents:

Citibank, N.A.
399 Park Avenue
Level “C” - Securities Vault
New York, NY 10022
Attention: Mr. Keith Whyte, OSCF Lending II SPV, LLC
Phone: (212) 559-1207

All physical documents must be sent by trackable courier service (e.g. UPS or Federal Express)

And, otherwise:

Citibank, N.A.
388 Greenwich Street
New York, New York 10013
Attention: Citibank Agency & Trust – OSCF Lending II SPV, LLC
Email: azeneth.olverabravo@citi.com or call (888) 855-9695 to obtain Citibank, N.A. account manager’s email address

ACCOUNT BANK:	Citibank, N.A.
388 Greenwich Street
New York, New York 10013
Attention: Citibank Agency & Trust – OSCF Lending II SPV, LLC
Email: azeneth.olverabraco@citi.com or call (888) 855-9695 to obtain Citibank, N.A. account manager’s email address

COLLATERAL ADMINISTRATOR:	With respect to matters related to the Loan Assets:

Virtus Group, LP
347 Riverside Avenue
Jacksonville, Florida 32202
Attention: OSCF Lending II SPV, LLC
Email: oscflendingiispvllc@fisglobal.com

And otherwise, to the above address with a copy to:

FIS
347 Riverside Avenue
Jacksonville, Florida 32202
Attn: Chief Legal Officer

LENDERS:	Morgan Stanley Bank, N.A.
201 South Main Street
Salt Lake City, Utah 84111-2215
Email: (for borrowing requests) mmborrowingrequests@morganstanley.com
(for all other purposes) mmloanapprovals@morganstanley.com

With copies to:

Morgan Stanley Bank, N.A.
1585 Broadway, 24th Floor
New York, New York 10036
Attention: FID Secured Lending Group
Email: (for borrowing requests) mmborrowingrequests@morganstanley.com
(for all other purposes) mmloanapprovals@morganstanley.com

Morgan Stanley Bank, N.A.
1300 Thames Street, Thames Street Wharf
Baltimore, Maryland 21231
Email: (for borrowing requests) mmborrowingrequests@morganstanley.com
(for all other purposes) mmloanapprovals@morganstanley.com

or at such other address as such party may hereafter specify in a notice given in the manner required under this Section 12.02. All such notices and correspondence shall be deemed given (a) if sent by certified or registered mail, three (3) Business Days after being postmarked, (b) if sent by overnight delivery service or by hand delivery, when received at the above stated addresses or when delivery is refused and (c) if sent by email, when received,

Section 12.03 No Waiver; Remedies. No failure on the part of the Administrative Agent, the Collateral Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 12.04 Binding Effect; Assignability; Multiple Lenders.

(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Servicer, the Administrative Agent, each Lender, the Collateral Agent, the Collateral Administrator, the Account Bank, the Collateral Custodian and their respective successors and permitted assigns. With the prior written consent of the Administrative Agent (unless such assignment is to an Affiliate of a Lender or is otherwise required by Applicable Law), each Lender and their respective successors and assigns may assign, grant a security interest or sell a participation interest in, (i) this Agreement and such Lender’s rights and obligations hereunder and interest herein in whole or in part (including by way of the sale of participation interests therein) and/or (ii) any Advance or the I/O Notional Loan (or portion thereof) to any Person; provided that, so long as no Event of Default has occurred and is continuing, the Borrower has provided its written consent (such consent not to be unreasonably withheld, conditioned or delayed) to such assignment to any Person that is not a Lender or an Affiliate of a Lender (but, for the avoidance of doubt, no such consent of the Borrower shall be required for any grant of a security interest to any Person, an assignment to a Lender or an Affiliate of a Lender, an assignment to a Person that is not a Disqualified Institution or an assignment that is required by Applicable Law). Any such assignee shall execute and deliver to the Servicer, the Borrower and the Administrative Agent a

fully-executed assignment and acceptance agreement in the form of Exhibit K hereto (an “Assignment and Acceptance”). The parties to any such assignment, grant or sale of a participation interest shall execute and deliver to the related Lender for its acceptance and recording in its books and records, such agreement or document as may be satisfactory to such parties and the applicable Lender. None of the Borrower, the Transferor or the Servicer may assign, or permit any Lien to exist upon, any of its rights or obligations hereunder or under any Transaction Document or any interest herein or in any Transaction Document without the prior written consent of each Lender and the Administrative Agent.

(b) Notwithstanding any other provision of this Section 12.04, any Lender may at any time pledge or grant a security interest in all or any portion of its rights (including, rights to payment of principal and interest with respect to the Advances and/or rights to payment of interest with respect to the I/O Notional Loan, as applicable) under this Agreement to secure obligations of such Lender to a Federal Reserve Bank, without notice to or consent of the Borrower or the Administrative Agent; provided that no such pledge or grant of a security interest shall release such Lender from any of its obligations hereunder, or substitute any such pledgee or grantee for such Lender as a party hereto.

(c) Each Affected Party and each Indemnified Party shall be an express third party beneficiary of this Agreement.

(d) Upon the effectiveness of any assignment by any Lender of all or any of its rights and obligations under the Transaction Documents, any Advance and/or the I/O Notional Loan pursuant to Section 12.04(a) and the delivery to the Administrative Agent of all assignment documentation and the Assignment and Acceptance, the Administrative Agent shall revise Annex A to reflect such assignment.

(e) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest on the Advances or stated interest on the I/O Loan, as applicable) of each participant’s interest in the Advances or other obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Transaction Document) to any person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the proposed United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f) In the event Lender sells a participation in this Agreement or any Advance, the Borrower agrees that each participant shall be entitled to the benefits of Section 2.10, Section 2.11 and Section 2.222.24 (subject to the requirements and limitations therein, including the requirements under Section 2.11(g) (it being understood that the documentation required under Section 2.11(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(a); provided that such participant (A) agrees to be subject to the provisions of Section 2.222.24 as if it were an assignee under Section 12.04(a); and (B) shall not be entitled to receive any greater payment under Section 2.10 or Section 2.11, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the participant acquired the applicable participation.

Section 12.05 Term of This Agreement. This Agreement, including, the Borrower’s representations and covenants set forth in Articles IV and V and the Servicer’s representations, covenants and duties set forth in Articles IV, V and VI, shall remain in full force and effect until the Collection Date; provided that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower or the Servicer pursuant to Articles III and IV and the indemnification and payment provisions of Article VIII, IX and Article XII and the provisions of Section 2.10, Section 2.11, Section 12.07 and Section 12.09 shall be continuing and shall survive any termination of this Agreement.

Section 12.06 GOVERNING LAW; JURY WAIVER.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b) BY EXECUTION AND DELIVERY OF EACH TRANSACTION DOCUMENT TO WHICH IT IS A PARTY, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS Section 12.06. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF PROCESS AND IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN Section 12.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(e) JURY WAIVER. EACH OF THE PARTIES HERETO HEREBY (i) WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO (1) THIS AGREEMENT; (2) ANY OTHER TRANSACTION DOCUMENT; OR (3) ANY CONDUCT, ACTS OR OMISSIONS UNDER THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OF BORROWER, THE ADMINISTRATIVE AGENT, A LENDER OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, ADMINISTRATIVE AGENTS, ATTORNEYS OR OTHER AFFILIATES, IN EACH CASE WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, AND (ii) AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION UNDER THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY

Section 12.07 Costs, Expenses and Taxes.

(a) In addition to the rights of indemnification granted to the Indemnified Parties under Section 8.01 and Section 8.02 hereof, the Borrower agrees to pay, on the Payment Date pertaining to the Remittance Period in which such cost is incurred (or any prior Remittance Period to the extent not previously paid) and in accordance with Section 2.04, on demand all reasonable, documented out-of-pocket costs and expenses of the Administrative Agent, the Lenders, the Collateral Agent, the Collateral Administrator the Account Bank and the Collateral Custodian incurred in connection with (x) the preparation, execution, delivery, administration (including periodic auditing), syndication, renewal, amendment or modification of, any waiver or consent issued in connection with, this Agreement, the Transaction Documents and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable, documented fees and out-of-pocket expenses of counsel for the Administrative Agent, the Lenders, the Collateral Agent, the Collateral Administrator the Account Bank and the Collateral Custodian with respect thereto and with respect to advising the Administrative Agent, the Lenders, the Collateral Agent, the Collateral Administrator the Account Bank and the Collateral Custodian as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all out-of-pocket costs and expenses, if any (including counsel fees and expenses), incurred by the Administrative Agent, the Lenders, the Collateral Agent, the Collateral Administrator the Account Bank and the Collateral Custodian with respect thereto and with respect to advising the Administrative Agent, the Lenders, the Collateral Agent, the Collateral Administrator the Account Bank and the Collateral Custodian as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or to the Collateral Custodian in connection herewith, and (y) the enforcement or potential enforcement of this Agreement or any Transaction Document by such Person and the other documents to be delivered hereunder or in connection herewith.

(b) The Borrower shall pay, on the Payment Date pertaining to a Remittance Period, all other costs and expenses incurred by the Administrative Agent, the Lenders, the Collateral Agent, the Collateral Administrator the Collateral Custodian and the Account Bank during such Remittance Period or any prior Remittance Period to the extent not previously paid, including, all costs and expenses incurred by the Administrative Agent and the Lenders in connection with periodic audits of the Borrower’s, the Transferor’s or the Servicer’s books and records to the extent required or permitted hereunder.

(c) Nothing contained in this Section 12.07 shall relate to the payment of Taxes under the Transaction Documents.

Section 12.08 Further Assurances. The Borrower shall promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, financing statements, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) to the fullest extent permitted by applicable law, subject any of the Borrower’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the security documents, (ii) perfect and maintain the validity, effectiveness and priority of any of the security documents and any of the Liens intended to be created thereunder and (iii) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Transaction Document or under any other instrument executed in connection with any Transaction Document to which the Borrower is or is to be a party.

Section 12.09 Recourse Against Certain Parties.

(a) Notwithstanding any contrary provision set forth herein, no claim may be made by any party hereto against any other party hereto or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each party hereto hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected; provided that this sentence shall in no way limit or vitiate the indemnity obligations of the Borrower or the Servicer hereunder with respect to a claim for special, indirect, consequential or punitive damages against any Indemnified Party which is brought by a Person not party hereto or brought in breach of this provision.

(b) The Secured Parties accept and agree that they shall have no recourse under any obligation, covenant or agreement of the Borrower contained in this Agreement against any shareholder, officer or director of the Borrower as such, by the enforcement of any assignment or by any proceeding; it being expressly agreed and understood that this Agreement is a corporate obligation of the Borrower and no liability shall attach to, or be incurred by, the shareholders, officers, agents or directors of the Borrower as such, or any of them, under or by reason of any of the obligations, covenants and agreements of the Borrower contained in this Agreement, or implied therefrom, and that any and all personal liability for breach by the Borrower of any of such obligations, covenants or agreements either at law or by statute or certification of every such shareholder, officer, agent or director is hereby expressly waived by the Secured Parties as a condition of any consideration of the execution of this Agreement. The obligations of the Borrower under this Agreement are payable solely out of the assets of the Borrower in accordance with the terms of the Transaction Documents, and no recourse shall be had for the payment of any amount owing in respect of the Advances against the Servicer, the Transferor or any Affiliate, shareholder, manager, officer, director, employee or member of the Servicer or the Transferor or their respective successors or assigns. The foregoing non-recourse provisions shall in no way affect any rights the Secured Parties might have against any incorporator, affiliate, stockholder, director, officer or employee of the Borrower or any other Person to the extent of any fraud, misappropriation, embezzlement or any other financial crime constituting a felony by such Person.

(c) No obligation or liability to any Obligor under any of the Loan Assets is intended to be assumed by the Administrative Agent, the Lenders or any Secured Party under or as a result of this Agreement and the transactions contemplated hereby.

(d) The provisions of this Section 12.09 shall survive the termination of this Agreement.

Section 12.10 Execution in Counterparts; Severability; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by email in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement. In the event that any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement and any agreements or letters (including fee letters) executed in connection herewith contains the final and complete integration of all prior and contemporaneous expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior and contemporaneous oral or written understandings other than any fee letter delivered by the Servicer to the Administrative Agent and the Lenders. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. Moreover, the parties to this Agreement waive reliance on any representation made by any other party, whether orally or in writing, prior to the execution of this Agreement.

Section 12.11 Characterization of Conveyances Pursuant to the Purchase and Sale ~~and Contribution~~ Agreement.

(a) It is the express intent of the parties hereto that the conveyance of the Eligible Loan Assets by the Transferor to the Borrower as contemplated by the Purchase and Sale ~~and Contribution~~ Agreement be, and be treated for all purposes as, a sale by the Transferor of such Eligible Loan Assets. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Eligible Loan Assets by the Transferor to the Borrower to secure a debt or other obligation of the Transferor. However, in the event that, notwithstanding the intent of the parties, the Eligible Loan Assets are held to continue to be property of the Transferor, then the parties hereto agree that: (i) the Purchase and Sale ~~and Contribution~~ Agreement shall also be deemed to be a security agreement under Applicable Law; (ii) as set forth in the Purchase and Sale ~~and Contribution~~ Agreement, the transfer of the Eligible Loan Assets provided for in the Purchase and Sale ~~and Contribution~~ Agreement shall be deemed to be a grant by the Transferor to the Borrower of a first priority security interest (subject only to Permitted Liens) in all of the Transferor’s right, title and interest in and to the Eligible Loan Assets and all amounts payable to the holders of the Eligible Loan Assets in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, all amounts from time to time held or invested in the Controlled Accounts, whether in the form of cash, instruments, securities or other property; (iii) the possession by the Borrower (or the Collateral Custodian on its behalf) of Loan Assets and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be, subject to clause (iv) below, for purposes of perfecting the security interest pursuant to the UCC; and (iv) acknowledgements from Persons holding such property shall be deemed acknowledgements from custodians, bailees or agents (as applicable) of the Borrower for the purpose of perfecting such security interest under Applicable Law. The parties further agree that any assignment of the interest of the Borrower pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created pursuant to the terms of the Purchase and Sale ~~and Contribution~~ Agreement. The Borrower shall, to the extent consistent with this Agreement and the other Transaction Documents, take such actions as may be necessary to ensure that, if the Purchase and Sale ~~and Contribution~~ Agreement was deemed to create a security interest in the Eligible Loan Assets, such security interest would be deemed to be a perfected security interest of first priority (subject only to Permitted Liens) under Applicable Law and will be maintained as such throughout the term of this Agreement.

(b) It is the intention of each of the parties hereto that the Eligible Loan Assets conveyed by the Transferor to the Borrower pursuant to the Purchase and Sale ~~and Contribution~~ Agreement shall constitute assets owned by the Borrower and shall not be part of the Transferor’s estate in the event of the filing of a bankruptcy petition by or against the Transferor under any bankruptcy or similar law.

(c) The Borrower agrees to treat, and shall cause the Transferor to treat, for all purposes, the transactions effected by the Purchase and Sale ~~and Contribution~~ Agreement as sales of assets to the Borrower. The Borrower and the Servicer each hereby agree to cause the Transferor to reflect in the Transferor’s financial records and to include a note in the publicly filed annual and quarterly financial statements of the Transferor indicating that assets sold to the Borrower under the Purchase and Sale ~~and Contribution~~ Agreement are owned by the Borrower that is consolidated in the Transferor’s financial statements, the creditors of the Borrower have received security interests in such assets and such assets are not intended to be available to the creditors of the Transferor (or any other affiliate of the Transferor).

Section 12.12 Confidentiality.

(a) Each of the Administrative Agent, the Lenders, the Servicer, the Collateral Agent, the Collateral Administrator, the Borrower, the Account Bank, the Transferor and the Collateral Custodian shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement (and the terms thereof) and all information with respect to the other parties, including all information regarding the Loan Assets and the Borrower and the Servicer hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its external accountants, investigators, auditors, attorneys or other agents, including (1) any advisor engaged by such party in connection with portfolio management, monitoring and reporting solutions with respect to the transactions and Loan Assets contemplated herein and the agents of such Persons and (2) any valuation firm engaged by such party in connection with any due diligence or comparable activities with respect to the transactions and Loan Assets contemplated herein and the agents of such Persons (“Excepted Persons”); provided that each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of the Administrative Agent, the Lenders, the Servicer, the Collateral Agent, the Collateral Administrator, the Borrower, the Account Bank, the Transferor and the Collateral Custodian (A) to maintain the confidentiality of this Agreement (and the terms thereof) and all information with respect to the other parties, including all information regarding the Loan Assets and the Borrower and the Servicer hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, and (B) that such information shall be used solely in connection with such Excepted Person’s evaluation of, or relationship with, the Borrower and its affiliates; provided, further, that upon such Excepted Person’s agreement to the foregoing sub-clauses (A) and (B), the Borrower and the Servicer shall be deemed to have consented to the disclosure of such information to such Excepted Person, (ii) disclose such information as is required by Applicable Law and (iii) disclose this Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents. It is understood that the financial terms that may not be disclosed except in compliance with this Section 12.13(a) include, all fees and other pricing terms, and all Events of Default, Servicer Defaults, and priority of payment provisions.

(b) Anything herein to the contrary notwithstanding, the Borrower and the Servicer each hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Administrative Agent, the Lenders, the Account Bank, the Collateral Agent, the Collateral Administrator or the Collateral Custodian by each other or (ii) by the Administrative Agent, the Lenders, the Account Bank, the Collateral Agent, the Collateral Administrator and the Collateral Custodian to any prospective or actual assignee or participant of any of them provided such Person agrees to hold such information confidential, and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Lenders, the Administrative Agent, the Collateral Agent, the Collateral Administrator, the Account Bank and the Collateral Custodian may disclose any such nonpublic information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

(c) Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known (after such information becomes publicly known); (ii) disclosure of any and all information (A) if required to do so by any applicable statute, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the Lenders’, the Administrative Agent’s, the Collateral Agent’s, the Collateral Administrator’s, the Account Bank’s or the Collateral Custodian’s business or that of their affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Administrative Agent, any Lender, the Collateral Agent, the Collateral Administrator, the Collateral Custodian or the Account Bank or an officer, director, employer, shareholder or affiliate of any of the foregoing is a party, (D) in any preliminary or final offering circular, registration statement or contract or other document approved in advance by the Borrower, the Servicer or the Transferor, (E) to any affiliate, independent or internal auditor, agent, employee or attorney of the Administrative Agent or the Lenders, or (F) to any affiliate, independent or internal auditor, agent, employee or attorney of the Collateral Agent, the Collateral Administrator or the Collateral Custodian having a need to know the same, provided that the disclosing party advises such recipient of the confidential nature of the information being disclosed; or (iii) any other disclosure authorized by the Borrower, Servicer or the Transferor.

Section 12.13 Waiver of Set Off. Each of the parties hereto hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against the Administrative Agent, the Lenders or their respective assets.

Section 12.14 Headings and Exhibits. The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 12.15 Ratable Payments. If any Lender, whether by setoff or otherwise, shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Advances or the I/O Notional Loan, as applicable, owing to it (other than pursuant to Breakage Fees, Section 2.10 or Section 2.11) in excess of its ratable share of payments on account of the Advances or the I/O Notional Loan, as applicable, obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances or the I/O Notional Loan, as applicable, owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such

Lender’s ratable share (according to the proportion of (a) the amount of such Lender’s required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

Section 12.16 Failure of Borrower or Servicer to Perform Certain Obligations. If the Borrower or the Servicer, as applicable, fails to perform any of its agreements or obligations under Section 5.01(u), Section 5.02(p) or Section 5.03(e), the Administrative Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Borrower upon the Administrative Agent’s demand therefor.

Section 12.17 Power of Attorney. The Borrower irrevocably authorizes the Administrative Agent and appoints the Administrative Agent as its attorney-in-fact to act on behalf of the Borrower (a) to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Collateral and (b) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Secured Parties in the Collateral. This appointment is coupled with an interest and is irrevocable.

Section 12.18 Delivery of Termination Statements, Releases, etc. Upon payment in full of all of the Obligations (other than unmatured contingent indemnification obligations) and the termination of this Agreement, the Collateral Agent shall deliver to the Borrower termination statements, reconveyances, releases and other documents the Borrower deems reasonably necessary or appropriate to evidence the termination of the Grant and other Liens securing the Obligations, all at the expense of the Borrower.

Section 12.19 Non-Petition.

(a) Each of the parties hereto (other than the Administrative Agent and the Lenders) hereby agrees for the benefit of the Borrower, the Administrative Agent and the Lenders that it will not institute against, or join any other Person in instituting against, the Borrower any Bankruptcy Proceeding so long as there shall not have elapsed one (1) year, or if longer, the applicable preference period then in effect, and one (1) day since the Collection Date. The Borrower shall file a timely objection to, and promptly and timely move to dismiss and diligently prosecute such objection and/or motion to dismiss, any Bankruptcy Proceeding commenced by any Person in violation of this Section 12.19(a). The Borrower hereby expressly consents to, and agrees not to raise any objection in respect of, each of the Administrative Agent and the Lenders having creditor derivative standing in any Bankruptcy Proceeding to enforce each and every covenant contained in this Section 12.19(a).

(b) Each of the Borrower, the Servicer and the Transferor further agrees that (i) a breach of any of their respective covenants contained in Section 12.19(a) will cause irreparable injury to the Administrative Agent and the Lenders, (ii) the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach, and (iii) each and every covenant contained in Section 12.19(a) shall be specifically enforceable against the Borrower, the Servicer and the Transferor, and each of the Borrower, the Servicer and the Transferor hereby waives and agrees not to object, or assert any defenses to an action for specific performance, or injunction in respect of any breach of such covenants.

(c) The Borrower hereby irrevocably appoints the Administrative Agent its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the covenants provided for in this Section 12.19, including without limitation the following powers: (i) to object to and seek to dismiss any Bankruptcy Proceeding relating to a Bankruptcy Event described in clause (i) of the definition thereof, and (ii) all powers and rights incidental thereto. This appointment is coupled with an interest and is irrevocable.

(d) The provisions of this Section 12.19 shall survive the termination of this Agreement.

Section 12.20 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 12.21 Return of Certain Payments.

(a) Each Lender (and each participant of any Lender, by its acceptance of a participation) hereby acknowledges and agrees that if the Collateral Agent or the Administrative Agent notifies such Lender that the Collateral Agent or the Administrative Agent, as applicable, has determined in its sole discretion that any funds (or any portion thereof) received by such Lender (a “Recipient Lender”) from the Collateral Agent or the Administrative Agent (or any of its Affiliates), as applicable, were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Recipient Lender (whether or not known to such Recipient Lender) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) and demands the return of such Payment, such Recipient Lender shall promptly, but in no event later than one (1) Business Day thereafter, return to the Collateral Agent or the Administrative Agent, as applicable, the amount of any such Payment as to which such a demand was made. A notice of the Collateral Agent or the Administrative Agent, as applicable, to any Recipient Lender under this Section 12.21(a) shall be conclusive, absent manifest error.

(b) Without limitation of clause (a) above, each Recipient Lender further acknowledges and agrees that if such Recipient Lender receives a Payment from the Administrative Agent (or any of its Affiliates) (x) that is in an amount, or on a date different from the amount and/or date specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Recipient Lender otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, it understands and agrees at the time of receipt of such Payment that an error has been made (and that it is deemed to have knowledge of such error) with respect to such Payment. Each Recipient Lender agrees that, in each such case, it shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made.

(c) Any Payment required to be returned by a Recipient Lender under this Section 12.21 shall be made in same day funds in the currency so received, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Recipient Lender to the date such amount is repaid to the Administrative Agent at the greater of SOFR and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. Each Recipient Lender hereby agrees that it shall not assert and, to the fullest extent permitted by Applicable Law, permitted by Applicable Law, hereby waives, any right to retain such Payment, and any claim, counterclaim, defense or right of set-off or recoupment or similar right to any demand by the Administrative Agent for the return of any Payment received, including without limitation any defense based on “discharge for value” or any similar doctrine.

(d) The Borrower and each other Secured Party hereby agrees that (x) in the event any Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) the receipt by any Recipient Lender of a Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed to such Lender by the Borrower or any other Secured Party except, in each case, to the extent that the funds used to make such Payment were received from the Borrower in repayment of the Obligations.

ARTICLE XIII

THE COLLATERAL ADMINISTRATOR

Section 13.01 Designation of Collateral Administrator.

(a) Initial Collateral Administrator. Until a successor Collateral Administrator is appointed in accordance with this Article XIII, Virtus Group, LP is hereby appointed as, and hereby accepts such appointment and agrees to perform the duties and obligations of Collateral Administrator pursuant to the terms hereof and of the other Transaction Documents to which the Collateral Administrator is a party.

(b) Successor Collateral Administrator. Upon the Collateral Administrator’s receipt of written notice from the Administrative Agent of the designation of a successor Collateral Administrator pursuant to the provisions of Section 13.05, the Collateral Administrator agrees that it will terminate its activities as Collateral Administrator hereunder. Notwithstanding such termination, the Collateral Administrator shall be entitled to receive all accrued and unpaid fees set forth in the Collateral Administration and Agency Fee Letter and Administrative Expenses due and owing to it at the time of such termination.

Section 13.02 Certain Duties and Powers.

(a) The Collateral Administrator shall assist the Borrower and the Servicer in connection with monitoring the Collateral by maintaining a database on certain characteristics of the Collateral on an ongoing basis and providing to the Borrower and the Servicer (and, where applicable, the Borrower’s independent public accountants) certain reports, schedules, calculations all as more particularly described in this Section 13.02 below (in each case, such reports, schedules and calculations shall be prepared in such form and content, and in such greater detail, as may be mutually agreed upon by the parties hereto from time to time and as may be required by this Agreement) based upon information and data received from the Borrower and/or the Servicer, as required to be prepared and delivered (or which are necessary to be prepared and delivered in order that certain other reports, schedules and calculations can be prepared and delivered) under Article VI of this Agreement. The Collateral Administrator’s duties and authority to act as Collateral Administrator hereunder are limited to the duties and authority specifically provided for in this Agreement and no implied duties, obligations or responsibilities shall be read into this Agreement against, or on the part of, the Collateral Administrator. The Collateral Administrator shall not be deemed to assume the obligations of the Borrower or the Servicer hereunder or any other Transaction Document, and nothing herein contained shall be deemed to release, terminate, discharge, limit, reduce, diminish, modify, amend or otherwise alter in any respect the duties, obligations or Liabilities of the Borrower or the Servicer under or pursuant to this Agreement or any other Transaction Document. Without limiting the foregoing, the Collateral Administrator shall perform the following functions:

(i) as promptly as possible after the Closing Date and in any event no later than fifteen (15) days, the Collateral Administrator shall create a database (the “Collateral Database”) with respect to the Loan Assets held by the Borrower on the Closing Date, which Collateral Database shall include all information reasonably requested by the Administrative Agent with respect to the Loan Assets and the Collateral, on an individual Loan Asset basis and on a portfolio basis. The Collateral Administrator shall permit access to the information in the Collateral Database by the Servicer, the Borrower and the Administrative Agent no later than the Closing Date. The Collateral Administrator shall provide a daily report to the Servicer, the Borrower and the Administrative Agent (for delivery to the Lenders), in an electronic format and in scope mutually acceptable to the Collateral Administrator, the Servicer, the Borrower and the Administrative Agent, that summarizes the material information contained in the Collateral Database, including, without limitation, the Outstanding Balance of the Collateral and balances of the Controlled Accounts. The Collateral Administrator shall update the Collateral Database promptly for Loan Assets and Permitted Investments acquired or sold or otherwise disposed of and for any amendments or changes to Loan Asset amounts or interest rates;

(ii) permit access to the information in the Collateral Database by the Servicer and the Borrower;

(iii) update the Collateral Database promptly for ratings changes and for Loan Assets, Equity Securities and Permitted Investments acquired or sold or otherwise disposed of and for any amendments or changes to Loan Asset amounts or interest rates (as notified to the Collateral Administrator by the Servicer) and, if direct online viewing access to the foregoing is unavailable, report any updates as of the close of business on the preceding Business Day to the Collateral Database to the Administrative Agent no later than 5:00 p.m. on each Business Day, in each case based upon, and to the extent of, information furnished to the Collateral Administrator by or on behalf of the Borrower or the Servicer as may be reasonably required by the Collateral Administrator, or by the agents for the obligors from time to time;

(iv) track the receipt and daily allocation of cash to the Interest Collection Subaccount and Principal Collection Subaccount and any withdrawals therefrom (including the applicable interest rates provided to the Collateral Administrator by the Administrative Agent) and, on each Business Day, provide to the Servicer daily reports reflecting such actions to the Interest Collection Subaccount and Principal Collection Subaccount as of the close of business on the preceding Business Day; provided that if direct online viewing access to the foregoing is unavailable, report the balances of the Collection Account to the Administrative Agent no later than 5:00 p.m. on each Business Day as of the close of business on the preceding Business Day, and shall further provide to the Servicer a statement as to the amount of Interest Collections and Principal Collections on deposit in the Interest Collection Subaccount and the Principal Collection Subaccount no later than three (3) Business Days prior to each Determination Date for inclusion in the Servicing Report delivered pursuant to Section 6.08(b).

(v) in connection with each Payment Date, the Collateral Administrator shall prepare and arrange for the delivery of each item to be included in the Servicing Report pursuant to Section 6.08(b)(vi) not later than the day that is two (2) Business Days prior to the applicable Payment Date to the Borrower and the

Servicer (and, following the delivery of a Notice of Exclusive Control, the Administrative Agent and the Servicer) for the Servicer’s (or Administrative Agent’s, as applicable) review. The parties acknowledge that the Collateral Administrator shall not be responsible for determining the Yield with respect to any Advance, which shall be solely provided by the Administrative Agent;

(vi) calculate amounts to be remitted pursuant to Section 2.04 to the applicable parties and notify the Servicer and the Administrative Agent in the event of any discrepancy between the Collateral Agent’s calculations and the Servicing Report (such dispute to be resolved in accordance with Section ~~2.05~~2.05);

(vii) provide the Borrower, the Servicer and the Administrative Agent a copy of all notices, reports or proxies or any other requests or communications identified as being sent to it in connection with the Loan Assets and the other Collateral held hereunder which it receives from the related Obligor, participating bank and/or agent bank. In no instance shall the Collateral Administrator be under any duty or obligation to take any action on behalf of the Servicer in respect of the exercise of any voting or consent rights, or similar actions, unless it receives specific written instructions from the Servicer, prior to the occurrence of an Event of Default, or the Administrative Agent, after the occurrence of Event of Default, in which event the Collateral Administrator shall vote, consent or take such other action in accordance with such instructions;

(viii) on each Business Day, provide the cash flow and position report of the Borrower to the Administrative Agent;

(ix) provide the Servicer with such other information as may be reasonably requested in writing by the Servicer and as is within the possession of the Collateral Administrator; and

(x) no later than the fifth (5th) Business Day following the end of each month, provide to the Administrative Agent an itemized list and brief description of all amounts withdrawn from the Collection Account during the applicable month.

(b) No provision of this Agreement shall be construed to relieve the Collateral Administrator from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct or fraud, except that:

(i) the Collateral Administrator shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Collateral Administrator, unless it shall be proven that the Collateral Administrator was grossly negligent in ascertaining the pertinent facts or engaged in fraud or willful misconduct;

(ii) no provision of this Agreement shall require the Collateral Administrator to expend or risk its own funds or otherwise incur any financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it unless such risk or liability relates to the performance of its ordinary services under this Agreement; and

(iii) in no event shall the Collateral Administrator be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) even if the Collateral Administrator has been advised of the likelihood of such damages and regardless of the form of such action

(c) The Borrower and the Servicer shall cooperate with the Collateral Administrator in connection with the matters described herein, including calculations and information relating to the Servicing Reports or as otherwise reasonably requested hereunder. Nothing herein shall obligate the Collateral Administrator to determine independently the correct characterization or categorization of any item of Collateral under this Agreement (it being understood that any such characterization or categorization shall be based exclusively upon the determination and notification received by the Collateral Administrator from the Servicer). The Servicer (on behalf of the Borrower) shall review and verify the contents of the aforesaid reports. To the extent any of the information in such reports, instructions or certificates conflicts with information, data or calculations in the records of the Servicer, the Servicer shall notify the Collateral Administrator of such discrepancy and use commercially reasonable efforts to assist the Collateral Administrator in reconciling such discrepancy. The Collateral Administrator shall cooperate with the Servicer in connection with the Servicer’s review of the contents of the aforesaid reports, instruction and certificates and will use commercially reasonable efforts to provide such items to the Servicer within a reasonably sufficient time (as agreed between the Servicer (on behalf of the Borrower) and the Collateral Administrator) prior to any applicable due date to enable such review. The Servicer further agrees to send such reports, instructions, statements and certificates to the Borrower for execution. The Collateral Administrator shall have no obligation to determine the Borrowing Base, any Borrowing Base Value or whether any Borrowing Base Deficiency has occurred.

(d) The Collateral Administrator shall have no obligation to determine the market value or the price of any Collateral in connection with any actions or duties under this Agreement. Nothing herein shall prevent the Collateral Administrator or any of its Affiliates from engaging in other businesses or from rendering services of any kind to any Person.

(e) The Collateral Administrator shall in no event have any liability for the actions or omissions of the Borrower, the Servicer, the Administrative Agent, the Collateral Custodian or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Borrower, the Servicer, the Collateral Custodian or another Person except to the extent that such inaccuracies or errors are caused by the Collateral Administrator’s own bad faith, willful misconduct, gross negligence, fraud or reckless disregard of its duties hereunder. The Collateral Administrator shall not be liable for failing to perform or any delay in performing its specified duties hereunder which results from or is caused by a failure or delay on the part of the Borrower, the Servicer, the Administrative Agent, the Collateral Custodian or any other Person in furnishing necessary, timely and accurate information to the Collateral Administrator.

(f) It is expressly acknowledged by the Borrower and the Servicer that application and performance by the Collateral Administrator of its various duties hereunder (including recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data and information provided to it by the Servicer (and/or the Borrower) with respect to the Collateral, and the Collateral Administrator shall have no responsibility for the accuracy of any such information or data provided to it by such Persons. Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Administrator to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any obligor under the Collateral is in default or in compliance with the underlying documents governing or securing such securities, from time to time, the role of the Collateral Administrator hereunder being solely to perform certain mathematical computations and data comparisons and to provide certain reports and other deliveries, as provided herein. For purposes of monitoring changes in ratings, the Collateral Administrator shall be entitled to use and rely (in good faith) exclusively upon one or more reputable electronic financial information reporting services, and shall have no liability for any inaccuracies in the information reported by, or other errors or omissions of, any such services.

(g) Nothing herein shall obligate the Collateral Administrator to determine independently any characteristic of a Loan Asset, or to evaluate or verify the Servicer’s characterization of any Loan Asset, including whether any item of Collateral is a Revolving Loan, Delayed Draw Loan Asset, fixed rate Loan Asset, Noteless Loan, DIP Loan, Eligible Loan Asset, Equity Security, First Lien Loan, FLLO Loan, Second Lien Loan, Structured Finance Obligation, Certificated Security, Cov-Lite Loan Asset or Uncertificated Security, any such determination being based exclusively upon notification the Collateral Administrator receives from the Servicer or from (or in its capacity as) the Collateral Agent (based upon notices received by the Collateral Agent from the obligor, trustee or agent bank under an underlying governing document, or similar source) and nothing herein shall obligate the Collateral Administrator to review or examine any underlying instrument or contract evidencing, governing or guaranteeing or securing any Loan Asset in order to verify, confirm, audit or otherwise determine any characteristic thereof. In addition, the Servicer shall notify the Collateral Administrator of any amendment or modification of a Loan Asset to the extent a Responsible Officer of the Servicer has actual knowledge of such amendment or modification.

Section 13.03 Certain Rights of Collateral Administrator. Notwithstanding any terms herein contained to the contrary, the acceptance by the Collateral Administrator of its appointment hereunder is expressly subject to the following terms, which shall govern and apply to each of the terms and provisions of this Agreement (whether or not so stated therein):

(a) The Collateral Administrator may conclusively rely on and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) If, in performing its duties under this Agreement, the Collateral Administrator is required to decide between alternative courses of action, the Collateral Administrator may request written instructions from the Servicer acting on behalf of the Borrower as to the appropriate course of action desired by it. If the Collateral Administrator does not receive such instructions within two (2) Business Days after it has requested them, the Collateral Administrator may, but shall be under no duty to, take or refrain from taking any such courses of action; provided that the Collateral Administrator shall, as soon as practicable thereafter, notify the Servicer of which course of action, if any, it has decided to take. The Collateral Administrator shall act in accordance with instructions received after such two Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions.

(c) Neither the Collateral Administrator nor any of its directors, officers or employees shall be liable to anyone for any error of judgment, or for any act done or step taken or omitted to be taken by it (or any of its directors, officers of employees), or for any mistake of fact or Law, or for anything which it may do or refrain from doing in connection herewith, unless such action constitutes gross negligence, fraud or willful misconduct on its part and in breach of the terms of this Agreement. The Collateral Administrator shall not be liable for any action taken by it in good faith and reasonably believed by it to be within powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action.

(d) The Collateral Administrator may consult with, and obtain advice from, legal counsel selected in good faith with respect to any question as to any of the provisions hereof or its duties hereunder, or any matter relating hereto, and the written opinion or advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Collateral Administrator in good faith in accordance with the opinion and directions of such counsel, the reasonable cost of such services shall be reimbursed pursuant to Section 13.04 below.

(e) The Collateral Administrator shall not be deemed to have notice of any fact, claim or demand with respect hereto unless actually known by a Responsible Officer of the Collateral Administrator or unless (and then only to the extent) received in writing by the Collateral Administrator and specifically referencing this Agreement.

(f) No provision of this Agreement shall require the Collateral Administrator to expend or risk its own funds, or to take any action (or forbear from action) hereunder which might in its judgment involve any expense or any financial or other liability unless it shall be furnished with acceptable indemnification. Nothing herein shall obligate the Collateral Administrator to commence, prosecute or defend legal proceedings in any instance, whether on behalf of the Borrower or on its own behalf or otherwise, with respect to any matter arising hereunder, or relating to this Agreement or the services contemplated hereby.

(g) The permissive right of the Collateral Administrator to take any action hereunder shall not be construed as a duty.

(h) The Collateral Administrator may act or exercise its duties or powers hereunder through agents or attorneys, and the Collateral Administrator shall not be liable or responsible for the actions or omissions of any such agent or attorney selected by it with reasonable care.

(i) The Collateral Administrator shall not be responsible or liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations imposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

(j) All indemnifications contained in this Agreement in favor of the Collateral Administrator shall survive the termination of this Agreement or the resignation or removal of the Collateral Administrator.

(k) The Collateral Administrator shall not be responsible for the accuracy or content of any certificate, statement, direction or opinion furnished to it in connection with this Agreement or any other Transaction Document or Required Loan Documents. The Collateral Administrator shall not be bound to make any investigation into the facts stated in any resolution, certificate, statement, instrument, opinion, report, consent, order, approval, bond or other document or have any responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted by any Person under any Transaction Document or Required Loan Documents. The Collateral Administrator shall not be responsible to any Person for any recitals, statements, information, representations or warranties regarding the Borrower or the Collateral or in any document, certificate or other writing delivered in connection herewith or therewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of thereof or any such other document or the financial condition of any Person or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions related to any Person or the existence or possible existence of any Default or Event of Default. The Collateral Administrator shall not have any obligation whatsoever to any Person to assure that any collateral exists or is owned by any Person or is cared for, protected or insured or that any liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available with respect thereto.

(l) In no event shall the Collateral Administrator be liable for any indirect, special, punitive or consequential damages (including lost profits), whether or not it has been advised of the likelihood of such damages.

Section 13.04 Compensation and Reimbursement of Collateral Administrator.

(a) The Borrower agrees to pay, and the Collateral Administrator shall be entitled to receive, as compensation for the Collateral Administrator’s performance of the duties called for herein, the amounts set forth in the Collateral Administration and Agency Fee Letter.

(b) The Borrower agrees to pay or reimburse to the Collateral Administrator upon its request from time to time all reasonable and documented costs, disbursements, advances, and expenses (including reasonable fees and expenses of legal counsel) incurred in connection with the preparation or execution of this Agreement, or in connection with the transactions contemplated hereby or the administration of this Agreement or performance by the Collateral Administrator of its duties and services under this Agreement (including costs and expenses of any action deemed necessary by the Collateral Administrator to collect any amounts owing to it under this Agreement).

(c) All payments hereunder, including, but not limited to indemnities, shall be paid in accordance with Section 2.04.

Section 13.05 Custody of Electronic Documents. The Collateral Administrator shall take and retain custody of the Loan Files delivered in electronic form delivered by the Borrower hereunder in accordance with the terms and conditions of this Agreement all for the benefit of the Collateral Agent and the other Secured Parties, in order to perfect under the UCC the Collateral Agent’s security interest therein for the benefit of the Secured Parties. In taking and retaining custody of such Loan Files, the Collateral Administrator shall be deemed to be acting as the agent of Collateral Agent for the benefit of the Secured Parties; provided that the Collateral Administrator makes (a) no warranty or representation and shall have no responsibility for the enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Loan Assets and (b) no representation as to the existence, perfection or priority of any lien on the Loan Assets or the Required Loan Documents. It is expressly agreed and acknowledged that the Collateral Administrator is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Loan Assets.

Section 13.06 Resignation and Removal; Appointment of Successor.

(a) Notwithstanding anything to the contrary contained in this Agreement (including clauses (b) and (c) below), no resignation or removal of the Collateral Administrator and no appointment of a successor Collateral Administrator pursuant to this Article XIII shall become effective until the acceptance of such appointment by the successor Collateral Administrator under Section 13.06 and the assumption by such successor Collateral Administrator of the duties and obligations of the Collateral Administrator hereunder.

(b) The Collateral Administrator may resign at any time by giving written notice thereof to the Borrower, the Administrative Agent, the Servicer and the Lenders not less than 90 days prior to such resignation.

(c) The Collateral Administrator may be removed at any time by the Administrative Agent (i) upon ten (10) Business Days’ notice (with the prior written consent of the Servicer) or (ii) at any time if (A) an Event of Default shall have occurred and be continuing, or (B) the Collateral Administrator shall become incapable of acting or shall become the subject of a Bankruptcy Event. Notice of any such removal shall be sent by the Administrative Agent to the Collateral Administrator, the Borrower, the Lenders and the Servicer.

(d) The Collateral Administrator may be removed at any time by the Servicer upon ten (10) Business Days’ notice (with the prior written consent of the Administrative Agent).

(e) If the Collateral Administrator shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Collateral Administrator for any reason (other than resignation), the Borrower shall, promptly after becoming aware of such resignation, removal, incapacity or vacancy, appoint a successor collateral administrator by written instrument, executed by a Responsible Officer of the Borrower, one copy of which shall be delivered to the retiring Collateral Administrator and one copy to the successor Collateral Administrator, together with a copy to the Administrative Agent and the Lenders; provided that such successor Collateral Administrator shall be appointed only upon the prior written consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed) and, so long as no Servicer Default shall have occurred and be continuing, the Servicer (in each case which consent shall not be unreasonably withheld, conditioned or delayed). In the case of a resignation by the Collateral Administrator, if no successor Collateral Administrator shall have been appointed and an instrument of acceptance by a successor Collateral Administrator shall not have been delivered to the resigning Collateral Administrator and the Administrative Agent within 90 days after the giving of such notice of resignation, the Administrative Agent may appoint a successor Collateral Administrator or the resigning Collateral Administrator may petition any court of competent jurisdiction to appoint a successor Collateral Administrator.

Section 13.07 Acceptance and Appointment by Successor. Each successor Collateral Administrator appointed hereunder shall execute, acknowledge and deliver to the Borrower, the Servicer, the Administrative Agent, the Lenders and the retiring Collateral Administrator an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Collateral Administrator shall become effective and such successor Collateral Administrator, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Collateral Administrator; but, on request of the Borrower, the Servicer, the Administrative Agent or the successor Collateral Administrator, such retiring Collateral Administrator shall (i) execute and deliver an instrument transferring to such successor Collateral Administrator all the rights, powers and trusts of the retiring Collateral Administrator and (ii) execute and deliver such further documents and instruments and take such further action as may be reasonably requested in order to effect the transfer of the rights, powers, duties and obligations of the Collateral Administrator hereunder. Upon request of any such successor Collateral Administrator, the Borrower shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Collateral Administrator all such rights, powers and trusts.

Section 13.08 Merger, Conversion, Consolidation or Succession to Business of Collateral Administrator. Any organization or entity into which the Collateral Administrator may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Collateral Administrator shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Collateral Administrator, shall be the successor of the Collateral Administrator hereunder, without the execution or filing of any document or any further act on the part of any of the parties hereto.

Section 13.09 Certain Duties of Collateral Administrator Related to Delayed Payment of Proceeds. In the event that in any month the Collateral Administrator shall not have received any payment (or is unable to identify whether any payment consists of Principal Collections or Interest Collections) with respect to any Loan Asset pursuant to the applicable Related Documents, (a) the Collateral Administrator shall promptly notify the Administrative Agent, the Borrower, and the Servicer and (b) unless within three (3) Business Days (or the end of the applicable grace period for such payment, if longer) after such notice such payment shall have been received by the

Collateral Agent (or such Collections shall have been identified), the Servicer (on behalf of the Borrower) shall request the applicable Obligor or designated paying agent, as applicable, to make such payment (or identify such Collections) as soon as practicable after such request but in no event later than three (3) Business Days after the date of such request. In the event that such payment is not made (or such Collections are not identified) within such time period, the Collateral Administrator, subject to the provisions of this Article XIII, shall take such reasonable action at the Borrower’s expense as the Servicer (on behalf of the Borrower) shall direct. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Agreement. All Collections that the Collateral Administrator is unable to identify as Principal Collections or Interest Collections shall be held in the USD Pass-Through Collection Subaccount.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

OSCF LENDING II SPV, LLC

By: Oaktree Strategic Credit Fund, its sole member

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

SERVICER:

OAKTREE STRATEGIC CREDIT FUND

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

TRANSFEROR:

OAKTREE STRATEGIC CREDIT FUND

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

ADMINISTRATIVE AGENT:

MORGAN STANLEY ~~ASSET~~SENIOR FUNDING, INC.

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

LENDER:

MORGAN STANLEY BANK, N.A.

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

COLLATERAL AGENT:

CITIBANK, N.A.

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

ACCOUNT BANK:

CITIBANK, N.A.

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

COLLATERAL CUSTODIAN:

CITIBANK, N.A.

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

COLLATERAL ADMINISTRATOR:

VIRTUS GROUP, LP

By:	Rocket Partners Holdings, LLC, its General Partner

By:
Name:
Title:

APPENDIX B

Securities Account Control Agreement Amendments

[see attached]